EXHIBIT 4.22

SECURITISATION OF TRADE RECEIVABLES BY SAPPI PAPIER HOLDING GMBH, SAPPI INTERNATIONAL SA AND OTHER SAPPI COMPANIES THROUGH ELEKTRA PURCHASE NO. 29 LIMITED FUNDED UNDER THE ARABELLA PROGRAMME ARRANGED BY UNICREDIT BANK AG EFFECTIVE AUGUST 25, 2011.

TABLE OF CONTENTS

a.)	Exhibit 4.22 Section 1	Incorporated Terms Memorandum
b.)	Exhibit 4.22 Section 2	Austrian USD Receivables Purchase Agreement
c.)	Exhibit 4.22 Section 3	Belgian Receivables Purchase Agreement
d.)	Exhibit 4.22 Section 4	German USD Receivables Purchase Agreement
e.)	Exhibit 4.22 Section 5	US Receivables Purchase Agreement
f.)	Exhibit 4.22 Section 6	Austrian USD Servicing Agreement
g.)	Exhibit 4.22 Section 7	Belgian Servicing Agreement
h.)	Exhibit 4.22 Section 8	German USD Servicing Agreement
i.)	Exhibit 4.22 Section 9	US Servicing Agreement
j.)	Exhibit 4.22 Section 10	Performance Guarantee
k.)	Exhibit 4.22 Section 11	US Purchase and Contribution Agreement

SECTION 1

SAPPI PAPIER HOLDING GMBH, SAPPI INTERNATIONAL SA
AND OTHER SAPPI COMPANIES

SECURITISATION OF TRADE RECEIVABLES

through

ELEKTRA PURCHASE NO. 29 LIMITED

funded under the

ARABELLA PROGRAMME

arranged by

UNICREDIT BANK AG

INCORPORATED TERMS MEMORANDUM

THIS INCORPORATED TERMS MEMORANDUM has been signed on 12 August 2011

BY:

(1)	SAPPI PAPIER HOLDING GmbH;

(2)	SAPPI LANAKEN NV;

(3)	SAPPI DEUTSCHLAND GmbH;

(4)	S.D. WARREN COMPANY doing business as Sappi Fine Paper North America;

(5)	SAPPI NA FINANCE LLC;

(6)	SAPPI TRADING HONG KONG LIMITED;

(7)	SAPPI INTERNATIONAL SA;

(8)	FIDIS FINANZ- UND DATEN-INFORMATIONS SERVICES GmbH;

(9)	ELEKTRA PURCHASE NO. 29 LIMITED;

(10)	ARABELLA FINANCE LIMITED;

(11)	THE BANK OF NEW YORK MELLON;

(12)	UNICREDIT BANK AG; and

(13)	UNICREDIT BANK AG, LONDON BRANCH,

for the purpose of identification as set out below.

SCHEDULE 1
MASTER DEFINITIONS SCHEDULE

1.                                      DEFINITIONS

Except where the context otherwise requires, the following defined terms used in the Transaction Documents have the meanings set out below (as the same may be amended and supplemented from time to time):

“Account Bank” means, in respect of any Account, the bank set out as the account bank in respect of such Account in Schedule  3 (Account Details) of the Back-Up Servicing Agreement or Schedule 19 (Account Details) of the Incorporated Terms Memorandum.

“Account Debtor” means, with respect to any Receivable, the debtor of such Receivable.

“Account Debtor Notification” means a notice of assignment delivered to Account Debtors in accordance with the provisions of the relevant Servicing Agreement or the Back-Up Servicing Agreement, as applicable upon the occurrence of a Debtor Notification Event.

“Account Details” means the details of each of the Accounts set out in Schedule 3 (Account Details) of the Back-Up Servicing Agreement or Schedule 19 (Account Details) of the Incorporated Terms Memorandum.

“Accounts” means the accounts set out in Schedule 3 (Account Details) of the Back-Up Servicing Agreement and in Schedule 19  (Account Details) of the Incorporated Terms Memorandum.

“Accounts Administrator” means UniCredit Bank AG, Munich.

“Actual EUR Collateral Amount” means, in the case of the Austrian EUR Seller, the Belgian Seller and the German EUR Seller, at any time, the aggregate amount of any cash amounts deposited on the EUR Collection Account, including the Cash Reserve if any, and the Aggregate Unpaid Balance of Purchased Receivables, as reduced by any amounts required to cover costs, tax payments, fees and expenses, Defaulted Receivables or Dilutions and Contractual Dilutions not paid when due as Deemed Collections by the Austrian EUR Seller, the Belgian Seller or the German EUR Seller.

“Actual EUR Reserve Amount” means the difference between the Actual EUR Collateral Amount and the Outstanding EUR Advances.

“Actual USD Collateral Amount” means, in the case of the Austrian USD Seller, the German USD Seller and the US Seller, at any time, the aggregate amount of any cash amounts deposited on the USD Collection Account, including the Cash Reserve if any, and the Aggregate Unpaid Balance of Purchased Receivables, as reduced by any amounts required to cover costs, tax payments, fees and expenses, Defaulted Receivables or Dilutions and Contractual Dilutions not paid when due as Deemed Collections by the Austrian USD Seller, the German USD Seller and the US Seller.

“Actual USD Reserve Amount” means the difference between the Actual USD Collateral Amount and the Outstanding USD Advances.

“Additional Borrower” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Additional Distribution Agreement” means any distribution agreement, except an Initial Distribution Agreement, under which any Producer agrees to distribute products to the Originators, where Receivables relating to such products will be sold by any Seller to the Purchaser under a Receivables Purchase Agreement.

“Additional Factoring Agreement” means any factoring agreement, except an Initial Factoring Agreement, under which Receivables are factored by a vendor to any Seller which will be sold to the Purchaser under a Receivables Purchase Agreement.

“Additional Guarantor” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Additional Monthly Fee” shall bear the meaning ascribed to such term in the Back-Up Servicing Fee Letter.

“Additional Originators” means any originator, except an Initial Originator, to which an Account Debtor initially owes any Receivable that will be sold by any Seller to the Purchaser under a Receivables Purchase Agreement.

“Additional Sales Commission Agency Agreement” means any sales commission agency agreement, except an Initial Sales Commission Agency Agreement, under which a Producer and an Originator agree that such Originator will conclude sales agreements in the name of the Originator with any Account Debtor but for the account of the Producer, where such sales agreements generate Receivables which will be sold by any Seller to the Purchaser under a Receivables Purchase Agreement.

““Adverse Claim” means

(a)           a right of counterclaim; or

(b)           a right of set-off arising by contract or operation of law not constituting a mortgage or charge under applicable law and not constituting a Dilution.

“Aggregate Purchase Price” means the sum of the Purchase Prices for all the Receivables offered in an Offer.

“Aggregate Unpaid Balance” means, at any time, the aggregate of the Unpaid Balances of all outstanding Receivables or, where specified, of all Purchased Receivables.

“Aggregate Amount of Purchased Receivables” means, in respect of any period, the aggregate of Initial Unpaid Balances of all Receivables sold (or purported to be sold) by the Sellers to the Purchaser during such period.

“Amendment Date” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Ancillary Rights” means in relation to a Right, all ancillary rights, accretions and supplements to such Right, including any guarantees or indemnities in respect of such Right.

“Applicable Accounting Principles” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Applicable Exchange Rate” means the Base Currency Exchange Rate, the Historical Exchange Rate, or the spot rate available to the Purchaser on any relevant day, as context requires.

“Arabella” means Arabella Finance Limited as Issuer of Commercial Paper Notes.

“Arranger” means UniCredit Bank AG.

“Asset Jurisdiction” means, in the case of Receivables offered for sale and assignment in an Offer and sold (or purported to be sold):

(a)           by the Austrian EUR Seller, Austria;

(b)           by the Austrian USD Seller, Austria;

(c)           by the Belgian Seller, Belgium;

(d)           by the German EUR Seller, Germany;

(e)           by the German USD Seller, Germany; or

(f)            by the US Seller, the United States or any State thereof.

“Australian Dollar”, “A$” and “AUD” each means the lawful currency of Australia.

“Austrian EUR Seller” means Sappi Lanaken NV, Belgium.

“Austrian EUR Servicer” means the Master Servicer.

“Austrian Sellers” means the Austrian EUR Seller and the Austrian USD Seller.

“Austrian Servicers” means the Austrian EUR Servicer and the Austrian USD Servicers.

“Austrian USD Receivables Purchase Agreement” means the receivables purchase agreement dated 12 August 2011 between, inter alios, the Austrian USD Seller and the Purchaser.

“Austrian USD Seller Collection Accounts” means the bank accounts set out under the heading “Austrian USD Seller Collection Accounts” in 3 (Account Details) of the Back-Up Servicing Agreement.

“Austrian USD Seller” means Sappi Papier Holding GmbH, Austria.

“Austrian USD Servicers” means the Austrian USD Seller and Sappi Trading HK.

“Austrian USD Servicing Agreement” means the servicing agreement dated 12 August 2011 between the Austrian USD Servicers, the Master Servicer and the Purchaser.

“Authorised Signatory” means, in relation to any Transaction Party, any person who is duly authorised and in respect of whom a certificate has been provided signed by a director or another duly authorised person of such Transaction Party setting out the name and signature of such person and confirming such person’s authority to act.

“Automatic Servicer Termination Event” means any of items (d) or (e) of the Servicer Termination Events.

“Automatic Termination Event” means any of items (a) or (b) of the Termination Events.

“Available Collections” means Available EUR Collections and Available USD Collections.

“Available EUR Collections” means, in respect of Purchased Receivables for which the Purchaser Currency was EUR, an amount in EUR equal to the aggregate of (i) the amount credited to the Master Servicer Accounts (including, for the avoidance of doubt, all sub-accounts thereof), (ii) any Collections on the accounts of the Austrian EUR Seller, the Belgian Seller, the Belgian Servicer, or the German EUR Seller which have not been reinvested or transferred to the MS Final Collection Accounts (iii) any other Collections due and payable by the Austrian EUR Seller, the Belgian Seller, the Belgian Servicer, the Master Servicer or the Performance Guarantor in respect of the Austrian EUR Seller, the Belgian Seller or German EUR Seller to the Purchaser (including, for the avoidance of doubt, any cash payments due in connection with Deemed Collections) in each case, allocated to the Purchased Receivables in accordance with the Cleared Invoice Allocation and, for the purposes of determining Available EUR Collections, each Collection in respect of Purchased Receivables sold (or purported to be sold) by the Austrian EUR Seller, the Belgian Seller or the German EUR Seller which is not denominated in EUR as the Purchaser Currency shall be converted into EUR at the Historical Exchange Rate provided that any Collection that is not denominated in EUR which is payable or received directly into the EUR Collection Account for any reason whatsoever under the Transaction Documents or upon instruction of the Purchaser including, upon the occurrence of an Automatic Termination Event, an Automatic Servicer Termination Event or the delivery of a Termination Event Notice or a Servicer Termination Event Notice, shall be converted into EUR at the applicable spot rate of exchange on the relevant day.

“Available USD Collections” means, in respect of Purchased Receivables for which the Purchaser Currency was USD, an amount in USD equal to the aggregate of (i) the amount credited to the Master Servicer Accounts (including, for the avoidance of doubt, all sub-accounts thereof), (ii) any Collections on the accounts of the Austrian USD Seller, the German USD Seller and the US Seller or the Austrian Servicers, the German USD Servicers and the US Servicer which have not been reinvested or transferred to the MS Final Collection Accounts and (iii) any other Collections due and payable by the Austrian USD Seller, the German USD Seller, the US Seller, the Austrian Servicers, the German USD Servicers, the US Servicer, the Master Servicer or the Performance Guarantor, in respect of the Austrian USD Seller, the German

USD Seller or the US Seller to the Purchaser (including, for the avoidance of doubt, any cash payments due in connection with Deemed Collections), in each case, allocated to the Purchased Receivables in accordance with the Cleared Invoice Allocation and, for the purposes of determining Available USD Collections, each Collection in respect of Purchased Receivables sold (or purported to be sold) by the Austrian USD Seller, the German USD Seller or the US Seller which is not denominated in USD as the Purchaser Currency shall be converted into USD at the Historical Exchange Rate provided that any Collection that is not denominated in USD which is payable or received directly into the USD Collection Account for any reason whatsoever under the Transaction Documents or upon instruction of the Purchaser including, upon the occurrence an Automatic Termination Event, an Automatic Servicer Termination Event or the delivery of a Termination Event Notice or a Servicer Termination Event Notice, shall be converted into USD at the applicable spot rate of exchange on the relevant day.

“Average Maturity” means, in respect of the US Purchase and Contribution Agreement, at any time that period of days equal to the average days sales outstanding of the Receivables originated by the US Originator calculated by the US Servicer in the then most recent Purchase Report .

“Back-Up Servicer” means Fidis Finanz- und Daten-Informations Services GmbH.

“Back-Up Servicer Activation Notice” means a written notice given by the Purchaser to the Back-Up Servicer under Clause 3.1 of the Back-Up Servicing Agreement.

“Back-Up Servicer Fee Reserve Percentage” means the product of 0.65% and the Day Count Fraction.

“Back-Up Servicing Agreement” means the back-up servicing agreement dated 12 August 2011 between the Back-Up Servicer, the Master Servicer and the Purchaser.

“Back-Up Servicing Fee” shall bear the meaning ascribed to such term in the Back-Up Servicing Fee Letter.

“Back-Up Servicing Fee Letter” shall bear the meaning ascribed to such term in the Back-Up Servicing Agreement.

“Back-Up Servicer Standby Fee Percentage” means the product of 0.05% and the Day Count Fraction.

“Bank” means UniCredit Bank AG, London Branch in its capacity as lender in accordance with the terms of the Liquidity Facility Agreement.

“Base Currency” means euro.

“Base Currency Exchange Rate” means, for the purpose of conversion on the Closing Date, each Reporting Date, or, in the case of the calculation of any Reserve Percentage, on the last Business Day of the previous Settlement Period, or any other day on which such conversion is required to be made pursuant to any Transaction Document of any amount denominated in USD as the Purchaser Currency applicable for the Austrian USD Seller, the German USD Seller and the US Seller into EUR, the spot rate of exchange for USD/EUR as displayed on the appropriate page of the Reuters or Bloomberg Screen, equal to the mid closing rates released on the immediately preceding Business Day as determined by the Master Servicer or UniCredit (as the context requires) on the Closing Date or such Reporting Date or, in the case of calculation of any Reserve Percentage, on the last Business Day of the previous Settlement Period, or any other day on which any such calculation is to be made pursuant to such Transaction Document.

“Belgian Insurer” means Euler Hermes Credit Insurance Belgium, Belgium.

“Belgian Receivables Purchase Agreement” means the receivables purchase agreement dated 12 August 2011 between Sappi Lanaken as Austrian EUR Seller, as Belgian Seller and as German EUR Seller, and the Purchaser.

“Belgian Seller” means Sappi Lanaken NV.

“Belgian Seller Insurance Policy” means the credit insurance policy entered into between the Belgian Seller and the Belgian Insurer bearing world policy number WP-252.00006 to which the Purchaser is an extended party.

“Belgian Servicer” means the Master Servicer.

“Belgian Servicing Agreement” means the servicing agreement dated 12 August 2011 between the Master Servicer and the Purchaser.

“Benefit” in respect of any asset, agreement, property or right (each a “Right” for the purpose of this definition) held, assigned, conveyed, transferred, charged, sold or disposed of by any person shall be construed so as to include:

(a)           all right, title, interest and benefit, present and future, actual and contingent (and interests arising in respect thereof) of such person in, to, under and in respect of such Right and all Ancillary Rights in respect of such Right;

(b)           all monies and proceeds payable or to become payable under, in respect of, or pursuant to such Right or its Ancillary Rights and the right to receive payment of such monies and proceeds and all payments made including, in respect of any bank account, all sums of money which may at any time be credited to such bank account together with all interest accruing from time to time on such money and the debts represented by such bank account;

(c)           the benefit of all covenants, undertakings, representations, warranties and indemnities in favour of such person contained in or relating to such Right or its Ancillary Rights;

(d)           the benefit of all powers of and remedies for enforcing or protecting such person’s right, title, interest and benefit in, to, under and in respect of such Right or its Ancillary Rights, including the right to demand, sue for, recover, receive and give receipts for proceeds of and amounts due under or in respect of or relating to such Right or its Ancillary Rights; and

(e)           all items expressed to be held on trust for, or for the account of, such person under or comprised in any such Right or its Ancillary Rights, all rights to deliver notices and/or take such steps as are required to cause payment to become due and payable in respect of such Right and its Ancillary Rights, all rights of action in respect of any breach of or in connection with any such Right and its Ancillary Rights and all rights to receive damages or obtain other relief in respect of such breach.

“Bloomberg Screen” means a page of the Bloomberg service or of any other medium for the electronic display of data as may be previously approved in writing by the Arranger and the Purchaser.

“Bonds” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Borrower” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Business Day” means any TARGET2 Settlement Day and any day (with the exception of Saturday and Sunday) on which banks are open for general business in Munich, London, Dublin, Luxembourg, Brussels and New York.

“Canadian Dollar”, “C$” or “CAD” each means the lawful currency of Canada.

“Cash Deposit” means a deposit with the Purchaser in an amount equal to the Cash Reserve.

“Cash Reserve” means, upon a Downgrade Event, cash in the amount of Expected Contractual Dilutions as of the immediately preceding Reset Date to be deposited by the Sellers or the Master Servicer on behalf of the Sellers in the relevant Purchaser Currency into a EUR or USD account, as applicable, in the name of the Purchaser as specified by the Purchaser and, for the purpose of calculation of the Cash Reserve, the above reference to “Expected Contractual Dilutions” shall be:

(a)           in the case of the Austrian EUR Seller, the Belgian Seller, or the German EUR Seller, “Expected Contractual Dilutions in respect of Purchased Receivables serviced by the Master Servicer”;

(b)           in the case of the US Seller, “Expected Contractual Dilutions in respect of Purchased Receivables serviced by the US Servicer”; and

(c)           in the case of the Austrian USD Seller and the German USD Seller, “Expected Contractual Dilutions in respect of Purchased Receivables serviced by Sappi Trading HK”.

“CET” means Central European Time.

“Change of Control” means any one of the following events:

(a)           the failure of Sappi Limited and its wholly owned Subsidiaries to beneficially own at least 65% of the capital stock of or to control, or be able to exert (directly or indirectly) a dominating influence over, all Sellers, all Servicers, the Master Servicer and the Performance Guarantor; and

(b)           the failure of S.D. Warren to own 100% of the outstanding membership interests or to control, or be able to exert (directly or indirectly) a dominating influence over, the US Seller.

“CHF” means the lawful currency of Switzerland.

“Cleared Invoice Allocation” means, in respect of the allocation of Collections by any of the Servicers, the allocation of funds received in respect of the Receivables from the relevant Account Debtors depending on the method of payment as follows:

(a)           in the case of bank transfers, if an automatic allocation to the relevant invoice can be made, Collections are allocated automatically to the relevant invoice on the date of upload of the bank statement corresponding to the date of receipt;

(b)           in the case of bank transfers, if an automatic allocation to the relevant invoice cannot be made, Collections are allocated on the date on which the manual allocation to the relevant invoice has been completed;

(c)           in the case of cheques deposited in a Lock-Box Account, Collections are allocated on the date on which the cheque is uploaded to the Lock-Box Account;

(d)           in the case of Instrument of Debt that are cheques, bills of exchange and promissory notes (other than lettres de change, riba and pagarès) received by the credit department of any of the Sellers or the Servicers, Collections are allocated on the date on which such Instrument of Debt is delivered to the relevant Account Bank;

(e)           in the case of Instruments of Debt that are lettres de change, Collections are allocated on the date on which such Instrument of Debt is received by the credit department of any of the Sellers or the Servicers,

(f)            in the case of Instruments of Debt that are riba or pagarès, Collections are allocated on the date on which the payment is credited to the relevant Account Bank.

“Closing Date” means 25 August 2011.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Accounts” means the EUR Collection Account and the USD Collection Account and “Collection Account” or “Purchaser Account” means either of them.

“Collection Account Bank” means UniCredit Bank AG, London Branch.

“Collections” means, in relation to the unpaid balance of a Purchased Receivable (without double counting):

(a)           all cash collections, finance, interest and late payment or similar charges;

(b)           all other cash proceeds;

(c)           all cheques and bills of exchange, which, for the avoidance of doubt, have been credited to the relevant account in the relevant Servicer’s account system;

(d)           all net enforcement proceeds of Related Rights relating to such Purchased Receivable;

(e)           all other amounts received or recovered in respect thereof whether as a result of any claim, resale, redemption, other disposal or enforcement of any claim or judgment relating thereto or otherwise;

(f)            all Deemed Collections; and

(g)           all insurance proceeds,

in each case, including any amount allocable to the VAT portion of such Receivable, whether received by any Seller, any Servicer or the Master Servicer; or otherwise payable by any Seller, any Servicer or the Master Servicer to the Purchaser.

“Commercial Paper Notes” means the commercial paper notes issued by the Issuer from time to time.

“Commissioning Agreement” means a commissioning agreement dated 12 August 2011 between the Purchaser and the Issuer.

“Commitment Fee” shall bear the meaning ascribed to such term in the Fee Agreement.

“Company” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Compliance Certificate” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Conditions Precedent” means the Initial Conditions Precedent and the Subsequent Conditions Precedent.

“Consolidated Net Interest Expense” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Contract” means any agreement entered into between an Originator and an Account Debtor under which a Receivable is originated.

“Contractual Dilution” means any contractually quantified Dilutions in respect of Receivables, whether sold to the Purchaser or not, which are periodic rebates (with Credit Notes categorised as “rebates”), the amount of cash discounts granted and taken for prompt payments, and the amount of any volume incentive agreement paid by Credit Note.

“Contractual Dilution Ratio” means, on any Reset Date, the aggregate amount of Contractual Dilutions attributable to the immediately preceding Settlement Period divided by the aggregate unpaid balance of all Receivables originated by all Sellers, the relevant data in respect of which has been transferred to the IT Services Provider, at the end of such Settlement Period (regardless of whether they have been sold to the

Purchaser or not) and, for the purpose of calculation of the Cash Reserve, the above references to “aggregate amount of Contractual Dilutions” and “all Receivables originated by all Sellers” shall be:

(a)           in the case of the Austrian EUR Seller, the Belgian Seller or the German EUR Seller, “aggregate amount of Contractual Dilutions” and “all Receivables originated by the Belgian Seller, which are serviced by the Master Servicer”;

(b)           in the case of the US Seller, “aggregate amount of Contractual Dilutions” and “all Receivables originated by the US Originator, which are serviced by the US Servicer”; and

(c)           in the case of the Austrian USD Seller and the German USD Seller, “aggregate amount of Contractual Dilutions” and “all Receivables originated by the Austrian USD Seller and the German USD Seller, which are serviced by Sappi Trading HK”.

“Contributed Receivables” means, with respect to the US Purchase and Contribution Agreement, such amount by Unpaid Balance of Receivables originated by the US Originator and contributed by the US Originator to the US Seller on the Closing Date, as marked in the books and records of the US Seller.

“Contributed Value” shall have the meaning given to it in the US Purchase and Contribution Agreement.

“Covenants of the Sellers” means the covenants set out in Schedule 6 (Covenants of the Sellers) of the Incorporated Terms Memorandum.

“Credit and Collection Policy” means the credit and collection policy of the Originators and the Servicers with respect to the collection of Receivables as set out in Schedule 15 (Credit and Collection Policy) to the Incorporated Terms Memorandum as amended or modified from time to time as permitted by the Receivables Purchase Agreements and the Servicing Agreements.

“Credit Notes” means any Dilution documented by any Seller, any Servicer or the Master Servicer with respect to any Purchased Receivable.

“Credit Risk” means the risk of Insolvency, other financial inability to pay in respect of an Account Debtor or, for purposes of the US Purchase and Contribution Agreement, financial default of an Account Debtor.

“Cut-Off Date” means in respect of (i) any Receivable to be offered on the Closing Date, 19 August 2011, (ii) any other Receivable, one Business Day prior to the Reporting Date (which is the Purchase Date) in respect of such Receivable and (iii) in respect of a Settlement Period, the last Business Day of such Settlement Period.

“Daily Report” means each settlement report required to be delivered by the Master Servicer to the Purchaser on each Business Day in a form acceptable to the Purchaser and the Accounts Administrator pursuant to each Servicing Agreement.

“Danish Krone”, “DKr” and “DKK” each means the lawful currency of the Kingdom of Denmark.

“Data Protection Standards” means all data protection laws and all other statutory rules and regulations applicable to a Contract related to a Purchased Receivable acquired by the Purchaser and the Related Rights as well as all contractual confidentiality stipulations applicable to such Purchased Receivable and Related Rights, in each case as amended from time to time.

“Day Count Fraction” means in respect of any period, the actual number of days in such period divided by 360.

“Days Sales Outstanding” means on any Reset Date, the average number of days required for Collections of Purchased Receivables during the immediately preceding Settlement Period, calculated as the (a) Aggregate Unpaid Balance of all Purchased Receivables as at the end of the immediately preceding Settlement Period divided by the Aggregate Amount of Purchased Receivables purchased during such Settlement Period multiplied by (b) the actual calendar days in the same period.

“Debtor Group” means two or more Account Debtors that are, directly or indirectly, under the common control of one legal entity (as defined by the Sellers and/or Originators from time to time). All Account Debtors that form such group shall be deemed one Debtor Group.

“Debtor Notification Event” means:

(a)           the occurrence of an Automatic Termination Event or an Automatic Servicer Termination Event;

(b)           the delivery of a Termination Event Notice or a Servicer Termination Event Notice; or

(c)           the existence or introduction of any Requirement of Law affecting the validity or enforceability of the assignment of any Purchased Receivable against the relevant Account Debtor.

“Deemed Collection” means, in respect of a Purchased Receivable, a collection which will be deemed to have been received by the relevant Seller, and be payable to the Purchaser under each Receivables Purchase Agreement in the relevant Purchaser Currency or converted into the relevant Purchaser Currency at the Applicable Exchange Rate in the amount specified below less any Collections (excluding, for the avoidance of doubt, the relevant Deemed Collection) received by the Purchaser, if:

(a)           any representation or warranty in respect of such Purchased Receivable proves to have been incorrect when made;

(b)           such Purchased Receivable which was the subject of an Offer and was purchased by the Purchaser but proves not to have been an Eligible Receivable on the respective Offer Date, the Purchase Date or the Funding Date;

(c)           such Purchased Receivable was the subject of an Offer and was purchased by the Purchaser although the Conditions Precedent were not fulfilled on the respective Offer Date, the Purchase Date or the Funding Date;

(d)           such Purchased Receivable becomes a Disputed Receivable;

(e)           the relevant Servicer or Seller grants a time extension, modifies the Purchased Receivable or otherwise affects the collectability of such Purchased Receivable other than in accordance with the Credit and Collection Policy, the Receivables Purchase Agreements and the Servicing Agreements;

(f)            the Unpaid Balance of such Purchased Receivable is reduced by reason of any Dilution (including, for the avoidance of doubt, any Contractual Dilution or FX Dilution Shortfall);

(g)           any Related Rights related to such Purchased Receivable have to be or are sold or otherwise enforced by the relevant Servicer or the Master Servicer and the Account Debtor or another third party is entitled to all or parts of the proceeds of such enforcement;

(h)           the Offer for such Purchased Receivable has not been made in accordance with the terms of the relevant Receivables Purchase Agreement; or

(i)            any Collection in respect of any Purchased Receivable is made by way of an Instrument of Debt and such Instrument of Debt is discounted upon presentment,

the amount of such Deemed Collection being, in the case of clauses (a), (b), (c), (d), (e) and (h) above, the Unpaid Balance of such Purchased Receivable, or, in the case of paragraphs (f), (g) or (i) above, the amount by which the Unpaid Balance of such Purchased Receivable has been reduced due to the circumstances described in such clauses.

“Default Ratio” means, on any Reset Date, the ratio (expressed as percentage) of which the numerator shall be the Aggregate Unpaid Balance of Purchased Receivables which are (i) more than ninety (90) days, but less than one-hundred and twenty-one days (121) overdue, and (ii) write-offs, that occurred during the immediately preceding Settlement Period, and the denominator shall be the Aggregate Amount of Purchased Receivables purchased during the Settlement Period that corresponds to the beginning of the applicable Loss Horizon and, for the purpose of calculation of the Default Ratio for the determination whether a Stop Purchase Event has occurred, the above references to the “Aggregate Unpaid Balance of Purchased Receivables”, “Aggregate Amount of Purchased Receivables” and “Loss Horizon” shall be:

(a)           in the case of the Austrian EUR Seller, the Belgian Seller and the German EUR Seller, “Aggregate Unpaid Balance of Purchased Receivables”, “the Aggregate Amount of the Purchased Receivables” and “the Loss Horizon” in respect of Purchased Receivables serviced by the Master Servicer”;

(b)           in the case of the US Seller, “Aggregate Unpaid Balance of Purchased Receivables”, “the Aggregate Amount of the Purchased Receivables” and “the Loss Horizon” in respect of Purchased Receivables serviced by the US Servicer”; and

(c)           in the case of the Austrian USD Seller and the German USD Seller, “Aggregate Unpaid Balance of Purchased Receivables”, “the Aggregate

Amount of the Purchased Receivables” and “the Loss Horizon” in respect of Purchased Receivables serviced by Sappi Trading HK”.

“Defaulted Receivable” means, as of any time of determination:

(a)           any Receivable, to which any payment under the terms of the related Contract remains unpaid for more than ninety (90) days after the due date therefor set forth in such Contract;

(b)           any Receivable that has been or should have been deemed uncollectible by the respective Servicer or the Master Servicer in accordance with the Credit and Collection Policy; or

(c)           any Receivable in relation to which the related Account Debtor is Insolvent.

“Delinquency Ratio” means, on any Reset Date, the three (3) month rolling average of the ratio (expressed as percentage) of which the numerator shall be the sum of the Aggregate Unpaid Balance of Purchased Receivables which were Delinquent Receivables at the end of the immediately preceding Settlement Period and the denominator shall be the Aggregate Unpaid Balance of all Purchased Receivables as at the end of the same period and, for the purpose of calculation of the Delinquency Ratio for the determination whether a Stop Purchase Event has occurred, the above reference to the “Aggregate Unpaid Balance of Purchased Receivables” shall be:

(a)           in the case of the Austrian EUR Seller, the Belgian Seller and the German EUR Seller, “the Unpaid Balance of the Purchased Receivables serviced by the Master Servicer”;

(b)           in the case of the US Seller, “the Unpaid Balance of the Purchased Receivables serviced by the US Servicer”; and

(c)           in the case of the Austrian USD Seller and the German USD Seller, “the Unpaid Balance of the Purchased Receivables serviced by Sappi Trading HK”.

“Delinquent Receivable” means, as of any time of determination, any Receivable with respect to which any payment under the terms of the related Contract remains unpaid for more than thirty (30) days, but less than ninety-one days (91), after the due date therefor set forth in such Contract.

“Dilution” means the amount by which the Unpaid Balance of a Purchased Receivable is reduced or cancelled as a result of:

(a)           any defective, rejected or returned goods or defective or rejected services, any discount, rebate, allowance, trade credit, expense, or dispute under, or rescission, revocation or other amendment of, the Contract with the Account Debtor;

(b)           any set-off, counterclaim, defence or claim; or

(c)           any repurchase of goods by the relevant Originator or Seller, the sale of which gave rise to the Purchased Receivable during a Settlement Period; or

(d)           any governmental order, moratorium or other restriction on the transfer of payments by the Account Debtor; or

(e)           Contractual Dilutions,

provided that for the purposes of the calculation of the Dilution Ratio, the term “Dilution” shall not include the cancellation of any invoice and reissuance of a new invoice due to a pricing error, and, for the avoidance of doubt, if, Dilutions relating to Unpaid Balance of Purchased Receivables assigned by any Seller cannot be allocated to specific Purchased Receivables, in respect of any Settlement Period, the aggregate amount of Dilutions relating to the Unpaid Balance of Purchased Receivables assigned by such Seller shall be an amount equal to the product of the Purchased Receivables Ratio and all dilutions (as described in paragraphs (a) to (e) above) accruing during such Settlement Period which relate to invoices issued by such Seller in the ordinary course of its Paper Business.

“Dilution Horizon” means the period of time (expressed in days) between (i) the issuance of an invoice and (ii) the issuance of a Credit Note which relates to that invoice. The Dilution Horizon is assumed to be two (2) months unless proved to be shorter or longer based on additional information provided by the Master Servicer or any Servicer and satisfactory to the Purchaser.

“Dilution Horizon Ratio” means, on any Reset Date, with respect to the applicable Dilution Horizon, the ratio of the Aggregate Amount of Purchased Receivables purchased during the applicable Dilution Horizon divided by (i) the Aggregate Unpaid Balance of all Purchased Receivables minus (ii) the Aggregate Unpaid Balance of Defaulted Receivables (excluding any write-offs) as at the end of the immediately preceding Settlement Period.

“Dilution Ratio” means, on any Reset Date, the ratio (expressed as a percentage) of which the numerator is the sum of all Dilutions (excluding any Contractual Dilutions) which occurred during the immediately preceding Settlement Period and the denominator is the Aggregate Amount of Purchased Receivables purchased during such Settlement Period that corresponds to the beginning of the respective Dilution Horizon and, for the purpose of calculation of the Dilution Ratio for the determination whether a Stop Purchase Event has occurred, the above reference to the “Aggregate Amount of Purchased Receivables” and “all Dilutions (excluding any Contractual Dilutions)” shall be:

(a)           in the case of the Austrian EUR Seller, the Belgian Seller and the German EUR Seller, “the Aggregate Amount of the Purchased Receivables” and “all Dilutions (excluding any Contractual Dilutions)” serviced by the Master Servicer”;

(b)           in the case of the US Seller, “the Aggregate Amount of the Purchased Receivables” and “all Dilutions (excluding any Contractual Dilutions)” serviced by the US Servicer”; and

(c)           in the case of the Austrian USD Seller and the German USD Seller, “the Aggregate Amount of the Purchased Receivables” and “all Dilutions (excluding any Contractual Dilutions)” serviced by Sappi Trading HK”.

“Dilution Reserve Percentage” means the sum of (a) the FX Dilution Reserve Percentage and (b) the Other Dilution Reserve Percentage.

“Dilution Spike” means, on any Reset Date, the maximum of the “t-month” rolling average Dilution Ratio (where “t” is the Dilution Horizon (expressed as an integer, and any fraction of an integer rounded up to the next integer) during the immediately preceding twelve (12) Settlement Periods ending on the last day of the immediately preceding Settlement Period.

“Dispute” means a dispute arising out of or in connection with any Transaction Document (including a dispute regarding the existence, validity or termination of any Transaction Document or the consequences of its nullity).

“Disputed Receivable” means a Receivable or part of a Receivable as to which the related Account Debtor has raised defence, including, for the avoidance of doubt,

(a)           which is qualified in accordance with the Credit and Collection Policy as disputed (for any reason whatsoever other than for reason of Credit Risk), or

(b)           which is subject to any court ruling stating that such Receivable does not exist or is not enforceable, or

(c)           in relation to which a set-off right, counterclaim or any retention right or right to rescission exists or is being claimed by the relevant Account Debtor.

“Distribution Agreements” means the Initial Distribution Agreements and the Additional Distribution Agreements, and “Distribution Agreement” means any of them.

“Downgrade Event” means the downgrade of the long-term issuer credit rating of Sappi Limited below BB- by S&P or the downgrade of the corporate family rating below Ba3 by Moody’s.

“EBITDA” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Elektra” means Elektra Purchase No. 29 Limited as Purchaser.

“Eligible Account Debtor” means a debtor who satisfies the criteria set out in Schedule 3 (Eligible Account Debtors) Part 2 in the Incorporated Terms Memorandum.

“Eligible Bank” means a credit institution acting through its registered office or branch in the European Union or the United States and being subject to the supervision and regulation of the national supervisory authority of one of the member states of the European Union or the United States.

“Eligible Country” means a country listed or otherwise referred to in Schedule 3 (Eligible Countries) Part 3 of the Incorporated Terms Memorandum.

“Eligible Functional Currency” means (i) for any Seller, any of GBP, CHF, NOK, SEK, DKK, JPY, AUD, CAD, NZD, (ii) for the Austrian EUR Seller, the Belgian Seller and the German EUR Seller, USD and (iii) for the Austrian USD Seller, the

German USD Seller and the US Seller, EUR and, for the avoidance of doubt, does not include a Purchaser Currency.

“Eligible Receivable” means a Receivable which satisfies the criteria set out in Schedule 3 (Eligible Receivables) Part 1 of the Incorporated Terms Memorandum.

“Eligibility Criteria” means the criteria set out in Schedule 3 (Eligibility Criteria) of the Incorporated Terms Memorandum.

“Encumbrance” means:

(a)           a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or any mandate for the creation of the same;

(b)           any arrangement under which money or claims to money, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person; or

(c)           any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated and rulings issued thereunder.

“EU Country” means (i) any country that is one of the European Union (EU) member states that have adopted the euro currency as their sole legal tender as at the Closing Date, (ii) Norway, (iii) United Kingdom,  (iv) Switzerland or (v) Poland, provided that it is not an Ineligible Country.

“Euro”, “euro”, “€” and “EUR” each means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC Treaty.

“EUR Collection Account” means an account in the name of the Purchaser at the Collection Account Bank as set out under the heading “EUR Collection Account” in  Schedule 19 (Account Details) of the Incorporated Terms Memorandum.

“EUR Priority of Payments” means the priority of payments set out in Schedule 12 (Priority of Payments) Part 1 of the Incorporated Terms Memorandum.

“EUR Receivable” means a Receivable, the Purchaser Currency of which is EUR.

“EUR Surplus Amount” means, at any time, the difference between the Actual EUR Reserve Amount and the Required EUR Reserve Amount.

“Expected Contractual Dilutions” means, as of any Reset Date, the 12-month rolling average Contractual Dilution Ratio multiplied by the Aggregate Unpaid Balance of all Purchased Receivables (reflected in the respective Purchaser Currency of the relevant Servicer) and, for the purpose of calculation of the Cash Reserve, the above reference to the “Aggregate Unpaid Balance of all Purchased Receivables” shall be:

(a)           in the case of the Austrian EUR Seller, the Belgian Seller and the German EUR Seller, “the Unpaid Balance of the Purchased Receivables serviced by the Master Servicer”;

(b)           in the case of the US Seller, “the Unpaid Balance of the Purchased Receivables serviced by the US Servicer”; and

(c)           in the case of the Austrian USD Seller and the German USD Seller, “the Unpaid Balance of the Purchased Receivables serviced by Sappi Trading HK”.

“Expected Dilution” means, at any time, the 12-month rolling average of the Dilution Ratio.

“Facility Maturity Date” means 24 August 2014, unless terminated earlier.

“Factored Receivable” means any Receivable that has been the subject of a Factoring Agreement between the Originator thereof as vendor and the Seller thereof as factor.

“Factoring Agreements” means the Initial Factoring Agreements and the Additional Factoring Agreements, and “Factoring Agreement” means any of them.

“Factors” means any Initial Factor and any person who becomes a factor under an Additional Factoring Agreement.

“Fee” means any fee payable in accordance with the Fee Agreement.

“Fee Agreement” means the separate agreement between, inter alios, the Sellers, the Servicers, the Master Servicer, the Performance Guarantor and the Purchaser providing for the settlement of the Fees, other costs and expenses in connection with the Transaction.

“Final Discharge Date” means the date on which the Purchaser Trustee notifies the Purchaser and the Issuer that it is satisfied that all the Purchaser Secured Obligations and/or all other moneys and other liabilities due or owing by the Purchaser have been paid or discharged in full.

“Financial Indebtedness” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Financial Statements” means, in respect of any person, the audited financial statements of such person for a specified period (including, a balance sheet, profit and loss account (or other form of income statement) and statement of cash flow).

“Force Majeure Event” means an event beyond the reasonable control of the person affected, including, without limitation, an act of God, war, riot, civil commotion, fire or flood.

“Funding Agreement” means:

(a)           the Commissioning Agreement;

(b)           any liquidity, credit enhancement, trust, back-up support, corporate services or security agreement, deed or other document entered into from time to time by the Purchaser or the Issuer directly or indirectly with respect to any of the transactions specified in any Receivables Purchase Agreement;

(c)           any foreign exchange or swap agreement; and

(d)           any other agreement providing the Purchaser with capital for the compliance with, and maintenance of, its payment obligations under any Receivables Purchase Agreement.

“Funding Amount” means, at any time, any outstanding funding owing by the Purchaser to the Issuer pursuant to the Commissioning Agreement.

“Funding Costs” means, in respect of any Settlement Period:

(a)           the actual costs of the Issuer issuing Commercial Paper Notes during such Settlement Period in order to directly or indirectly fund the advances to the Purchaser (including, for the avoidance of doubt, prevailing market standard dealer commissions at the time of issuing such Commercial Paper Notes and, the costs of any swap transaction entered into in relation to the Commercial Paper Notes and/or foreign exchange fees); or

(b)           for as long as the asset backed commercial paper market is disrupted (which means that either the liquidity support provided by UniCredit is drawn or the Issuer’s Commercial Paper Notes is refinanced by UniCredit) the UniCredit refinancing rate at that point in time.

“Funding Date” means any Business Day which, in relation to the first Funding Date, is the Closing Date and, in relation to any other Funding Date, is not more than three (3) Business Days after a Purchase Date (as identified in the relevant Daily Report).

“Funding Rate” means, on any Reset Date, the ratio (expressed as a percentage) of which (a) the numerator is the estimated funding costs of the Issuer for the following Settlement Period, and (b) the denominator is the estimated weighted average amount of funding to be made available by the Issuer to the Purchaser for the following Settlement Period.

“Funding Source” means any of Arabella Finance Limited, Elektra Purchase No. 29 Limited, UniCredit Bank AG, or any bank or other financial institution or company providing liquidity, overdraft or credit enhancement facility, commissioning, or other financial support or back-up purchase support or facilities to, or currency hedging or exchange arrangements for the benefit of the Purchaser with respect to:

(a)           the transactions contemplated by each purchase of Receivables; or

(b)           the Commercial Paper Notes issued or to be issued by the Issuer to fund and maintain the funding of the Purchaser obligations with respect to such transactions.

“FX Dilution Reserve Percentage” means 0.75%, as may be increased or decreased from time to time at the reasonable request of the Purchaser to the Sellers.

“FX Dilution Shortfall” means, on any Business Day:

(a)           in respect of Purchased Receivables denominated in an Eligible Functional Currency, the positive difference between the Collections converted into the relevant Purchaser Currency at the Historical Exchange Rate less such Collections converted into the relevant Purchaser Currency at the spot rate of exchange as displayed on the appropriate page of the Reuters or Bloomberg Screen equal to the mid closing rates released on the immediately preceding Business Day at or about 11:00 CET on such Business Day ; and

(b)           any foreign exchange shortfall in EUR resulting from any Collection in respect of a Receivable denominated in USD as a Purchaser Currency being lower than the Base Currency Exchange Rate used to calculate the Programme Limit on the date of receipt by the Purchaser of such Collection.

“GAAP” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“GBP” means the lawful currency of the United Kingdom.

“German EUR Seller” means Sappi Lanaken NV.

“German EUR Servicer” means the Master Servicer.

“German Receivable” means any Receivable which arises under a Contract with an Account Debtor which is incorporated in Germany or acting through an established place of business in Germany in relation to that contract.

“German USD Receivables Purchase Agreement” means the receivables purchase agreement dated 12 August 2011 between, inter alios, the German USD Seller and the Purchaser.

“German USD Seller” means Sappi Deutschland GmbH.

“German USD Seller Collection Accounts” means the bank accounts set out under the heading “German USD Seller Collection Accounts” in 3 (Account Details) of the Back-Up Servicing Agreement.

“German USD Servicers” means the German USD Seller and Sappi Trading HK.

“German USD Servicing Agreement” means the servicing agreement dated 12 August 2011 between the German USD Servicers, the Master Servicer and the Purchaser.

“Governmental Authority” means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” means Sappi Limited and its Subsidiaries for the time being and “Group Company” means any of them.

“Guarantor” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Historical Exchange Rate” means for each Purchased Receivable that is not denominated in a Purchaser Currency, the spot rate of exchange of the relevant Purchaser Currency into the relevant Eligible Functional Currency as displayed:

(a)           on any other date of determination, on the appropriate page of the Reuters Screen as recorded on SAP-FI on the date of the issuance of the invoice for such Receivable as reflected in the books of the Master Servicer; and

(b)           on any date of determination, provided that any currency conversion as contemplated by the Transaction Documents is not possible for a consecutive period of two (2) Business Days and the Purchaser and the Master Servicer have not agreed upon an alternative conversion basis, the relevant spot rate of exchange available to the Purchaser.

“IFRS” means the international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Incorporated Terms Memorandum” means the memorandum so named dated 12 August 2011 and signed for the purpose of identification by each of the Transaction Parties.

“Increased Costs” means any and all sums payable by the Purchaser in connection with the Transaction under the Transaction Documents in respect of increased costs (including, for the avoidance of doubt, any regulatory costs) relating to compliance with any law or guideline or request from any central bank or other governmental authority (whether or not having the force of law) coming into force or otherwise initially applied after the date of any Transaction Document.

“Indemnified Amounts” has the meaning given to such term in Clause 13 of each Receivables Purchase Agreement.

“Independent Manager” means any natural person who has at least three years of prior experience as an independent manager, independent director or independent member and who is provided by Global Securitization Services, LLC, Amacar Group, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent managers, independent directors or independent members, another nationally-

recognized company that provides such services and which is reasonably approved by Purchaser.

“Ineligible Country” means a country listed or otherwise referred to in Schedule 3 (Ineligible Country) Part 4 of the Incorporated Terms Memorandum.

“Initial Conditions Precedent” means, in the case of any Seller, the conditions set forth in Schedule 1 Part A (Conditions Precedent Relating to the Initial Offer) of the Receivables Purchase Agreement to which such Seller is expressed to be a party.

“Initial Distribution Agreements” means the agreements set out in Schedule 16 (Initial Factoring and Distribution Agreements) Part 1 of the Incorporated Terms Memorandum and “Initial Distribution Agreement” means any of them.

“Initial Factors” has the meaning given to it in Schedule 18 (Initial Producers, Initial Originators and Initial Factors) Part 3.

“Initial Factoring Agreements” means the agreements set out in Schedule 16 (Initial Factoring and Distribution Agreements) Part 2 of the Incorporated Terms Memorandum and “Initial Factoring Agreement” means any of them.

“Initial Originators” has the meaning given to it in Schedule 18 (Initial Producers, Initial Originators and Initial Factors) Part 2 of the Incorporated Terms Memorandum.

“Initial Producers” has the meaning given to it in Schedule 18 (Initial Producers, Initial Originators and Initial Factors) Part 1 of the Incorporated Terms Memorandum.

“Initial Receivables Purchase” means the purchase of Receivables effected on or about the Closing Date.

“Initial Sales Commission Agency Agreements” means the sales commission agency agreements set out in Schedule 16 (Initial Factoring and Distribution Agreements) Part 3 of the Incorporated Terms Memorandum.

“Initial Unpaid Balance” means, with respect to any Purchased Receivable, at any time the nominal amount of such Purchased Receivable specified in the Offer for the sale of such Receivable.

“Insolvency” of a person means the occurrence of an Insolvency Event in respect of such person.

“Insolvency Event” means such person:

(a)           is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)           becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)           makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)           institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)           has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and either:

(i)            results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)           is not dismissed, discharged, stayed or restrained within, in respect of any Person domiciled in the United States within sixty (60) days or, for any other Person, within fifteen (15) days of the institution or presentation thereof;

(f)            has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)           seeks or becomes subject to the appointment of an administrator, provisional liquidator, examiner, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)           has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in respect of any Person domiciled in the United States within sixty (60) days or, in respect of any other Person within fifteen (15) days thereafter;

(i)            causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above (inclusive); or

(j)            takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insolvency Proceedings” means with respect to any person, the winding-up, liquidation, dissolution, bankruptcy, receivership, examinership, insolvency or administration of proceedings in respect of such person or any equivalent or analogous proceedings under the law of the jurisdiction in which such person is incorporated (or, if not a company or corporation, domiciled) or of any jurisdiction in which such person carries on business or has any assets including the seeking of an arrangement, adjustment, protection or relief of creditors.

“Insolvent” means any person in respect of whom an Insolvency Event has occurred.

“Insurers” means the Belgian Insurer and the US Insurer.

“Instruments of Debt” means, in respect of any Receivable, all bills of exchange (including, but not limited to, lettres de change and riba), cheques, promissory notes (including, but not limited to, pagarès) and any other instruments of debt issued from time to time to effect payment of such Receivable, and “Instrument of Debt” means any of them.

“Issuer” means Arabella Finance Limited.

“IT Services Agreement” means the agreement dated 12 August 2011 between the Purchaser, the Master Servicer and the IT Services Provider.

“IT Services Fee” means the fee payable to the IT Services Provider under the IT Services Agreement.

“IT Services Provider” means, initially Fidis Finanz- und Daten-Informations Services GmbH and any successor or permitted assignee thereof.

“Japanese Yen”, “Yen”, “¥” and “JPY” each means the lawful currency of Japan.

“Liabilities” means, in respect of any person, any losses, damages, costs, charges, awards, claims, demands, expenses, judgments, actions, proceedings or other liabilities whatsoever including legal fees and any Taxes and penalties incurred by that person, together with any VAT charged or chargeable in respect of any of the sums referred to in this definition, and “Liability” means any one of them.

“Liquidity Banks” shall bear the meaning ascribed to “Banks” in the Liquidity Facility Agreement.

“Liquidity Facility” means the committed EUR revolving liquidity facility made available to the Issuer by the Banks in accordance with the terms of the Liquidity Facility Agreement.

“Liquidity Facility Agent” means UniCredit Bank AG.

“Liquidity Facility Agreement” means a liquidity facility agreement to be dated 12 August 2011 between the Issuer, the Liquidity Facility Agent and the Liquidity Banks.

“Liquidity Facility Termination Date” means 24 August 2014.

“Lock-Box Accounts” means the accounts identified as the “Lock-Box” accounts under which the relevant currencies are specified as USD and CAD in of Schedule 19 (Account Details) of the Incorporated Terms Memorandum.

“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts, as set out as the “Lock-Box Bank” in respect of each such Account in Schedule 19 (Account Details) of the Incorporated Terms Memorandum.

“Loss Horizon” means, at any time, the expected time period (expressed in months) starting with the invoice date to the date at which a Purchased Receivable becomes a Defaulted Receivable, (rounded up to the nearest month) and, for the purpose of calculation of the Loss Horizon for the determination whether a Stop Purchase Event has occurred, the above reference to a “Defaulted Receivable” shall be:

(a)           in the case of the Austrian EUR Seller, the Belgian Seller and the German EUR Seller, “Defaulted Receivable serviced by the Master Servicer”;

(b)           in the case of the US Seller, “Defaulted Receivable serviced by the US Servicer”; and

(c)           in the case of the Austrian USD Seller and the German USD Seller, “Defaulted Receivable serviced by Sappi Trading HK”,

provided that, for calculation purposes, the Loss Horizon will be deemed to be five (5) months, unless calculated differently by the Purchaser.

“Loss Horizon Ratio” means, on any Reset Date, with respect to the applicable Loss Horizon, the Aggregate Amount of Purchased Receivables purchased during the Loss Horizon divided by the Aggregate Unpaid Balance of all Purchased Receivables less the Aggregate Unpaid Balance of Defaulted Receivables (excluding any write-offs) as at the end of the immediately preceding Settlement Period.

“Loss Ratio” means, at any time, the maximum 3-month rolling average Default Ratio over the immediately preceding twelve (12) Settlement Periods.

“Loss Reserve Percentage” means the higher of (i) 16% and (ii) the product of (a) the Loss Ratio, (b) the Loss Horizon Ratio and (c) the Stress Factor.

“Loss to Liquidation Ratio” means, in respect of the US Purchase and Contribution Agreement, the ratio (expressed as a percentage) computed as of the last day of each month by dividing (i) the Aggregate Unpaid Balance of all Receivables originated by the US Originator that were charged-off as uncollectible during the most recent calendar month then ended by (ii) the aggregate USD Collections (other than Deemed USD Collections) received by the US Seller or the US Originator during such month.

“Master Definitions Schedule” means Schedule 1 (Master Definition Schedule) of the Incorporated Terms Memorandum.

“Master Servicer” means Sappi International SA, and any successor or permitted assignee thereof.

“Master Servicer Accounts” means the MS Final Collection Accounts set out in Schedule 19 (Account Details) of the Incorporated Terms Memorandum and the accounts in the name of the Master Servicer in different currencies set out under the heading “Master Servicer Accounts” in Part II of Schedule 3 (Account Details) of the Back-Up Servicing Agreement.

“Material Adverse Effect” means, as the context specifies:

(a)           a material adverse effect on the legality, validity, enforceability or termination of any of the Transaction Documents; or

(b)           in respect of a Transaction Party, a material adverse effect on:

(i)            the business, operations, assets, property, condition (financial or otherwise) or prospects of such Transaction Party; or

(ii)           the ability of such Transaction Party to perform its obligations under any of the Transaction Documents; or

(iii)          the rights or remedies of such Transaction Party under any of the Transaction Documents to which any Seller, any Servicer, the Master Servicer or the Performance Guarantor is a party; or

(c)           in the context of the Purchased Receivables, a material adverse effect on:

(i)            the interests of the Purchaser in the Purchased Receivables or the Related Rights or the Collections with respect thereto; or

(ii)           the collectability of all Purchased Receivables; or

(d)           a material adverse effect on the validity or enforceability or the early termination or cancellation of the Commissioning Agreement or the Liquidity Facility Agreement.

“Material Subsidiary” has the meaning set out in Schedule 17 (RCF Covenant Terms) of the Incorporated Terms Memorandum.

“Maturity Date” means for each Receivable the respective date when payment is due and payable under the relevant Contract.

“Money Market Investments” means short term money market investments which can be liquidated and with terms of one month or less.

“Monthly Average Prime Rate” means, in respect of the US Purchase and Contribution Agreement, a per annum rate equal to the monthly average of the “prime rate” as published in the “Money Rates” section of The Wall Street Journal or such other publication that may replace or substitute The Wall Street Journal.

“Monthly Report” means a report to be delivered by the Master Servicer to the Purchaser no later than 16:00 CET on each Monthly Reporting Date pursuant to each Servicing Agreement in a form acceptable to the Purchaser and the Accounts Administrator which contains, in respect of the Purchased Receivables, historical data, including without limitation, sales, repayment profile, delinquency bucket analysis, defaults, actual monthly write-offs, dilutions, the aggregate unpaid amount of all invoices issued by such Seller in the ordinary course of its Paper Business during the relevant Settlement Period, the aggregate amount of Collections in respect of which a Cleared Invoice Allocation has not occurred during the preceding Settlement Period, any other information relevant to determine the Unallocated Collection Percentage,

Purchase Prices and Collections (in each case, unless already provided to the Purchaser in any Daily Report) and other information that the Purchaser may reasonably request.

“Monthly Reporting Date” means the Business Day that is five (5) Business Days after the last day of the immediately preceding Settlement Period.

“Moody’s” means Moody’s Investors Service, Inc.

“MS EUR Transfer Account” means the bank account described as the “MS EUR Transfer Account” in Schedule 19 (Account Details) of the Incorporated Terms Memorandum.

“MS Final Collection Account Bank” means the account bank set out under the heading “MS Final Collection Account Bank” in Schedule 19 (Account Details) of the Incorporated Terms Memorandum.

“MS Final Collection Accounts” means the MS Final Collection EUR Account and the MS Final Collection USD Account, an “MS Final Collection Account” means either of them.

“MS Final Collection EUR Account” means the account identified as such under the heading “MS Final EUR and USD Collection Accounts” in Schedule 19 (Account Details) of the Incorporated Terms Memorandum in the name of Sappi International SA, to which funds from any other Master Servicer Account in the same currency are zero-balanced on a daily basis.

“MS Final Collection USD Account” means the account identified as such under the heading “MS Final EUR and USD Collection Accounts” in Schedule 19 (Account Details) of the Incorporated Terms Memorandum, to which funds from any other Master Servicer Account in the same currency are zero-balanced on a daily basis.

“MS USD Transfer Account” means the bank account described as the “MS USD Transfer Account” in Schedule 19 (Account Details) of the Incorporated Terms Memorandum.

“Net Debt” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“New Financings” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“NOK” means the lawful currency of Norway.

“Non-OECD Country” shall be any country other than (i) an OECD country or (ii) an EU Country, provided that it is not an Ineligible Country.

“Notice” means any notice delivered under or in connection with any Transaction Document.

“Notices Details” means the provisions set out in Schedule 8 (Notices Details) of the Incorporated Terms Memorandum.

“Obligor” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“OECD Country” means any country that is a member of the Organisation for Economic Co-operation and Development (OECD), excluding any EU Country, the United States and Canada, provided that it is not an Ineligible Country.

“Offer” bears the meaning ascribed to such term in Clause 2.2 of each Receivables Purchase Agreement.

“Offer Agent” means the IT Services Provider.

“Offer Date” means each Reporting Date on which an Offer is made by a Seller to the Purchaser.

“Offer File” bears the meaning ascribed to such term in Clause 2.2 of each Receivables Purchase Agreement.

“Offered Receivable” means any Receivable offered for sale by a Seller to the Purchaser pursuant to an Offer.

“Original Borrowers” means has the meaning given to it in Schedule 17 (RCF Covenant Terms).

“Original Financial Statements” means has the meaning given to it in Schedule 17 (RCF Covenant Terms).

“Original Guarantors” means has the meaning given to it in Schedule 17 (RCF Covenant Terms).

“Originators” means the Initial Originators and the Additional Originators, and “Originator” means any one of them.

“Other Dilution Reserve Percentage” means, at any time, the product (expressed as percentage) of the Dilution Horizon Ratio and A, where A is the sum of:

(a)           the product of the Stress Factor and the Expected Dilution;

(b)           the product of:

(i)            the difference between the Dilution Spike and the Expected Dilution; and

(ii)           the Dilution Spike divided by the Expected Dilution.

“Outstanding EUR Advances” means, at any time, the aggregate amount of outstanding advances denominated in EUR made by the Issuer to the Purchaser in accordance with the Commissioning Agreement.

“Outstanding USD Advances” means, at any time, the aggregate amount of outstanding advances denominated in USD made by the Issuer to the Purchaser in accordance with the Commissioning Agreement.

“Paper Business” means, any one or more of the following businesses:

(a)           the production, manufacture, distribution, supply, sale, purchase and trading in respect of paper and related by-products (including but not limited to fine paper, coated and uncoated wood-free paper, packaging paper, publication paper, newsprint and energy);

(b)           pulp (including all chemical or other manufacturing processes relating to pulp);

(c)           wood products (including all initial processes, manufacturing or otherwise relating to paper, pulp and paper pulp) and the growing of timber supplies;

(d)           specialities and release paper; and

(e)           chemical cellulose.

“Paying Transaction Party” means, where any Transaction Party is under an obligation created by a Transaction Document to make a payment to a Receiving Transaction Party, the Transaction Party who is to make such payment.

“Performance Guarantee” means a guarantee dated 12 August 2011 of the Performance Guarantor in favour of the Purchaser as beneficiary, whereby the Performance Guarantor guarantees all the payment and performance obligations of each of the Sellers, the Servicers and the Master Servicer. For the avoidance of doubt, the foregoing shall not include the Credit Risk of the Purchased Receivables.

“Performance Guarantor” means Sappi Papier Holding GmbH, Austria.

“Person” means an individual, partnership, limited liability company, corporation, joint stock company, trust (including a business trust), unincorporated association, joint venture, firm, enterprise, official body or any other entity.

“Portfolio Limits” means the portfolio limits listed in Schedule 3 Part 5 (Portfolio Limits) of the Incorporated Terms Memorandum.

“Post-Termination Priority of Payments” means the priority of payments set out in Schedule 12 (Priority of Payments) Part 3 of the Incorporated Terms Memorandum.

“Potential Automatic Termination Event” means any event which according to reasonable judgment may become (with the passage of time, the giving of notice, the making of any determination or any combination thereof) an Automatic Termination Event.

“Potential Stop Purchase Event” means an event which, according to reasonable judgement may become (with the passage of time, the giving of notice, the making of any determination or any combination thereof) a Stop Purchase Event.

“Potential Termination Event” means any event which according to reasonable judgement may become (with the passage of time, the giving of notice, the making of any determination or any combination thereof) a Termination Event.

“Powers of Attorney” means the powers of attorney required by each Receivables Purchase Agreement to be completed substantially in the form as set out in Schedule 3 to each such Agreement (or, in the case of the US Receivables Purchase Agreement, Schedule 7 thereof).

“Priorities of Payments” means the EUR Priority of Payments, the USD Priority of Payments and Post-Termination Priority of Payments and “Priority of Payments” means any one of these.

“Proceedings” means any legal proceedings relating to a Dispute.

“Producers” means the Initial Producers and any additional producers which produce products sold by an Originator to an Account Debtor, where Receivables relating to such products will be sold by any Seller to the Purchaser under a Receivables Purchase Agreement, and “Producer” means any of them.

“Programme Limit” means EUR 360,000,000.

“Purchase Date” means the Reporting Date.

“Purchase Price” means, on any Purchase Date, the purchase price for the Receivables which are the subject of an Offer in an amount equal to the product of (i) the aggregate Initial Unpaid Balance of such Receivables and (ii) 1 minus the Reserve Percentage and payable in the relevant Purchaser Currency.

“Purchase Report” shall have the meaning ascribed to it in the US Purchase and Contribution Agreement.

“Purchased EUR Receivable” means any EUR Receivable purchased by the Purchaser pursuant to a Receivables Purchase Agreement.

“Purchased Receivables” means, at any time, the aggregate of all Receivables that have been purchased by the Purchaser pursuant to the Receivables Purchase Agreements.

“Purchased Receivables Ratio” means, for any Seller in respect of any Settlement Period, the ratio (expressed as a percentage) of which the numerator shall be the Aggregate Amount of Purchased Receivables purchased from such Seller and the denominator shall be the face amount of all invoices issued by such Seller in the ordinary course of its Paper Business and the relevant data in respect of which is transferred to the IT Services Provider during such Settlement Period.

“Purchased USD Receivable” means any USD Receivable purchased by the Purchaser pursuant to a Receivables Purchase Agreement.

“Purchaser” means Elektra Purchase No 29 Limited.

“Purchaser Account” means the EUR Collection Account or the USD Collection Account as set out under the heading “Purchaser Accounts” in Schedule 19 (Account Details) of the Incorporated Terms Memorandum in the name of the Purchaser.

“Purchaser (Austrian) Security Agreement” means the Austrian security agreement to be dated the Closing Date between the Purchaser and the Purchaser Trustee.

“Purchaser (Belgian) Receivables Pledge Agreement” means the Belgian receivables pledge agreement to be dated the Closing Date between the Purchaser and the Issuer.

“Purchaser Beneficiaries” means the Purchaser Trustee and the Issuer.

“Purchaser Currency” means (i) EUR for all Receivables sold by the Austrian EUR Seller, the Belgian Seller or the German EUR Seller to the Purchaser and (ii) USD for all Receivables sold by the Austrian USD Seller, the German USD Seller and the US Seller to the Purchaser. For any Purchased Receivable that is denominated in a Purchaser Currency, the Purchase Price or any Collections will be payable in the currency of its denomination. For any Purchased Receivable that is not denominated in a Purchaser Currency (i.e. in an Eligible Functional Currency), the Purchase Price will be paid in the applicable Purchaser Currency, as converted at the Historical Exchange Rate. Any Collection will be paid in the applicable Purchaser Currency, as converted at the Historical Exchange Rate, provided that if any such Collection is payable or received directly into the relevant Collection Account for any reason whatsoever under the Transaction Documents or upon instruction of the Purchaser including, upon the occurrence an Automatic Termination Event or the delivery of a Termination Event Notice, that Collection will be converted at the applicable spot rate of exchange on the relevant day.

“Purchaser (English) Deed of Charge” means the deed of charge to be dated the Closing Date between the Purchaser and the Purchaser Trustee.

“Purchaser (German) Security Agreement” means the German security agreement to be dated the Closing Date between the Purchaser and the Purchaser Trustee.

“Purchaser Secured Obligations” means the aggregate of all monies and liabilities which from time to time are or may become due, owing or payable by the Purchaser to the Issuer or the Purchaser Trustee under any of the Purchaser Transaction Documents to which the Purchaser is a party.

“Purchaser Security Documents” means the Purchaser (Austrian) Security Agreement, the Purchaser (Belgian) Receivables Pledge Agreement, the Purchaser (English) Deed of Charge, the Purchaser (German) Security Agreement and the Purchaser (US) Security Agreement.

“Purchaser Transaction Documents” means the Transaction Documents, an accounts administration agreement dated 1 July 2009 entered into by, inter alios, the Issuer in relation to its Arabella Programme, as amended from time to time, and any corporate secretarial agreement entered into between the Purchaser and its company secretary.

“Purchaser Trustee” means The Bank of New York Mellon.

“Purchaser (US) Security Agreement” means the US security agreement to be dated the Closing Date between the Purchaser and the Purchaser Trustee.

“Quarter” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Quarter Date” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Rating Agencies” means Moody’s and S&P.

“Receivable” means any and all indebtedness and payment claims (including the VAT portion) of a Seller (or, in the case of Receivables originated in the United States, the US Originator) against the Account Debtors under the respective underlying Contract, including, without limitation an account, instrument or general intangible, arising in connection with, or constituting consideration for, the sale of goods or rendering of services by the Seller, and includes the obligation to pay any finance charges, fees and other charges with respect thereto and any of the relevant Seller’s claims (and any rights to determine the legal relationship, including termination rights) arising under the Contract.

“Receivables Purchase Agreements” means the Austrian USD Receivables Purchase Agreement, the Belgian Receivables Purchase Agreement, the German USD Receivables Purchase Agreement and the US Receivables Purchase Agreement and “Receivables Purchase Agreement” means any of them.

“Receiving Transaction Party” means, where any Transaction Party is under an obligation created by a Transaction Document to make payment to another Transaction Party, the Transaction Party which is to receive such payment.

“Records” means the accounts and/or systems and/or other relevant records whether in electronic or hard copy form which contain information on Account Debtors and/or Receivables and/or Collections.

“Regulatory Direction” means, in relation to any person, a direction or requirement of any Governmental Authority with whose directions or requirements such person is accustomed to comply.

“Reinvestment” has the meaning given to it in Clause 2.8 of each Receivables Purchase Agreement.

“Related Rights” means, with respect to any Receivable:

(a)           all present and future interests in Repossessable Goods (including claims for redelivery, return and/or re-delivery of such Repossessable Goods and returned, repossessed or redelivered Repossessable Goods), including (without limitation) full title, retention of title rights, all rights in any receivables arising from the related Account Debtor’s resale of such Repossessable Goods and all insurance contracts with respect thereto;

(b)           all accessory and non-accessory collateral, other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable;

(c)           all rights out of guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, or substituting such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(d)           all Instruments of Debt in respect of such Receivable;

(e)           all Records related to such Receivable,

(f)            all Seller Collateral related to such Receivable,

in each case, including all proceeds at any time howsoever arising out of the resale or other disposal of (net of collection costs) such Receivable or Repossessable Goods, or dealing with, or judgments relating to, any of the foregoing, any debts represented thereby, and all rights of action against any person in connection therewith.

“Relevant” means:

(a)           when used in relation to the execution of or the entering into of a Transaction Document and in conjunction with a reference to any Transaction Party, a Transaction Document which such Transaction Party is required to execute or enter into or has executed or entered into;

(b)           when used in respect of the Transaction Documents generally and in conjunction with a reference to any particular Transaction Party, the Transaction Documents to which such Transaction Party is a party together with the Transaction Documents that contain provisions that otherwise bind or confer rights upon such Transaction Party;

and “relevant” has the same meaning. References to “Relevant Transaction Documents” and cognate expressions shall be construed accordingly.

“Relevant Period” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Reporting Date” means the Closing Date and, thereafter, any Business Day on which date a Seller or the Master Servicer is required to deliver (on behalf of each relevant Seller) an Offer and an Offer File to the Purchaser no later than 7:00 am CET and a Daily Report to the Purchaser no later than 10:30 am CET pursuant to each Servicing Agreement.

“Reports” means the Daily Report and the Monthly Report.

“Repossessable Goods” means, in respect of any Receivable which is subject to retention of rights or similar rights under applicable law, the goods the delivery of which gave rise to such Receivable.

“Required EUR Reserve Amount” means, in the case of the Austrian EUR Seller, the Belgian Seller or the German EUR Seller, at any time, the aggregate amount of (i) the applicable Reserve Percentage (as applied at the respective Purchase Date when the Receivable has been purchased) multiplied by (ii) the Unpaid Balance of any Purchased Receivable (which for the avoidance of doubt does not relate to any Defaulted Receivable).

“Required MS EUR Amount” means EUR 1,500,000.

“Required MS USD Amount” means USD 250,000.

“Required US Seller USD Amount” USD 250,000.

“Required Reserve Amount” means, the Required EUR Reserve Amount and the Required USD Reserve Amount.

“Required USD Reserve Amount” means, in the case of the Austrian USD Seller, the German USD Seller and the US Seller, at any time, the aggregate amount of (i) applicable Reserve Percentage (as applied at the respective Purchase Date when the Receivable has been purchased) multiplied by (ii) the Unpaid Balance of any Purchased Receivable (which for the avoidance of doubt does not relate to any Defaulted Receivable).

“Requirement of Law” in respect of any person shall mean:

(a)           any law, treaty, rule, requirement or regulation;

(b)           a notice by or an order of any court having jurisdiction;

(c)           a mandatory requirement of any regulatory authority having jurisdiction; or

(d)           a determination of an arbitrator or Governmental Authority,

in each case applicable to or binding upon that person or to which that person is subject or with which it is customary for it to comply.

“Reserve Floor Percentage” means the sum of (i) 19% and (b) the product of the Expected Dilutions and the Dilution Horizon Ratio.

“Reserve Percentage” means the higher of (i) the Reserve Floor Percentage and (ii) and sum of the following items:

(a)           Yield Reserve Percentage;

(b)           Loss Reserve Percentage;

(c)           Dilution Reserve Percentage; and

(d)           the greater of (i) the sum of the Servicer Fee Reserve Percentage and the Back-Up Servicer Standby Fee Percentage and (ii) the Back-Up Servicer Fee Reserve Percentage,

as determined by the Purchaser on each Reset Date.

“Reset Date” means, in respect of the first Reset Date, 22 August 2011 and, thereafter, the Business Day that is two (2) Business Days prior to each Settlement Date.

“Reuters Screen” means a page of the Reuters service or of any other medium for the electronic display of data as may be previously approved in writing by the Arranger and the Purchaser.

“Revolving Period” means the period commencing on the Closing Date and ending on the earlier of (a) the occurrence of an Automatic Termination Event, (b) the delivery of a Termination Event Notice or (c) the date 60 days prior to the end of the Term.

“S&P” means Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc.

“Sales Commission Agency Agreements” means the Initial Sales Commission Agency Agreements and the Additional Sales Commission Agency Agreements, and “Sales Commission Agency Agreement” means any of them.

“Sappi Deutschland” means Sappi Deutschland GmbH, Hanover, Germany as Originator and as Seller.

“Sappi Lanaken” means Sappi Lanaken NV, Lanaken, Belgium as Factor and as Seller.

“Sappi Month” means any monthly accounting period identified as a “Sappi Month” in the Sappi Month Calendar.

“Sappi Month Calendar” means a calendar delivered by the Master Servicer to the Purchaser on or about the Closing Date, as amended or modified from time to time.

“Sappi Papier Holding” means Sappi Papier Holding GmbH, Gratkorn, Austria, as Seller, as Originator and as Performance Guarantor.

“Sappi Southern Africa” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Sappi Southern Africa Group” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Sappi Southern Africa Indebtedness” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Sappi Trading HK” means Sappi Trading Hong Kong Limited, as Servicer in respect of the Austrian USD Seller and the German USD Seller.

“S.D. Warren” means S.D. Warren Company a Pennsylvania corporation doing business as Sappi Fine Paper North America as US Originator and as US Servicer.

“Seller Accounts” means any of the bank accounts notified to the Purchaser by any Seller for any payments due to the Sellers under the relevant Receivables Purchase Agreement or Servicing Agreement.

“Seller Collateral” means in relation to a Receivable purchased by the Purchaser, the following assets of the relevant Seller relating to such Receivable:

(a)           ownership of all Records relating to such Receivable;

(b)           ownership in the goods relating to a Contract under which such Receivable is originated;

(c)           any claims against a supplier arising out of the terms of the (extended) retention of title agreements entered into between the relevant Seller and a supplier;

(d)           any rights and benefits of the relevant Seller under the respective Factoring Agreement or Distribution Agreement; and

(e)           any remainder,

in each case, including all proceeds at any time howsoever arising out of the resale or other disposal of (net of collection costs), or dealing with, or judgments relating to any of the foregoing, any debts represented thereby, and all rights of action against any person in connection therewith.

“Seller Collection Accounts” means the Austrian USD Seller Collection Accounts and the German USD Seller Collection Accounts set out under the heading “Seller Collection Accounts” in 3 (Account Details) of the Back-Up Servicing Agreement.

“Seller Jurisdiction” means:

(a)           in the case of the Austrian EUR Seller, Belgium;

(b)           in the case of the Austrian USD Seller, Austria;

(c)           in the case of the Belgian Seller, Belgium;

(d)           in the case of the German EUR Seller, Belgium;

(e)           in the case of the German USD Seller, Germany; or

(f)            in the case of the US Seller, Delaware, the United States.

“Seller Warranties” means the representations and warranties given by each Seller set out in Schedule 4 (Representations and Warranties of the Sellers) of the Incorporated Terms Memorandum and “Seller Warranty” means any of them.

“Sellers” means the Austrian EUR Seller, the Austrian USD Seller, the Belgian Seller, the German EUR Seller, the German USD Seller, and the US Seller and “Seller” means any one of them.

“Servicer Collection Authority” has the meaning ascribed to such term in Clause 2.3 of each Servicing Agreement.

“Servicer Fee Reserve Percentage” means the product of Servicing Fee Rate and the Day Count Fraction.

“Servicer Jurisdiction” means:

(a)           in the case of Sappi Papier Holding in its role as Austrian USD Servicer, Austria;

(b)           in the case of Sappi Deutschland in its role as German USD Servicer, Germany;

(c)           in the case of Sappi Trading HK in its role as Austrian USD Servicer and German USD Servicer, Hong Kong;

(d)           in the case of Sappi International SA in its role as Master Servicer, Austrian EUR Servicer, Belgian Servicer and German EUR Servicer, Belgium;

(e)           in the case of S.D. Warren in its role as US Servicer, Pennsylvania, United States; and

(f)            in the case of the US Seller in its role as US Servicer, Delaware, United States.

“Servicer Warranties” means the representations and warranties given by each Servicer and the Master Servicer and set out in Schedule 7 (Servicer Covenants) of this Incorporated Terms Memorandum and “Servicer Warranty” means any of them.

“Servicers” means the Austrian Servicers, the Belgian Servicer, the German USD Servicers and the US Servicer and “Servicer” means each of them.

“Servicer Termination Event” has the meaning ascribed to it in Schedule 13 (Termination Events) Part 2 of the Incorporated Terms Memorandum.

“Servicer Termination Event Notice” means a notice to the relevant Servicer from the Purchaser advising such Servicer of the occurrence of a Servicer Termination Event.

“Servicing Agreements” means the Austrian USD Servicing Agreement, the Belgian Servicing Agreement, the German USD Servicing Agreement and the US Servicing Agreement and “Servicing Agreement” shall mean any one of them.

“Servicing Fee” shall bear the meaning ascribed to such term in the Fee Agreement.

“Servicing Fee Rate” shall bear the meaning ascribed to such term in the Fee Agreement.

“Settlement Date” means the Business Day which is five (5) Business Days after each Monthly Reporting Date.

“Settlement Period” means the period from (and including) the first day of a Sappi Month until (and including) the earlier of:

(a)           the date at which the Unpaid Balance of all Purchased Receivables has been reduced to zero; or

(b)           the last day of that Sappi Month,

provided that if such day is not a Business Day, the Settlement Period shall end on the immediately preceding Business Day, it will be the Business Day prior to such day provided that the first Settlement Period shall start on 25 August 2011 and end on the Business Day immediately following 2 October 2011.

“Special Items” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Standard of Care” means the standard of care of a prudent merchant.

“Standard Terms and Conditions” means the Sales Conditions of Sappi Fine Paper Europe as set out in Schedule 20 of the Incorporated Terms Memorandum.

“Stand-by Period” means the period from (and including) the Closing Date to (but excluding) the delivery of a Back-Up Servicer Activation Notice by the Purchaser to the Back-Up Servicer.

“Stop Purchase Event” means any event set out in Schedule 14 (Stop Purchase Event) of the Incorporated Terms Memorandum.

“Stress Factor” means 2.25.

“Subsidiary” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Subsequent Conditions Precedent” means, in the case of any Seller, the conditions set forth in Schedule 1 Part B (Conditions Precedent relating to each (including the initial) Offer) of the Receivables Purchase Agreement to which such Seller is expressed to be a party.

“Substitution Period” means the period from (and including) the delivery of a Back-Up Servicer Activation Notice by the Purchaser to the Back-Up Servicer to (and including) the Final Discharge Date.

“Surplus Amount” means, at any time, the EUR Surplus Amount or the USD Surplus Amount, as applicable.

“Swedish Krona”, “SKr” and “SEK” each means the lawful currency of the Kingdom of Sweden.

“TARGET2 Settlement Day” means any day on which the TARGET2 system is open for the settlement of payments in euro.

“TARGET2 system” means the Trans European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single platform and which was launched on 19 November 2007.

“Tax” shall be construed so as to include any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature whatsoever (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same, but excluding taxes on net income) imposed or levied by or on behalf of any Tax Authority and “Taxes”, “taxation”, “taxable” and comparable expressions shall be construed accordingly.

“Tax Authority” means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function.

“Tax Credit” means any credit received by a Transaction Party from a Tax Authority in respect of any Tax paid by such Transaction Party.

“Tax Deduction” means any deduction or withholding on account of Tax.

“Tax Payment” means any payment for or on account of Tax.

“Term” means the period commencing on the Closing Date and ending on the Facility Maturity Date.

“Termination Event” has the meaning ascribed to it in Schedule 13 (Termination Events) Part 1 of the Incorporated Terms Memorandum.

“Termination Event Notice” means a notice to the relevant Seller from the Purchaser or Purchaser Trustee to each of the Sellers, the Servicers, the Master Servicer and the Performance Guarantor of the occurrence of a Termination Event.

“Total Capitalisation” has the meaning set out in Schedule 17 (RCF Covenant Terms).

“Total Required Reserve Amount” means the sum of the Required Reserve Amount for each of the Sellers.

“Transaction” means the transactions contemplated under the Transaction Documents.

“Transaction Documents” means:

(a)           the Incorporated Terms Memorandum;

(b)           the Receivables Purchase Agreements;

(c)           the Servicing Agreements;

(d)           the Commissioning Agreement;

(e)           each US Lock-Box Agreement;

(f)            the Back-Up Servicing Agreement;

(g)           the Fee Agreement;

(h)           the Performance Guarantee;

(i)            each Transfer Account Pledge Agreement;

(j)            the Purchaser Security Documents;

(k)           the US Contribution Agreement; and

(l)            the IT Services Agreement.

“Transaction Margin” shall bear the meaning ascribed to such term in the Fee Agreement.

“Transaction Party” means any party to a Transaction Document.

“Transfer Account Bank” means the account bank set out opposite each Transfer Account in Schedule 19 (Account Details) of the Incorporated Terms Memorandum.

“Transfer Account Pledge Agreement” means each pledge agreement to be dated the Closing Date between the Purchaser (as pledgee) and the US Seller and the Master Servicer, respectively (as pledgors).

“Transfer Accounts” means the bank accounts described as the “MS EUR Transfer Account”, the “MS USD Transfer Account” and the “US Seller USD Transfer Account” in Schedule 19 (Account Details) of the Incorporated Terms Memorandum, and “Transfer Account” means any of them.

“UCC” means the New York Uniform Commercial Code (as amended and revised from time to time).

“Unallocated Collections Percentage” means, in respect of each relevant Seller, the ratio (expressed as percentage) of which the numerator shall be the sum of the aggregate collections relating to invoices issued by such Seller in the ordinary course of its Paper Business as at the end of the immediately preceding Settlement Period in respect of which an allocation to the relevant invoice has not been made as described in the definition of “Cleared Invoice Allocation” at the end of such Settlement Period and the denominator shall be the aggregate of collections relating to invoices issued by such Seller in the ordinary course of its Paper Business as at the end of the same period, irrespective of whether an allocation as described in the definition of “Cleared Invoice Allocation” to the relevant invoice has been made or not.

“UniCredit” means UniCredit Bank AG as Arranger.

“UniCredit Lon” means UniCredit Bank AG, London Branch as Account Bank, Liquidity Facility Agent and Bank for the Purchaser.

“United States” means the United States of America.

“Unpaid Balance” means, with respect to any Purchased Receivable, at any time the Initial Unpaid Balance (including the VAT portion) of such Purchased Receivable less the amount of Collections received by the Purchaser and applied to the Initial Unpaid Balance of such Purchased Receivable as determined by reference to the most recent Daily Report.

“U.S. Dollar”, “Dollar”, “U.S.$”, “$” and “USD” each means the lawful currency of the United States of America.

“US Indemnified Party” has the meaning ascribed to it in the US Servicing Agreement.

“US Insurer” means Euler Hermes American Credit Indemnity Company, Maryland, United States.

“US Lock-Box Agreements” means the deposit account control agreements to be entered into by the US Seller in the forms as attached to Schedule 6 of the US Purchase and Contribution Agreement.

“US Originator” means S.D. Warren doing business as Sappi Fine Paper North America.

“US Purchase and Contribution Agreement” means the purchase and contribution agreement dated 12 August 2011 between the US Originator and the US Seller.

“US Purchase Price” has the meaning ascribed to it in the US Purchase and Contribution Agreement.

“US Receivables Purchase Agreement” means the receivables purchase agreement dated 12 August 2011 among the US Seller, the US Originator, the Purchaser, the Offer Agent and the Master Servicer.

“US Seller” means Sappi NA Finance LLC, a Delaware limited liability company.

“US Seller Insurance Policy” means the credit insurance policy entered into between the US Seller and the US Insurer bearing world policy number WP-252.00007 to which the Purchaser is an extended party.

“US Seller Note” means a subordinated promissory note issued by the US Seller to the US Originator on the Closing Date pursuant to the US Purchase and Contribution Agreement in the form attached thereto as Exhibit B (as such promissory note may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents).

“US Seller USD Transfer Account” means the bank account described as the “US Seller USD Transfer Account” in Schedule 19 (Account Details) of the Incorporated Terms Memorandum.

“US Servicer” means S.D. Warren.

“US Servicer Fee” shall have the meaning ascribed to it in the US Purchase and Contribution Agreement.

“US Servicing Agreement” means the servicing agreement dated 12 August 2011 between the US Servicer, the Master Servicer and the Purchaser.

“USD Collection Account” means an account in the name of the Purchaser at the Collection Account Bank (as set out under the heading “USD Collection Account” in Schedule 19 (Account Details) of the Incorporated Terms Memorandum).

“USD Priority of Payments” means the priority of payments set out in Schedule 12 (Priority of Payments) Part 2 of the Incorporated Terms Memorandum.

“USD Receivable” means a Receivable, the Purchaser Currency of which is USD.

“USD Surplus Amount” means, at any time, the difference between the Actual USD Reserve Amount and the Required USD Reserve Amount.

“Yield Reserve Percentage” means the rate, (expressed as percentage) calculated as the product of:

(a)           the sum of:

(i)            the product of the Stress Factor and the Funding Rate;

(ii)           the Transaction Margin; and

(iii)          the Commitment Fee;

(b)           the Stress Factor; and

(c)           the Days Sales Outstanding;

divided by 360.

1.1           Any reference to:

an “account” includes, unless otherwise required by the context such other account or accounts as may for the time being be in addition thereto or in substitution therefor in accordance with the relevant Transaction Document(s) and, any sub-account thereof, irrespective of its currency;

“administration”, “bankruptcy”, “liquidation”, “receivership” or “winding up” of a person shall be construed so as to include any equivalent or analogous proceedings under the laws of the jurisdiction in which such person is incorporated (or, if not a company or corporation, domiciled) or any jurisdiction in which such person has its principal place of business;

“affiliate” means, when used with respect to any company incorporated in Germany, any related company or corporation within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) and, when used with respect to any other person, directly or indirectly controlling, controlled by or under common control with that person, in each case whether beneficially, or as a trustee, guardian or other fiduciary, and including a Subsidiary or a company or corporation of which that person is a Subsidiary and any other Subsidiary of that company or corporation;

a “member state” shall be construed as a reference to a member state of the European Union;

a “month” is, in relation to the calculation of any reserve, ratio or rolling average, a Sappi Month, and otherwise is a reference to a period starting on one calendar day in a calendar month and ending on the numerically corresponding calendar day in the next calendar month save that, where any such period would otherwise end on a calendar day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to “months” shall be construed accordingly) unless otherwise agreed in the relevant Transaction Document;

“stamp duty” shall be construed as a reference to any stamp, registration or other transaction or documentary tax (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying out any of the same);

“tax” shall be construed so as to include any tax, levy, impost, duty, withholding or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) arising under applicable law and shall include in particular, without limitation, any income taxes, trade tax (Gewerbesteuer) and value added tax;

“value added tax”, “Value Added Tax” or “VAT” shall be construed so as to include any value added tax under any jurisdiction;

“writing” means, unless otherwise agreed, that any document (e.g. agreements, notices, correspondence etc.) has to be signed by (or by some person duly authorised by) the issuer of the respective document and that agreements need to be signed by (or by some person duly authorised by) each party to it on such document representing the respective agreement. For the avoidance of doubt, the use of e-mail or any other electronic form of communication does not fulfil the requirement of the written form unless the parties agree otherwise. For the avoidance of doubt, the use of facsimile shall be deemed to be part of this definition unless one party has expressly requested the written form as stated above prior to the respective facsimile having been sent. The exchange of pdf-documents via e-mail shall be deemed to be made “in writing”.

2.             PRINCIPLES OF INTERPRETATION AND CONSTRUCTION

2.1           Interpretation

Any reference in the Transaction Documents to:

a document being in an “agreed form” means that the form of the document in question has been agreed between the proposed parties thereto;

“continuing”, in respect of an Automatic Termination Event, an Automatic Servicer Termination Event, a Termination Event, a Servicer Termination Event, a Potential Automatic Termination Event, a Potential Termination Event, as the case may be, which has not been waived in accordance with the terms of the relevant Transaction Document and in respect of a Potential Termination Event, a Potential Stop Purchase Event or a Potential Servicer Termination Event, as the case may be, one which has not been remedied within the relevant grace period or waived in accordance with the terms of a Stop Purchase Event, a Potential Stop Purchase Event, a Servicer Termination Event or a Potential Servicer Termination Event or, as the case may be, the relevant Transaction Document;

“including” shall be construed as a reference to “including without limitation”, so that any list of items or matters appearing after the word “including” shall be deemed not to be an exhaustive list, but shall be deemed rather to be a representative list, of those items or matters forming a part of the category described prior to the word “including”;

“indebtedness” shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a “law” shall be construed as any law (including common or customary law), statute, constitution, decree, judgement, treaty, regulation, directive, bye law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

“principal” shall, where applicable, include premium;

“repay” and “pay” shall each include both of the others and “repaid”, “repayable” and “repayment” and “paid”, “payable” and “payment” shall be construed accordingly;

a reference to any person defined as a “Transaction Party” in this Agreement or in any Transaction Document shall be construed so as to include its and any subsequent successors and permitted transferees in accordance with their respective interests and any reference to “Account Bank” shall include any additional account bank and any replacement of any of them pursuant to the relevant Transaction Document(s);

a “subsidiary” of a company or corporation shall be construed as a reference to any company or corporation:

(a)           which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)           more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)           which is a subsidiary of another subsidiary of the first mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

a “successor” of any party shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of the jurisdiction of incorporation or domicile of such party has assumed the rights and obligations of such party under any Transaction Document or to which, under such laws, such rights and obligations have been transferred;

a “wholly owned subsidiary” of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company’s or corporation’s wholly owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly owned subsidiaries; and

a term or definition not defined herein but defined in the relevant agreement referred to and shall have the meaning given to it therein.

2.2           Transaction Documents and other agreements

Any reference to the Incorporated Terms Memorandum, any document defined as a Transaction Document or any other agreement or document shall be construed as a reference to the Incorporated Terms Memorandum, such Transaction Document or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, supplemented or replaced.

2.3           Statutes and Treaties

Any reference to a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re enacted.

2.4           Time

Any reference in any Transaction Document to a time of day shall, unless a contrary indication appears, be a reference to CET.

2.5           Schedules

Any Schedule of, or Appendix to a Transaction Document forms part of such Transaction Document and shall have the same force and effect as if the provisions of such Schedule or Appendix were set out in the body of such Transaction Document.  Any reference to a Transaction Document shall include any such Schedule or Appendix.

2.6           Headings

Section, Part, Schedule, Paragraph and Clause headings are for ease of reference only.

2.7           Sections

Except as otherwise specified in a Transaction Document, reference in a Transaction Document to:

2.7.1        a “Section” shall be construed as a reference to a Section of such Transaction Document;

2.7.2        a “Part” shall be construed as a reference to a Part of such Transaction Document;

2.7.3        a “Schedule” shall be construed as a reference to a Schedule of such Transaction Document;

2.7.4        a “Clause” shall be construed as a reference to a Clause of a Part or Section (as applicable) of such Transaction Document;

2.7.5        a “Paragraph” shall be construed as a reference to a Paragraph of a Schedule of such Transaction Document; and

2.7.6        “this Agreement” shall be construed as a reference to such Transaction Document together with any Schedules thereto.

2.7.7        “this Memorandum” shall be construed as a reference to such Incorporated Terms Memorandum together with any Schedules thereto.

2.8           Number

In any Transaction Document, save where the context otherwise requires, words importing the singular number include the plural and vice versa.

SCHEDULE 2
COMMON TERMS

PART 1
GENERAL TERMS

1.             ENTIRE AGREEMENT

1.1           Entire Agreement

The Transaction Documents and any document referred to in the Transaction Documents constitute the entire agreement and understanding between the Transaction Parties relating to the Transaction and supersede any previous agreements between the parties relating to the subject matter of the Transaction Documents.

1.2           Separate parties

Where any Transaction Party acts in more than one capacity, the provisions of the Common Terms shall apply to such person as though it were a separate party in each such capacity.

1.3           No reliance

Each Transaction Party agrees that it has not entered into any of the Transaction Documents in reliance upon any representation, warranty or undertaking of any other Transaction Party which is not expressly set out or referred to in one of the Transaction Documents.

2.             APPLICATION OF COMMON TERMS

2.1           Inconsistency

If a provision of any Transaction Document is inconsistent with any provision of the Common Terms or the Master Definitions Schedule, the provision of such Transaction Document shall prevail.

3.             SERVICES NON EXCLUSIVE

3.1           Non Exclusivity

Subject to the provisions of the Transaction Documents, nothing in the Transaction Documents shall prevent any Transaction Party from rendering services similar to those provided for in the Transaction Documents to other persons, firms or companies or from carrying on any business similar to or in competition with the business of any of the Transaction Parties.

3.2           Existing Businesses

Nothing in the Transaction Documents shall prevent any Transaction Party from carrying on its own business in the manner which it thinks fit, unless, by so doing, it would render itself unable to perform its obligations under the Transaction Documents in the manner contemplated in the Transaction Documents.

4.             NON PETITION AND LIMITED RECOURSE

4.1           No Petition

Notwithstanding anything herein to the contrary, each of the Transaction Parties hereby agrees that it shall not take any corporate action or other steps or legal proceedings for the winding-up, dissolution or re-organisation or for the appointment of a receiver, examiner, administrator, an administrative receiver, trustee, liquidator, sequestrator or similar officer of the Purchaser or the Issuer or of any or all of the Purchaser’s or the Issuer’s revenues and assets.

4.2           Limited Recourse

4.2.1        Notwithstanding anything herein to the contrary, no recourse under any obligation, covenant or agreement of the Purchaser and/or the Issuer contained in any Transaction Document shall be had against any shareholder, officer, agent, employee or director of the Purchaser and/or the Issuer in his capacity as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it is expressly agreed and understood that the relevant Transaction Document is a corporate limited recourse obligation of the Purchaser and/or the Issuer, payable solely from the assets of the Purchaser and/or the Issuer and following application of such amounts, any claims made by the other Transaction Parties (and the obligations of the Purchaser and/or the Issuer) shall be extinguished and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of the Purchaser and/or the Issuer as such, or any of them under or by reason of any of the obligations, covenants or agreements of the Purchaser and/or the Issuer contained herein, or implied therefrom, and that any and all personal liability for breaches by the Purchaser and/or the Issuer of any of such obligations, covenants or agreements, either at law, or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each Transaction Party as a condition of and consideration for the execution hereof.

4.2.2        Each of the Transaction Parties (other than the Purchaser and/or the Issuer) agrees that sums payable to each Transaction Party in respect of the Purchaser and/or the Issuer’s obligations to such Transaction Party shall be limited to the lesser of (a) the aggregate amount of all sums due and payable to such Transaction Party and (b) the aggregate amounts received, realised or otherwise recovered by or for the account of the Purchaser or Issuer, net of any sums which are payable by the Purchaser or Issuer in accordance with the relevant Priority of Payments in priority to or pari passu with sums payable to such Transaction Party.

4.2.3        The terms of Paragraph 4.1 and this Paragraph 4.2 shall survive termination of the relevant Transaction Document.

5.             OBLIGATIONS AS CORPORATE OBLIGATIONS

5.1           No liability for Obligations of the Purchaser

The Transaction Parties, other than the Purchaser, shall not have any liability for the obligations of the Purchaser and nothing in the Transaction Documents shall constitute the giving of a guarantee, an indemnity or the assumption of a similar obligation by any of such other Transaction Parties in respect of the performance by the Purchaser of the obligations.

6.             VARIATION OF TRANSACTION DOCUMENTS

6.1           Transaction Documents

A variation of any Transaction Document is valid only if it is in writing and signed by or on behalf of each Transaction Party which is a party to such Transaction Document and notification is made to the Liquidity Facility Agent, the Accounts Administrator and the Rating Agencies of such variation.

6.2           Incorporated Terms Memorandum

A variation of the Incorporated Terms Memorandum is valid only if it is approved by each of the Transaction Parties and notification is made to the Rating Agencies of such variation.

7.             EXERCISE OF RIGHTS AND REMEDIES

7.1           No waiver

A failure to exercise or delay in exercising a right or remedy provided by any Transaction Document or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies.  No single or partial exercise of a right or remedy provided by any Transaction Document or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

7.2           Rights and remedies cumulative

Except where any Transaction Document specifically provides otherwise, the rights and remedies contained in a Transaction Document are cumulative and not exclusive of rights or remedies provided by law.

8.             PARTIAL INVALIDITY

The invalidity, illegality or unenforceability of a provision of a Transaction Document does not affect or impair the continuation in force of the remainder of such Transaction Document.

9.             NO PARTNERSHIP

Except where any Transaction Document specifically provides otherwise, no provision of any Transaction Document creates a partnership between any of the Transaction Parties or makes a Transaction Party the agent of another Transaction

Party for any purpose.  Except where any Transaction Document provides otherwise, a Transaction Party has no authority or power to bind, to contract in the name of, or to create a liability for another Transaction Party in any way or for any purpose.

10.           CONTINUATION OF OBLIGATIONS

Except to the extent that they have been performed and except where any Transaction Document specifically provides otherwise, the warranties, representations, indemnities, and obligations contained in any Transaction Document remain in force after the date on which they were expressed to take effect until the Final Discharge Date.

11.           ASSIGNMENT AND SUB-CONTRACTING

11.1         Successors

Each Transaction Document shall be binding upon and enure to the benefit of each Transaction Party which is a party to such Transaction Document or is otherwise bound by its terms and its or any subsequent successors, transferees and assigns.

11.2         Assignment

Except where any Transaction Document provides otherwise or with the prior written consent of:

(a)           the Purchaser, a Transaction Party (other than the Purchaser); or

(b)           the Purchaser Trustee,

the Purchaser as Transaction Party may not assign or transfer or purport to assign or transfer a right or obligation under any Transaction Document to which it is a party.

11.3         Benefit

Each Transaction Party is entering into each Transaction Document to which it is a party for its benefit and not for the benefit of another person.

11.4         Delegation

Except where any Transaction Document specifically provides otherwise, a Transaction Party may not subcontract or delegate the performance of any of its obligations under a Transaction Document.

12.           THIRD PARTY TRANSACTION RIGHTS

Rights under a Transaction Document only accrue to a person party to such Transaction Document. Accordingly, a person who is not a party to a Transaction Document shall have no rights under to enforce any term of any Transaction Document, but this does not affect any right or remedy of a third party which exists or is available to such third party.

13.           CONFIDENTIALITY

13.1         Confidentiality of information

Each Transaction Party agrees that prior to the Final Discharge Date it shall keep confidential and it shall not disclose to any person whatsoever, any information relating to the business, finances or other matters of a confidential nature of any Originator, any Seller, any Servicer, the Master Servicer, the Back-Up Servicer, the IT Services Provider, the Offer Agent, the Performance Guarantor, the Purchaser or the Issuer (as the case may be) which it may have obtained as a result of the execution of any Transaction Document or of which it may otherwise have become possessed as a result of the performance of its obligations in respect of the Transaction including any information concerning the identity of any Transaction Party.

13.2         Disapplication of confidentiality provisions

The Transaction Parties shall use all reasonable endeavours to prevent any disclosure referred to in Paragraph 13.1 (Confidentiality of information) provided however that the provisions of Paragraph 13.1 (Confidentiality of information) shall not apply:

13.2.1      to the disclosure of any information to any person who is a Transaction Party insofar as such disclosure is expressly permitted by the relevant Transaction Document;

13.2.2      to the disclosure of any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

13.2.3      to the disclosure of any information with the consent of the relevant Transaction Parties;

13.2.4      to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

13.2.5      to the disclosure of any information to the Purchaser Trustee, any Funding Source and to any prospective or actual assignee or holder of shares of the Purchaser or the Funding Source (including, without limitation, the Issuer, the Liquidity Facility Agent and the Banks), the Accounts Administrator or the Purchaser Trustee;

13.2.6      to the extent that the recipient is required to disclose the same pursuant to any requirement of law or any regulatory direction;

13.2.7      to the extent that the recipient needs to disclose the same for the exercise, protection or enforcement of any of its rights under any of the Transaction Documents or, in the case of the Purchaser Trustee, for the purpose of discharging, in such manner as it thinks fit, its duties or obligations under or in connection with the Transaction Documents, in each case, to such persons as require to be informed of such information for such purposes or, in the case of the Purchaser Trustee, in connection with transferring or purporting to transfer its rights and obligations to a successor Purchaser Trustee;

13.2.8      to the extent that the recipient needs to disclose the same to any of its employees provided that before any such disclosure each Transaction Party shall make the relevant employees aware of its obligations of confidentiality under the relevant Transaction Document and shall at all times procure compliance with such obligations by such employees;

13.2.9      to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality;

13.2.10    to the disclosure of any information disclosed to a prospective successor Servicer, successor Master Servicer, successor Back-Up Servicer or successor Purchaser Trustee on the basis that the recipient will hold such information confidential upon substantially the same terms as this Paragraph;

13.2.11    to the disclosure of any information which any Rating Agency may require to be disclosed to it or its professional advisers on the basis that the recipient will hold such information confidential upon substantially the same terms as this Paragraph or to the disclosure of any information to any nationally recognized statistical rating organization where any party or a nationally recognized rating organisation providing a credit rating to it is required to provide access to any Transaction Document or such other information to another nationally recognized statistical rating organization pursuant to Rule 17g-5 of the U.S. Securities Exchange Act of 1934 (as the same may be amended from time to time) or any other analogous provision in any relevant jurisdiction provided that any disclosure made hereunder is in accordance with the provisions of the relevant law;

13.2.12    to the disclosure of any information which the Arranger may require to be disclosed to it or its professional advisers on the basis that the recipient will hold such information confidential upon substantially the same terms as this Paragraph; or

13.2.13    to any Commercial Paper Note dealer or provider of a surety bond, guaranty or other form of credit enhancement or liquidity to the Purchaser or any entity organised for the purpose of purchasing, or making loans secured by, financial assets for which the Arranger acts as the administrative agent, provided that each such person shall have undertaken to maintain the confidentiality of such information.

14.           NOTICES

14.1         Communications in writing

Except as specified in any Transaction Document, any Notice:

14.1.1      shall be in writing;

14.1.2      shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof; and

14.1.3      shall be delivered personally or sent by first class post pre paid recorded delivery (and air mail if overseas) or by fax or by e mail to the party due to receive the Notice at its address, fax number or e mail address and marked for the attention of the person or persons set out in the Notices Details or to another address or fax number or e mail address or marked for the attention of another person or persons specified by the receiving party by not less than 7 days’ written notice to the other Transaction Parties received before the Notice was despatched.

14.2         Time of receipt

Unless there is evidence that it was received earlier, a Notice marked for the attention of the person specified in accordance with Paragraph 14.1 (Communications in writing) is deemed given:

14.2.1      if delivered personally, when left at the relevant address referred to in the Notices Details;

14.2.2      if sent by post, except air mail, two business days after posting it;

14.2.3      if sent by air mail, six business days after posting it;

14.2.4      if sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine; and

14.2.5      if sent by e mail when confirmation of its transmission has been received by the sender.

15.           COUNTERPARTS

Each Transaction Document may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

16.           GOVERNING LAW

If and to the extent that the Common Terms are incorporated by reference into any Transaction Document such Common Terms and all non contractual obligations arising out of or pursuant to them shall be governed by and construed in accordance with the laws governing that Transaction Document and the provision of that Transaction Document setting out the relevant jurisdiction shall apply mutatis mutandis to such Common Terms.

17.           AMENDMENTS

17.1         The Purchaser may at any time by written notice to the Sellers and the Master Servicer add or remove any country from the list of “Eligible Countries” and/or “Ineligible Countries” and each of the Transaction Parties (including, for the avoidance of doubt, the Sellers and the Master Servicer) hereby agrees that upon delivery of such notice the respective list or lists shall be amended without further action on the part of any of the Transaction Parties and such amended list shall be binding on the Transaction Parties.

PART 2
PAYMENT PROVISIONS

1.             CALCULATIONS AND PAYMENTS

1.1           Basis of accrual

Except as otherwise provided in any Transaction Document, any interest, commitment commission, or fees due from one Transaction Party to another under any Transaction Document shall accrue from day to day and shall be calculated on the basis of a year of the number of days referred to in the definition of Day Count Fraction (or, in any case where market practice differs, in accordance with market practice).

1.2           Currency indemnity

If any sum (a “Sum”) from a Paying Transaction Party to a Receiving Transaction Party under any Transaction Document, pursuant to any order, judgment, award or decision given or made in relation thereto, has to be converted from the currency (the “First Currency”) in which such Sum is payable into another currency (the “Second Currency”) for the purpose of:

1.2.1        making or filing a claim or proof against the Paying Transaction Party; or

1.2.2        obtaining or enforcing an order, judgment, award or decision in any court or other tribunal,

the Paying Transaction Party shall indemnify the Receiving Transaction Party from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.

1.3           Currency of account and payment

Unless otherwise specified in any Transaction Documents, the euro, is the currency of account and payment for each and every sum at any time due from one Transaction Party to another under the Transaction Documents, except that each payment in respect of costs and expenses in respect of a Transaction Document shall be made in the currency in which the same were incurred.

1.4           Payments to the Sellers

On each date on which any Transaction Document requires an amount to be paid by a Transaction Party to a Seller, such Transaction Party shall make the relevant amount available to such Seller by payment to a Seller Collection Account or other Seller Account of such Seller for value on the due date no later than the time specified in the relevant Transaction Document or, if no time is specified in the Transaction Document, by close of banking hours in the place of payment on the due date.

1.5           Payments to the Purchaser

On each date on which any Transaction Document requires an amount to be paid by a Transaction Party to the Purchaser, such Transaction Party shall make the relevant amount available to the Purchaser by payment to the Collection Account for value on the due date no later than the time specified in the relevant Transaction Document or, if no time is specified in the relevant Transaction Document, by close of banking hours in the place of payment on the due date.

1.6           Payments to other Transaction Parties

On each date on which any Transaction Document requires an amount to be paid by one Transaction Party to another Transaction Party (other than to any Seller or to the Purchaser), the Paying Transaction Party shall make the relevant amount available to the Receiving Transaction Party by payment to the account specified in the relevant Transaction Document for value on the due date no later than the time specified in the relevant Transaction Document or, if no time is specified in the relevant Transaction Document, by close of banking hours in the place of payment on the due date.

1.7           No set off

Except as otherwise provided in any Transaction Document, all payments required to be made by any Transaction Party under the Transaction Documents shall be calculated without reference to any set off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set off or counterclaim.

1.8           Partial Payments

If and whenever a payment is made by any Transaction Party to another under any Transaction Document, the Receiving Transaction Party shall, except as otherwise provided in any Transaction Document, apply the amount received towards the obligations of the Paying Transaction Party under the relevant Transaction Document in the following order:

1.8.1        first, in or towards payment of any Liabilities which the Receiving Party is entitled to be paid under the terms of the relevant Transaction Document; and

1.8.2        secondly, in or towards payment pro rata of any other sum due but unpaid.

1.9           Variation of partial payments

The order of payments set out in Paragraph 1.8 (Partial Payments) shall override any appropriation made by any Paying Transaction Party but the order set out in sub paragraph 1.8.2 of Paragraph 1.8 may be varied if the relevant Transaction Parties so agree and for this purpose “relevant Transaction Parties” means Transaction Parties who might, in the Purchaser’s sole opinion, be affected by such variation in application.

1.10         Business Days

Except as otherwise provided in any Transaction Document any payment which is due to be made on a day that is not a Business Day shall be made on the next Business

Day in the same calendar month (if there is one) or on the preceding Business Day (if there is not).

1.11         Rectification

If any amount paid pursuant to a Transaction Document (other than by or to the Purchaser Trustee) shall be determined (after consultation in good faith between the Transaction Parties which are parties to the relevant Transaction Document) to have been incorrect, the Transaction Parties shall consult in good faith in order to agree upon an appropriate method for rectifying such error so that the amounts subsequently received and retained by all relevant Transaction Parties are those which they would have received and retained if no such error had been made.

1.12         Amounts not due to be held on trust for, or for the account of, the Purchaser

If any Seller, any Servicer, the Master Servicer or the Back-Up Servicer:

1.12.1      receives any amount which should not have been paid out of the Collection Account and which it purports to apply; or

1.12.2      purports to set off any amount owed to it by the Purchaser in or towards satisfaction of any sum owed by it under any Transaction Document other than out of amounts in the Collection Account and in strict accordance with the Priority of Payments, such Collection shall hold the amount so received or applied on trust for, or for the account of, the Purchaser and for application in accordance with the Priority of Payments.

2.             VALUE ADDED TAX

2.1           Amounts payable by a Transaction Party

2.1.1        Except as otherwise provided in a Transaction Document and subject to Paragraph 2.1.3 below, all amounts set out or expressed in a Transaction Document to be payable by one Transaction Party (the “VAT Receiving Transaction Party”) to another Transaction Party (the “VAT Supplying Transaction Party”) which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be exclusive of any VAT which is chargeable on such supply or supplies.

2.1.2        If VAT is or becomes chargeable on any supply under a Transaction Document and the reverse charge mechanism is not applicable, the VAT Receiving Transaction Party shall pay to the VAT Supplying Transaction Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (subject to Paragraph 2.1.3 below).

2.1.3        Where the Purchaser or the Purchaser Trustee is the VAT Receiving Transaction Party and the reverse charge mechanism is not applicable, all amounts set out or expressed in a Transaction Document to be payable by the Purchaser or the Purchaser Trustee to a VAT Supplying Transaction Party

which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be inclusive of any VAT which is chargeable on such supply or supplies. Accordingly, the Purchaser or the Purchaser Trustee shall be under no obligation to pay to the VAT Supplying Transaction Party an amount equal to the amount of such VAT pursuant to Paragraph 2.1.2.

2.1.4        Where the Purchaser or the Purchaser Trustee is the VAT Receiving Transaction Party and the reverse charge mechanism is applicable, the consideration for such supply as set out or expressed in a Transaction Document payable to the VAT Supplying Transaction Party shall be reduced such that the consideration for such supply and VAT attributable to such supply is equal to the amount of the consideration as set out in the relevant Transaction Document.

2.1.5        The Purchaser shall, as soon as is reasonably practical, at the end of each accounting period, pay to the Master Servicer an amount equal to any VAT refunds which the Purchaser has received from the Irish tax authorities in respect of that accounting period as a result of the operation of the reverse charge mechanism and in respect of the services covered in Paragraph 2.1.4 above. Any amount owed to the Master Servicer pursuant to this Paragraph 2.1.5 shall be reduced such that the consideration for such supply and the VAT attributable to such supply under the reverse charge mechanism is equal to the amount of the relevant refund received from the Irish tax authorities.

2.2           Consideration not (wholly) consisting of money

2.2.1        If anything done pursuant to the Transaction Documents gives rise to a supply the consideration for which does not, or does not wholly, consist of money, then

(a)           where the relevant VAT Receiving Transaction Party is neither the Purchaser nor the Purchaser Trustee and the VAT reverse charge mechanism is not applicable, that VAT Receiving Transaction Party shall pay to the relevant VAT Supplying Transaction Party an amount equal to the VAT thereon; or

(b)           where the relevant VAT Receiving Transaction Party is the Purchaser or the Purchaser Trustee and the VAT reverse charge mechanism is applicable, the relevant Supplying Transaction Party shall pay to the Purchaser or the Purchaser Trustee, as the case may be, an amount equal to the VAT thereon.

2.2.2        Any amount payable pursuant to Paragraph 2.2.1 above shall be paid at the latest five (5) Business Days before the relevant Transaction Party has to account for that VAT to the relevant tax authority.

2.3           VAT indemnification

Where a Transaction Document requires any Transaction Party to reimburse or indemnify another Transaction Party for any cost or expense, that Transaction Party shall reimburse or indemnify (as the case may be) such other Transaction Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the other Transaction Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

3.             WITHHOLDING TAXES

3.1           Tax Deduction

Except as otherwise provided in any Transaction Document, each payment made by a Paying Transaction Party to a Receiving Transaction Party under any Transaction Document shall be made without any Tax Deduction, unless a Tax Deduction is required by any Requirement of Law.

3.2           Notification

If a Paying Transaction Party becomes aware that it must make a Tax Deduction in respect of any payment under any Transaction Document (or that there is any change in the rate or the basis of a Tax Deduction) it shall notify the Receiving Transaction Party accordingly.

3.3           Tax gross up

If a Tax Deduction is required by law to be made by a Paying Transaction Party (other than the Purchaser or the Issuer) the amount of the payment due from such Paying Transaction Party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

3.4           Tax Credits

If a Paying Transaction Party makes a Tax Payment and a Receiving Transaction Party determines that a Tax Credit is attributable to that Tax Payment and the Receiving Transaction Party has obtained, utilised and retained that Tax Credit then the Receiving Transaction Party shall pay an amount to the Paying Transaction Party which the Receiving Transaction Party determines will leave it (after that payment) in the same after tax position as it would have been in had the Tax Payment not been required to be made by the Paying Transaction Party.

4.             COSTS AND EXPENSES

4.1           Sappi Papier Holding shall pay (on behalf of each Seller, Servicer and the Master Servicer) all of the costs and expenses relating to the negotiation, preparation, execution and implementation by the Transaction Parties of each Transaction Document and of each document referred to in it and the preservation and/or enforcement of any of the rights of the Purchaser thereunder (including legal fees) together with any non-recoverable VAT thereon.

SCHEDULE 3
ELIGIBILITY CRITERIA

PART 1
ELIGIBLE RECEIVABLES

“Eligible Receivable” means a Receivable:

(a)           which is originated by an Originator in the ordinary course of its business and is legally and beneficially owned by the respective Seller thereof, free and clear of any Adverse Claims or Encumbrances and the relevant Seller has good and marketable title to such Receivable;

(b)           the Originator of which is not Insolvent;

(c)           the underlying Contract of which:

(i)            has been entered into in the ordinary course of the Originator’s business;

(ii)           is legal, valid and binding for the parties thereto and is in compliance with all applicable laws;

(iii)          is governed by and subject to the laws of the relevant Asset Jurisdiction;

(iv)          except in the case of the US Originator, is entered into on the terms of the Standard Terms & Conditions without any modification or variation thereto and in respect of which nothing is done at the time of the conclusion of such Contract or subsequently to add to, lessen, modify, waive or otherwise vary the express provisions of the Contract in any respect;

(v)           is one in respect of which the relevant Seller has not acquiesced in any breach;

(vi)          does not contain provisions under which the Account Debtor may require any variation to the terms of such Contract;

(vii)         was capable of execution by the relevant Originator and is capable of performance by the relevant Seller without the consent of any other party or any filing, recording, enrolment, consent, licence, approval or authorisation of any Governmental Authority;

(viii)        contains no confidentiality clause which could impair the exercise of the rights of the Purchaser, its authorised representatives or assignees, if any, arising from the assignment of such Receivable, and, in particular, their right to disclose any information as may be required for the enforcement of such Receivable;

(d)           which is (i) a claim for the payment of money owed by an Eligible Account Debtor and evidenced by a legal and valid invoice which will be sufficient to prove a claim against the respective Account Debtor in the relevant courts and which shows the amount of VAT applied if any, and (ii) validly existing and constitutes a legal, valid, binding, enforceable and irrevocable payment obligation on an Eligible Account Debtor;

(e)           the Unpaid Balance of which remains a debt, has not been paid and has not been discharged by set-off or otherwise;

(f)            which is (i) governed by the laws of the Originator thereof and (ii) created in compliance with the Credit and Collection Policy;

(g)           which is denominated in a Purchaser Currency or an Eligible Functional Currency applicable to the Seller thereof;

(h)           which has a maximum term of one hundred and thirty one (131) days from the date of the invoice, if sold (or purported to be sold) by the Austrian USD Seller, the Belgian Seller or the German USD Seller or has a maximum term of seventy (70) days from the date of the invoice, if sold (or purported to be sold) by the US Seller;

(i)            which is not (i) a Defaulted Receivable, (ii) Delinquent Receivable, (iii) a Disputed Receivable or (iv) subject to any dispute, right of set off or netting, counterclaim, defence, claim rescission or revocation existing or pending against the Seller or Originator thereof and the payment obligation with regard to such Receivable is not reduced (other than by payment);

(j)            which is not interest bearing (other than in respect of late payment charges);

(k)           which arises from the sale and delivery of specified goods or services, represents the purchase price of such goods or services and in relation to which all delivery and service obligations under or in connection with such Receivable or otherwise under the relevant Contract have been fully performed by the relevant Originator, and the relevant Eligible Account Debtor is not in breach of the terms and conditions of such Receivable or the related Contract;

(l)            which has not been selected from all Receivables owned by the relevant Seller in a manner that is materially adverse to the Purchaser;

(m)          the sale of which to the Purchaser would not cause the weighted average remaining term of all Purchased Receivables (other than Delinquent Receivables or Defaulted Receivables) to exceed sixty (60) days;

(n)           in the case of a German law governed Receivable, in respect of which the Account Debtor has been correctly notified of his revocation right (Widerrufsrecht) as specified in section 312 b et seq. or, if applicable, section 495, 355 of the German Civil Code (Bürgerliches Gesetzbuch);

(o)           which can be freely sold and transferred by way of assignment under the laws of the relevant Asset Jurisdiction applicable to the Seller thereof, without consent of or notice to the Account Debtor and there are no legal, contractual or other restrictions or limitations on the sale, assignment, transfer or novation, or disclosure of information with respect to such Receivable;

(p)           which is identifiable by its Unpaid Balance, the Account Debtor name and address, and its term, the details of which are saved in the computer system of the relevant Seller and the Master Servicer at any time;

(q)           which can be easily segregated and identified for ownership on any day;

(r)            in the case of an extended retention of title or similar arrangement, the Seller of such Receivable is entitled under the provisions of the respective agreement contemplating such extended retention of arrangement to sell and transfer such Receivable to the Purchaser (or in the case of the US Seller, S.D. Warren) as:

(i)            the relevant Seller is authorised by the relevant supplier or applicable law to collect such Receivable and this authorisation has not been revoked or has otherwise been terminated;

(ii)           the relevant Seller has the right to freely dispose of the Purchase Price payable by the Purchaser under the relevant Receivables Purchase Agreement, there are no third-party rights to such Purchase Price and the account to which such Purchase Price is paid does not have a negative balance;

(iii)          the Seller or the Originator, has duly paid any amounts outstanding to the relevant supplier;

(iv)          in relation to retention of title arrangements which are subject to any laws other than German law, the relevant conditions are fulfilled which permit the assignment of the relevant Receivables to the Purchaser before such Receivables are offered to the Purchaser; and

(v)           the Purchase Price payable for such Receivable is materially higher than the portion belonging to and to be paid to the relevant supplier by the Seller or Originator thereof;

(s)           which does not originate from the resale of products which had been acquired by the Belgian Seller subject to a reservation of title, unless the reservation of title has lapsed due to the payment of the original acquisition price;

(t)            the relevant Originator of such Receivable had title to the underlying goods, free and clear of any Encumbrances, prior to their sale to the Account Debtor;

(u)           in the case of any Receivable originated by the US Originator, constitutes an “account” or a “payment intangible” within the meaning of such terms under the UCC;

(v)           the acquisition of which will not result in the Programme Limit being exceeded;

(w)          the Account Debtor of such Receivable is not on the then current list of Specially Designated Nationals published by the United States Office of Foreign Assets Control;

(x)            which complies with the requirements of the Credit and Collection Policy;

(y)           in relation to which the Account Debtor of such Receivable and relevant Seller and/or the relevant Originator have not entered into a current account agreement in which such Receivable is included (it being noted that Receivables originated by the US Originator are not otherwise subject to current account agreements);

(z)            which, if it is not denominated in a Purchaser Currency, the payment of the Purchase Price therefor by the Purchaser in a Purchaser Currency shall constitute a valid discharge for the Purchaser’s obligation to pay the Purchase Price for such Receivable and the Purchaser shall obtain valid and unencumbered title to such Receivable;

(aa)         which is payable without any Tax Deduction and in relation to which no stamp, registration or similar tax is required to be paid;

(bb)         the acquisition of which will not result in any of the Portfolio Limits being exceeded;

(cc)         which is not encumbered by a real estate lien (privilege immobilier / onroerend voorrecht);

(dd)         the Records for which do not contain or include consumer data, “personal data” (for the purposes of the Belgian privacy law of 8 December 1992) or “sensible Daten” (for the purposes of the Federal Act Concerning the Protection of Personal Data (DSG 2000)) and “Geheimnisse” (for the purposes of Sec. 38 of the Austrian Banking Act);

(ee)         which has not been acquired by a Seller, or by any earlier owner thereof, including the Originator, as part of an acquisition of a business or of another set of assets falling under Article 442bis of the Income Tax Code 1992 of the Kingdom of Belgium or any other applicable tax laws;

(ff)           which does not represent claims in connection with the execution by the relevant Originator of a contract which is partly subcontracted to a third party unless the full amount of Receivable is payable to the relevant Originator (including the portion due to the third party subcontractor), the relevant Originator is solely responsible for the payment of the amount due to the third party subcontractor and the third party subcontractor has no recourse or claim against the related Account Debtor, the related Receivable or the proceeds thereof;

(gg)         which does not arise under or in relation to a contract which constitutes hire, leasing, hire-purchase or contract hire transactions; and

(hh)         if it is a Factored Receivable, in addition to satisfying the eligibility criteria referred to in paragraphs (a) to (gg) above, the relevant Factoring Agreement relating to such Receivable constitutes the legal, valid, binding and enforceable obligations of the parties thereto and the sale and assignment of such Receivable pursuant to such Factoring Agreement has been effected without recourse to the relevant Originator and such Receivable will not be included as an asset of the relevant Originator upon its Insolvency;

PART 2
ELIGIBLE ACCOUNT DEBTORS

“Eligible Account Debtor” means any Account Debtor that:

(a)           is not a governmental entity, governmental subdivision or affiliated with any government and is not subject to public procurement requirements;

(b)           has not been in bankruptcy or in a restructuring governed by court within the last 5 years;

(c)           is not affiliated with any Originator, any Seller, any Servicer, the Master Servicer, the Performance Guarantor or any other member of the Group;

(d)           is not an Account Debtor of any Defaulted Receivable (other than any Disputed Receivable) of any Seller (or in the case of the US Seller, S.D. Warren);

(e)           for any Receivable originated by S.D. Warren, resides (a) in one of the 50 states of the United States of America or the District of Columbia (for the avoidance of doubt, any debtors residing in an unincorporated US territory are not deemed eligible), or (b) in Canada;

(f)            for any Receivable originated by the Austrian EUR Seller, the Austrian USD Seller, the Belgian Seller, the German EUR Seller or the German USD Seller, resides in (a) an EU Country, (b) an OECD Country or (c) a Non-OECD Country, each such country being an Eligible Country;

(g)           is not a natural person or a sole trader or a partnership with any natural person as a partner;

(h)           is not entitled to claim a right of plea, retention, contest and/or set off;

(i)            is not Insolvent;

(j)            is located in an Eligible Country;

(k)           is located at the address set out in the relevant invoice and that address is in an Eligible Country;

(l)            is either a direct or indirect customer of the relevant Seller (or in the case of the US Seller, S.D. Warren); and

(m)          met the criteria in the Credit and Collection Policy in force at the time such Receivables were originated by the relevant Originator.

PART 3
ELIGIBLE COUNTRIES

“Eligible Country” means the following countries and, for each Receivables Purchase Agreement and corresponding Servicing Agreement, any other country reasonably required by the Master Servicer to be an eligible country where agreed between the Purchaser and the Master Servicer:

No	Country	Region	SAP Code
1	Canada	US	CA
2	United States	US	US
3	Australia	OECD	AU
4	Czech Republic	OECD	CZ
5	Denmark	OECD	DK
6	Hungary	OECD	HU
7	Iceland	OECD	IS
8	Israel	OECD	IL
9	Japan	OECD	JP
10	Mexico	OECD	MX
11	New Zealand	OECD	NZ
12	Sweden	OECD	SE
13	Turkey	OECD	TR
14	American Samoa	Non-OECD	AS
15	Andorra	Non-OECD	AD
16	Anguilla	Non-OECD	AI
17	Argentina	Non-OECD	AR
18	Aruba	Non-OECD	AW
19	Bahamas	Non-OECD	BS
20	Barbados	Non-OECD	BB
21	Bermuda	Non-OECD	BM
22	Brunei	Non-OECD	BN
23	Bulgaria	Non-OECD	BG
24	Cayman Islands	Non-OECD	KY
25	China	Non-OECD	CN
26	Colombia	Non-OECD	CO
27	Costa Rica	Non-OECD	CR
28	Croatia	Non-OECD	HR
29	French Guiana	Non-OECD	GF
30	Guam	Non-OECD	GU
31	Hong Kong	Non-OECD	HK

32	India	Non-OECD	IN
33	Kenya	Non-OECD	KE
34	Latvia	Non-OECD	LV
35	Liechtenstein	Non-OECD	LI
36	Lithuania	Non-OECD	LT
37	Malaysia	Non-OECD	MY
38	Maldives	Non-OECD	MV
39	Martinique	Non-OECD	MQ
40	Mauritius	Non-OECD	MU
41	Netherlands Antilles	Non-OECD	AN
42	Peru	Non-OECD	PE
43	Puerto Rico	Non-OECD	PR
44	Qatar	Non-OECD	QA
45	Reunion	Non-OECD	RE
46	Romania	Non-OECD	RO
47	Russia	Non-OECD	RU
48	Saudi Arabia	Non-OECD	SA
49	Serbia	Non-OECD	CS
50	Seychelles	Non-OECD	SC
51	Singapore	Non-OECD	SG
52	South Africa	Non-OECD	ZA
53	South Korea	Non-OECD	KR
54	St. Kitts and Nevis	Non-OECD	KN
55	St. Lucia	Non-OECD	LC
56	St. Vincent and the Grenadines	Non-OECD	VC
57	Taiwan	Non-OECD	TW
58	Thailand	Non-OECD	TH
59	Ukraine	Non-OECD	UA
60	United Arab Emirates	Non-OECD	AE
61	Uruguay	Non-OECD	UY
62	US Virgin Islands	Non-OECD	VI
63	Austria	Europe	AT
64	Belgium	Europe	BE
65	Cyprus	Europe	CY
66	Estonia	Europe	EE
67	Finland	Europe	FI
68	France	Europe	FR
69	Germany	Europe	DE
70	Greece	Europe	GR
71	Ireland	Europe	IE
72	Italy	Europe	IT
73	Luxembourg	Europe	LU
74	Malta	Europe	MT
75	Netherlands	Europe	NL
76	Norway	Europe	NO
77	Poland	Europe	PL
78	Portugal	Europe	PT

79	Slovakia	Europe	SK
80	Slovenia	Europe	SI
81	Spain	Europe	ES
82	Switzerland	Europe	CH
83	United Kingdom	Europe	GB

PART 4
INELIGIBLE COUNTRIES

“Ineligible Country” means the following countries and, for each Receivables Purchase Agreement and corresponding Servicing Agreement, any other country reasonably required by the Purchaser to be an ineligible country where agreed between the Purchaser and the Master Servicer:

No	Country	No	Country
1	Afghanistan	61	Kosovo
2	Albania	62	Kuwait
3	Algeria	63	Kyrgyzstan
4	Angola	64	Laos
5	Antigua and Barbuda	65	Lebanon
6	Armenia	66	Lesotho
7	Azerbaijan	67	Liberia
8	Bahrain	68	Libya
9	Bangladesh	69	Macau
10	Belarus	70	Madagascar
11	Belize	71	Malawi
12	Benin	72	Mali
13	Bhutan	73	Mauritania
14	Bolivia	74	Micronesia
15	Bosnia and Herzegovina	75	Moldova
16	Botswana	76	Mongolia
17	Brazil	77	Montenegro
18	Burkina Faso	78	Morocco
19	Burundi	79	Mozambique
20	Cambodia	80	Myanmar
21	Cameroon	81	Namibia
22	Cape Verde	82	Nepal
23	Central African Republic	83	Nicaragua
24	Chad	84	Niger
25	Chile	85	Nigeria
26	Comoros	86	North Korea
27	Congo	87	Oman
28	Côte d’Ivoire	88	Pakistan
29	Cuba	89	Palestinian Authority
30	Democratic Republic of Congo	90	Panama
31	Djibouti	91	Papua New Guinea
32	Dominica	92	Paraguay
33	Dominican Republic	93	Philippines

34	East Timor	94	Rwanda
35	Ecuador	95	Samoa
36	Egypt	96	Sao Tome and Principe
37	El Salvador	97	Sierra Leone
38	Equatorial Guinea	98	Solomon Islands
39	Eritrea	99	Somalia
40	Ethiopia	100	Sri Lanka
41	Fiji	101	Sudan
42	FYR Macedonia	102	Suriname
43	Gabon	103	Swaziland
44	Gambia	104	Syria
45	Georgia	105	Tajikistan
46	Ghana	106	Tanzania
47	Grenada	107	Togo
48	Guatemala	108	Tonga
49	Guinea	109	Trinidad and Tobago
50	Guinea-Bissau	110	Tunisia
51	Guyana	111	Turkmenistan
52	Haiti	112	Tuvalu
53	Honduras	113	Uganda
54	Indonesia	114	Uzbekistan
55	Iran	115	Vanuatu
56	Iraq	116	Venezuela
57	Jamaica	117	Vietnam
58	Jordan	118	Yemen
59	Kazakhstan	119	Zambia
60	Kiribati	120	Zimbabwe

and any other country not either listed as an Eligible Country or agreed to be an Eligible Country between the Purchaser and the Master Servicer.

PART 5
PORTFOLIO LIMITS

“Portfolio Limits” means, at any time, the applicable concentration limits as follows (applied on an iterative basis and without duplications):

(a)           the Aggregate Unpaid Balance of Purchased Receivables related to any one Account Debtor at such time shall not exceed 2.0 % of the Aggregate Unpaid Balance of all Purchased Receivables;

(b)           subject to clause (k) below, the Aggregate Unpaid Balance of Purchased Receivables related to any one Debtor Group at such time shall not exceed 3.0% of the Aggregate Unpaid Balance of all Purchased Receivables;

(c)           the Aggregate Unpaid Balance of Purchased Receivables related to all Account Debtors in all Non-OECD Countries at such time shall not exceed 15.0% of the Aggregate Unpaid Balance of all Purchased Receivables;

(d)           the Aggregate Unpaid Balance of Purchased Receivables related to all Account Debtors located in any one EU Country (other than Germany) at such time shall not exceed 15.0% of the Aggregate Unpaid Balance of all Purchased Receivables;

(e)           the Aggregate Unpaid Balance of Purchased Receivables related to all Account Debtors located in Germany at such time shall not exceed 25.0% of the Aggregate Unpaid Balance of all Purchased Receivables;

(f)            the Aggregate Unpaid Balance of Purchased Receivables related to all Account Debtors located in any one OECD Country at such time shall not exceed 3.5% of the Aggregate Unpaid Balance of all Purchased Receivables, provided that, if so requested by the Purchaser, a legal opinion with respect to the enforceability of Receivables in such jurisdiction satisfactory to the Purchaser has been obtained;

(g)           the Aggregate Unpaid Balance of Purchased Receivables related to all Account Debtors located in any one Non-OECD Country at such time shall not exceed 2.0% of the Aggregate Unpaid Balance of all Purchased Receivables, provided that Russia shall be excluded from this calculation and provided that a legal opinion with respect to the enforceability of Receivables in such jurisdictions satisfactory to the Purchaser has been obtained;

(h)           the Aggregate Unpaid Balance of Purchased Receivables related to all Account Debtors located in Russia at such time shall not exceed 3.5% of the Aggregate Unpaid Balance of all Purchased Receivables, provided that a legal opinion with respect to the enforceability of Receivables in Russia satisfactory to the Purchaser has been obtained;

(i)            the Aggregate Unpaid Balance of Purchased Receivables that were sold based on their respective Historical Exchange Rate at such time shall not exceed 15.0% of the Aggregate Unpaid Balance of all Purchased Receivables;

(j)            the Aggregate Unpaid Balance of Purchased Receivables related to all Account Debtors located in the United States of America and Canada at such time shall not exceed 25% of the Aggregate Unpaid Balance of all Purchased Receivables; and

(k)           the Aggregate Unpaid Balance of Purchased Receivables of the three largest Debtor Groups at such time shall not exceed 16.0 % of the Aggregate Unpaid Balance of all Purchased Receivables; as long as (i) such Purchased Receivables are credit insured with a credit insurance provider rated with a short term rating of at least “A-1” by S&P and “P1” by Moody’s or an equivalent long-term rating and (ii) the Purchaser is an extended party to such credit insurance.

SCHEDULE 4

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller represents and warrants the following in the relevant Receivables Purchase Agreement:

1.                                       Corporate Matters

(a)                                  such Seller is duly organised, and validly existing under the laws of the relevant Seller Jurisdiction;

(b)                                 such Seller has all licences, authorisations, consents, approvals and other governmental authorisations that are necessary to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have them does not have a Material Adverse Effect on the Purchaser;

2.                                       Transaction Documents

(a)                                  the execution, delivery and performance by the relevant Seller of the Transaction Documents to which it is expressed to be a party and the transactions contemplated herein and therein are within its corporate powers, have been duly authorised by all necessary corporate action, require no action by or in respect of, or filing, recording or enrolling with, any governmental body, agency, court official or other authority (and all fees and dues in respect of such filing, recording, enrolling or other action have been paid), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation, by laws or other constitutive document (including its articles of association agreement or limited liability company agreement (as applicable), each as amended from time to time) or any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Encumbrances or Adverse Claims on its assets;

(b)                                 each of the Transaction Documents to which such Seller is expressed to be a party and each sale of Receivables pursuant to the relevant Receivables Purchase Agreement constitutes legal, valid and binding obligations enforceable against it in accordance with the terms of such agreements;

(c)                                  such Seller is entering into the Transaction Documents to which it is expressed to be a party acting on its own behalf (but, for the avoidance of doubt, not as an agent or trustee) and in good faith;

3.                                       Accuracy of Information

(a)                                  all information made available to the Purchaser for the purpose of the relevant Receivables Purchase Agreement, including, without limitation, the information on the Receivables sold hereunder contained in each Offer, each Offer File, the records and documents submitted, the latest financial statements and the information contained in the notes to such financial statements, each Daily Report, each Monthly Report and any reports or files provided at the request of the Purchaser relating to the Receivables and the

Purchased Receivables is correct, accurate and complete on the date such information is provided;

4.                                       Receivables

(a)                                  all Receivables which are the subject of an Offer are Eligible Receivables on the respective Offer Date, the Purchase Date and the Funding Date thereof;

5.                                       Insolvency

(a)                                  such Seller is not nor would it be, as a consequence of doing any act or thing contemplated under any Transaction Document, Insolvent;

(b)                                 with the exception of the US Seller, the registered office of such Seller and “centre of main interest” (within the meaning of European Council Regulation No. 1346/2000 on Insolvency Proceedings) is in the relevant Seller Jurisdiction;

(c)                                  in respect of the Transaction Documents to which such Seller is a party and each of the transactions contemplated in, referred to in, provided for or effected by such Transaction Documents, such Seller:

(i)                                     has entered into or will enter into the same in good faith and for the purpose of carrying on its business;

(ii)                                  has and will have reasonable grounds for believing that the same will benefit it;

(iii)                               has not entered into or will enter into the same if the entering into the same would prejudice any of its creditors; and

(iv)                              is not and will not be in a breach of a negative pledge (which would have a negative impact on the Purchaser, the Receivables purchased by the Purchaser or the Related Rights) if entering into the Transaction Documents;

(d)                                 none of the transactions contemplated in the Transaction Documents will infringe the terms of, or constitute a default under, any agreement or instrument or obligation to which it is a party or by which any of its property, undertaking, assets or revenues are bound (which would have a negative impact on the Purchaser, the Purchased Receivables or the Related Rights);

6.                                       Offer

Where such Seller makes an offer to the Purchaser under the relevant Receivables Purchase Agreement:

(a)                                  each such Offer will be made and submitted to the Purchaser by a person who is duly authorised by such Seller or the Master Servicer on its behalf to make and submit such Offers to the Purchaser;

(b)                                 as at the date of each Offer, all information provided to the Offer Agent in respect of such Offer is true and correct;

7.                                       Others

(a)                                  since the date of the last financial statements or half-year report of such Seller no Material Adverse Effect in its financial situation has occurred;

(b)                                 there are no litigation or arbitration proceedings pending or to its knowledge threatened against such Seller or against any of its affiliates which could reasonably be expected to have a Material Adverse Effect on such Seller;

(c)                                  all Records and documents relating to the Receivables sold hereunder are kept in the office of such Seller or its agents (including the IT Services Provider);

(d)                                 the Purchaser has been notified of such Seller’s Collection Accounts (if applicable), the MS Final Collection Accounts and all other bank accounts to which the Account Debtors make payments on the Purchased Receivables;

(e)                                  such Seller is not obliged to pay any withholding tax on the Collections received on the Receivables or to make any deductions or withholdings;

(f)                                    no value added tax, stamp tax or stamp duty or similar tax or duty is payable upon the execution or enforcement of the relevant Receivables Purchase Agreement, the sale and assignment of Receivables to the Purchaser under the relevant Receivables Purchase Agreement or the enforcement of the relevant Receivables Purchase Agreement or any Purchased Receivable or Related Right or any other transaction contemplated herein or in any other Transaction Document to which such Seller is expressed to be a party;

(g)                                 each sale of Receivables will be properly identified as such in the systems of:

(i)                                     such Seller; and

(ii)                                  the relevant Servicer and/or the IT Services Provider,

such that the Seller is in a position (A) to identify each Purchased Receivable at all times and (B) to retrace the origin of, and the Applicable Exchange Rate applied to, all Collections to each Purchased Receivable; and

(h)                                 such Seller has not created any floating charge or Encumbrance over its business which affects the Receivables.

SCHEDULE 5

REPRESENTATIONS AND WARRANTIES OF THE SERVICERS, THE MASTER

SERVICER, THE BACK-UP SERVICER AND THE IT SERVICES PROVIDER

PART 1

REPRESENTATIONS OF THE SERVICERS AND THE MASTER SERVICER

Each Servicer and Master Servicer represents and warrants the following in the relevant Servicing Agreement:

1.                                       Corporate Matters

(a)                                  such Servicer or Master Servicer (as applicable) is duly organised, and validly existing under the laws of the relevant Servicer Jurisdiction;

(b)                                 such Servicer or Master Servicer (as applicable) has all licences, authorisations, consents, approvals and other governmental authorisations that are necessary to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have them does not have a Material Adverse Effect on the Purchaser;

2.                                       Transaction Documents

(a)                                  the execution, delivery and performance by the relevant Servicer or Master Servicer of the Transaction Documents to which it is expressed to be a party and the transactions contemplated herein and therein are within its corporate powers, have been duly authorised by all necessary corporate action, require no action by or in respect of, or filing, recording or enrolling with, any governmental body, agency, court official or other authority (and all fees and dues in respect of such filing, recording, enrolling or other action have been paid), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation, by laws or other constitutive document (including its articles of association agreement or limited liability company agreement (as applicable), each as amended from time to time) or any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Encumbrances or Adverse Claims on its assets;

(b)                                 each of the Transaction Documents to which such Servicer or Master Servicer (as applicable) is expressed to be a party constitutes legal, valid and binding obligations enforceable against it in accordance with the terms of such agreements;

(c)                                  such Servicer or Master Servicer (as applicable) is entering into the Transaction Documents to which it is expressed to be a party acting on its own behalf (but, for the avoidance of doubt, not as an agent or trustee) and in good faith;

3.                                       Accuracy of Information

(a)                                  all information made available by the Servicer or Master Servicer (as applicable) to the Purchaser for the purposes of the relevant Servicing

Agreement and, in the case of the Master Servicer, the Back-Up Servicing Agreement, including, without limitation, the information on the Receivables sold under each relevant Receivables Purchase Agreement contained in each Offer, each Offer File, the records and documents submitted, each Daily Report, each Monthly Report and any reports or files provided at the request of the Purchaser relating to the Receivables and the Purchased Receivables, and, in the case of the Master Servicer only, the latest financial statements and the information contained in the notes to such financial statements is correct, accurate and complete on the date such information is provided;

4.                                       Insolvency

(a)                                  such Servicer or Master Servicer (as applicable) is not nor would it be, as a consequence of doing any act or thing contemplated under any Transaction Document, Insolvent;

(b)                                 with the exception of the US Servicers, the registered office of such Servicer or Master Servicer (as applicable) and “centre of main interest” (within the meaning of European Council Regulation No. 1346/2000 on Insolvency Proceedings) is in the relevant Servicer Jurisdiction;

(c)                                  in respect of the Transaction Documents to which such Servicer or Master Servicer (as applicable) is a party and each of the transactions contemplated in, referred to in, provided for or effected by such Transaction Documents, such Servicer or Master Servicer:

(i)                                     has entered into or will enter into the same in good faith and for the purpose of carrying on its business;

(ii)                                  has and will have reasonable grounds for believing that the same will benefit it;

(iii)                               has not entered into or will enter into the same if the entering into the same would prejudice any of its creditors; and

(iv)                              is not and will not be in a breach of a negative pledge (which would have a negative impact on the Purchaser, the Receivables purchased by the Purchaser or the Related Rights) if entering into the Transaction Documents;

(d)                                 none of the transactions contemplated in the Transaction Documents will infringe the terms of, or constitute a default under, any agreement or instrument or obligation to which it is a party or by which any of its property, undertaking, assets or revenues are bound (which would have a negative impact on the Purchaser, the Purchased Receivables or the Related Rights);

5.                                       Others

(a)                                  to the knowledge of such Servicer or Master Servicer (as applicable), there are no litigation or arbitration proceedings pending or threatened against such Servicer or Master Servicer or against any of its affiliates which could have a

Material Adverse Effect on the economic and financial situation of such Servicer or Master Servicer; and

(b)                                 each sale of Receivables will be properly identified as such in the systems of such Servicer, the Master Servicer or the IT Services Provider, such that the Servicer is in a position (i) to identify at all times each Purchased Receivable and (ii) to retrace the origin of, and the Applicable Exchange Rate applied to, all Collections to each Purchased Receivable.

PART 2

REPRESENTATIONS OF THE BACK-UP SERVICER

The representations and warranties of the Back-Up Servicer are set out in the Back-Up Servicing Agreement.

PART 3

REPRESENTATIONS OF THE IT SERVICES PROVIDER

The representations and warranties of the IT Services Provider are set out in the IT Services Agreement.

SCHEDULE 6

COVENANTS OF THE SELLERS

Each Seller covenants and undertakes the following to the Purchaser in the relevant Receivables Purchase Agreement:

(a)                                  such Seller shall punctually and fully comply with its covenants and material obligations under the Contracts underlying the Receivables assigned hereunder. Any expenses incurred in connection therewith shall be borne by such Seller. By purchasing the Receivables the Purchaser shall assume no obligation or liability towards the Account Debtors;

(b)                                 upon reasonable request by the Purchaser, such Seller shall promptly make available to the Purchaser and, at the Purchaser’s election, an auditor of internationally recognised standing (i) any information and any documents in its possession relating to the Purchased Receivables and the Related Rights, (ii) all information and documentation necessary to fully evaluate such Seller’s financial situation and (iii) any information and any documents held by such Seller which the Purchaser may require in order to perform its due diligence on such Seller, and such Seller shall cooperate fully with any Servicer or Master Servicer (as applicable) to provide such information and any such documents to the Purchaser. Such Seller shall at all times during regular business hours permit the Purchaser or its agents to visit its offices and properties and to inspect all records and documents relating to the Receivables sold hereunder and to the Related Rights, including internal documentary evidence and data processing systems, and to make copies and abstracts. In addition, such Seller shall permit the Purchaser to discuss matters relating to the assigned Receivables with the management, the employees and the accountants of such Seller;

(c)                                  such Seller shall safekeep and make available to the Purchaser at its principal place of business originals of all Contracts, agreements, delivery notes, lists of balances and other material relating to the Receivables, employing the care of a prudent businessman;

(d)                                 such Seller shall deliver to the Purchaser promptly upon request in accordance with the relevant Receivables Purchase Agreement duly signed Account Debtor Notifications for any Receivables which have been sold and assigned, but not yet collected;

(e)                                  such Seller shall not contribute to the creation of counterclaims of the Account Debtor against the Purchased Receivables;

(f)                                    such Seller shall promptly inform the Purchaser on any imminent execution measures undertaken by third parties with respect to the Purchased Receivables and/or Related Rights. Additionally, upon the occurrence of such measures, such Seller shall deliver to the Purchaser at its request all documents and records necessary for the legal enforcement of its claims and reimburse the Purchaser for all expenses incurred in connection with such legal enforcement. At the request of the Purchaser and to the extent permitted by law such Seller shall enforce the claims of the Purchaser against the

Account Debtor before any court (and shall procure, if necessary, that the Originator joins the relevant Seller in any legal proceedings against Account Debtors);

(g)                                 such Seller shall use best efforts to protect the rights of the Purchaser in the Receivables sold hereunder. In particular, such Seller shall execute deeds and documents and take any other action necessary to protect, give evidence of and create the rights of the Purchaser in the Receivables, the Related Rights and the Collections;

(h)                                 such Seller shall, without request, promptly make available to the Purchaser all information which it has at its disposal on any Account Debtor of Purchased Receivables with an aggregate Unpaid Balance of EUR 100,000 or more, if such Seller would, on the grounds of such information, have reason to believe that such Account Debtor is at imminent risk of Insolvency;

(i)                                     such Seller shall make available to the Purchaser, at the Purchaser’s reasonable request and during normal business hours, all information and documentation necessary to fully evaluate such Seller’s financial situation;

(j)                                     such Seller shall maintain a system of accounting established and administered in accordance with generally accepted accounting principles of the relevant Seller Jurisdiction and furnish to the Purchaser any financial report or other information reasonably requested by the Purchaser within 10 Business Days of notification of such request;

(k)                                  upon request of the Purchaser, such Seller shall provide the Purchaser with a Solvency Certificate, i.e. a certificate certifying that no material adverse change has occurred with respect to the financial and business situation of such Seller;

(l)                                     such Seller shall report without request of the Purchaser any extraordinary events other than any Force Majeure Event which would reasonably be expected to have a Material Adverse Effect its financial situation immediately upon the occurrence of such events;

(m)                               during the Term such Seller shall ensure that its business and procure that the business of the Group, taken as a whole, remains the Paper Business;

(n)                                 such Seller shall have fulfilled or shall fulfill all VAT payment obligations with respect to each Receivable sold;

(o)                                 such Seller shall notify the Purchaser in writing of any of the following events immediately upon learning of the occurrence thereof, describe the same and, if applicable, the measures being taken with respect thereto: the occurrence of an Automatic Termination Event or a Potential Automatic Termination Event, if it pertains to itself (and not to another Seller), by a statement of the corporate controller or chief financial officer;

(p)                                 such Seller shall notify the Purchaser of the occurrence of a Termination Event or Potential Termination Event or Stop Purchase Event or Potential Stop Purchase Event as soon as it becomes aware of such event;

(q)                                 such Seller shall not change its name, identity or corporate structure or relocate its principal office or any office where books are kept, or in the case of the US Seller, any other change which would change the “location” of the US Seller (within the meaning of Section 9-307 of the UCC) or which could render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term is used in the UCC, unless it shall have given the Purchaser at least forty five (45) days prior written notice thereof;

(r)                                    such Seller shall not transfer by way of assignment, novation or otherwise or pledge or grant any Related Right in or over any of the Receivables or any additional rights relating thereto to any party other than to the Purchaser;

(s)                                  such Seller shall:

(i)                                     notify the Purchaser of any attachment by its creditors to any Receivables which may lead to payments in relation to any Receivable being made directly to any of such Seller’s creditors or, in the case of the US Seller, any claim filed under the UCC or purported attachment by the US Seller’s creditors, or of any claim filed under the UCC or purported attachment by the creditors of the US Originator to the extent the US Seller has knowledge of such claim or attachment, with respect to any Receivables;

(ii)                                  not give any instructions to any Account Debtor to make any payments in relation to any Receivable to any of such Seller’s creditors (and, in the case of the US Seller, the US Originator’s creditors);

(iii)                               indemnify the Purchaser against any reduction in the obligations owed by the Account Debtors to the Purchaser due to such payments to creditors of such Seller;

(t)                                    such Seller shall procure that the Offer Agent shall deliver, an Offer File to the Purchaser on the date of each Offer;

(u)                                 such Seller shall procure that the Master Servicer shall deliver, a Daily Report to the Purchaser on a daily basis;

(v)                                 such Seller shall, upon the occurrence of a Downgrade Event, immediately pay an amount equal to the Cash Reserve to the Purchaser;

(w)                               such Seller shall maintain an internal foreign exchange currency hedging mechanism which is reasonably satisfactory to the Purchaser and notify the Purchaser of any material changes thereto;

(x)                                   such Seller shall procure that the Master Servicer shall transfer all Collections relating to the Receivables assigned to the Purchaser to the relevant Transfer Account (if applicable) or the USD or EUR Collection Account (as applicable, in accordance with the Purchaser Currency under the relevant Receivables

Purchase Agreement) in accordance with the relevant Receivables Purchase Agreement;

(y)                                 such Seller shall notify the Master Servicer as soon as reasonably practicable following any change to the Account Details relevant to such Seller;

(z)                                   in the event that during the Term of the Transaction a material net economic interest is required to be retained in accordance with Article 122a of Directive 2006/48/EC in the European Union or any similar requirements are imposed in any jurisdiction, such Seller shall, within five (5) Business Days from (and including) the delivery of written notice from the Purchaser, commence negotiations in good faith with the Purchaser to implement such requirement for the purposes of the Transaction;

(aa)                            such Seller shall do all things necessary to remain duly organised, validly existing and in good standing under the laws of the relevant Seller Jurisdiction and maintain all requisite authority to conduct its business in the relevant Seller Jurisdiction;

(bb)                          such Seller shall comply in all respects which could be regarded as material in the context of the transactions contemplated by the relevant Receivables Purchase Agreement, with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject;

(cc)                            during the Revolving Period, except as otherwise provided herein or unless the Purchaser otherwise consents in writing, such Seller shall not sell, assign or otherwise dispose of, or create or suffer to exist any Adverse Claim or Encumbrance upon or with respect to any Purchased Receivable, related Contract or Related Rights, or assign any right to receive income in respect thereof or attempt, purport or agree to do any of the foregoing to the extent that it conflicts with the terms the relevant Receivables Purchase Agreement or the transactions contemplated thereby;

(dd)                          if any Repossessable Goods are repossessed by, or returned to an Originator or a Seller, the relevant Seller shall, or shall procure that the relevant Originator, shall attempt to sell such Repossessable Goods in accordance with the Credit and Collection Policy;

(ee)                            insofar as any payments of Collections in respect of any Purchased Receivables are made by cheque, bill of exchange or promissory note by or on behalf of any Account Debtor, such Seller shall:

(i)                                     to the extent possible, ensure that such cheque, bill of exchange or promissory note is drawn or issued in favour of the Purchaser as beneficiary;

(ii)                                  in case a cheque is not drawn or issued in accordance with paragraph (i) above, deliver or procure the delivery of, such cheque to the designated local branch of the relevant Account Bank to be paid into the relevant Seller Collection Account, Master Servicer Account or Lock-Box Account in accordance with the usual cheque clearing practice:

(A)          if practicable, on the day of receipt; or

(B)                                if not so practicable and if received (a) on a day which is not a Business Day or (b) at a time (which shall not be earlier than 14.00 CET) on any Business Day which the relevant Seller, Servicer or Master Servicer reasonably determines is too late to permit same day deposit into the relevant Seller Collection Account or Master Servicer Account, on the next following Business Day, provided that, (a) if such cheque is not drawn or issued in favour of the Purchaser in accordance with paragraph (i) above, or (b) such cheque is not or cannot be delivered to the relevant Account Bank in accordance with paragraph (ii)(A) or (B) above, the relevant Seller, Servicer and/or Master Servicer, as applicable, shall ensure that any such cheque is endorsed to the Purchaser on the Business Day immediately following the date of receipt thereof; or

(iii)                               in case a bill of exchange or promissory note is not drawn or issued in accordance with paragraph (i) above, ensure that such bill of exchange or promissory note is forthwith endorsed to the Purchaser to the extent possible. The relevant Seller, Servicer or Master Servicer, as applicable, shall forthwith deliver any such bill of exchange or promissory note issued in connection with a Purchased Receivable to the Account Bank.

(ff)                                in the case of the US Seller and the Belgian Seller only, such Seller shall promptly inform the Purchaser of any material change of which it becomes aware to any credit insurance policy arrangement applicable to the Receivables transferred hereunder (including, without limitation, cancellation of such insurance, changes to the terms of such credit insurance and a down-grade by any credit rating agency of the rating of the provider of any such insurance);

(gg)                          in the case of the US Seller and the Belgian Seller only, each such Seller shall procure that, so long as it has credit insurance arrangements relating to Purchased Receivables (in the case of the US Seller, however, only with respect to those Purchased Receivables subject to paragraph (k) of Schedule 3, Part 5 (Portfolio Limits), that it shall make the Purchaser an extended party to such insurance, so that the Purchaser becomes a beneficiary of such insurance upon such Seller’s insolvency;

(hh)                          in the case of the US Seller only, after the delivery of US Lock-Box Agreements with respect to the Lock-Box Accounts of the US Seller in accordance with Section 11.2 of the US Receivables Purchase Agreement, the US Seller shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account, or make any change in its instructions to Account Debtors with respect to the Purchased Receivables regarding payments to be made to the US Seller or the US Servicer or payments to be made to any Lock-Box Account (or related post office box), unless the Purchaser shall have consented thereto in writing and the Purchaser shall have received copies of all agreements and documents (including US Lock-Box Agreements) that it may request in connection therewith;

(ii)                                  in the case of the US Seller only, such Seller shall, or shall cause the US Servicer to, (i) instruct all Account Debtors with respect to the Purchased Receivables to make payments in respect of all Purchased Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any US Collections of Receivables received by it or the US Servicer into Lock-Box Accounts not later than one Business Day after receipt thereof. After the Closing Date, each Lock-Box Account shall at all times be subject to a US Lock-Box Agreement. The US Seller shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or to the USD Collection Account cash or cash proceeds other than US Collections; and

(jj)                                  in the case of the US Seller only, such Seller and the US Originator hereby acknowledge that Purchaser is entering into the transactions contemplated by the Agreement and the Transaction Documents in reliance upon such Seller’s identity as a legal entity separate from the US Originator and the US Servicer. Therefore, from and after the date hereof, the US Seller shall take all reasonable steps to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the US Seller is an entity with assets and liabilities distinct from those of the US Originator, the US Servicer and any other Person, and is not a division of the Originator, US Servicer or any other Person. Without limiting the generality of the foregoing the US Seller shall take such actions as shall be required by in order that the Separateness Covenants listed in Schedule 3 Part B of the US Receivables Purchase Agreement are fulfilled in all respects.

SCHEDULE 7

COVENANTS OF THE MASTER SERVICER, THE BACK-UP SERVICER AND

THE IT SERVICES PROVIDER

PART 1

COVENANTS OF THE MASTER SERVICER

The Master Servicer covenants and undertakes the following to the Purchaser in the relevant Servicing Agreement:

(a)                                  it will devote or procure that there is devoted to the performance of its obligations under each Servicing Agreement at least the same amount of time and attention and that there is exercised the same level of skill, care and diligence in the performance of those obligations, under each Servicing Agreement and its exercise of the rights of the Purchaser in respect of Purchased Receivables, the Related Rights and the Factoring Agreements (where applicable) as it would if it were administering unsecured trade Factoring Agreements in respect of which it held the entire benefit (both legally and beneficially);

(b)                                 upon reasonable request by the Purchaser, the Master Servicer shall promptly make available to the Purchaser and, at the Purchaser’s election, an auditor of internationally recognised standing any information and any documents held by the Master Servicer which the Purchaser may require in order to perform its due diligence on the Master Servicer, and the Master Servicer shall cooperate fully with any Servicer or Seller (as applicable) to provide such information and any such documents to the Purchaser. The Master Servicer shall at all times during regular business hours permit the Purchaser or its agents to visit its offices and properties and to inspect all records and documents relating to the Receivables sold hereunder and to the Related Rights, including internal documentary evidence and data processing systems, and to make copies and abstracts. In addition, the Master Servicer shall permit the Purchaser to discuss matters relating to the assigned Receivables with the management, the employees and the accountants of the Master Servicer. The Master Servicer shall disclose any material disclosed under this paragraph (b) in complete form;

(c)                                  subject to any Reinvestment, it shall transfer all Collections relating to the Receivables assigned to the Purchaser in such manner and at such times as provided under the terms of the relevant Receivables Purchase Agreement to the relevant Transfer Account (if applicable) or to the USD Collection Account or the EUR Collection Account (as applicable);

(d)                                 it will in relation to its obligations hereunder act in accordance with the Credit and Collection Policy;

(e)                                  it shall promptly inform the Purchaser of a change of its independent auditors;

(f)                                    it will comply (subject to the rights of any third parties) with any directions, orders and instructions which the Purchaser may from time to time give to it in accordance with the relevant Servicing Agreement and which would not result in it committing a breach of its obligations under each relevant Servicing Agreement or an illegal act;

(g)                                 it will use all reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of its obligations under the Transaction Documents and in particular, but without limitation, any applicable licences and registrations under applicable data protection legislation, except to the extent that the failure to have them does not have a Material Adverse Effect on the Purchaser and shall, so far as it reasonably can do so, perform its obligations under the Transaction Documents in such a way as not to prejudice the continuation of any such approval, authorisation, consent or licence;

(h)                                 it will allocate office space, facilities, equipment and staff sufficient to enable it to fulfil its obligations under the relevant Servicing Agreement to its own employees; Sappi Deutschland will not make available any office space to the Master Servicer;

(i)                                     it will give to the Purchaser within 30 days after demand therefor a certificate signed by one of its directors to the effect that as at the date of such certificate (the “Relevant Date”) there did not exist and had not existed since the Relevant Date of the previous certificate relating to the Master Servicer (or in the case of the first such certificate, the date such Master Servicer became party to the relevant Servicing Agreement) any Servicer Termination Event with respect to such Servicer or the Master Servicer;

(j)                                     it will promptly notify the Purchaser if legal proceedings are initiated against it which might in its reasonable opinion materially adversely affect the relevant Seller’s title to or interest in Purchased Receivables, the Related Rights or the Factoring Agreements (where applicable) in respect of the Purchased Receivables;

(k)                                  subject to and in accordance with the provisions of each Servicing Agreement it will use its reasonable endeavours to recover all sums due from each Account Debtor to the Purchaser, including taking reasonable endeavours to ensure that Account Debtors make payments solely to, in the case of any Account Debtor that resides in the US or Canada, the Lock-Box Accounts, in the case of the any other Account Debtor for which the Seller is the Austrian USD Seller, the German USD Seller or the US Seller, the relevant Seller Collection Account, and in the case of any other Account Debtor for which the Seller is the Austrian EUR Seller, the Belgian Seller or the German EUR Seller, the relevant MS Final Collection Account;

(l)                                     it will provide, annually, on or before each anniversary of the date of each Servicing Agreement, at any time when there is a material change to the Account Details in respect of any Account to which Account Debtors may remit payments, including any change to the established zero-balancing mechanism, and at any time upon the reasonable request of the Purchaser or the Back-Up Servicer a list of Account Details to the Purchaser and the Back-Up Servicer;

(m)                               it will promptly notify the Purchaser if an Additional Originator is to be added to the Transaction;

(n)                                 it will deliver to the Purchaser a signed copy of any Additional Factoring Agreement, Additional Distribution Agreement or Additional Sales Commission Agency Agreement promptly after the agreement has been made;

(o)                                 it will notify the Purchaser of any change in the Sappi Month Calendar at least two (2) months prior to such change;

(p)                                 it will deliver to the Purchaser a copy of any external audit report or attestation report to the Board of Directors and shareholders of Sappi Limited as required under the Sarbanes-Oxley Act 2002 of the United States concerning the Transaction, the origination, the servicing and the management of Purchased Receivables within thirty (30) days of such report having been finalised;

(q)                                 it will deliver bank statements to the Purchaser on a weekly basis relating to the MS EUR Transfer Account, the MS USD Transfer Account and the US Seller USD Transfer Account;

(r)                                    it will promptly notify the Purchaser if a material change has been or will be made to any of the Initial Factoring Agreements, Initial Distribution Agreements, Initial Sales Commission Agency Agreements, or any Additional Distribution Agreement, Additional Factoring Agreement or Additional Sales Commission Agency Agreement delivered to the Purchaser under covenant (n) under the Part and Schedule hereto, and it will deliver to the Purchaser a signed copy of any such amendment promptly after it has been made;

(s)                                  it shall not make any change to its Credit and Collection Policy which would reasonably be expected to have a Material Adverse Effect on the collectability of any of the Purchased Receivables without the prior consent of the Purchaser and it shall on the date of each Servicing Agreement and at least thirty (30) days prior to the effectiveness of any material change to the Credit and Collection Policy, furnish to the Purchaser a copy of the Credit and Collection Policy then in effect and a notice indicating such change shall only take effect with the prior written approval of the Purchaser;

(t)                                    it shall not sell, assign or otherwise dispose of or create or suffer to exist any Encumbrance upon or with respect to any Purchased Receivable acquired by the Purchaser or the Related Rights related to such Purchased Receivable, or assign any right to receive income in respect thereof or attempt, purport or agree to do any of the foregoing, except in the case of any Encumbrances arising under or pursuant to the Transaction Documents and any purchase contemplated by the Transaction Documents;

(u)                                 it shall punctually and fully comply with its covenants and material obligations under the contracts underlying the Receivables assigned under the respective Receivables Purchase Agreement;

(v)                                 it shall, if the appropriate page of the relevant Reuters Screen or Bloomberg Screen or other relevant page ceases to be available, promptly inform the Purchaser;

(w)                               it shall procure that any Originator or Seller will execute in its own name and on its own behalf and deliver to the Purchaser, within ten (10) Business Days of receipt by the Purchaser and/or the respective Originator or Seller of advice from legal counsel that a Power of Attorney will or may not, due to the absence of authority granted by such Originator or Seller (as the case may be), provide sufficient authority to the Purchaser to notify an Account Debtor of the sale and assignment of the Receivables, a document identical to such Power of Attorney;

(x)                                   it shall procure the provision of a Solvency Certificate in respect of any Seller on reasonable request by the Purchaser;

(y)                                 if at any time the Required MS EUR Amount falls below EUR 1,500,000 or the Required MS USD Amount falls below USD 250,000 or the Required US Seller USD Amount falls below USD 250,000, then, within three (3) Business Days of becoming aware of such shortfall, it shall pay into the relevant Collection Account an amount equal to such shortfall in the Required MS EUR Amount, the aggregate of the Required MS USD Amount and/or US Seller USD Amount (as applicable);

(z)                                   it shall supply to the Purchaser:

(i)                                     as soon as the same becomes available, but in any event within 180 days after the end of each of its financial years the audited consolidated financial statements for that financial year (including a profit and loss statement, a cash flow statement and balance sheet) for the Performance Guarantor (including that of the Master Servicer); and

(ii)                                  as soon as the same becomes available, but in any event within 75 days of each Quarter Date, the unaudited consolidated interim report for the Performance Guarantor (including that of the Master Servicer) for the period of three months ending on such Quarter Date;

(aa)                            for the purposes of calculating any of the Termination Events under paragraphs (q), (r) or (s) of Schedule 13, Part 1 (Termination Events) of the Incorporated Terms Memorandum, inter alia, the Master Servicer shall supply to the Purchaser:

(i)                                     with each set of financial statements or interim report (as set out in above) a Compliance Certificate in the form of Schedule Schedule 17 Part 3 of the Incorporated Terms Memorandum signed by two directors of the Master Servicer setting out (in reasonable detail), inter alia:

(A)                              computations as to demonstrate that none of the Termination Events under paragraphs (q), (r) or (s) of Schedule 13, Part 1 (Termination Events) of the Incorporated Terms Memorandum has occurred as at the date as at which the Group financial statements were drawn up;

(B)                                confirmation that no Termination Event with respect of any of the Sellers, the Servicers, the Master Servicer or the Performance Guarantor nor any Servicer Termination Event with respect to any Servicer or Master Servicer has occurred and is continuing;

(C)                                confirmation that the financial statements have been prepared in accordance with Applicable Accounting Principles; and that they give a true and fair view of (if audited) or fairly represent (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate; and

(bb)                          insofar as any payments of Collections in respect of any Purchased Receivables are made by cheque, bill of exchange or promissory note by or on behalf of any Account Debtor, it shall:

(i)                                     to the extent possible, ensure that such cheque, bill of exchange or promissory note is drawn or issued in favour of the Purchaser as beneficiary;

(ii)                                  in case a cheque is not drawn or issued in accordance with paragraph (i) above, deliver or procure the delivery of, such cheque to the designated local branch of the relevant Account Bank to be paid into the relevant Seller Collection Account, Master Servicer Account or Lock-Box Account in accordance with the usual cheque clearing practice:

(A)                              if practicable, on the day of receipt; or

(B)                                if not so practicable and if received (a) on a day which is not a Business Day or (b) at a time (which shall not be earlier than 14.00 CET) on any Business Day which the relevant Seller, Servicer or Master Servicer reasonably determines is too late to permit same day deposit into the relevant Seller Collection Account, Master Servicer Account or Lock-Box Account, on the next following Business Day, provided that, (a) if such cheque is not drawn or issued in favour of the Purchaser in accordance with paragraph (i) above, or (b) such cheque is not or cannot be delivered to the relevant Account Bank in accordance with paragraph (ii)(A) or (B) above, the relevant Seller Master Servicer or the relevant Servicer, as applicable, shall ensure that any such cheque is endorsed to the Purchaser on the Business Day immediately following the date of receipt thereof; or

(iii)                               in case a bill of exchange or promissory note is not drawn or issued in accordance with paragraph (i) above, ensure that such bill of exchange or promissory note is forthwith endorsed to the Purchaser to the extent possible. The relevant Seller, Servicer or Master Servicer, as applicable shall forthwith deliver any such bill of exchange or promissory note issued in connection with a Purchased Receivable to the Account Bank.

PART 2

COVENANTS OF THE SERVICERS

Each Servicer covenants and undertakes the following to the Purchaser in the relevant Servicing Agreement:

(a)                                  it will devote or procure that there is devoted to the performance of its obligations under the relevant Servicing Agreement at least the same amount of time and attention and that there is exercised the same level of skill, care and diligence in the performance of those obligations, under the relevant Servicing Agreement and its exercise of the rights of the Purchaser in respect of Purchased Receivables, the Related Rights and the Factoring Agreements (where applicable) as it would if it were administering unsecured trade Factoring Agreements in respect of which it held the entire benefit (both legally and beneficially);

(b)                                 upon reasonable request by the Purchaser, such Servicer shall promptly make available to the Purchaser and, at the Purchaser’s election, an auditor of internationally recognised standing any information and any documents held by such Servicer which the Purchaser may require in order to perform its due diligence on such Servicer, and such Servicer shall cooperate fully with the Master Servicer or any Seller (as applicable) to provide such information and any such documents to the Purchaser. The Servicer shall at all times during regular business hours permit the Purchaser or its agents to visit its offices and properties and to inspect all records and documents relating to the Receivables sold hereunder and to the Related Rights, including internal documentary evidence and data processing systems, and to make copies and abstracts. In addition, the such Servicer shall permit the Purchaser to discuss matters relating to the assigned Receivables with the management, the employees and the accountants of such Servicer. Such Servicer shall disclose any material disclosed under this paragraph (b) in complete form;

(c)                                  it will in relation to its obligations hereunder act in accordance with the Credit and Collection Policy;

(d)                                 it will comply (subject to the rights of any third parties) with any directions, orders and instructions which the Purchaser may from time to time give to it in accordance with the relevant Servicing Agreement and which would not result in it committing a breach of its obligations under the relevant Servicing Agreement or an illegal act;

(e)                                  it will use all reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of its obligations under the Transaction Documents and in particular, but without limitation, any applicable licences and registrations under applicable data protection legislation, except to the extent that the failure to have them does not have a Material Adverse Effect on the Purchaser and shall, so far as it reasonably can do so, perform its obligations under the Transaction Documents in such a way as not to prejudice the continuation of any such approval, authorisation, consent or licence;

(f)                                    it will allocate office space, facilities, equipment and staff sufficient to enable it to fulfil its obligations under the relevant Servicing Agreement to its own employees; Sappi Deutschland will not make available any office space to any other Servicer;

(g)                                 subject to and in accordance with the provisions of the relevant Servicing Agreement it will use its reasonable endeavours to recover all sums due from each Account Debtor to the Purchaser, including taking reasonable endeavours to ensure that Account Debtors make payments solely to, in respect of any Account Debtor that resides in the US or Canada whose Receivables have been sold by the US Seller, the Lock-Box Accounts, in the case of the any other Account Debtor for which the Seller is the Austrian USD Seller, the German USD Seller or the US Seller, the relevant Seller Collection Account, and in the case of any other Account Debtor for which the Seller is the Austrian EUR Seller, the Belgian Seller or the German EUR Seller, the relevant MS Final Collection Account;

(h)                                 it shall not sell, assign or otherwise dispose of or create or suffer to exist any Encumbrance upon or with respect to any Receivable acquired by the Purchaser or the Related Rights related to such Receivable, or assign any right to receive income in respect thereof or attempt, purport or agree to do any of the foregoing, except in the case of any Encumbrances arising under or pursuant to the Transaction Documents and any purchase contemplated by the Transaction Documents;

(i)                                     that all the information it provides to the Purchaser in accordance with the relevant Servicing Agreement is true and accurate;

(j)                                     it shall punctually and fully comply with its covenants and material obligations under the contracts underlying the Receivables assigned under the respective Receivables Purchase Agreement;

(k)                                  Sappi Deutschland will take reasonable care to ensure that no action is taken by it in the course of performing its obligations and functions under the relevant Servicing Agreement which would subject the Purchaser to taxation in Germany or in any jurisdiction from which Sappi Deutschland performs any of its functions under the relevant Servicing Agreement (in particular it will not take any action which creates a risk that Sappi Deutschland is deemed to constitute a German permanent establishment, a German permanent representative or the primary place of management of the Purchaser in Germany);

(l)                                     in the case of the US Servicer only, after the delivery of US Lock-Box Agreements with respect to the Lock-Box Accounts of the US Seller in accordance with Section 11.12 of the US Receivables Purchase Agreement, the US Servicer shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account, or make any change in its instructions to Account Debtors with respect to the Purchased Receivables regarding payments to be made to the US Seller or the US Servicer or payments to be made to any Lock-Box Account (or related post office box), unless the Purchaser shall have consented thereto in writing and the Purchaser shall have received copies of all agreements and documents (including US Lock-Box Agreements) that it may request in connection therewith; and

(m)                               insofar as any payments of Collections in respect of any Purchased Receivables are made by cheque, bill of exchange or promissory note by or on behalf of any Account Debtor, it shall:

(i)                                     to the extent possible, ensure that such cheque, bill of exchange or promissory note is drawn or issued in favour of the Purchaser as beneficiary;

(ii)                                  in case a cheque is not drawn or issued in accordance with paragraph (i) above, deliver or procure the delivery of, such cheque to the designated local branch of the relevant Account Bank to be paid into the relevant Seller Collection Account, Master Servicer Account or Lock-Box Account in accordance with the usual cheque clearing practice:

(C)                                if practicable, on the day of receipt; or

(D)                               if not so practicable and if received (a) on a day which is not a Business Day or (b) at a time (which shall not be earlier than 14.00 CET) on any Business Day which the relevant Seller, Servicer or Master Servicer reasonably determines is too late to permit same day deposit into the relevant Seller Collection Account,  Master Servicer Account or Lock-Box Account, on the next following Business Day, provided that, (a) if such cheque is not drawn or issued in favour of the Purchaser in accordance with paragraph (i) above, or (b) such cheque is not or cannot be delivered to the relevant Account Bank in accordance with paragraph (ii)(A) or (B) above, the relevant Servicer shall endorse this cheque to the Purchaser on the Business Day immediately following the date of receipt thereof; or

(iii)                               in case a bill of exchange or promissory note is not drawn or issued in accordance with paragraph (i) above, ensure that such bill of exchange or promissory note is forthwith endorsed to the Purchaser to the extent possible. The relevant Seller, Servicer or Master Servicer, as applicable shall forthwith deliver any bill of exchange or promissory note issued in connection with a Purchased Receivable to the Account Bank.

PART 3

COVENANTS OF THE BACK-UP SERVICER

The covenants of the Back-Up Servicer are set out in the Back-Up Servicing Agreement.

PART 4

COVENANTS OF THE IT SERVICES PROVIDER

The covenants of the IT Services Provider are set out in the IT Services Agreement.

SCHEDULE 8

NOTICE DETAILS

The address referred to in Paragraph 14 (Notices) of the Common Terms is:

1.                                       in the case of SAPPI PAPIER HOLDING GmbH:

Address:	c/o Sappi International SA
Chaussée de la Hulpe 154
1170 Brussels
Belgium

Tel:	+32 (0) 2 6769 621

Fax:	+32 (0) 2 6769 84

Email:	jorg.passler@sappi.com

Attention:	Jörg Pässler

2.                                       in the case of SAPPI LANAKEN NV:

Address:	c/o Sappi International SA
Chaussée de la Hulpe 154
1170 Brussels
Belgium

Tel:	+32 (0) 2 6769 621

Fax:	+32 (0) 2 6769 84

Email:	jorg.passler@sappi.com

Attention:	Jörg Pässler

3.                                       in the case of SAPPI DEUTSCHLAND GmbH:

Address:	c/o Sappi International SA
Chaussée de la Hulpe 154
1170 Brussels
Belgium

Tel:	+32 (0) 2 6769 621

Fax:	+32 (0) 2 6769 84

Email:	jorg.passler@sappi.com

Attention:	Jörg Pässler

4.                                       in the case of S.D. WARREN COMPANY doing business as Sappi Fine Paper North America:

Address:	255 State Street
Boston, MA 02109
USA

Tel:	+1 617-368-6354

Fax:	+1 617-368-6540

Email:	Jim.Gakis@sappi.com

Attention:	Jim Gakis

5.                                       in the case of SAPPI NA FINANCE LLC:

Address:	255 State Street
Boston, MA 02109
USA

Tel:	+1 617-368-6354

Fax:	+1 617-368-6540

Email:	Jim.Gakis@sappi.com

Attention:	Jim Gakis

6.                                       in the case of SAPPI TRADING HONG KONG LIMITED:

Address:	c/o Sappi International SA
Chaussée de la Hulpe 154
1170 Brussels
Belgium

Tel:	+32 (0) 2 6769 621

Fax:	+32 (0) 2 6769 84

Email:	jorg.passler@sappi.com

Attention:	Jörg Pässler

7.                                       in the case of SAPPI INTERNATIONAL SA:

Address:	c/o Sappi International SA
Chaussée de la Hulpe 154
1170 Brussels
Belgium

Tel:	+32 (0) 2 6769 621

Fax:	+32 (0) 2 6769 84

Email:	jorg.passler@sappi.com

Attention:	Jörg Pässler

8.                                       in the case of FIDIS FINANZ- UND DATEN-INFORMATIONS SERVICES GmbH:

Address:	An der Gümpkesbrücke 17
41567 Kaarst
Germany

Tel:	+49 2131 298580

Fax:	+49 2131 2985899

Email:	Otto.Johannsen@fidis.com; Reiner.Hirschberg@fidis.com

Attention:	Otto Johannsen, Dr. Reiner Hirschberg

9.                                       in the case of ELEKTRA PURCHASE NO. 29 LIMITED:

Address:	2nd Floor
11/12 Warrington Place
Dublin 2
Ireland

Tel:	+353 1 775 2600

Fax:	+353 1 775 2601

Email:	elektra29@ogier.com

Attention:	Ogier Fiduciary Services (Ireland) Limited

10.                                 in the case of ARABELLA FINANCE LIMITED:

Address:	2nd Floor
11/12 Warrington Place
Dublin 2
Ireland

Tel:	+353 1 775 2600

Fax:	+353 1 775 2601

Email:	arabella@ogier.com

Attention:	Ogier Fiduciary Services (Ireland) Limited

11.                                 in the case of BANK OF NEW YORK MELLON:

Address:	One Canada Square
London E14 5AL
United Kingdom

Tel:	+44 207 964 6146

Fax:	+44 207 964 6622

Attention:	Kate Russell

12.                                 in the case of UNICREDIT BANK AG:

Address:	Arabellastrasse 12
81925 Munich
Germany

Tel:	+49 89 378 16 005/+49 89 378 16 010

Fax:	+49 89 378 15 828

Email:	ulrike.fritsche@unicreditgroup.de,
securitization@unicreditgroup.de

Attention:	Ulrike Fritsche

13.                                 in the case of UNICREDIT BANK AG, LONDON BRANCH:

Address:	Moor House
120 London Wall
London
EC2Y 5ET
United Kingdom

Tel:	+44 (0)20 7826 1313

Fax:	+44 (0)20 7826 1336

Email:	joanna.paxton@unicreditgroup.eu

Attention:	Joanna Paxton

SCHEDULE 9

FORM OF OFFER

As set out in each Receivables Purchase Agreement

SCHEDULE 10

[Intentionally left blank]

SCHEDULE 11

[Intentionally left blank]

SCHEDULE 12

PRIORITY OF PAYMENTS

PART 1

EUR PRIORITY OF PAYMENTS

“EUR Priority of Payments” means, if an Automatic Termination Event or a Potential Automatic Termination Event has not occurred, and no Termination Event Notice has been delivered, distributions from the EUR Collection Account will be made on each Settlement Date by the Accounts Administrator (on behalf of the Purchaser) in the following order of priority, in each case, provided that all items ranking in priority thereto have been paid or provided in full on such Settlement Date and provided further that, except in the case of paragraph (i) below, all payments to be made in respect of the items in paragraphs (d), (f) or (g) shall only be made to the extent that, after the making of any such payment, the balance of the EUR Collection Account is not less than Required MS EUR Amount will be retained by the Purchaser:

(a)                                  first, in or towards all applicable taxes, fees and expenses relating to the Purchaser’s existence, maintenance and administration and winding up (if any);

(b)                                 second, to pay an annual profit to the Purchaser of EUR 1,000;

(c)                                  third, pari passu on a pro rata basis to the Back-Up Servicer in an amount equal to the Back-Up Servicing Fee and the Additional Monthly Fee, if due and payable by the Purchaser and to the IT Services Provider in an amount equal to the IT Services Fee, if due and payable by the Purchaser;

(d)                                 fourth, to the Master Servicer (on behalf of itself and the Servicers other than the US Servicer) in an amount equal to the Servicing Fee;

(e)                                  fifth, to the Purchaser in an amount equal to the sum of (i) all fees, costs, expenses, commission amounts and indemnification amounts due and payable by the Purchaser to the Funding Sources pursuant to the Funding Agreements, (ii) any costs and expenses relating to the refinancing of the Purchase Price, and (iii) any repayments of advances made by the Issuer to the Purchaser;

(f)                                    sixth, if such date of application falls during the Revolving Period and no Stop Purchase Event has occurred in respect of the relevant Seller, then to the relevant Seller in an amount up to the Purchase Price in respect of the purchase of Receivables on such day;

(g)                                 seventh, to Master Servicer the balance of funds in an amount up to but not exceeding the EUR Surplus Amount, provided that no Automatic Servicer Termination Event has occurred and no Servicer Termination Event Notice has been given;

(h)                                 eighth, the balance of funds to be invested in Authorised Investments on behalf of the Purchaser; and

(i)                                     ninth, on the Final Discharge Date, the balance (if any) of the Required MS EUR Amount to the Master Servicer.

PART 2

USD PRIORITY OF PAYMENTS

“USD Priority of Payments” means, if an Automatic Termination Event or a Potential Automatic Termination Event has not occurred and no Termination Event Notice has been delivered, distributions from the USD Collection Account will be made on each Settlement Date by the Accounts Administrator (on behalf of the Purchaser) in the following order of priority, in each case, provided that all items ranking in priority thereto have been paid or provided in full on such Settlement Date and provided further that, except in the case of paragraph (g) below, all payments to be made in respect of the items in paragraphs (b), (d) or (e) shall only be made to the extent that, after the making of any such payment, the aggregate balance of the Required MS USD Amount and the Required US Seller USD Amount is not less than the USD Collection Account:

(a)                                  first, in or towards payments due but unpaid under items (a) to (c) of the EUR Priority of Payments;

(b)                                 second, to the Master Servicer (on behalf of the US Servicer) in an amount equal to the Servicing Fee;

(c)                                  third, in or towards payments due but unpaid under item (e) of the EUR Priority of Payments;

(d)                                 fourth, if such date of application falls during the Revolving Period and no Stop Purchase Event has occurred in respect of the relevant Seller, then to the relevant Seller in an amount up to the Purchase Price in respect of the purchase of Receivables on such day;

(e)                                  fifth, to Master Servicer the balance of funds in an amount up to but not exceeding the USD Surplus Amount provided that no Automatic Servicer Termination Event has occurred and no Servicer Termination Event Notice has been given;

(f)                                    sixth, the balance of funds to be invested in Authorised Investments on behalf of the Purchaser; and

(g)                                 seventh, on the Final Discharge Date, the balance (if any) of the Required MS EUR Amount to the Master Servicer.

PART 3

POST-TERMINATION PRIORITY OF PAYMENTS

“Post-Termination Priority of Payments” means from the earlier of the day that an Automatic Termination Event or a Potential Automatic Termination Event has occurred and the day that a Termination Event Notice has been delivered, distributions from the EUR Collection Account and USD Collection Account will be made on each Business Day according to the following order of priority, in each case, provided that all items ranking in priority thereto have been paid or provided in full on such Business Day:

(a)                                  first, in or towards all applicable taxes, fees and expenses relating to the Purchaser’s existence, maintenance and administration and winding up (if any);

(b)                                 second, to pay an annual profit to the Purchaser of EUR 1,000;

(c)                                  third, to the Account Banks in an amount equal to their fees, if due and payable, to the extent such fees have not been paid directly by the relevant Seller;

(d)                                 fourth, to the IT Services Provider in an amount equal to the IT Services Fee, if due and payable;

(e)                                  fifth, to the Back-Up Servicer in an amount equal to the Back-Up Servicing Fee and the Additional Monthly Fee, if due and payable by the Purchaser;

(f)                                    sixth, to the Master Servicer (on behalf of itself and the Servicers) in an amount equal to the Servicing Fee if due and payable under the relevant Servicing Agreement;

(g)                                 seventh, to the Insurers in an amount equal to any insurance premiums payable under the Belgian Seller Insurance Policy or the US Seller Insurance Policy;

(h)                                 eighth, to the Purchaser in an amount equal to the sum of (i) all fees, costs, expenses, commission amounts and indemnification amounts due and payable by the Purchaser to the Funding Sources pursuant to the Funding Agreements, (ii) any costs and expenses relating to the refinancing of the Purchase Price, and (iii) any repayments of advances made by the Issuer to the Purchaser; and

(i)                                     ninth, the balance of funds to be invested in Authorised Investments on behalf of the Purchaser and, on the Final Discharge Date, the balance of funds (if any) to the Master Servicer for the account of the relevant Sellers.

SCHEDULE 13

TERMINATION EVENTS

PART 1

TERMINATION EVENTS

“Termination Event” means any of the following events:

(a)                                  any Seller, any Servicer, the Master Servicer or the Performance Guarantor is or becomes Insolvent; or

(b)                                 any Seller, any Servicer, any Originator, the Master Servicer, the Performance Guarantor, any Sappi Group Company which is a holding company of the aforementioned or Sappi Limited is or becomes subject to Insolvency Proceedings, and such Insolvency Proceedings are not withdrawn or dismissed within thirty (30) days (or in the case of the US Seller and US Originator, sixty (60) days); or

(c)                                  any Seller, any Servicer, the Master Servicer or the Performance Guarantor fails to make when due any payment under any Transaction Document, which remains unremedied for three (3) Business Day(s); or

(d)                                 any Seller, any Servicer or the Master Servicer fails to deliver any Daily Report or Monthly Report when due and such failure remains unremedied for more than three (3) Business Days; or

(e)                                  any Seller, any Servicer, the Master Servicer or the Performance Guarantor fails in any material respect to perform any of its covenants or undertakings or any other material obligations under any Transaction Document and such failure remains unremedied for more than fifteen (15) days upon written request of the Purchaser; or

(f)                                    any representation, warranty or statement of any Seller, any Servicer, the Master Servicer or the Performance Guarantor in any Transaction Document or report certificate or other information delivered by it pursuant to any Transaction Document proves to be incorrect in any material respect and, if such breach of representation, warranty or statement is capable of being remedied, such representation, warranty or statement is not remedied (whether by payment of a Deemed Collection in full or otherwise) within thirty (30) days upon written request of the Purchaser; or

(g)                                 a law or decree prevents any Seller, any Servicer, the Master Servicer or the Performance Guarantor from complying with the terms of any Transaction Document in any material respect; or

(h)                                 any external audit report for any Seller, any Servicer, the Master Servicer or the Performance Guarantor (including a copy of any attestation report to the Board of Directors and shareholders of Sappi Limited as required under the Sarbanes-Oxley Act 2002 of the United States) for any Seller, any Servicer, the Master Servicer or the Performance Guarantor is qualified and that qualification relates to the scope of the audit, the status of the relevant entity as a going concern or issues concerning the Transaction, origination, servicing or management of the Purchased Receivables; or

(i)                                     any loss occurs with respect to any Purchased Receivable (other than failure to pay due to the Credit Risk of the relevant Account Debtor having materialised) which has to be borne by the Purchaser; or

(j)                                     the EUR Surplus Amount, the USD Surplus Amount, the Actual EUR Reserve Amount or the Actual USD Reserve Amount becomes negative and the Master Servicer on behalf of the relevant Sellers does not transfer the required amounts in the respective Purchaser Currency, to the Purchaser within three (3) Business Days; or

(k)                                  any Transaction Document or security interest created thereunder terminates or is not effective, legal, valid, binding or enforceable; or

(l)                                     any security interest created by the Purchaser over the Purchased Receivables, the Related Rights, Collections or any other security contemplated by the Transaction Documents is not created or ceases to be legal, valid, binding and enforceable as a first priority security interest; or

(m)                               the Performance Guarantor fails to provide a legally valid and binding Performance Guarantee; or

(n)                                 any change in law or regulation, its interpretation or administration and/or compliance with any request from or requirement of any central bank, fiscal or monetary or other authority which has a Material Adverse Effect on the Purchaser, the Issuer, any Funding Source or the Purchased Receivables; or

(o)                                 a Change of Control occurs; or

(p)                                 the long-term issuer credit rating for Sappi Limited is lower than B+ by S&P or the corporate family rating for Sappi Limited is lower than B1 by Moody’s; or

(q)                                 at the end of the relevant Quarter, Sappi Limited fails to maintain a consolidated Net Debt to EBITDA ratio which is equal to or lower than the ratio as set out below, as at the last day of the relevant Quarter which at any time reflects the ratio as documented in any syndicated debt facility or other loan facility or bond or other debt security:

(i)                                     as per June 2011, 4.50 : 1,

(ii)                                  as per September 2011, 4.50 : 1,

(iii)                               as per December 2011, 4.50 : 1,

(iv)                              as per March 2012, 4.50 : 1

(v)                                 as per June 2012, 4.50 : 1

(vi)                              as per September 2012, 4.50 : 1

(vii)                           as per December 2012, 4.50 : 1

(viii)                        as per March 2013, 4.50 : 1

(ix)                                as per June 2013, 4.50 : 1

(x)                                   as per September 2013, 4.50 : 1

(xi)                                as per December 2013, 4.50 : 1

(xii)                             as per March 2014, 4.25 : 1

(xiii)                          as per June 2014, 4.25 : 1

(xiv)                         as per September 2014, 4.00 : 1

(where this is calculated in accordance with Part 2 (Financial Testing, Adjustments, Accounting Terms and Pro Forma Calculations) of Schedule 17 (RCF Covenant Terms)); or

(r)                                    at the end of the relevant Quarter, Sappi Limited fails to maintain an EBITDA to Consolidated Net Interest Expense ratio of at least the ratio as set out below, which at any time reflects the ratio as documented in any syndicated debt facility or other loan facility or bond or other debt security:

(i)                                     as per June 2011, 2.00 : 1

(ii)                                  as per September 2011, 2.00 : 1

(iii)                               as per December 2011, 2.00 : 1

(iv)                              as per March 2012, 2.00 : 1

(v)                                 as per June 2012, 2.00 : 1

(vi)                              as per September 2012, 2.00 : 1

(vii)                           as per December 2012, 2.00 : 1

(viii)                        as per March 2013, 2.00 : 1

(ix)                                as per June 2013, 2.00 : 1

(x)                                   as per September 2013, 2.00 : 1

(xi)                                as per December 2013, 2.00 : 1

(xii)                             as per March 2014, 2.25 : 1

(xiii)                          as per June 2014, 2.25 : 1

(xiv)                         as per September 2014, 2.50 : 1

(where this is calculated in accordance with Part 2 (Financial Testing, Adjustments, Accounting Terms and Pro Forma Calculations) of Schedule 17 (RCF Covenant Terms)); or

(s)                                  Sappi Limited fails to maintain the percentage of Net Debt as at the end of any Relevant Period ending on the last day of each Quarter to Total Capitalisation as at the end of any Relevant Period ending on the last day of each Quarter to a level equal to or lower than 65 per cent (where this is calculated in accordance with Part 2 (Financial Testing, Adjustments, Accounting Terms and Pro Forma Calculations) of Schedule 17 (RCF Covenant Terms)); or

(t)                                    on any Reset Date, the Dilution Ratio exceeds 3.5%; or

(u)                                 on any Reset Date, the 3 months rolling average Default Ratio exceeds 1.5%; or

(v)                                 on any Reset Date, the Delinquency Ratio exceeds 3.0%; or

(w)                               the Purchaser fails to obtain a valid and effective ownership right in the Purchased Receivables or Related Rights or any Seller challenges or obstructs such rights; or

(x)                                   any litigation, arbitration proceedings or other proceedings is or are commenced against any Transaction Party (unless contested in good faith and discharged or stayed within thirty (30) days, or, in the case of any Transaction Party domiciled in the United States, within sixty (60) days) which, in the reasonable opinion of the Purchaser or the Purchaser Trustee, has a Material Adverse Effect on the Purchaser, the Issuer, the Purchaser Trustee or any Funding Source; or

(y)                                 with respect to the Master Servicer (and any of its subsidiaries) and the Performance Guarantor (and any of its subsidiaries), to the extent they remain the principal borrowing persons for the unsecured debt of, or debt secured on the assets of, the Sappi Group outside South Africa, and any other person who may become principal borrowing person in respect of such debt for the Sappi Group outside South Africa:

(i)                                     the Financial Indebtedness of such person is not paid when due and payable nor within any applicable grace period;

(ii)                                  the Financial Indebtedness of such person is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of a default or an event of default (however described);

(iii)                               any creditor of such person becomes entitled to declare any Financial Indebtedness of any such person due and payable prior to its specified maturity as a result of a default or an event of default (however described), save that no Termination Event will occur under this paragraph if the aggregate amount of Financial Indebtedness or commitment for Financial

Indebtedness falling within paragraphs (i) to (iii) above is less than EUR 20,000,000;

(z)                                   a Material Adverse Effect occurs and is continuing; or

(aa)                            a material net economic interest retention requirement as described in the covenant set out in paragraph (z) of Schedule 6 (Covenants of the Sellers) of the Incorporated Terms Memorandum is applicable and an agreement satisfactory to the Purchaser has not been reached within fifteen (15) Business Days from (and including) the delivery of the written notice referred to in such covenant; or

(bb)                          the Internal Revenue Service files notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any assets of the US Seller and such lien shall not have been released within ten (10) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the US Seller or S.D. Warren.

PART 2

SERVICER TERMINATION EVENTS

“Servicer Termination Event” means in respect of any Servicer and/or the Master Servicer, the occurrence of any event described below:

(a)                                  a failure (and any such failure is not remedied within three (3) Business Days upon written request of the Purchaser) by the relevant Servicer and/or the Master Servicer to deliver or cause to be delivered any required payment when due under any Transaction Document to the Purchaser;

(b)                                 a failure (and any such failure is not remedied within three (3) Business Days) by the relevant Servicer and/or the Master Servicer to deliver or cause to be delivered any Daily Report or Monthly Report to the Purchaser when due under any Transaction Document;

(c)                                  a failure (and any such failure is not remedied within fifteen (15) days upon written request of the Purchaser) by the relevant Servicer and/or the Master Servicer to duly observe and/or perform in any material respect any other of its representations, warranties, covenants, agreements or obligations which failure materially and adversely affects the rights of the Purchaser, the Issuer or any other Funding Source;

(d)                                 any Servicer and/or the Master Servicer is or becomes Insolvent;

(e)                                  any Servicer and/or the Master Servicer is or becomes subject to Insolvency Proceedings, and such Insolvency Proceedings are not withdrawn or dismissed within thirty (30) days (or, in the case of the US Seller or US Servicer, within sixty (60) days) upon the filing of such Insolvency Proceedings;

(f)                                    any Servicer or the Master Servicer ceases or threatens to cease to carry on a substantial part of the present business operations which it now conducts directly or indirectly unless such cessation of its present business operations has been approved in writing by the Purchaser;

(g)                                 a law or decree prevents any Servicer or the Master Servicer from complying with the terms of any Transaction Document in any material respect;

(h)                                 the Purchaser observes or is informed of any damages resulting from the gross negligence or wilful misconduct or failure to apply the standard of diligence of an ordinary merchant on the part of any Servicer or the Master Servicer;

(i)                                     a Change of Control occurs in respect of the Master Servicer or any Servicer;

(j)                                     any Servicer or the Master Servicer fails to maintain all appropriate registrations, licences, consents approvals and authorities required to perform its obligations under any Transaction Document, except where such failure is capable of remedy and is so remedied within 10 Business Days of the earlier of such Servicer or the Master Servicer becoming aware that such registrations, licences, consents approvals and authorities are not maintained or upon request of the Purchaser and except to the extent that the failure to have them does not have a Material Adverse Effect on the Purchaser; and/or

(k)                                  any Servicer or the Master Servicer is rendered unable to perform its obligations under or pursuant to any Transaction Document for a period of thirty (30) days by any Force Majeure Event.

PART 3

BACK-UP SERVICER TERMINATION EVENTS

The termination events relating specifically to the Back-Up Servicer are set out in the Back-Up Servicing Agreement.

PART 4
IT SERVICES PROVIDER TERMINATION EVENTS

The termination events relating specifically to the IT Services Provider are set out in the IT Services Agreement.

SCHEDULE 14

STOP PURCHASE EVENTS

“Stop Purchase Event” means, at any time, any of the following events in respect of, in each case (i) the Purchased Receivables acquired by the Purchaser under the German USD Receivables Purchase Agreement and the Austrian USD Receivables Purchase Agreement, (ii) the Purchased Receivables acquired by the Purchaser under the US Receivables Purchase Agreement and (iii) the Purchased Receivables acquired by the Purchaser under the Belgian Receivables Purchase Agreement:

(a)                                  on any Reset Date, the Dilution Ratio exceeds 3.5%; or

(b)                                 on any Reset Date, the 3 months rolling average Default Ratio exceeds 1.5%; or

(c)                                  on any Reset Date, the Delinquency Ratio exceeds 3.0%; or

(d)                                 on any Reset Date, the Unallocated Collections Percentage exceeds 10.0%.

SCHEDULE 15
CREDIT AND COLLECTION POLICY

Sappi Europe, Sappi North America, Sappi Trading Trade Debtor Credit Risk Management Policy

August 2011

Overview:

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the group.

Good credit risk management protects the integrity of receivables from a recoverability perspective whilst enhancing the quality of a portfolio of receivables by reducing debtors’ days outstanding. It also constructively supports sales growth and maintains good relationships with customers.

Our credit risk policy aims to ensure the effective implementation of best practices and procedures for Credit Risk Management.

Credit risk relating to trade debtors is the responsibility of regional management and is co-ordinated on a group basis.

Responsibility:

The group Chief Financial Officer has overall responsibility for this policy. However, to ensure compliance with the policy and in view of the regional nature of customer relationships, the day to day responsibility of ensuring adherence to this policy is that of the regional Chief Financial Officers.

Credit Risk Management:

New Customers:

Regional credit risk management personnel will review new customer requests and payment terms from our sales and marketing personnel to establish trade credit limits in support of new business opportunities. The credit risk personnel will use a variety of tools to confirm the existence of the customer and the customer’s ability to pay. Approval authority for trade credit limits is outlined in the Signature Authority section of this document.

Where available, credit management will use several sources of information which may include:

•      Request from Sales and Marketing personnel

•      Third party credit bureau

•      Customer financials

•      Credit Insurer risk rating and/or insurance coverage

•      Market Analysis

If this policy is included in any legal agreement related to the Company’s accounts receivable securitization agreements with outside banks, changes to this document may require approval per the terms of the bank agreements. Approvals for changes to this policy must be obtained by the Sappi Group Credit Risk Coordinator.

Separately, where considered appropriate, credit management may also review requests for trade credit with bank guarantees, Letters of Credit or by means of collateral provided by a customer.

Existing Customers:

On occasion a customer’s trade credit limit will not be sufficient to support increased sales with Sappi. Requests for increased trade credit limits for existing customers will follow the same requirements as a new customer.

Existing customers’ ongoing financial health will be monitored and may include usage of the following sources of information, where available:

•      Customer financials

•      Third party credit bureaus

•      Credit Insurer reporting

•      Sales and Marketing personnel feedback

•      Trading and Payment history

Each region on an annual basis, or on a more frequent basis if desired, will submit to their regional board the top customers with appropriate support to renew the customer’s trade credit limit. Each region may at their discretion review additional customers with their respective boards.

Trade Payment Terms:

Trade Payment Terms for new and existing customers are unique for each region and by business segment within each region. It is the responsibility of the regions to establish and approve the general parameters for Trade Payment Terms to include trade discount where applicable.

Specific Invoice Trade Payment Term Extensions:

Occasionally a specific customer may request an extension of payment terms due to an operational matter caused by Sappi or by a Sappi transit carrier for specific invoices. Authority to approve payment terms extension due to operational reasons is the responsibility of the regional CFO or delegate.

Delinquent Account Management and Payment Plans:

In certain circumstances customers may occasionally request a payment plan or extension of payment terms to help accommodate for holidays or other internal customer requirements. Such requests will be approved by regional management and will take into consideration, among other things, the strength of the particular customer relationship with Sappi.

Cash Application:

Cash received from customers will be applied as indicated on the customer’s remittance against the applicable open items. In the event that the cash cannot be immediately applied to specific items, the cash will be applied to the customer’s account, pending further investigation. Unapplied payments will be investigated with high priority.

If this policy is included in any legal agreement related to the Company’s accounts receivable securitization agreements with outside banks, changes to this document may require approval per the terms of the bank agreements. Approvals for changes to this policy must be obtained by the Sappi Group Credit Risk Coordinator.

Issuance of Credit Notes:

The issuance of credit notes is a normal occurrence and is required in the generation of sales.

Clearing of open residuals may be performed in lieu of credit or debit note issuance when appropriate. Residuals are by definition not securitized as they are not original invoices or credit notes.

Management of Doubtful Debts:

In the event that a customer becomes bankrupt, insolvent, or is otherwise unable or unwilling to pay, the customer balances may be transferred to doubtful debtors. The doubtful debt process effectively clears the existing open invoice(s).

Write-Offs of Uncollectible Accounts Receivable:

In the event a customer’s outstanding accounts receivable balance is deemed uncollectible due to insolvency, going out of business, overall dispute with Sappi, inability to pay, or for other reasons, the regional Credit Manager will recommend that the customer account is closed and a write-off of the receivable balance to occur.

Write-off authority due to non payment as a result of the customer’s financial condition will follow the approval requirements outlined in the Signature Authority section of this document.

The write offs may also include disputed amounts which may result from a commercial decision.

Signature Authority:

Trade Credit Limit Requests - New Customers and Increases for Existing Customers:

Credit Limit Amount (USD)	Approval Requirement
Below $10M	Regional Management
Between $10M and $25M	Regional Board of Directors
More than $25M	Sappi Limited CEO

Write-Offs (per individual write-off):

Write-Off Amount (USD)	Approval Requirement
Below $1M	Regional Management
More than $1M	Sappi Limited CEO

Accounts Receivable Securitization:

The regions may employ securitization of receivables as a method of funding. It is the responsibility of the regional credit managers to securitize eligible receivables only, as defined by the securitizing bank. Customers whose receivables do not meet the eligible receivable requirements of the bank will not be securitized.

If this policy is included in any legal agreement related to the Company’s accounts receivable securitization agreements with outside banks, changes to this document may require approval per the terms of the bank agreements. Approvals for changes to this policy must be obtained by the Sappi Group Credit Risk Coordinator.

In addition, the group aims to ensure that there are adequate Controls and Governance in place to manage its credit risk according to best practice. These controls will include, inter alia:

•                  Adequate segregation of duties;

•                  Sufficient in-house expertise and experience with regard to credit risk management employees;

•                  Compliance with Internal Controls framework;

•                  Regular reporting to the Group Chief Financial Officer, the Executive Committee and, where required, the Sappi Limited Board with regard to:

•                  the Group’s credit risk exposure;

•                  the Group’s bad debt history;

•                  the Group’s debtors’ days outstanding;

•                  the Group’s compliance with credit insurance and securitisation contracts.

If this policy is included in any legal agreement related to the Company’s accounts receivable securitization agreements with outside banks, changes to this document may require approval per the terms of the bank agreements. Approvals for changes to this policy must be obtained by the Sappi Group Credit Risk Coordinator.

SCHEDULE 16
INITIAL DISTRIBUTION AGREEMENTS AND INITIAL FACTORING AGREEMENTS

PART 1
INITIAL DISTRIBUTION AGREEMENTS

“Initial Distribution Agreements” means:

(a)                                  an agreement between M-real Corporation as vendor and Sappi Europe S.A. as distributor dated 31 December 2008;

(b)                                 an agreement between M-real Sverige AB as vendor and Sappi Europe S.A. as distributor dated 31 December 2008;

(c)                                  an agreement between M-real Zanders GmbH and M-real Hallein AG as vendors and Sappi Europe S.A. as distributor dated 31 December 2008;

(d)                                 an agreement between Sappi Limited as vendor and Sappi Papier Holding GmbH as distributor dated 9 August 1995 (as amended and novated from time to time, the novation being in respect of the European pulp business and the original parties under the agreement being Sappi Limited and Sappi  Speciality Pulp Trading Company Limited);

(e)                                  an agreement between Sappi Limited as vendor and Sappi Papier Holding GmbH as distributor dated 9 August 1995 (as amended and novated from time to time, the original parties under the agreement being Sappi Limited and Sappi Speciality Pulp Trading Company Limited);

(f)                                    an agreement between Sappi Limited as vendor and Sappi Deutschland GmbH as distributor dated 9 August 1995 (as amended and novated from time to time, the novation being in respect of the kraft and fine paper business and the original parties under the agreement being Sappi Limited and Sappi  Speciality Pulp Trading Company Limited);

(g)                                 an agreement between Sappi Trading Pulp AG as assignor of distribution rights and S.D. Warren as assignee of distribution rights dated 28 May 2007; and

(h)                                 an agreement between US Paper Corporation as assignor of distribution rights and Sappi Trading Pulp AG as assignee of distribution rights dated 28 May 2007 (in relation to Sappi Trading DO Brasil LTDA, Sappi Trading de Mexico SA de CV, Sappi Trading Germany GmbH, Pulp Trading GmbH and Eastman Chemical Company, as well as other purchase orders or distribution agreements in North America, South America, Central America and the Caribbean Islands).

PART 2

INITIAL FACTORING AGREEMENTS

“Initial Factoring Agreements” means:

(a)                                  an agreement between Sappi Europe S.A. as Originator and Sappi Lanaken NV as Factor dated 1 January 2009 (in relation to Sappi Finland I Oy, Sappi Stockstadt GmbH and Sappi Schweiz AG);

(b)                                 an agreement between Sappi Europe S.A. as Originator and Sappi Lanaken NV as Factor dated 10 June 2002 (as amended from time to time);

(c)                                  an agreement between Sappi Austria Produktions-GmbH & Co. KG (formerly Sappi Gratkorn GmbH) as Originator and Sappi Lanaken NV as Factor dated 10 June 2002 (as amended from time to time);

(d)                                 an agreement between Sappi Ehingen AG as Originator and Sappi Lanaken NV as Factor dated 10 June 2002 (as amended from time to time); and

(e)                                  an agreement between Sappi Deutschland GmbH as Originator and Sappi Lanaken NV as Factor dated dated 12 January 2005.

PART 3

INITIAL SALES COMMISSION AGENCY AGREEMENTS

“Initial Sales Commission Agency Agreements” means:

(a)                                  an agreement between Sappi Alfeld A.G. (formerly Sappi Alfeld GmbH) and Sappi Europe S.A. dated as of 1 January 2009;

(b)                                 an agreement between Sappi Finland I Oy and Sappi Europe S.A. dated as of 1 January 2009;

(c)                                  an agreement between Sappi Lanaken NV and Sappi Europe S.A. dated as of 1 January 2009;

(d)                                 an agreement between Sappi Lanaken Press Paper NV and Sappi Europe S.A. dated as of 1 January 2009;

(e)                                  an agreement between Sappi Maastricht B.V. and Sappi Europe S.A. dated as of 1 January 2009;

(f)                                    an agreement between Sappi Nijmegen B.V. and Sappi Europe S.A. dated as of 1 January 2009;

(g)                                 an agreement between Sappi Schweiz AG and Sappi Europe S.A. dated as of 1 January 2009;

(h)                                 an agreement between Sappi Alfeld A.G. (formerly Sappi Alfeld GmbH) and Sappi Deutschland GmbH dated as of 1 January 2009;

(i)                                     an agreement between Sappi Finland I Oy and Sappi Deutschland GmbH dated as of 1 January 2009;

(j)                                     an agreement between Sappi Lanaken NV and Sappi Deutschland GmbH dated as of 1 January 2009;

(k)                                  an agreement between Sappi Lanaken Press Paper NV and Sappi Deutschland GmbH. dated as of 1 January 2009;

(l)                                     an agreement between Sappi Maastricht B.V. and Sappi Deutschland GmbH dated as of 1 January 2009;

(m)                               an agreement between Sappi Nijmegen B.V. and Sappi Deutschland GmbH dated as of 1 January 2009;

(n)                                 an agreement between Sappi Schweiz AG and Sappi Deutschland GmbH dated as of 1 January 2009;

(o)                                 an agreement between Sappi Austria Produktions-GmbH & Co KG and Sappi Europe S.A. dated as of 1 January 2009;

(p)                                 an agreement between Sappi Ehingen GmbH (formerly Sappi Ehingen AG) and Sappi Europe S.A. dated as of 1 January 2009; and

(q)                                 an agreement between Sappi Stockstadt GmbH and Sappi Europe S.A. dated as of 1 January 2009.

SCHEDULE 17
RCF COVENANT TERMS

PART 1 DEFINITIONS

The following definitions are used for the purposes of the calculation of any of the Termination Events under paragraphs (q), (r) or (s) of Schedule 13, Part 1 (Termination Events) of the Incorporated Terms Memorandum, and relate to the Revolving Credit Facility dated 27 August 2009, as amended and restated on 28 April 2011, between, inter alios, Sappi Limited, Sappi Papier Holding GmbH and UniCredit Bank Austria AG.

“Additional Borrower” means any of the wholly owned Subsidiaries of Sappi Limited which Sappi Limited has requested as additional borrower).

“Additional Guarantor” means any of the wholly owned Subsidiaries of Sappi Limited which Sappi Limited has requested as additional guarantor.

“Amendment Date” means 28 April 2011.

“Applicable Accounting Principles” means:

(a)                                  in relation to the consolidated financial statements of the Group, IFRS;

(b)                                 in relation to Sappi Limited and Sappi Papier Holding GmbH, IFRS; and

(c)                                  in relation to each Group Company, generally accepted accounting principles, standards and practices in that Group Company’s jurisdiction of incorporation.

“Bonds” means the senior secured notes issued by PE Paper Escrow GmbH (due 2014) and by Sappi Papier Holding GmbH (due 2018 and 2021), pursuant to the terms of the senior secured notes’ indentures.

“Borrower” means an Original Borrower or an Additional Borrower.

“Company” means Sappi Papier Holding GmbH.

“Compliance Certificate” means a copy of a certificate substantially in the form set out in Part 3 (Form of Compliance Certificate) of this Schedule.

“Consolidated Net Interest Expense” means, without double counting, in relation to any Relevant Period, the aggregate of:

(a)                                  all interest (excluding any interest on the proceeds of the Bonds whilst such proceeds are in an escrow account), commissions, fees, discounts, prepayment fees, provisions and other financing charges (for the avoidance of doubt, excluding any fees that could, in good faith, be described as up-front fees or arrangement fees in connection with the New Financings), payable by any Group Company to any person who is not a Group Company in respect of that period;

(b)                                 all amounts payable by any Group Company in respect of that period under any interest rate protection agreement (less any amounts receivable by any

Group Company in respect of that period under any interest rate protection agreement); and

(c)                                  the interest element of all rentals or, as the case may be, other amounts payable in respect of that period under any finance lease entered into by any Group Company, less any:

(d)                                 interest receivable (other than interest receivable from Group Companies) by Group Companies and ignoring any foreign currency and fair value adjustments; and

(e)                                  breakage costs associated with the early repayment of debt obligations.

“EBITDA” means, in respect of any period, the consolidated profit on ordinary activities of the Group before interest, taxation and Special Items (if applicable) for such period, but adjusted, without double counting:

(a)                                  by adding back depreciation for such period;

(b)                                 by adding back any amount amortised in that period against the consolidated profit and loss account of the Group;

(c)                                  by adding back any carbon credit sales tax credits and alternative fuel tax credits for such period to the extent receivable in cash; and

(d)                                 by adding back any non-cash compensation charge (including such charge arising from any grant for the issuance of stock options or other equity based awards or any black empowerment regulation) for such period.

“Financial Indebtedness” means (without double counting) any indebtedness for or in respect of:

(a)                                  moneys borrowed;

(b)                                 any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of any hire purchase agreement, conditional sale agreement or lease which would, in accordance with generally accepted accounting standards in the relevant jurisdiction as at the Amendment Date be treated as a finance or capital lease;

(e)                                  for the purpose of any Termination Event only, any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement (and when calculating the value of such movement or agreement only the marked to market value shall be taken into account);

(f)                                    receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis (or where recourse is limited to customary warranties and indemnities) and meet any requirement for de-recognition under the Applicable Accounting Principles);

(g)                                 any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 120 days after the date of supply;

(h)                                 any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing;

(i)                                     any arrangement entered into primarily as a method of raising finance pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re-acquired by a Group Company (whether following the exercise of an option or otherwise); or

(j)                                     any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person falling within any of paragraphs (a) to (i) above, except that indebtedness owing by one Group Company to another Group Company shall not be taken into account as Financial Indebtedness.

“GAAP” means:

(a)                                  in relation to the consolidated financial statements of the Group, IFRS;

(e)                                  in relation to Sappi Limited and the Company, IFRS; and

(f)                                    in relation to each Obligor (other than Sappi Limited and the Company), generally accepted accounting principles, standards and practices in that Obligor’s jurisdiction of incorporation.

“Guarantor” means an Original Guarantor or an Additional Guarantor.

“Group” has the same meaning as set out in Schedule 1 (Master Definitions Schedule) of the Incorporated Terms Memorandum.

“Net Debt” means the aggregate, on a consolidated basis, of all obligations of the Group Companies for or in respect of Financial Indebtedness at that time including the capital element of all rentals or, as the case may be, other payments payable under any finance lease entered into by the Group, less cash and cash equivalents as defined in IAS 7.6. and less any other funds not regarded as cash and cash equivalents as defined in IAS 7.6 which a Group Company is restricted from using for any other purpose other than the repayment of Financial Indebtedness under a securitisation programme in place with a Group Company.

“Material Subsidiary” means, at any time:

(a)                                  the Company; and

(b)                                 any Subsidiary of the Company (excluding PE Paper Escrow GmbH) which has:

(i)                                     earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, as defined in this Schedule) representing 5 per cent. or more of the consolidated EBITDA (as defined in this Schedule) of, taken together, the Company and the Subsidiaries of the Company; or

(ii)                                  gross assets representing 5 per cent. or more of the consolidated gross assets of, taken together, the Company and the Subsidiaries of the Company.

“New Financings” means various financings through credit facilities and bond issuance as described in the relevant financing documents of the Group Company.

“Obligor” means a Borrower or a Guarantor.

“Original Borrowers” means:

Registration number (or equivalent, if any)

Sappi Papier Holding GmbH	FN167931h (Austria); and

Sappi International SA	RPM Brussels 0449.887.582 (Belgium).

“Original Guarantors” means:

Registration number (or equivalent, if any)

Sappi Limited	1936/008963/06 (South Africa);

Sappi Papier Holding GmbH	FN167931h (Austria);

Sappi International SA	RPM Brussels 0449.887.582 (Belgium);

S.D. Warren Company	878041 (Pennsylvania);

SDW Holdings Corporation	2441157 (Delaware);

Sappi Cloquet LLC	3498035 (Delaware);

Sappi Lanaken NV	RPR Tongeren 0420.732.352 (Belgium);

Sappi Deutschland GmbH	HRB59586 registered with the Commercial Register of Hanover (Germany);

Sappi Deutschland Holding GmbH	HRB110140 registered with the Commercial

register of Hildesheim (Germany);

Sappi Lanaken Press Paper NV	RPR Tongeren 0426.966.779 (Belgium);

Sappi Pulp Asia Limited	0925340 (Hong Kong);

Sappi Nijmegen BV	10041104 (Netherlands);

Sappi Alfeld GmbH	HRB110356 registered with the Commercial Register of Hildesheim (Germany);

Sappi Maastricht BV	14631722 (Netherlands);

Sappi Netherlands BV	14631721 (Netherlands);

Sappi Ehingen GmbH (formerly Sappi Ehingen AG)	HRB490647 registered with the Commercial Register of Ulm (Germany);

Sappi Europe S.A.	RPM Brussels 0449.654.386 (Belgium);

Sappi Gratkorn GmbH	FN 69000x (Austria);

Sappi MagnoStar GmbH	FN 140031d (Austria);

Sappi Austria Produktions - GmbH & Co. KG	FN 223882p (Austria);

Sappi Stockstadt GmbH	HRB8118 registered with the Commercial Register of Aschaffenburg (Germany); and

Sappi Finland I Oy	2219145-0 (Finland);

“Quarter” means each period of approximately three months ending on a Quarter Date.

“Quarter Date” means Sappi Limited’s quarterly accounting date on or around the end of any March, June, September or December.

“Relevant Period” means, subject to paragraph 1 (Financial testing and Adjustments) of Part 2 of this Schedule each period of four consecutive Quarters ending on a Quarter Date.

“Sappi Southern Africa” means Sappi Southern Africa (Proprietary) Ltd.

“Sappi Southern Africa Group” means Sappi Southern Africa and its Subsidiaries for the time being and “Sappi Southern Africa Group Company” means any of them.

“Sappi Southern Africa Indebtedness” means Financial Indebtedness incurred by the Sappi Southern Africa Group Companies excluding any receivables securitisation programme in place with a Sappi Southern Africa Group Company prior to the Amendment Date which does not appear on the balance sheet (prepared in accordance with GAAP) of such Sappi Southern Africa Group Company provided that such securitisation programme (or any renewal or rollover of that programme) shall be included in this definition to the extent such Financial Indebtedness shall appear on the balance sheet of such Sappi Southern Africa Group Company at any time after the Amendment Date other than solely as a result of a change in GAAP or accounting treatment.

“Special Items” means any extraordinary, exceptional or unusual gain, loss or charge on the disposal of property, investments and businesses, asset impairments, financial impacts of natural disasters (including fire, flood and storm and related events) and non-cash gains or losses on the price fair value adjustment of plantations or any charges, or reserves directly related to any restructuring, redundancy, integration or severance or any expenses, charges reserves or other transaction costs directly related to acquisitions, the New Financings or any Broad-Based Black Economic Empowerment Act 53 of 2003 transaction.

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)                                  which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                                 more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)                                  which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Total Capitalisation” means the sum of (a) Net Debt and (b) total shareholders’ equity as shown in the most recent consolidated accounts of Sappi Limited delivered by the Master Servicer to the Purchaser in accordance with each Servicing Agreement or by the Performance Guarantor in accordance with the Performance Guarantee.

PART 2

FINANCIAL TESTING, ADJUSTMENTS, ACCOUNTING TERMS AND PRO FORMA CALCULATIONS

1.                                       Financial testing and Adjustments

(a)                                  With respect to the Termination Event under paragraph (q) of Schedule 13, Part 1 (Termination Events) of the Incorporated Terms Memorandum, Net Debt shall be tested against the Net Debt as at the end of the relevant Quarter Date and EBITDA will be tested on a rolling aggregate basis for the immediately preceding 12 months ending on each of the dates specified in (i) to (xiv) of such Termination Event.

(b)                                 The occurrence of any of the Termination Events under paragraphs (q), (r) or (s) of Schedule 13, Part 1 (Termination Events) of the Incorporated Terms Memorandum shall be tested by reference to each of the financial statements and interim reports delivered pursuant to covenants (z) and (aa)Part 1 set out in Schedule 6 Part 1 (Covenants of the Master Servicer) of the Incorporated Terms Memorandum.

(c)                                  With respect to the Termination Event under paragraph (q) of Schedule 13, Part 1 (Termination Events) of the Incorporated Terms Memorandum, the exchange rate used in relation to Net Debt as at the end of any Relevant Period ending on the last day of any Quarter shall be the average exchange rate used for EBITDA for the Relevant Period ending on the last day of that Quarter.

(d)                                 With respect to calculating the financial covenant set out in paragraph (s) of Schedule 13, Part 1 (Termination Events) of the Incorporated Terms Memorandum, the exchange rate used in relation to Net Debt as at the end of any Relevant Period ending on the last day of any Quarter shall be the exchange rate used in the relevant financial statements on the last day of such Relevant Period.

2.                                       Accounting terms

(a)                                  All accounting expressions which are not otherwise defined herein shall be construed in accordance with GAAP.

(b)                                 The Parties agree that at the time any determination is to be made, any obligations, earnings or expenses of Sappi Limited or its Subsidiaries, either existing on the Amendment Date or created prior to any re-characterisation described below (or any refinancings thereof):

(i)                                     (A) that were not included in the consolidated balance sheet of Sappi Limited or Consolidated Net Interest Expense calculation prepared in accordance with Applicable Accounting Principles as finance lease obligations or expenses (as applicable) and (B) that are subsequently recharacterised as finance lease obligations or expenses (as applicable), solely due to a change in GAAP or accounting treatment, shall for the purposes of calculating of any of the Termination Events under paragraphs (q), (r) or (s) of Schedule 13, Part 1 (Termination Events)

of the Incorporated Terms Memorandum not be treated as finance lease obligations or Financial Indebtedness or Sappi Southern Africa Indebtedness or expenses as the case may be; and

(ii)                                  (A) that were included for the purposes of calculating EBITDA in accordance with Applicable Accounting Principles and (B) that are subsequently excluded from the calculation of EBITDA as a result of a recharacterisation of an operating lease as a finance lease solely due to a change in GAAP or accounting treatment, shall be included for the purposes of calculating EBITDA.

3.                                       Pro-forma calculations

For purposes of calculating any of the Termination Events under paragraphs (q), (r) or (s) of Schedule 13, Part 1 (Termination Events) of the Incorporated Terms Memorandum:

(a)                                  if any member of the Group acquires any (or part of any) company, business or undertaking (an “Acquired Business”) during a Relevant Period which ends less than 12 months after completion of that acquisition (and is not subsequently sold, transferred or otherwise disposed of by any member of the Group during such Relevant Period), the earnings before interest, tax depreciation and amortization (calculated using the principles used for the calculation of EBITDA) of the Acquired Business (or part thereof) will be deemed included with those of the rest of the Group for the full duration of the Relevant Period as if the Acquired Business (or part thereof) had been acquired at the start of the Relevant Period (in each case, without double-counting and calculated on the same basis as the Group’s results, mutatis mutandis, except to the extent that equivalent figures for the 12-month period prior to such acquisition are not available, in which case the calculation shall be made by annualising the amount thereof by reference to each of the first three completed relevant Quarters ending after the date of such acquisition);

(b)                                 if any member of the Group disposes of any (or part of any) company, business or undertaking (“Sold Business”) for each Relevant Period which ends less than 12 months after completion of that disposal, the earnings before interest, tax depreciation and amortization (calculated using the principles set out in Clause 21 (Financial Covenants) for the calculation of EBITDA) of that company (or part thereof) will be deemed excluded from those of the rest of the Group for the full duration of the Relevant Period as if that company (or part thereof) was not a member of the Group at the start of the Relevant Period; and

(c)                                  the Consolidated Net Interest Expense and Net Debt will be adjusted to reflect the assumption or repayment of debt relating to any Acquired Business or Sold Business as though such assumption or repayment had occurred at the start of the Relevant Period, provided that in the case of an acquisition or disposal of a minority holding in any company, business or undertaking, the financial covenants will only be adjusted to reflect the percentage ownership acquired or disposed of by that member of the Group.

PART 3

FORM OF COMPLIANCE CERTIFICATE

To:	Elektra Purchase No 29 Limited (the “Purchaser”)

UniCredit Bank AG, Munich (the “Accounts Administrator”)

From:	Sappi International SA

Dated:	[•]

Dear Sirs

Sappi Limited — Trade Receivables Securitisation for the Sappi Group

1.                                       We refer to the incorporated terms memorandum signed for purposes of identification by, inter alios, Sappi Papier Holding GmbH, Sappi International SA, the Purchaser and the Accounts Administrator dated [•] 2011, as amended from time to time (the “Incorporated Terms Memorandum”). Unless stated otherwise, capitalised terms used herein shall have the same meaning as ascribed to such terms in Schedule 1 (Master Definitions Schedule) of the Incorporated Terms Memorandum.

2.                                       This is a Compliance Certificate.

3.                                       We confirm that:

(a)                                  in respect of the Quarter ending on [•], the ratio of Sappi Limited’s consolidated Net Debt to EBITDA was [•] and the covenant made in each Receivables Purchase Agreement and set out in paragraph (q) of Schedule 13, Part 1 (Termination Events) [has/has not] been complied with;

(b)                                 in respect of the Quarter ending on [•], the ratio of Sappi Limited’s EBITDA to Consolidated Net Interest Expense was [•] and the covenant made in each Receivables Purchase Agreement and set out in paragraph (r) of Schedule 13, Part 1 (Termination Events) [has/has not] been complied with; and

(c)                                  in respect of the Relevant Period ending on the last day of the Quarter ending on [x], the ratio of Sappi Limited’s Net Debt to Total Capitalisation has been [x] and the covenant made in each Receivables Purchase Agreement and set out in paragraph (s) of Schedule 13, Part 1 (Termination Events) [has/has not] been complied with because Sappi Limited’s Net Debt to Total Capitalisation ratio [has/has not] been equal to or lower than 65 per cent.

4.                                       We confirm that (a) no Termination Event or Potential Termination Event with respect of any of the Sellers, the Servicers, the Master Servicer or the Performance Guarantor, (b) no Servicer Termination Event with respect to any Servicer or the Master Servicer and (c) no Stop Purchase Event or Potential Stop Purchase Event has occurred.

5.                                       We confirm that the financial statements have been prepared in accordance with Applicable Accounting Principles; and that they give a true and fair view of (if audited) or fairly represent (if unaudited) the consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate in relation to the Master Servicer and the Performance Guarantor.

6.                                       We confirm that no Default is continuing under the Euro 350,000,000 Revolving Credit Agreement entered into between, inter alios, Sappi Papier Holding GmbH and originally dated 27 August 2009 as amended and restated from time to time.

7.                                       This Compliance Certificate is signed [•].

Signed:

Director
for and on behalf of
Sappi International SA

Signed:

Director
for and on behalf of
Sappi International SA

SCHEDULE 18
INITIAL PRODUCERS, INITIAL ORIGINATORS AND INITIAL FACTORS

PART 1
INITIAL PRODUCERS

“Initial Producers” means the following persons, subject to amendments in respect of each Receivables Purchase Agreement and corresponding Servicing Agreement where the Purchaser and the relevant Seller agree to such amendment and notify the Master Servicer, the Offer Agent and the relevant Servicer:

(a)                                  S.D. Warren Westbrook mill, United States (in respect of which the Originator of the related Receivables is S.D.Warren);

(b)                                 S.D. Warren Somerset mill, United States (in respect of which the Originator of the related Receivables is S.D.Warren);

(c)                                  Sappi Alfeld A.G., Germany;

(d)                                 Sappi Austria Produktions-GmbH & Co. KG, Austria;

(e)                                  Sappi Cloquet LLC (for Sappi Cloquet mill), United States (in respect of which the Originator of the related Receivables is S.D. Warren);

(f)                                    Sappi Ehingen GmbH (formerly Sappi Ehingen AG), Germany;

(g)                                 Sappi Europe S.A., Belgium;

(h)                                 Sappi Finland I Oy (Kangas and Kirknieme), Finland;

(i)                                     Sappi Lanaken;

(j)                                     Sappi Lanaken Press Paper NV, Belgium;

(k)                                  Sappi Stockstadt GmbH, Germany;

(l)                                     Sappi Maastricht B.V., Netherlands;

(m)                               Sappi Nijmegen B.V., Netherlands;

(n)                                 Sappi Southern Africa Enstra mill, South Africa;

(o)                                 Sappi Southern Africa Adamas mill, South Africa;

(p)                                 Sappi Southern Africa Ngodwana mill, South Africa;

(q)                                 Sappi Southern Africa Tugela mill, South Africa;

(r)                                    Sappi Southern Africa Cape Kraft mill, South Africa;

(s)                                  Sappi Southern Africa Saiccor mill, South Africa;

(t)                                    Sappi Southern Africa Stanger mill, South Africa;

(u)                                 Sappi Schweiz AG (Biberist), Switzerland;

(v)                                 M-real Corporation (Aanekoski), Finland;

(w)                               M-real Hallein AG, Austria;

(x)                                   M-real Sverige AB (Husum), Sweden; and

(y)                                 M-real Zanders GmbH (Gohrsmühle), Germany,

and “Initial Producer” means any of them.

PART 2

INITIAL ORIGINATORS

“Initial Originators” means:

(a)                                  Sappi Europe S.A.;

(b)                                 Sappi Austria Produktions-GmbH & Co. KG (formerly Sappi Gratkorn GmbH);

(c)                                  Sappi Ehingen GmbH (formerly Sappi Ehingen AG);

(d)                                 Sappi Stockstadt GmbH;

(e)                                  Sappi Papier Holding GmbH (USD Receivables);

(f)                                    Sappi Deutschland (USD and EUR Receivables); and

(g)                                 S.D. Warren,

and “Initial Originator” means any of them.

PART 3

INITIAL FACTORS

“Initial Factor” means Sappi Lanaken NV.

SCHEDULE 19
ACCOUNT DETAILS

A US Lock-Box Accounts and Transfer Account of the US Seller

Account Holder                                  Sappi NA Finance LLC (the US Seller)

	Currency	Account Details

Lock-Box	USD	Lock-Box No. 1705 Lock-Box Bank: Bank of America, Chicago, IL

Lock-Box Account	USD	Lock-Box Account No. 580 035 62 88 Lock-Box Account Bank: Bank of America, Chicago, IL IBAN: N/A SWIFT: BOFAUS3N BIC: same as SWIFT

ABA #: 026009593 wire transfers

ABA #: 071000039 ach transfers

US Seller USD Transfer Account	USD	Account No. 0624581846 Account Bank: Citibank N.A., Brussels IBAN: BE33570624581846 SWIFT: CITIBEBX

	Currency	Account Details

Lock-Box	CAD	Lock-box No. V89006C Lock-box Bank: Citibank N.A., Vancouver, Canada

Lock-Box Account	CAD	Lock-box Account No. 2017930004 Lock-box Account Bank: Citibank N.A., Toronto, Canada SWIFT: CITICATTBCH

B MS Final Collection Accounts and Transfer Accounts

Account Holder                                  Sappi International SA (the Master Servicer)

	Currency	Account Details

MS Final EUR Collection Account	EUR	Account No. 866 46 33 Account Bank: Citibank NA, London IBAN: GB49CITI18500808864633 SWIFT: CITIGB2L

MS Final USD Collection Account	USD	Account No. 316 17 81 Account Bank: Citibank NA, London IBAN: GB19CITI18500803161781 SWIFT: CITIGB2L

MS EUR Transfer Account	EUR	Account No. 0131865595 Account Bank: Citibank N.A., Brussels IBAN: BE76570131865595 SWIFT: CITIBEBX

MS USD Transfer Account	USD	Account No. 0131861050 Account Bank: Citibank N.A., Brussels IBAN: BE86570131861050 SWIFT: CITIBEBX

C Purchaser Accounts

Account Holder                                  Elektra Purchase No. 29 Ltd (the Purchaser)

	Currency	Account Details

EUR Collection Account	EUR	Account No. 083633/2811/EUR/01 Account Bank: UniCredit Bank AG, London IBAN: GB90 HYVE 3003 6308 3633 01 SWIFT: HYVEGB2L

USD Collection Account	USD	Account No. 083633/2811/USD/01 Account Bank: UniCredit Bank AG, London IBAN: GB26 HYVE 3010 6108 3633 02 SWIFT: HYVEGB2L

SCHEDULE 20
STANDARD TERMS AND CONDITIONS

sappi	Fine Paper Europe

SALES CONDITIONS

Version July 2000

These sales conditions apply to sale of paper

1.               through mills, sales offices and other legal entities of Sappi in Europe (herein after Sappi Fine Paper Europe or SFPE);

2.               of overseas Sappi legal entities unless overseas sales conditions have explicitly been made applicable;

3.               through agents of Sappi Fine Paper Europe.

This contract is based on the following sales conditions. The vendor exclusively delivers based on these conditions; they also apply if the buyer expressly demands something different. By accepting the order confirmation the buyer expresses his consent. Purchase conditions of the buyer - as far as they are not in agreement with these conditions-are herewith explicitly excluded.

Art. 1 NOTIFICATION OF ORDER

Every purchase order for paper and board, whether it be a making order or a stock order, must be transmitted in such a way that the supplier is given at least the following information clearly and unambiguously:

1.               Reference to a possible quotation (exchange of correspondence, a visit, sending of price lists...)

2.               Quantity.

3.               Quality, with reference to a grade, a brand or samples supplied, as well as any other indication which may be necessary.

4.               In the case of reels:

•                  width of reels

•                  diameter of reels

•                  interior diameter of cores

•                  basis weight (grammage per m2) or thickness (in hundredths of mm)

In the case of sheets:

•                  dimensions

•                  machine direction, if appropriate

•                  basis weight (grammage per m2) or thickness (in hundredths of mm).

5.               Presentation type of packing.

6.               Delivery dates, destinations and method of delivery.

7.               Agreed price.

8.               Agreed conditions of payment.

Art. 2 CONFIRMATION OF ORDERS (Confirmation of receipt of order)

The vendor is bound in a contract with the buyer only when he has confirmed the buyer’s order in a manner which covers all the points mentioned in Article 1. This confirmation constitutes the basis and origin of the delivery contract. The order confirmation must be sent within a maximum period of 10 days from receipt of the notification of order. The details listed in the confirmation of orders are considered correct and accepted if there is no immediate objection. The vendor has to agree in writing to all stipulations in order to make them binding. In case wages, salaries, costs of material, energy costs and freight costs or Government and/or other taxes, less, duties etc. rulling at the time when the contract is made will be increased or introduced, the vendor has the right to increase even firm prices by the corresponding proportion (from the day the increases/introduction become effective). The buyer has the right to cancel the undelivered part of the contractual quantity in writing within five working days after the announcement of the price increase.

Art. 3 SIZE AND MACHINE DIRECTION

a)              Size

The size of a sheet of paper or board is defined by its two dimensions, width and length, the smaller dimension being given first.

b)             Direction of Manufacture

The direction of manufacture, or machine direction, is the direction of the paper or board corresponding to the direction of the flow of pulp on the paper machine. The cross direction is at right angles to the machine direction. If a certain machine direction is required, it must be indicated on the order form and repeated on the confirmation of receipt of order. It will be indicated clearly on the wrapping of reams and parcels.

Art. 4 PACKING

The usual packaging materials such as paper, wood, board (including board cores) are not returnable. If more costly packaging is required and this packaging is reusable, it will be necessary to make a special agreement concerning its return. For special packs such as wooden crates, cylindrical packaging for reels, full trays, special cores etc., any extra expense involved will be invoiced to the buyer.

Art. 5 TRANSFER OF RISK

The goods are sold at the risk and peril of the buyer.

•                  once they have been loaded at the vendor’s premises onto the means of transport chosen by the vendor for the goods which he is responsible for shipping, apart from recourse to the forwarding agent carrying the goods.

•                  from the time that the goods to be picked up at the vendor’s premises by the buyer by means arranged by him are put at his disposal. The same applies if delivery is postponed by the buyer subsequent to notification of availability in the vendor’s own warehouses, the buyer taking responsibility for collection and loading at this time. lf the buyer, when the goods arrive, notices either a difference between the quantities delivered and the quantities declared on the transport documents, or apparent damage to the goods, he must immediately state his reservations to the forwarding agent and, at the same time, inform the vendor.

Art. 6 DELIVERY

a)              Date and place of delivery

The delivery period begins with the date of confirmation of order. The place of delivery is, unless otherwise agreed, the vendor’s establishment. If the vendor, for reasons within his control, does not observe the delivery times, the buyer has the right to cancel his obligation after a reasonable delay. No damages or interest charges can be claimed for non-execution of an order unless the failure to meet the delivery date is deliberate or the result of negligence on the part of the vendor.

b)             Impossibility of making delivery (final, temporary or partial).

The vendor is freed of his obligation by any event beyond his control which prevents or retards delivery of the goods and for which he could not be held responsible (such as lack of raw materials and other indispensable supplies, machine breakdowns or lack of motor power, labour problems, lack of means of transport).

The vendor is responsible for notifying the buyer without delay, and in writing, of the existence of, and reasons for, any temporary delay or his complete inability to supply. If the problem is only temporary, execution of the contract shall be suspended while it continues. If, however, its duration exceeds two weeks, unless there has been an agreement between the parties, either of them has the right to cancel the contract without indemnity. Nevertheless, if the obstacle applies to part of a contract consisting of staggered deliveries, right of cancellation shall only be exercised in regard to the specific delivery in question and not in regard to future deliveries. If, at the time the problem preventing delivery arises, whether it be insurmountable or merely temporary, the vendor has already made part of the order, the buyer is obliged to take delivery of the quantity made under the conditions already agreed. When a vendor, who is bound by his contract to ship the goods, finds himself unable to do so as a result of events such as those enumerated in the first paragraph of sub-title (b) of the present article, the said goods will be clearly marked for the buyer and put at his disposal at his expense and at his risk in the vendor’s stores or in an external depot. The vendor must immediately

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inform the buyer when such action has been taken.

c)              Failure to collect the goods (final, temporary or partial)

When the buyer does not collect the goods when notified that they are available or postpones a due delivery, the vendor will be entitled to put goods in outside store at the buyer’s expense or to claim storage costs if he keeps them in his own warehouse. If the buyer invokes an event which is not his fault, such as those mentioned in par. (b), the seller will be entitled to cancel the contract after a period of two weeks but without any right to damages. If the buyer cannot cite such an event, the vendor may - after two weeks - cancel the contract and claim damages and interest. If the delivery affected is part of a contract for staggered delivery, the right of cancellation may only be exercised in regard to the said delivery and not to future deliveries.

Art. 7 WEIGHT TO BE INVOICED

a)              Papers and boards in reels

Reels of all grades are invoiced at the gross weight (its weighed weight) including paper and board, wrappings, core, plug and usual strapping.

b)             Paper in uncounted sheets and sheets of board

These, whether delivered in parcels or on pallets, are invoiced at the gross weight (its weighed weight) including paper or board and usual packaging materials;

c)              Paper in counted sheets

The packaging unit for paper in counted sheets is invoiced at nominal weight, this being equal to the product of the basis weight (grammage per m2) actually ordered and the area of the number of sheets in the packaged unit.

Art. 8 PAYMENT

a)              Period for payment

Whatever the period for payment agreed upon, the invoice date, which is that of the day of dispatch or of notification of availability, constitutes the commencement of this period.

b)             Place of payment

Unless otherwise agreed, the place of payment is the office of the vendor. Commercial travellers or agents of the vendor may not collect the amounts on the invoices unless they carry special authority to do so.

c)              Risks and expenses in settlement

The risks and expenses pertaining to the transfer of funds are the responsibility of the buyer. Should the vendor accept the payment by draft, its cost and any expenses arising from possible discounting will be for the buyer’s account.

d)             Letter of credit

If payment is made by letter of credit, such letter of credit has to be presented to the vendor confirmed by his bank at the set date. If the buyer does not fulfil this obligation, the vendor is entitled to cancel the contract.

e)              Delays in payment and problems over the buyer’s credit

If an invoice becomes due but is not settled, the vendor is entitled to claim interest amounting to 4% p.a. above the official rate of respectively the European Central Bank or the outside the Euro area the national bank of vendor’s country or - at the vendor’s choice - above the official rate of the national bank of the buyer’s country. In case of delays in payment the vendor can also ask for immediate payment of all outstanding invoices whether due or not as well as payment before delivery of all orders accepted, unless the buyer supplies an abstract bank guarantee as a security for all these payments. Should the buyer, however, despite a reminder be in delay with a payment, the vendor is not bound to further deliveries and is furthermore entitled to cancel deliveries already agreed upon. The vendor also has a right to cancel if the buyer’s credit is no longer good after the written confirmation of orders has been sent and the buyer does not respond to the vendor’s request to immediately supply an unconditional bank-guarantee for timely payment of the invoices. At the same time all other claims of the vendor remain valid.

Art. 9 RESERVATION OF OWNERSHIP

Insofar as the following arrangements do not contravene the rules of public order in the buyer’s country, particularly as regards bankruptcy, and unless agreements to the contrary exist:

•                  The vendor reserves ownership of the goods delivered to him until complete payment has been made for all

3

sums owed to him by the buyer through their business relationship.

•                  The buyer may convert or resell the said goods in the course of normal commercial operations.

•                  The conversion of the goods, property rights in which have been reserved, does not transfer ownership to the buyer. When conversion also includes other products not belonging to the buyer the vendor achieves co-proprietorship of the new product to the extent of the value of the goods of which ownership is reserved.

•                  The buyer shall assign to the vendor sums resulting from the resale of the goods, whether converted or not, subject in whole or in part to reservation of ownership, this being compensation for the reservation of ownership which has expired because of resale and as security for the vendor to the extent of the value of the goods subject to the reservation of ownership. On the vendor’s request the buyer must notify this assignment to his own buyer.

•                  To the extent that the value of the guarantees accruing to the vendor from the above arrangements exceeds the sums owed to him by the buyer, he is obliged to give up guarantees to the extent of this excess at the request of the buyer.

•                  The buyer shall arrange insurance against loss or damage of the goods under reservation of ownership and has a duty to inform the vendor immediately of any action taken by third parties against the reservation of ownership (for example any seizure of goods which form the object of the said reservation).

•                  The vendor may cancel the sale and take back the goods whether converted or not, of which ownership is reserved, if one of the situations envisaged in Article 8, para. (e) occurs. If the vendor recovers the goods after conversion by the buyer and sells them to a third party he will pay the buyer the difference between the value of these goods before and after conversion.

Art. 10 CLAIMS AND COMPLAINTS

a)              Acceptance

Complaints must be notified in writing or by telex or telegram;

•                  within 5 days of arrival of the goods in the buyer’s establishment, in cases where the delivery plainly does not meet the specification either in quantity or quality,

•                  before use and at the latest within 10 days of the date of arrival of the goods at their destination, if the defect or irregularity can be revealed by a simple examination or elementary check,

•                  without delay and at the latest within 6 months of arrival of the goods at their destination in cases where the defect or irregularity can only be revealed by a thorough examination, test or normal passage through the machine. After notification at the proper time of any defects, the subsequent conversion of the goods which form the object of the complaint can only take place with the agreement of the vendor. If the defect has not been notified at the right time, the portion of the consignment already converted cannot form the object of a claim and for any claim to succeed at least 90% of the quantity of the contested paper or board must remain available, intact and readily identifiable. Observation of a defect in one portion of the goods cannot justify rejection of the whole. A complaint about a portion only of the goods delivered does not release the buyer from the obligation to pay within the agreed period for the whole of the consignment and cannot justify total rejection of the consignment.

b)             Action following a justifiable complaint

Should a complaint be justified, the vendor shall take back at his own expense the defective goods. The buyer must make them available to him in good condition and in the original or equivalent presentation and packing. The vendor shall then replace the goods at once or as soon as his production capacity and other engagements permit. Such replacement precludes any further compensation to the buyer. Should the vendor not supply the replacement goods within a suitable period, however, or should the new goods also be defective, the buyer can demand a reduction in the selling price or cancellation of the contract. If the goods do not meet the agreed specification the buyer can demand cancellation of the contract or damages. He will not be able, however, to claim for damages and interest to cover consequential losses unless he has received a specific guarantee against such losses or unless the losses are attributable to gross negligence on the part of the vendor.

Art. 11 SETTLEMENT OF LITIGATION

This contract is subject to the law of the country of the vendor, the application of the United Nations Convention on Contracts for the International Sale of Goods has been excluded. The INCOTERMS are considered as agreed upon in their respective due form unless differently provided in these conditions. Any disputes resulting from this contract shall be decided by the competent court of the vendor’s country according to the seat of vendor’s company... The vendor may, however, in deviation from this clause concerning the place of settlement - take the case before the court which is competent according to the legislation of the country in which the buyer has his office or residence.

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Art. 12 WEIGHT TOLERANCES OF DELIVERIES

I. Papers and boards in sheets

As the assessment of the differences between the weight ordered and the weight supplied must be made for each order or part order subject to the same delivery date and concerning a single grade (furnish, shade, finish and other specifications) and a single size, the tolerances will be as follows according to the size of the tonnages delivered:

I.1. Standard printing papers and boards in sheets

Definition: standard grades of papers and boards are those stated to be such by type, basis weight and size, in price lists and other commercial documents.

I.1.1. Standard printing papers and boards - standard types, basis weights and sizes.

Quantity ordered	Without maximum or minimum quantity (*)

More than 20 tonnes	± 2.5% with a maximum of 1 tonne

10 to 20 tonnes inc.	± 4.0%

5 to 10 tonnes inc.	± 5.0%

3 to 5 tonnes inc.	± 7.0%

Below 3 tonnes (**)	± 8.0%

(*) If variation is only allowed on one direction, the tolerances in this table must be doubled.

(**) Tolerances of ± 8% for orders up to 3 tonnes do not apply to bulk grades which are only sold through wholesalers in quantities less than 3 tonnes. For standard grades sold in BLOC-PALLET units (these are pre-packaged units containing a specific theoretical number of sheets as shown in the manufacturer’s price lists), no tolerances between the number of sheets ordered and the number of sheets invoiced are allowed. Accuracy of counting, in the possible difference between the number of sheets invoiced and the number of sheets delivered, is dealt with in Article 13.

I.1.2. Standard printing papers and boards in standard basis weights but in special sizes

Quantity ordered	Without maximum or minimum quantity stipulated in order (*)

More than 100 tonnes	Previous agreement

50 to 100 tonnes inc.	± 4%

20 to 50 tonnes inc.	± 6%

10 to 20 tonnes inc.	± 8%

5 to 10 tonnes inc.	± 10%

3 to 5 tonnes inc.	± 15%

Below 3 tonnes	± 20%

(*) If variation is only allowed in one direction, the tolerances in this table must be doubled. If the type of paper ordered and the technical conditions permit, smaller tolerances may be agreed by special arrangement.

I.1.3. Making orders of printing papers with other characteristics than those indicated in I.1.1. and I.1.2. The tolerances for these papers, to be agreed between buyer and seller, may not be below those defined in I.1.1. and I.1.2..

I.2. Boards (other than boards purely for printing use)

Quantity ordered	Without maximum or minimum Quantity stipulated in order (*)

More than 100 tonnes	Previous agreement

From 50 to 100 tonnes inc.	± 5.0%

20 to 50 tonnes inc.	± 10.0%

10 to 20 tonnes inc.	± 12.0%

5 to 10 tonnes inc.	± 15.0%

5 tonnes and below	By agreement but larger tolerances than for quantities above 5 tonnes

5

(*) If variation is only allowed in one direction, the tolerances in this table must be doubled.

I.3. Packaging/wrapping papers and other papers

Quantity ordered	Without maximum or minimum quantity stipulated in order (*)

More than 100 tonnes	Previous agreement

From 50 to 100 tonnes inc.	± 4%

20 to 50 tonnes inc.	± 6%

10 to 20 tonnes inc.	± 8%

5 to 10 tonnes inc.	± 10%

3 to 5 tonnes inc.	± 15%

2 to 3 tonnes inc.	± 20%

(*) If variation is only allowed in one direction, the tolerances in this table must be doubled. If the type of paper ordered and the technical conditions permit, smaller tolerances may be agreed by special arrangement.

II. Papers and boards in reels

As a result of variety of reel dimensions it is impossible to fix the quantitative tolerances uniformly. Consequently, seller and buyer will have to set specific tolerances. However, if there is no agreement, tolerances will be those envisaged above in 1.1.0 for printing papers and boards, in I.2.0 for boards and in I.3.0 for packaging/wrapping and other papers.

Art. 13 TOLERANCES IN COUNTING ACCURACY

For orders based on a counted number of sheets, the following tolerances must be observed:

I. Number of sheets per delivery of printing papers

For invoicing in counted sheets, the number of sheets invoiced should not depart from the number of sheets supplied by:

• more or less than 3 % for a consignment below 1 tonne or less than 5,000 sheets

• more or less than 2 % for a consignment equal to or above 1 tonne or more than 5,000 sheets.

II. Number of sheets per wrapped unit or counted unit

The difference between the theoretical number of sheets and the actual number of sheets per wrapped or counted unit may not exceed the following values for 95 % of the packaged units supplied:

• ± 3 % with an allowance of 5 sheets above or below, for printing papers and boards from 60 gsm upward.

• ± 5 % with an allowance of 5 sheets above or below, for other printing papers, for packaging/wrapping papers and for thin and special papers.

• ± 8% with an allowance of 5 sheets above or below, for cylinder board, special boards and straw board.

Art. 14 BASIS WEIGHT TOLERANCES

I. Dispersion of unit value within a delivery

The variations between the basis weights ordered and those of the sheets supplied must not exceed the following values in the case of 95% of the sheets supplied:

I.1. For uncoated printings and writings and uncoated wrapping/packaging papers

6

Basis weight ordered	Without maximum or minimum stipulated in order

Up to and including 32 gsm	± 2.5 gsm

From 33 to 39 gsm inc.	± 8.0%

From 40 to 59 gsm inc.	± 6.0%

From 60 to 179 gsm inc.	± 5.0%

From 180 to 224 gsm inc.	± 6.0%

From 225 gsm	± 7%

1.2. For coated printings and writings and coated packaging papers

The above tolerances are increased by 1 percentage point up to and including 32 gsm and 2 points beyond this. For example: + 2.5 g becomes + 3.5 g and ±6 % becomes ±8%.

1.3. For special printing papers such as drawings and other thin papers, whether coated or not, as well as for creped papers, in cases where no special agreement has been arrived at, an extra tolerance of 1 percentage point will be applicable for those listed in 1.1. for non-coated papers and 1.2. for coated papers.

1.4. Maximum or minimum basis weight stipulated in order

If a maximum or minimum grammage has been stipulated, the tolerances set out in the three paragraphs above will be doubled.

II. Average basis weights delivered

The variations between basis weights ordered and delivered must not exceed the following values:

II. 1. Uncoated printings and writings and uncoated wrappings/packaging papers

Basis weight ordered	Without maximum or minimum stipulated in order

Up to and including 32 gsm	± 2.5 gsm

From 33 to 39 gsm inc.	± 6. %

From 40 to 59 gsm inc.	± 4%

From 60 to 179 gsm inc.	± 3. %(*)

From 180 to 224 gsm inc.	± 4.%

From 225 gsm and above	± 5%

(*) For normal basis weights between 60 and 129 g, the tolerance can be made the subject of special agreements for certain categories of papers and the % envisaged above can then be reduced to 2.5%.

If a paper grade is delivered in quantities of 3 tonnes or below, the above tolerances will be raised by 1 percentage point, for example 3.5 g instead of 2.5g and 7 % instead of 6%.

II.2. For coated printings and writings, as well as for coated packaging/wrapping papers, tolerances will be increased by 2 percentage points compared with those indicated above.

II.3. For printing and special papers such as drawing papers, and other thin papers whether coated or not, in cases where no special agreement has been arrived at, extra tolerances of 1 percentage point will be applicable to the tolerances provided in II.1. for uncoated papers and II.2. for coated papers.

II.4. For boards

1. Mutli-ply boards and cartonboards:

180 gsm to 249 gsm	± 6%

250 gsm lo 499 gsm	± 5%

500 gsm and above	± 8%

2. Special purpose board	± 8%

3. Cylinder boards and others	± 8%

II.5.For creped papers:	± 10%

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II.6. When there are special specifications for multi-ply coated boards, carton boards, cylinder boards and creped papers, and in cases where no special agreement on the subject has been made between manufacturer and buyer, tolerances of 1 percentage point higher than those indicated in II.4. and II.5. will be applied. If a maximum or minimum basis weight is stipulated in the order, tolerances provided in para II.1. and II.5, will be doubled.

Art. 15 TOLERANCES ON THICKNESS

If a particular thickness is imperative for a precise end use the buyer should agree with the supplier an appropriate tolerance to replace the basis weight tolerance.

Art. 16 TOLERANCES ON DIMENSIONS OF PAPER AND BOARD ON REELS

I. Width

For reels whose width does not exceed 1.60 m, the width tolerance on the reel is ± 0.5% with a maximum of ±3 mm and a minimum of ± 2 mm. If the buyer stipulates a maximum or minimum reel width the above tolerance is doubled. For reels whose width exceeds 1.60 m tolerances are to be fixed by special agreement.

II. Diameter

In the case where the diameter of the reels is specified in the order and where this requirement has been accepted by the vendor, the tolerance concerning variation in diameter is:

• for papers

•                  where there is no stipulation of max or min diameter: - 4 cm and + 2 cm

•                  where minimum diameter is stipulated: + 4 cm

•                  where maximum diameter is stipulated: - 8 cm

•                  for bulk papers, special arrangements may be made.

• for boards

•                  where there is no stipulation of max or min diameter: ±6 cm

•                  where minimum diameter is stipulated: + 12 cm

•                  where maximum diameter is stipulated: - 12 cm

Reels coming at the end of the parent reel of the last consignment will nevertheless have to be accepted by the buyer provided that their diameters are more than half of the diameters ordered.

Art. 17 TOLERANCES ON DIMENSIONS AND SQUARENESS OF PAPERS IN SHEET FORM

I. Papers and boards (other than Para II) in sheets

I.1. Dimensional tolerances

The following maximum variations are allowed for both dimensions of the sheets:

•                  precision cut: ± 0.2 % or + 0.4% (*), but with a minimum of ± 2 mm or + 4 mm (*)

•                  machine cut: ± 0.4 % or + 0.8% (*), but with a minimum of ± 3 mm or + 6 mm(*)

(*) If no lower tolerance is accepted and this requirement has been mentioned on the order form.

I.2. Tolerances in squareness

For precision cut papers, the rectangular tolerance will be 0.3 % with a minimum of 2 mm calculated on the actual dimensions of the sides.

For machine cut papers, the rectangular tolerance will be 0.6 % with a minimum of 4 mm calculated on the actual dimensions of the sides.

NB: The tolerances mentioned in 1.1, and 1.2, are only applicable to sheets whose smaller side is equal to or greater than 40 cm.

If the type of paper ordered and if the technical conditions permit, lower tolerances may be agreed between buyer and seller for specific orders.

II. Cylinder boards - boards for special purposes and straw boards

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II.1. Tolerances and dimensions

The following maximum deviations are allowed for both dimensions of the sheets:

•                  precision cut: ± 0.3% or + 0.6% (*), but with a minimum of ± 2 mm or + 4 mm(*)

•                  machine cut: ± 0.5%, but with a minimum of 5 mm.

(*) If no lower tolerance is accepted and this requirement has been mentioned on the order form.

II.2. Tolerances in squareness

The rectangular tolerance will be ± 2 % with a minimum of ± 2 mm calculated on the actual dimensions of the sides.

NB: The tolerances mentioned in II.1. and II.2. are only applicable to sheets whose small side is equal to or greater than 40 cm.

Art. 18 OTHER CHARACTERISTICS

In the case of all technical characteristics whose tolerances have not been defined above, slight differences cannot be grounds for complaint on the part of the buyer so long as the goods delivered are suitable for the use envisaged in the order. The waviness of paper and board is not a hidden vice. The buyer of special makings must accept a paper or board which does not entirely match the specification in minor respects but which will meet the needs of the end-use specified, up to a maximum quantity of 10 % of the initial order.

Art. 19 STANDARD DISPERSION OF MEASURED VALUES

All tolerances assembled in these sales conditions are considered as observed if 95 % of the measured values are within the required tolerances. In addition, unit values measured may show up to a maximum deviation of 1 1/2 times the value of the tolerance provided that they do not account for more than 4.5 % of the number measured. Some test results may exceed the limit of 1 1/2 times the normal tolerance provided they do not exceed 0.5 % of the total number of tests made.

Example: Article 17 envisages for finished sheets a tolerance of ± 0.2%, for a length of, for instance, 1 m; this implies a deviation of ± 2 mm.

The tolerances are considered as observed when:

•                  at least 95 % of the measured values are within 1m ± 2 mm

•                  at most 4.5 % of the measured values may be beyond 1 m ± 2 mm but must be within the limits of 1 m ± 3 mm (1 1/2 times the tolerance)

•                  at most 0.5% of the measured values may exceed lm ± 3 mm.

Art. 20 TEST METHODS

As regards testing specifications, reference will be made to the most recent ISO standards whenever these are identical in every respect with the national standards of the supplier country. Otherwise it will be best to apply the national standards of the country of origin. In the absence of standards, checking specifications applicable in every case will be made the subject of a previous agreement. These ISO standards are currently as follows:

I. Sampling for testing: ISO 186-1985 Paper and board - Sampling to determine average quality

II. Conditioning of samples: ISO 187 - 1977 Paper and board - Conditioning of samples. The particular climatic conditions applicable during testing and in line with the standard must be made the subject of a previous agreement.

III. Determination of counting accuracy

1. The methods of counting to be applied will have to be made the subject of a previous agreement.

2. From the quantitative point of view, samples taken will have to conform at least to standard ISO 186/1985.

IV. Determination of basis weight: ISO 536 - 1976 Paper and board - Determination of grammage

V. Measurement of thickness: ISO 534/1988 Paper and board - Determination of thickness and apparent bulk density or apparent sheet density

VI. Dimensions and squareness

The specifications set out below describe one method of testing. There may be others.

VI.1. Testing device

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Measuring table: a robust construction covered with a plate made of metal, plastics or glass.

Squares: metal arm graduated in 0.5 mm, fixed solidly by screws to the measuring table plate and checked with a standard arm. An auxiliary rule with 0.5 mm graduations.

VI.2. Test method

Checking sheet size: place a small portion of the edge to be checked on the horizontal arm and align it carefully with the vertical arm.

Read off the size on the horizontal arm.

Measure the 4 sides in case of possible angular deviations.

Checking the angel: place the first edge (longitudinal direction) against the horizontal arm square. Carefully align it along the vertical arm

Measure the angular deviation greater than 90° on the horizontal arm and any below 90°, with the help of the auxiliary rule, along the vertical arm. In order to check the three remaining angles, slide the sheet in a clockwise direction across the square (do not turn the sheet over as the reference line may vary).

Results:

•                  Variations in size: Indicate the most unfavourable values for both the long and short edges.

•                  Angular variation: Indicate the four variations.

When using the results, take account of the most unfavourable values.

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SIGNATURE PAGES

Sappi Papier Holding GmbH

By:		By:

Name: J.H Pässler		Name : S.J. Blyth

Title: Managing Director		Title: Managing Director

Sappi Lanaken NV

By:		By:

Name: M. Quaedvlieg		Name: B. Wiersum

Title: Director		Title: Director

Sappi Deutschland GmbH

By:

Name: M.A. Eikelenboom

Title: Director Marketing and Sales

S.D. Warren Company (doing business as Sappi Fine Paper North America)

By:

Name:	Annette M. Luchene

Title:	Vice President, Chief Financial Officer and Treasurer

Sappi NA Finance LLC

By:

Name:	Annette M. Luchene

Title:	President and Treasurer

Sappi Trading Hong Kong Limited

By:

Name: Loretta Chan

Title: Director

Sappi International SA

By:		By:

Name: J.H Pässler		Name : S.J. Blyth

Title: Director		Title: Director

Fidis Finanz- und Daten-Informations Services GmbH

By:

Name: O. Johannsen

Title: Managing Director

For and on behalf of Elektra Purchase No. 29 Limited

By:

Name: N. Gallagher

Title: Director

For and on behalf of Arabella Finance Limited

By:

Name: B. Buckley

Title: Director

UniCredit Bank AG

By:	By:

Name: P. Streck	Name: I. Rohwer

Title: Director	Title: Legal Counsel

UniCredit Bank AG, London Branch

By:	By:

Name: R. Ulrich	Name: F. Nwokedi

Title: Managing Director	Title: Authorised Signatory

The Bank of New York Mellon

By:

Name: K. Russell

Title: Vice President

SECTION 2

DATED 12 AUGUST 2011

SAPPI PAPIER HOLDING GmbH
as Austrian USD Seller

ELEKTRA PURCHASE NO. 29 LIMITED
as Purchaser

FIDIS FINANZ- UND DATEN-INFORMATIONS SERVICES GMBH
as Offer Agent

and

SAPPI INTERNATIONAL SA
as Master Servicer

AUSTRIAN USD RECEIVABLES PURCHASE AGREEMENT

THIS AUSTRIAN USD RECEIVABLES PURCHASE AGREEMENT (the “Agreement”) is made on 12 August 2011

BETWEEN:

(1)                                  SAPPI PAPIER HOLDING GMBH, a limited liability company organised under the laws of Austria, having its business address at A-8101 Gratkorn, Brucker Straße 21, Austria, registered with the commercial register (Firmenbuch) of the Regional Court for civil matters (Landesgericht für ZRS) Graz under registered number 167931h (“Sappi Austria”, “Austrian Servicer” or “Austrian USD Seller”);

(2)                                  ELEKTRA PURCHASE NO. 29 LIMITED, a company incorporated under the laws of Ireland with registered number 501111 and having its registered office at 2nd Floor, 11-12 Warrington Place, Dublin 2, Republic of Ireland (the “Purchaser”);

(3)                                  FIDIS FINANZ- UND DATEN-INFORMATIONS SERVICES GMBH, a limited liability company organised under the laws of the Federal Republic of Germany, having its business address at An der Gümpkesbrücke 17, 41567 Kaarst, Germany, which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) Neuss under HRB 10111 (the “Offer Agent”); and

(4)                                  SAPPI INTERNATIONAL SA, a Belgian company with its registered office at Chaussée de La Hulpe 154, 1170 Brussels, Belgium, with enterprise number 449.887.582 , RPM/RPR Brussels (the “Master Servicer”).

WHEREAS

(A)                              The Austrian USD Seller and the Purchaser agree, upon the terms and subject to the conditions of this Agreement, that the Austrian USD Seller shall, from time to time during the Revolving Period, be entitled to sell and to assign Eligible Receivables to the Purchaser on a non-recourse basis (regressloser Forderungsverkauf).

(B)                                The Offer Agent agrees to assist the Austrian USD Seller on certain operational aspects of the transactions contemplated herein upon the terms and conditions of this Agreement.

(C)                                The Austrian USD Servicers and the Master Servicer will agree to administer, collect and enforce the Purchased Receivables pursuant to the Austrian USD Servicing Agreement.

(D)                               The Austrian Seller, the Belgian Seller and the US Seller shall also be entitled to sell and assign Receivables to the Purchaser from time to time on a non-recourse basis pursuant to the relevant Receivables Purchase Agreement entered into by them with the Purchaser and the respective Servicers appointed by them and the Master Servicer will administer, collect and enforce the Purchased Receivables pursuant to the relevant Servicing Agreement entered into by them with the Purchaser.

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NOW IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS, INTERPRETATION AND COMMON TERMS

1.1                                 Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 of the Incorporated Terms Memorandum which is dated on or about the date of this Agreement and incorporated herein by reference and signed for the purpose of identification by each of the Transaction Parties including, for the avoidance of doubt, the Austrian USD Seller and the Purchaser.

1.2                                 Terms in this Agreement, except where otherwise stated or where the context otherwise requires, shall be construed in the same way as set forth in Paragraph 2 (Principles of Interpretation and Construction) of the Incorporated Terms Memorandum.

1.3                                 The Common Terms contained in the Incorporated Terms Memorandum apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.4                                 If there is any conflict between the provisions of the Incorporated Terms Memorandum and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.5                                 Clause 20 (Governing Law and Jurisdiction) shall apply mutatis mutandis to the Common Terms incorporated into this Agreement as if set out in full in this Agreement.

1.6                                 The “Purchaser Currency” for the Austrian USD Seller is USD and references to its Purchaser Currency herein shall be construed accordingly.

2.                                       OFFERS

2.1                                 Subject to the Conditions Precedent being fulfilled, on each Business Day during the Revolving Period provided that no Automatic Termination Event, Potential Automatic Termination Event, Stop Purchase Event in respect of the Austrian USD Seller has occurred and no Termination Event Notice has been delivered, the Austrian USD Seller may offer (anbieten) for sale and assignment Eligible Receivables and for assignment and transfer all Related Rights related to such offered Receivables to the Purchaser on a non-recourse basis (regressloser Forderungsverkauf) from time to time, unless such sale and assignment, together with the sales and assignments contemplated by the other Sellers on such Business Day, would cause the Programme Limit to be exceeded and upon the other terms and conditions of this Agreement. The Austrian USD Seller hereby appoints the Offer Agent to assist the Austrian USD Seller in respect of the making of the relevant Offers and to perform such other tasks on behalf of the Austrian USD Seller as expressly set out herein.

2.2                                 The Austrian USD Seller shall offer Eligible Receivables and Related Rights under Clause 2.1 by delivering or procuring that the Offer Agent delivers to the Purchaser by way of email or FTP no later than 07:00 CET on the respective

3

Business Day an offer (Angebot) (“Offer”) in electronic form specifying (bestimmen) the Receivables which are subject to each such offer and containing the information and the declarations specified in Schedule 2 hereof (the “Offer File”) and, in the case of an Offer other than the initial Offer, the Seller shall procure that a Daily Report is also delivered by the Master Servicer by 10:30 CET on such day. The Offer shall be electronically signed by a duly authorised representative of the Austrian USD Seller. The delivery of the Offer to the Purchaser shall constitute an irrevocable offer by the Austrian USD Seller for sale of the Receivables offered in the Offer, together with a transfer of all Related Rights, to the Purchaser.

2.3                                 In respect of the initial Offer, the Austrian USD Seller shall procure that the Offer Agent delivers a draft Offer File to the Purchaser on 22 August 2011 for review by the Purchaser and shall, on the Closing Date, procure that the Offer Agent delivers to the Purchaser the initial Offer and the related Offer File specifying the same Receivables as listed in the draft Offer File in accordance with Clause 2.1. In the case that any Receivable specified in the initial Offer File on the Closing Date is paid or otherwise discharged by the relevant Account Debtor within the period from 22 August 2011 until the Closing Date, the Austrian USD Seller (or the Master Servicer on its behalf) shall pay an amount equal to any such payments received or other discharge (in whichever form) to the Purchaser as a Deemed Collection.

2.4                                 The Purchase Price shall be specified in the Offer.

2.5                                 The Austrian USD Seller shall, upon request of the Purchaser, furnish or procure that the Offer Agent furnishes the Purchaser with all information which the Purchaser reasonably deems necessary:

(a)                                  to determine compliance of the Offer with the provisions of this Agreement;

(b)                                 to identify each of the Receivables offered by the Austrian USD Seller and the respective Related Rights and Account Debtors; and

(c)                                  to verify the correctness of the statements contained in each Offer and each Offer File.

2.6                                 The parties hereto agree that any sale and assignment of Purchased Receivables hereunder shall be without recourse, in that the Credit Risk (Delkredererisiko) of the respective Account Debtors shall vest in the Purchaser upon assignment of the Purchased Receivables.

2.7                                 On each Business Day after the initial Offer Date during the Revolving Period, the Austrian USD Seller shall be entitled to offer for sale and purchase additional Eligible Receivables in accordance with Clauses 2.1 and 2.2 above, subject to and in accordance with the provisions of this Agreement, unless an Automatic Termination Event or a Potential Automatic Termination Event or a Stop Purchase Event in respect of the Austrian USD Seller has occurred or a Termination Event Notice has been delivered. The Purchaser shall accept such offer in accordance with Clause 3.1 if the conditions set out therein have been satisfied. The Austrian USD Seller shall sell and assign to the Purchaser and the

4

Purchaser shall purchase such Receivables and Related Rights upon acceptance of the Offer by the Purchaser pursuant to Clause 3.1.

2.8                                 If, on a Purchase Date falling after the initial Offer Date:

(a)                                  the aggregate Purchase Price for the Receivables purchased on such Business Day does not exceed the Available Collections in the relevant Purchaser Currency on that Business Day, then the Purchaser shall pay the aggregate Purchase Price payable on that date by way of set-off against, and up to an amount equal to the amount of, its claim to receive Available Collections in the relevant Purchaser Currency on that Purchase Date (each such purchase being referred to herein as a “Reinvestment”) and (i) the Master Servicer shall transfer all Available Collections in excess of the Purchase Price from the MS Final Collection USD Account in freely transferable funds and for same day value on the Purchase Date to the MS USD Transfer Account (the “Relevant Transfer Date”) and (ii) the Master Servicer shall transfer all amounts standing to the credit of the MS USD Transfer Account to the USD Collection Account of the Purchaser in freely transferable funds no later than three (3) Business Days after the Relevant Transfer Date; or

(b)                                 the aggregate Purchase Price for the Receivables purchased on such date exceeds the Available Collections in the relevant Purchaser Currency on that same date, then the Purchaser shall pay the aggregate Purchase Price payable on that date (i) first, by way of Reinvestment on such Purchase Date, (ii) second, from the amounts available in the USD Collection Account for payment of the Purchase Price in accordance with the USD Priority of Payments on the Funding Date immediately following that Purchase Date and (iii) third, to the extent that any part of the Purchase Price is then outstanding, by way of payment to the Austrian USD Seller on the Funding Date immediately following that Purchase Date of the amount by which the aggregate Purchase Price payable for the Receivables purchased on that Purchase Date exceeded the amounts available under items (i) and (ii) in the relevant Purchaser Currency on that same date.

2.9                                 At any time when there is a USD Surplus Amount, a settlement of such USD Surplus Amount (or part thereof) may be effected by way of the transfer by the Purchaser (or the Accounts Administrator on its behalf) to the MS Final Collection Account an amount equal to the funds in USD available for application under paragraph (e) of the USD Priority of Payments which exceeds the aggregate of the Required MS USD Amount and the Required US Seller USD Amount, and subject to a maximum of the USD Surplus Amount, provided that:

(a)                                  no Automatic Termination Event, Automatic Servicer Termination Event or Potential Automatic Termination Event has occurred and no Termination Event Notice or Servicer Termination Event Notice has been delivered;

(b)                                 the Surplus Amount is greater than zero; and

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(c)                                  the Purchaser has received from the Master Servicer all relevant information to verify that the USD Surplus Amount calculation is correct.

2.10                           If, at any time, the USD Surplus Amount in respect of the Austrian USD Seller shall be a negative number after taking into account the Austrian USD Seller’s proportion of the Required MS USD Amount, the Master Servicer shall, on behalf of the Austrian USD Seller, on the same day, pay to the Purchaser an amount in USD equal to the amount by which the USD Surplus Amount in respect of the Austrian USD Seller has become negative after taking into account the Austrian USD Seller’s proportion of the Required MS USD Amount.

2.11                           The Offer Agent undertakes to the Purchaser each time an Offer is made to the Purchaser:

(a)                                  the data processing which the Offer Agent performed in its role as IT Services Provider in order to complete the Offer and the Offer File is accurate and in compliance with the standards as described in the IT Services Agreement;

(b)                                 the aggregate Initial Unpaid Balance of the Receivables offered in the relevant Offer, together with the aggregate Initial Unpaid Balance of the Receivables offered by all other Sellers on such Business Day and the Aggregate Unpaid Balance of all Purchased Receivables, in each case, converted at the relevant Applicable Exchange Rate, shall not cause:

(i)                                     on the basis of a formula provided by the Purchaser, the Programme Limit to be exceeded; or

(ii)                                  any Portfolio Limit to be exceeded.

3.                                       ACCEPTANCE, PURCHASE AND ASSIGNMENT

3.1                                 The Purchaser shall, upon receipt of the Offer delivered on a Reporting Date during the Revolving Period, accept such Offer and the sale and assignment of the Receivables listed therein no later than 16:00 CET on such date (which is also the Purchase Date) by sending a notice of acceptance to the Austrian USD Seller or the Master Servicer on its behalf and commit to pay the Purchase Price for such Receivables, provided that (a) the Offer File meets the requirements specified in Schedule 2 hereof, (b) no Stop Purchase Event has occurred in respect of the Austrian USD Seller and (c) no Automatic Termination Event or Potential Automatic Termination Event has occurred and no Termination Event Notice has been delivered; and the Austrian USD Seller has confirmed to the Purchaser in writing prior to such acceptance that the Austrian USD Seller, the Master Servicer, the Offer Agent or any replacement Offer Agent has electronically identified the Receivables listed in such Offer in the name of the Purchaser.

3.2                                 Upon acceptance by the Purchaser, all Receivables offered by the Austrian USD Seller (or the Offer Agent on its behalf) in the relevant Offer, together with Related Rights, shall be sold and assigned with economic effect from the respective Purchase Date for such Receivables (for the Purchase Price therefor)

6

to the Purchaser and title to each such Receivable and Related Right shall transfer to the Purchaser on the date of acceptance of the Offer under Clause 3.1.

3.3                                 Each purchase of Receivables shall constitute an individual agreement to sell and assign the respective Receivable offered by the Austrian USD Seller and to assign or transfer the Related Rights related to such Receivables and the provisions of this Agreement shall apply to each such individual agreement.

3.4                                 For the avoidance of doubt, under this Agreement, Receivables which are the subject of an Offer but are not Eligible Receivables shall also be sold and assigned (together with the Related Rights) to the Purchaser and the Purchaser shall be entitled to receive all Collections (including, for the avoidance of doubt, Deemed Collections) in respect of such Purchased Receivables, provided that the Purchaser has accepted such Offer in accordance with Clause 3.1.

4.                                       PURCHASE PRICE

4.1                                 The Purchase Price payable by the Purchaser to the Austrian USD Seller for the Receivables purchased under this Agreement shall be due and payable in USD as the relevant Purchaser Currency (after conversion, if necessary, by the Master Servicer at the relevant Applicable Exchange Rate) on the Funding Date immediately following the Reporting Date on which the relevant Offer was accepted or, in the case of a Reinvestment, the Purchase Date.

4.2                                 For the purpose of Clause 2.11(b), the Initial Unpaid Balance of the Receivables which are the subject of the relevant Offer shall be calculated in EUR. The Initial Unpaid Balance of Receivables denominated in Eligible Functional Currencies will be converted by the Master Servicer into USD at the Applicable Exchange Rate. If any Receivable included in an Offer is not denominated in USD as the Purchaser Currency, the Austrian USD Seller acknowledges and agrees that the payment of any Purchase Price by the Purchaser in USD (including by way of set-off), as converted by the Master Servicer at the relevant Applicable Exchange Rate, shall constitute a valid and absolute discharge for the Purchaser’s obligation to pay the Purchase Price for such Receivables and the Purchaser shall obtain valid and unencumbered title to such Receivables.

5.                                       TRUE SALE

The parties hereto confirm their intention that each purchase of Receivables under this Agreement shall constitute a true sale (Forderungsverkauf). The Austrian USD Seller shall not be liable for the Credit Risk relating to the Receivables acquired by the Purchaser and the parties hereto agree that such Credit Risk Receivables shall pass from the Austrian USD Seller to the Purchaser as of the respective Purchase Date. Nothing in this Agreement shall constitute a guarantee or a similar obligation by the Austrian USD Seller in relation to the Credit Risk of Receivables acquired by the Purchaser or any Account Debtor, and the Purchaser shall have full in rem title and interest in and to the Receivables acquired by it and shall be fully entitled to receive and retain for its own account any and all Collections in respect of such Receivables. The Purchaser shall further be free to dispose over (verfügen) all such Receivables (including, without limitation, to sell and onwards assign all such Receivables to any third party). The Purchaser shall, prior to any such sale and assignment of

7

Receivables to a third party and at its sole discretion, consider to offer such Receivables for sale and assignment to the Austrian USD Seller at the then prevailing market value, who, at its option, may accept such offer.

6.                                       UNDISCLOSED SALE AND ASSIGNMENT (STILLE ZESSION)

The sale and assignment of the Purchased Receivables to the Purchaser shall not be disclosed to the Account Debtors (stille Zession) until the occurrence of a Debtor Notification Event.

7.                                       FURTHER ASSURANCE

7.1                                 If any Receivable subject to an Offer or the Related Rights related to such Receivable (including, for the avoidance of doubt, any replacement of or addition to the Related Rights related to such Receivable) is not transferred as contemplated in Clause 3 for any reason whatsoever, the Austrian USD Seller shall be obliged to take all actions reasonably necessary for the effective transfer of such Receivable or Related Rights without undue delay and at its own expense including, without limitation:

(a)                                  the endorsement of any cheques, bills of exchange, promissory notes or other endorseable Instruments of Debt relating to the relevant Purchased Receivable in accordance with paragraph (ee) of Schedule 6 to the Incorporated Terms Memorandum; and

(b)                                 any other thing to be done or form or registration to be perfected shall be done and perfected without undue delay (unverzüglich) by the Austrian USD Seller at its own cost; the Austrian USD Seller hereby agrees that if it fails to do such thing or fails to perfect such form or registration within a reasonable period of time, the Purchaser is hereby irrevocably authorised to do everything necessary for such thing to be done, such form to be perfected or such registration to be made on behalf and at the cost of the Austrian USD Seller.

7.2                                Any Related Rights provided to the Austrian USD Seller by any Account Debtor which have not been granted as security for a specific Receivable but have been generally granted by such Account Debtor to the Austrian USD Seller, shall be assigned by the Austrian USD Seller to the Purchaser in such proportion by which the Aggregate Unpaid Balance of all Purchased Receivables owed by such Account Debtor relates to the amount of all Receivables owed by such Account Debtor secured by such Related Right, provided that such separation is permitted by law.

7.3                                 If the assignment or transfer of any Receivable subject to an Offer or the Related Rights related to such Receivable ceases to be effective for any reason whatsoever, in particular by bringing any of such Related Rights which is a movable asset (bewegliche Sache) on any territory other than Austrian territory, the Austrian USD Seller hereby assigns and transfers to the Purchaser the Related Rights related to such Receivable and the Purchaser hereby accepts such assignment and transfer subject to the condition precedent (aufschiebende Bedingung) that the reason affecting the validity of the security assignment or transfer has lapsed.

8

7.4                                 The Austrian USD Seller shall transfer all Instruments of Debt (other than any cheques, bills of exchange, promissory notes or other endorseable Instruments of Debt which shall be treated in accordance with paragraph (ee) of Schedule 6 to the Incorporated Terms Memorandum) to the Austrian USD Servicers or the Master Servicer (or in the case where the Servicer to whom the Austrian USD Seller would transfer is the Austrian USD Seller in its capacity as Servicer, retain such Instruments of Debt) to be held, pursuant to Clause 6 of the Austrian USD Servicing Agreement, for the Purchaser free of any cost or charge and hereby assigns to the Purchaser, who hereby accepts such assignment, any present or future claims and rights arising therefrom, including claims for return of such Instruments of Debt against credit institutions or any other third parties which have been, or will be mandated to collect such Instruments of Debt. Clause 7.1 shall apply mutatis mutandis.

7.5                                 Until the absolute transfer and assignment is fully effected and legally valid and binding and/or the transfer of any Related Rights is legally or otherwise not possible or cannot reasonably be effected, the Austrian USD Seller shall hold and administer each such Receivable subject to an Offer and the Related Rights related to such Receivable (which by failure of its transfer and/or its assignment, and contrary to the intentions of this Agreement, legally remains the property (Eigentum) of the Austrian USD Seller) as a trustee (Treuhänder) free of charge for the account of the Purchaser and the Austrian USD Seller undertakes to remit any Collections arising from any sale or foreclosure thereof to the Purchaser subject to any Related Rights which shall have been granted to the Austrian USD Seller generally, in which case any proceeds of the enforcement or foreclosure thereof shall be applied by the Austrian USD Seller pro rata to itself and the Purchaser.

7.6                                 The Related Rights related to a Purchased Receivable shall serve as security for the due payment of such Receivable and shall continue to be subject to, and enforced in accordance with, the terms of the Contract relating to such Related Rights.

7.7                                 In order to permit the Austrian USD Seller to perform any of its obligations under or in connection with a Contract, the Purchaser hereby authorises the Austrian USD Seller to sell and transfer title to any assets which are the subject of Related Rights (Weiterveräußerungsermächtigung) related to a Receivable acquired by the Purchaser in accordance with the terms under which such Related Rights have been granted to the Austrian USD Seller (directly or indirectly).

7.8                                 The Austrian USD Seller shall be entitled and obliged to exercise in its own name (subject to the appointment of the Austrian USD Servicers and the Master Servicer by the Austrian USD Seller under Clause 2.1 of the Austrian USD Servicing Agreement), at its own cost and expense, any claims for re-delivery and/or return in the course of a repossession of Repossessable Goods. The Austrian USD Seller (or, pursuant to its appointment under the Austrian USD Servicing Agreement, the Austrian USD Servicer or the Master Servicer) shall grant at least the same priority to the realisation of any repossessed Repossessable Goods as to the marketing of other goods owned by it. The Austrian USD Seller shall continue to warrant fully for any Repossessable Goods during the warranty period as had been originally agreed with the

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respective Account Debtor. Any proceeds from the sale of Repossessable Goods shall be considered as Collections for the purposes of this Agreement, and shall be applied as set forth pursuant to the terms of this Agreement for Collections. The Purchaser shall not be liable for any measures taken in relation to the resale by the Austrian USD Seller (or, pursuant to its appointment under the Austrian USD Servicing Agreement, the Austrian USD Servicers or the Master Servicer) of any Repossessable Goods or other damages resulting therefrom.

7.9                                 Upon demand of the Purchaser, the Austrian USD Seller shall, from time to time, take such actions as are reasonable and lawful and that may be necessary or appropriate to ensure that the Purchaser shall have an enforceable ownership interest in the Records relating to the Purchased Receivables and the Related Rights.

7.10                           Once a Purchased Receivable acquired by the Purchaser has been paid in full or if the Austrian USD Seller is otherwise obliged, in accordance with the Credit and Collection Policy, to release the respective Related Rights or if the Austrian USD Seller is obliged vis-à-vis an Account Debtor in accordance with the terms of the respective Contract to release such Related Rights (provided always that the Austrian USD Seller is acting in good faith), it is hereby agreed, that the Purchaser shall re-transfer any such Related Rights to the Austrian USD Seller. Upon the Austrian USD Seller’s request, the Purchaser shall furnish a written confirmation to the Austrian USD Seller that such Related Rights have been re-transferred.

8.                                      REPRESENTATIONS AND WARRANTIES

8.1                                 The Austrian USD Seller hereby makes the representations and gives the warranties to the Purchaser set out in Schedule 4 (Representations and Warranties of the Sellers) of the Incorporated Terms Memorandum.

8.2                                 The representations and warranties referred to in Clause 8.1 are made and given on the date hereof and will be repeated as of any Offer Date, Purchase Date and the Funding Date. The Austrian USD Seller, however, does not guarantee that an Account Debtor is able to make payments on any Purchased Receivables acquired by the Purchaser.

9.                                       SETTLEMENT AND REQUIRED RESERVE AMOUNT

9.1                                 On each Monthly Reporting Date, the Master Servicer shall deliver to the Purchaser a Monthly Report in electronic form.

9.2                                 On each Business Day, the Master Servicer shall deliver to the Purchaser a Daily Report in electronic form.

9.3                                 Prior to the initial purchase of Receivables under this Agreement, the Purchaser shall open the USD Collection Account.

9.4                                 The Austrian USD Seller shall procure that the Master Servicer (or in the case of paragraph (c) below, the Austrian USD Seller) shall:

(a)                                  on each Business Day, in accordance with the Cleared Invoice Allocation, allocate all Collections to the Purchased Receivables, if any,

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after conversion at the Applicable Exchange Rate, in order to establish which Purchased Receivables have been settled, and to effect any Reinvestments as provided or contemplated in this Agreement. On each Business Day:

(i)                                     during the Revolving Period, the Austrian USD Seller (or the Master Servicer on its behalf) shall transfer all Available Collections exceeding the Purchase Price, if any, for Receivables to be purchased by the Purchaser on such Business Day to the MS USD Transfer Account for same day value on the Relevant Transfer Date, and from the MS USD Transfer Account to the USD Collection Account no later than three (3) Business Days after the Relevant Transfer Date, in each case, converted into USD at the Applicable Exchange Rate; and

(ii)                                  after the Revolving Period, the Austrian USD Seller (or the Master Servicer on its behalf) shall transfer all Available Collections to the USD Collection Account for same day value, in each case, converted into USD at the Applicable Exchange Rate;

(b)                                 to the extent that Collections have not been transferred to the MS Final Collection Account, the MS USD Transfer Account or the USD Collection Account on the day of receipt (i) until the transfer to the USD Collection Account, the Master Servicer shall retain on its accounts, but for the account of the Purchaser, any Collections and (ii) until the transfer to an MS Final Collection Account or the MS USD Transfer Account, the Austrian USD Seller and Austrian USD Servicers shall retain on their accounts, but for the account of the Purchaser, any Collections, and the funds representing such Collections shall be held only in the form of cash;

(c)                                  on each Business Day store in its systems the data file received from the IT Services Provider which clearly identifies those Receivables that have become Purchased Receivables since the last day on which such exercise was carried out, provided that such data file shall be stored in such a manner that ensures that the relevant Receivables can be identified as Purchased Receivables for as long as they are recorded in the data processing systems of the Austrian USD Seller (or by the Master Servicer on its behalf).

9.5                                 The Purchaser will authorise the Master Servicer to draw on the Available Collections in respect of the Purchased Receivables in order to make a payment under a Reinvestment, to make payments to the MS USD Transfer Account or the USD Collection Account or for such other purposes as may be provided by this Agreement.

9.6                                 On any Business Day during the Revolving Period and provided that no Stop Purchase Event has occurred in respect of the Austrian USD Seller which is continuing, the Purchaser shall use Available Collections to pay for related Reinvestments in accordance with this Agreement.

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9.7                                 On each Settlement Date and upon receipt of the amounts, if any, deposited or caused to be deposited by the Austrian USD Seller or the Master Servicer, as the case may be, into the USD Collection Account as of such date, the Purchaser (or the Accounts Administrator on its behalf) shall, on the basis of the information contained in the respective Offer File, Daily Report and Monthly Report, settle the liabilities of the Purchaser to the persons and parties specified in the USD Priority of Payments by drawing on the amounts in the USD Collection Account.

9.8                                 If at any time after the purchase of a Purchased Receivable, any Dilution occurs in respect of such Purchased Receivable and has been identified in accordance with the Cleared Invoice Allocation, the Austrian USD Seller or, on its behalf, the Master Servicer shall, subject to any Reinvestment, pay or cause to be paid an amount equal to such Dilution as a Deemed Collection (i) during the Revolving Period, to the MS USD Transfer Account for same day value and from the MS USD Transfer Account to the USD Collection Account no later than three (3) Business Days later and (ii) after the Revolving Period, to the USD Collection Account for same day value.

9.9                                 If a Purchased Receivable purchased under this Agreement is not an Eligible Receivable, the Austrian USD Seller or, on its behalf, the Master Servicer shall pay or cause to be paid an amount equal to the Unpaid Balance of such Purchased Receivable as a Deemed Collection (i) during the Revolving Period, to the MS USD Transfer Account for same day value and from the MS USD Transfer Account to the USD Collection Account no later than three (3) Business Days later and (ii) after the Revolving Period, to the USD Collection Account for same day value, or assign an Eligible Receivable with an equivalent Unpaid Balance to the Purchaser on the same day. Upon such payment or assignment, the Purchaser shall reassign the respective non-eligible Purchased Receivable to the Austrian USD Seller. The Austrian USD Seller hereby accepts in advance each such re-assignment and re-transfer.

9.10                           If any representation or warranty (other than that a Purchased Receivable is an Eligible Receivable), is not true with respect to any Purchased Receivable sold under this Agreement, the Austrian USD Seller or, on its behalf, the Master Servicer shall pay or cause to be paid an amount equal to the Purchase Price paid for such Purchased Receivable as a Deemed Collection (i) during the Revolving Period, to the MS USD Transfer Account for same day value and from the MS USD Transfer Account to the USD Collection Account no later than three (3) Business Days later and (ii) after the Revolving Period, to the USD Collection Account for same day value. Upon such payment, the Purchaser shall reassign the respective Purchased Receivable to the Austrian USD Seller. The Austrian USD Seller hereby accepts in advance each such re-assignment and re-transfer.

9.11                           If any Deemed Collection (other than referred to in Clause 9.8, 9.9 or 9.10) is received, or deemed to be received, by the Austrian USD Seller, the Austrian USD Seller or, on its behalf, the Master Servicer shall pay or cause to be paid an amount equal to such Deemed Collection (i) during the Revolving Period, to the MS USD Transfer Account for same day value and from the MS USD Transfer Account to the USD Collection Account no later than three (3) Business Days later and (ii) after the Revolving Period, to the USD Collection Account for same day value.

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9.12                           Any amounts paid or caused to be paid by the Austrian USD Seller or, on its behalf, the Master Servicer into the USD Collection Account (including, where applicable, in accordance with the procedures described in Clause 2.8(a)) in accordance with Clauses 9.8, 9.9, 9.10 or 9.11 shall, for the purposes of this Agreement, be considered and treated as Collections.

9.13                           Unless expressly provided otherwise in this Agreement, all payments to be made to the Purchaser under this Agreement or under the Fee Agreement shall be paid to the relevant Collection Account on their due date not later than at 16:00 CET in readily available funds.

9.14                           Unless otherwise agreed among the Austrian USD Seller (or, pursuant to the provisions of the Austrian USD Servicing Agreement, the Austrian USD Servicers and the Master Servicer) and the Account Debtor, each payment by an Account Debtor of amounts owed by it with respect to a Purchased Receivable shall be made in such form and procedure as agreed and customary among the Austrian USD Seller and such Account Debtor.

9.15                           Immediately upon a Downgrade Event, the Austrian USD Seller or the Master Servicer on its behalf shall deposit in the USD Collection Account, or any other account in the name of the Purchaser specified by the Purchaser, the Cash Deposit applicable to the Austrian USD Seller denominated in the Purchaser Currency.

9.16                           Immediately upon any payment made by the Austrian USD Seller to the Purchaser in accordance with this Agreement, the Austrian USD Seller, the Austrian USD Servicers or the Master Servicer, as applicable, will deliver to the Purchaser a written notice specifying the amount of such payment and, if any, the part of such payment which has been made in settlement of Fees.

10.                                 COVENANTS AND UNDERTAKINGS

10.1                           The Austrian USD Seller makes the covenants to the Purchaser set out in Schedule 6 (Covenants of the Sellers) of the Incorporated Terms Memorandum.

10.2                           The covenants and undertakings of the Austrian USD Seller referred to in Clause 10.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Purchaser arising from the breach of any such covenant prior to the date of termination of this Agreement.

10.3                           The Purchaser undertakes to notify the Austrian USD Seller of any violation by the Purchaser, the Issuer, or any Funding Source of which it is aware of any taxation requirement, regulatory requirement for securitisation or any applicable rating criteria of the Rating Agencies, as amended from time to time and to provide evidence of such violation to the Austrian USD Seller.

11.                                 COLLECTION OF THE PURCHASED RECEIVABLES

11.1                           According to the Austrian USD Servicing Agreement, the Austrian USD Seller and Sappi Trading HK shall act as Austrian USD Servicers and, together with the Master Servicer, shall administer, collect and service the Purchased

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Receivables acquired by the Purchaser for the benefit of the Purchaser and any of its successors or assignees.

11.2                          Unless provided otherwise in this Agreement the Austrian USD Seller hereby undertakes to transfer or cause to be transferred all payments received from Account Debtors on Purchased Receivables into any Austrian USD Seller Collection Account to the MS Final Collection Account for same day value.

11.3                           Without prejudice to Clause 9.9, Instruments of Debt shall be held by the Master Servicer for the Purchaser until their settlement, as provided in Clause 7.4 and subject to the provisions of Clause 6 of the Austrian USD Servicing Agreement. The Master Servicer shall credit the monies represented by such Instruments of Debt upon their collection on the Business Day of receipt to the relevant MS Final Collection Account.

11.4                           Subject to a re-assignment of the relevant Receivable to the Austrian USD Seller for enforcement purposes, the Purchaser shall have the right, in its reasonable discretion, to instruct the Austrian USD Seller (or, as applicable, the Austrian USD Servicers and the Master Servicer) to commence or bring any legal action with respect to any Purchased Receivable owned by the Purchaser which is a Defaulted Receivable and which is not a Disputed Receivable or to foreclose upon any Related Right in respect thereof. The Austrian USD Seller will observe, and cause the Austrian USD Servicers and the Master Servicer to observe, such instructions of the Purchaser.

11.5                           As provided by Clause 8 of the Austrian USD Servicing Agreement, the Master Servicer shall hold for the Purchaser all Records, documents and other information (including any information on computer disks) relating to the Purchased Receivables and Related Rights.

11.6                           The Austrian USD Seller or the Master Servicer on its behalf shall at all times keep electronic files containing all information required to identify the Purchased Receivables, including, but not limited to all information required to identify each Account Debtor. The Austrian USD Seller or the Master Servicer on its behalf shall make available such electronic files to the Purchaser on each Offer Date (regardless of whether or not such information is requested by the Purchaser) and at all times at the Purchaser’s request, by delivery of a hard copy and/or computer disk and/or by electronic data transfer (at the Purchaser’s option).

11.7                           The Austrian USD Seller is responsible for the installation and maintenance of hardware and software backup systems for the protection of data stored in any data processing systems used by the Austrian USD Seller.

11.8                           In the case of the occurrence of a Debtor Notification Event, the Purchaser is entitled to:

(a)                                  require that the relevant Austrian USD Servicer or the Master Servicer, each as agent of the Purchaser, until such servicer’s appointment has been terminated pursuant to the Austrian USD Servicing Agreement, notifies the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (substantially in the form of notification as

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attached as Schedule 3 Part C and Part D hereto) and that the relevant Austrian USD Servicer or the Master Servicer, as applicable, gives evidence to the Purchaser that such notification has occurred; or

(b)                                 notify the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (itself or through the Back-Up Servicer) (substantially in the form of notification as attached as Schedule 3 Part C and Part D hereto) and the Purchaser and the Back-Up Servicer are irrevocably authorised to make such notifications under the Austrian USD Servicing Agreement. To facilitate such notifications, each of the Austrian USD Servicers and the Master Servicer has granted to each of the Purchaser and the Back-Up Servicer a separate power of attorney and blank forms of notification (forms of which are attached as Schedule 3 Part A, Part B, Part C and Part D hereto).

11.9                           The Austrian USD Seller (or, as applicable, the Austrian USD Servicers or the Master Servicer) shall assist the Purchaser as far as possible in the collection of the Receivables. In particular, the Austrian USD Seller shall make available to the Purchaser its electronic data processing and other systems for all actions the Purchaser may, in his reasonable opinion, deem necessary to take.

11.10                     The Purchaser shall not be liable for any actions taken in the course of the collection of the Purchased Receivables and any defaults arising from such actions or other damages, unless such defaults or damages result from the Purchaser’s negligence or wilful misconduct applying the Standard of Care.

11.11                     The Austrian USD Seller shall indemnify the Purchaser for the full amount of all present and future cost, levies, other charges (including, without limitation, any taxes imposed by any jurisdiction) in relation to the services of a Back-Up Servicer, any notification of Account Debtors and the use of any power of attorney granted under the Transaction Documents.

11.12                     The Purchaser will appoint a Back-Up Servicer pursuant to the terms of the Back-Up Servicing Agreement..

12.                                 CONDITIONS PRECEDENT

12.1                           The obligation of the Purchaser to accept the offer for the initial purchase of Receivables in accordance with this Agreement is subject to the conditions precedent set forth in Schedule 1 Part A hereto having been met to the reasonable satisfaction of the Purchaser.

12.2                          The obligation of the Purchaser to accept the offer for the initial and any subsequent purchase of Receivables in accordance with this Agreement is subject to the conditions precedent set forth in Schedule 1, Part B hereto having been met to the satisfaction of the Purchaser.

13.                                 INDEMNITIES

13.1                           Without prejudice to any rights which the Purchaser may have hereunder or under applicable law, the Austrian USD Seller hereby agrees to indemnify the Purchaser, its directors, officers and agents and persons acting on its behalf,

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from and against any and all damages, losses, claims, liabilities, costs and expenses (Aufwendungen), (including, without limitation, reasonable attorneys’ fees) and taxes thereon (together, the “Austrian USD Seller Indemnified Amounts”) in the event that such damages, losses, claims, liabilities, costs or expenses are caused (adäquat kausal) by the Purchaser entering into this Agreement or the Austrian USD Servicing Agreement or the transactions contemplated herein or therein, which are awarded from time to time against, or suffered or incurred by, the Purchaser, its directors, officers and/or agents or persons acting on its behalf, relating to, or resulting from:

(a)                                  reliance on (i) any representation, warranty or statement made by it (or any of its officers) or reports (including, without limitation, any Offer, any Offer File, any Daily Report or any Monthly Report) or (ii) any information, certificate or statement which it or any of its directors, officers or employees has made, given, issued or delivered under or in connection with this Agreement or any other Transaction Document to which it is a party or which is derived there from, which was false, incorrect, inaccurate or incomplete at the time made, given or issued or deemed to have been made, given, issued or delivered;

(b)                                 any failure by it or any Originator or any directors, officers or employees to comply of it or such Originator with any applicable law, rule or regulation with respect to any Contract, any Factoring Agreement, any Purchased Receivable or any Related Rights;

(c)                                  subject to Clause 13.2, and without duplication of any settlement made pursuant to Clause 9.8, any dispute, claim, set off or defence of a Account Debtor to the payment of the relevant Purchased Receivable, or performance of any obligation under the relevant Contract including, without limitation, a defence based on such Purchased Receivable, the related Contract, the Related Rights (if any) or the Standard Terms and Conditions not being a legal, valid and binding obligation of such Account Debtor which is enforceable against it in accordance with its terms or under any applicable laws, rules or regulations;

(d)                                 any disclosure of any information by it regarding the Account Debtors to the Purchaser or the disclosure of any Contracts, Records or other related documents to the Purchaser or any other person; or

(e)                                  any failure by it to perform any of its obligations under this Agreement or any other Transaction Document to which it is a party.

13.2                           The Austrian USD Seller shall not be obliged to pay a Austrian USD Seller Indemnified Amount arising out of the failure of any Account Debtor to pay amounts lawfully owed in respect of a Purchased Receivable as a result of its Insolvency or other financial inability to pay such amounts. For the avoidance of doubt, nothing herein shall constitute a guarantee or similar obligation by or of the Austrian USD Seller of any Purchased Receivable as it is the intention of the parties hereto that the Credit Risk (Delkredererisiko) relating to all Purchased Receivables is transferred from the Austrian USD Seller to the Purchaser and that, following the sale and assignment of the Purchased Receivables, the

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Austrian USD Seller shall not be liable for the Credit Risk of the Purchased Receivables (keine Bonitätshaftung).

13.3                           Promptly after receipt by the Purchaser of notice of any claim or the commencement of any action or proceeding with respect to which a Austrian USD Seller Indemnified Amount may become payable, the Purchaser shall notify the Austrian USD Seller in writing of such a claim or of the commencement of such action and the Austrian USD Seller shall be entitled and obliged, at its own expense, to assume the defence of such action or proceeding in the name of the Purchaser and to take, in the name of the Purchaser, such action as the Austrian USD Seller deems appropriate to defend or avoid liability for any such Austrian USD Seller Indemnified Amount or to recover the same from any third party.

13.4                           Without prejudice to the foregoing and the generality of Clause 13.1, the Purchaser’s right to be indemnified under this Clause 13 will not be subject in any way to any right of the Austrian USD Seller to subsequent performance (Nacherfüllung) but the Purchaser shall be entitled to immediately liquidate its claim arising therefrom against the Austrian USD Seller.

14.                                 TAXES AND INCREASED COSTS

14.1                           The Austrian USD Seller and the Master Servicer shall ensure that all payments to the Purchaser under the Transaction Documents (including, but not limited to the Collections) are made free of taxes, levies and other charges.

14.2                           The Austrian USD Seller and the Master Servicer shall bear any taxes, levies or other charges (other than corporate income tax (Körperschaftsteuer), municipality tax on payroll (Kommunalsteuer) or similar taxes levied on the income of the Purchaser in Austria) which may be incurred and are payable (including any settlement by means of set-off, loss deduction or similar mechanisms) by the Purchaser in Austria in connection with the Transaction Documents and the transaction contemplated therein (including, for the avoidance of doubt, any secondary tax liability of the Purchaser).

14.3                           The Austrian USD Seller and the Master Servicer shall reimburse the Purchaser for all Increased Costs arising in relation to this Agreement and the Austrian USD Servicing Agreement.

14.4                           The Purchaser shall promptly notify the Austrian USD Seller and the Master Servicer, and the Austrian USD Seller or the Master Servicer shall promptly notify the Purchaser, upon becoming aware that the Austrian USD Seller or the Master Servicer must make an indemnity payment in relation to such taxes, levies or charges in accordance with Clause 14.2 or reimburse the Purchaser for Increased Costs in accordance with Clause 14.3 or that there may be a change in (or in the interpretation, administration, or application of) law or any published practice or concession of any relevant tax authority, which may trigger such indemnity or reimbursement.

14.5                           The Austrian USD Seller, the Master Servicer and the Purchaser undertake to each other:

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(a)                                  to co-operate and, if necessary, to make any declarations or take any action necessary in the context of this Clause 15 to the competent authorities, in particular to obtain authorization to make payments free of taxes, levies or other charges; and

(b)                                 to cooperate in mitigating any adverse effects resulting from a change after the date of this Agreement in (or in the interpretation, administration, or application of) law or any published practice or concession of any relevant tax authority and, if required, to make any declarations or take any actions necessary for such mitigation, including in particular the issuing of invoices, if any, complying with the statutory VAT requirements.

15.                                 FEES, COSTS, EXPENSES AND REFINANCING LOSS

15.1                           The Austrian USD Seller (or the Master Servicer on its behalf) shall pay to the Purchaser remuneration by way of a Fee as agreed in a separate Fee Agreement dated on or about the date hereof. At any time upon the occurrence of an Automatic Termination Event or Potential Automatic Termination Event or delivery of a Termination Event Notice, the Purchaser shall be entitled to require the Austrian USD Seller to pay all Fees accrued and outstanding by 16:00 CET of each Business Day.

15.2                           If this Agreement is terminated by the Purchaser in accordance with Clause 18.1, the Austrian USD Seller shall reimburse the Purchaser for any refinancing loss (Refinanzierungsschaden) incurred by the Purchaser with respect to the Purchased Receivables sold by the Austrian USD Seller.

15.3                          The Purchaser shall provide to the Austrian USD Seller sufficient evidence of the refinancing loss.

16.                                 PAYMENTS

16.1                           On each date upon which this Agreement requires an amount to be paid hereunder by any party hereto to another party hereto, such party shall, save as expressly provided herein, make the same available to the payee by payment in USD and in immediately available, freely transferable, cleared funds, in case of the Purchaser, to the relevant Account, and, in the case of the Master Servicer or the Austrian USD Seller, to such account and bank as specified in Schedule 19 of the Incorporated Terms Memorandum or Schedule 3 of the Back-Up Servicing Agreement, as applicable.

16.2                           The Austrian USD Seller shall pay any claims which the Purchaser is entitled to collect pursuant to the provisions of this Agreement by way of wire transfer (Überweisung).

16.3                           The Austrian USD Seller shall procure that the Master Servicer applies the relevant Applicable Exchange Rate to all Purchased Receivables and Collections that are not denominated in USD and make or cause to be made all payments to the Purchaser in USD.

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17.                                 DEFAULT INTEREST

17.1                           If any sum due and payable by the Austrian USD Seller hereunder or under any other Transaction Document is not paid on the respective due date in accordance with the provisions hereof or of any other Transaction Document, the Austrian USD Seller shall automatically be in default (Verzug) with such payment obligation without a reminder (Mahnung) being necessary.

17.2                           Without prejudice to any damage claims, any unpaid sum under Clause 17.1 (other than interest) shall bear interest at a rate of 5 percentage points above the basis interest rate (Basiszinssatz) or any higher rate to the extent that the damaged party has incurred refinancing costs of more than 5 percentage points above the basis interest rate (Basiszinssatz). If such unpaid sum is interest, an amount calculated in the same manner shall be payable as a lump sum damages (pauschalierter Schadenersatz). The payer shall be entitled to demonstrate that the damage actually suffered by the damaged party is lower than the amounts so determined, and the damaged party shall be entitled to prove and claim for any higher damage.

18.                                 TERMINATION

18.1                          The Purchaser may terminate this Agreement for good cause (aus wichtigem Grund) with immediate effect by serving a written termination notice to the Austrian USD Seller. The occurrence of any Termination Event shall constitute good cause for the Purchaser to terminate this Agreement.

18.2                           The Austrian USD Seller may terminate this Agreement for good cause (aus wichtigem Grund) with immediate effect by serving a written termination notice to the Purchaser.

18.3                           As of the earlier of (i) the end of the Revolving Period and (ii) the date of termination of this Agreement, the Austrian USD Seller shall not be entitled or obliged to offer Receivables to the Purchaser and the Purchaser shall not be obliged or entitled to purchase any such Receivable.

18.4                           In the event of such early termination of this Agreement the provisions of this Agreement on the sale, purchase or transfer of any Purchased Receivables already sold and assigned to the Purchaser, the Austrian USD Seller’s liability for Deemed Collections and similar events, representations and warranties, liability, the Collection of Purchased Receivables, waiver of the right to file insolvency proceedings and confidentiality shall survive the termination.

18.5                           Upon termination of this Agreement in accordance with this Clause 18, to the extent any Purchased Receivables are then outstanding, the Austrian USD Seller shall be obliged to deliver to the Purchaser and the Back-Up Servicer the Records or any other records in its possession or under its control relating to the affairs of or belonging to the Purchaser and the Purchased Receivables acquired by the Purchaser, the Related Rights related to such Purchased Receivables and any other claim, collateral and any monies then held by the Austrian USD Seller on behalf of the Purchaser and shall take such further action as the Purchaser may reasonably request in the context of the termination of this Agreement or to collect any outstanding Purchased Receivables.

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19.                                 BENEFIT OF AGREEMENT AND ASSIGNMENT

19.1                           Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement may not enforce any of its terms and unless expressly provided to the contrary, this Agreement shall not constitute a contract for the benefit of a third party (Vertrag zugunsten Dritter).

19.2                           Without prejudice to Clause 19.1, the Austrian USD Seller shall not be entitled to assign, transfer or pledge any or all of its rights or benefits hereunder, other than to the Purchaser.

19.3                           The Purchaser shall be entitled to dispose of (verfügen über) all Purchased Receivables acquired by the Purchaser and its rights against the Austrian USD Seller under the Transaction Documents, in whole or in part, in any way (including, in particular, by way of security assignment) but always in accordance with this Agreement and any other Transaction Document.

19.4                           Any amendments to this Agreement shall be made in writing and shall require the prior written consent of the Rating Agencies.

20.                                 GOVERNING LAW AND JURISDICTION

(a)                                  This Agreement and all non-contractual obligations arising out of or connected with it shall be governed by and construed in accordance with Austrian law.

(b)                                 Each of the parties hereto irrevocably agrees that the court competent for commercial matters of the first district of Vienna, Austria, shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement.

(c)                                  Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts referred to in this Clause 20 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that such court is not a convenient or appropriate forum.

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SCHEDULE 1
CONDITIONS PRECEDENT

CONDITIONS PRECEDENT RELATING TO THE INITIAL OFFER

Commercial register extracts, corporate documents and authorities (to be delivered by the Austrian USD Seller to the Purchaser)

(a)                                  Receipt by the Purchaser of:

(i)            in respect of the Austrian USD Seller a commercial register extract dated no more than 14 calendar days prior to the signing date of this Agreement and a copy of the articles of association of the Austrian USD Seller and a letter of its director confirming that the commercial register extract and articles of association furnished to the Purchaser are true and accurate and that no events have occurred which, while capable of being registered, are not shown in the abstract;

(ii) in respect of the Master Servicer:

(A)                      a copy of: (i) the deed of incorporation, (ii) commercial registry extracts dated no more than 14 calendar days prior to the signing date of this Agreement and (ii) of the coordinated articles of association of the Master Servicer.

(B)                        a copy of the minutes of a meeting of the board of directors of the Master Servicer, as well as any other necessary corporate documents approving the Transaction Documents and the transactions contemplated thereunder, and authorising a specified person or persons to sign;

(iii) in respect of Sappi Trading HK:

(A)                      a copy of the memorandum and articles of association of Sappi Trading HK;

(B)                        a copy of the minutes of a meeting of the board of directors of Sappi Trading HK, as well as any other necessary corporate documents approving the Transaction Documents and the transactions contemplated thereunder, and authorising a specified person or persons to sign;

(b)                                 receipt by the Purchaser of authorities to represent and sign substantially in the form set out in Schedule 5 hereto;

(c)           receipt by the Purchaser of a Solvency Certificate substantially in the form set out in Schedule 4 hereto;

21

Transaction Documents

(d)                                 all Transaction Documents have been duly executed and all conditions precedent thereunder (other than those listed in this Part A of Schedule 1) have been met to the Purchaser’s satisfaction;

(e)                                  the Fee Agreement has been entered into between, inter alios, the Austrian USD Seller and the Purchaser and any fees due and payable on or prior to the date of the Initial Offer have been paid;

(f)                                    receipt by the Purchaser a power of attorney issued by the Austrian USD Seller substantially in the forms specified in Schedule 3 hereto;

Others

(g)                                 receipt by the Purchaser of letters from the Rating Agencies then rating the Commercial Paper Notes at A-1/P-1 and confirming that such rating will remain in effect after giving effect to the Receivables Purchase Agreements;

(h)                                 receipt by the Purchaser of legal opinions satisfactory to the Purchaser have been obtained in connection with, inter alia, each Factoring Agreement with respect to the true sale of Receivables under the governing law of the each Factoring Agreement, the capacity of each Originator of the Receivables under those agreements, the validity of obligations under those agreements and as to tax, and the capacity of each of the Sellers, the Servicers, the Master Servicer and the Performance Guarantor;

(i)                                     receipt by the Purchaser of the Offer File; and

(j)                                     receipt by the Purchaser from the Master Servicer, no later than 11.30 CET on the Closing Date, of a copy of the written confirmation by Galleon Capital, LLC to the Master Servicer in a form reasonably acceptable to the Purchaser;

(k)                                  receipt by the Purchaser of :

(i)                                     the form of the Daily Report; and

(ii)                                  the Sappi Month Calendar,

each in form and substance acceptable to the Purchaser;

(l)                                     payment of the Required MS EUR Amount, the Required MS USD Amount, the Required US Seller USD Amount into the Collection Account of the Purchaser; and

(m)                               receipt by the Purchaser of written confirmation from Citibank, N.A., London branch that the Transfer Accounts have been opened.

22

PART B

CONDITIONS PRECEDENT RELATING TO EACH (INCLUDING THE INITIAL) OFFER

(a)                                  Receipt of the Offer File by the Purchaser on the relevant Offer Date;

(b)                                 no Automatic Termination Event or Potential Automatic Termination Event or Stop Purchase Event or Potential Stop Purchase Event has occurred and is continuing and no Termination Event Notice has been delivered;

(c)                                  all representations and warranties referred to in Clause 8 of this Agreement are true and correct;

(d)                                 no event or circumstance shall have occurred that would reasonably be expected to result in a Material Adverse Effect;

(e)                                  no applicable law, order, judgment or decree or other Requirement of Law shall prohibit the purchase of the Receivables by the Purchaser;

(f)                                    no violation by the Purchaser, the Issuer, or any Funding Source of any taxation requirement, regulatory requirement for securitisation or any applicable rating criteria of the Rating Agencies, as amended from time to time, which could reasonably be expected to have a Material Adverse Effect;

(g)                                 where the Purchaser has received a notification under Clause 5.4 of the Austrian USD Servicing Agreement that the Austrian USD Seller as factor has entered into an Additional Factoring Agreement or any material changes have been made to any Initial Factoring Agreement or Additional Factoring Agreement and any Receivables factored to the Austrian USD Seller are intended to be sold under this Agreement, legal opinions satisfactory to the Purchaser have been obtained in connection with each such Additional Factoring Agreement or amended Initial Factoring Agreement or Additional Factoring Agreement opining on the true sale of Receivables under the governing law of such Initial Factoring Agreement or Additional Factoring Agreement, as applicable, the capacity of each Originator of the Receivables under those agreements, the validity of the obligations under those agreements and tax, including the absence of withholding tax and VAT, and the capacity of each of the Austrian USD Seller, the Austrian USD Servicers, the Master Servicer and the Performance Guarantor, as applicable, to enter into such Additional Factoring Agreement;

23

SCHEDULE 2
INFORMATION CONTAINED IN AN OFFER

Each Offer shall specify in relation to each Receivable offered by the Austrian USD Seller:

(1)           the Reporting Date;

(2)           the Offer Date (Angebotsdatum);

(3)           the Unpaid Balance in the Eligible Functional Currency;

(4)           the Unpaid Balance in the Purchaser Currency;

(5)           the applicable Historical Exchange Rate;

(6)           the Maturity Date(s);

(7)           the customer number (Kundennummer) or company number;

(8)           the invoice number (Rechnungsnummer);

(9)           the date of the invoice;

(10)         the date when the invoice was posted into the Austrian USD Seller’s financial accounting system or, if different, the date on which the Receivable was factored;

(11)         the starting date for calculation of net due date;

(12)         the cut off date less the net due date;

(13)         the applicable Reserve Percentage; and

(14)         the Purchase Price in the Purchaser Currency.

Each Offer shall contain a letter substantially as follows:

“We refer to the receivables purchase agreement (as from time to time amended, supplemented or superseded, the “Austrian USD Receivables Purchase Agreement”) dated 12 August 2011 and originally made between, inter alios, yourselves as Purchaser and ourselves as Austrian USD Seller.

We hereby confirm that the representations and warranties contained in the Austrian USD Receivables Purchase Agreement (in particular, without limitation, the representation and warranties made in accordance with Clause 8.1) are correct as of the date on which this Offer is made, except to the extent such representations and warranties expressly relate to an earlier date.

The Receivables subject to this Offer shall be sold at a Purchase Price of USD [•].

24

Yours sincerely,

[scanned signatures]”

25

SCHEDULE 3

PART A

MUSTER EINER VOLLMACHT AN ELEKTRA PURCHASE NO. 29 LIMITED

Diese schriftliche Vollmacht ist am [•] erteilt worden.

Sappi Papier Holding GmbH (die “Verkäuferin”) ermächtigt Elektra Purchase No. 29 Limited (die “Käuferin”) unwiderruflich unter Einschluss des Rechts zur Erteilung von Untervollmachten, die folgenden Handlungen vorzunehmen:

(a)                                  Abtretungsanzeige an die jeweiligen Schuldner, dass die Verkäuferin ihre Forderungen unter einem Receivables Purchase Agreement vom 12. August 2011 an die Käuferin verkauft und abgetreten hat;

(b)                                 Aktualisierung der Anlage “Angaben und Informationen über die Elektra Purchase No. 29 Limited” ;

(c)                                  Aktualisierung der Anlage “Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft”;

(d)                                 Einziehung der in Ziffer (a) bezeichneten Forderungen; sowie

(e)                                  Vornahme aller sonstigen Handlungen, die nach Auffassung der Käuferin erforderlich sind, um die unter (a) bis (d) genannten Handlungen durchzuführen.

Diese Vollmacht bleibt in Kraft bis zu dem Zeitpunkt, in dem die Käuferin der Verkäuferin schriftlich bestätigt, dass alle Rechte und Verpflichtungen der Parteien des Receivables Purchase Agreements unter dem Receivables Purchase Agreement vollständig erfüllt wurden.

Diese Vollmacht unterliegt österreichischem Recht.

[Unterschriften Sappi Papier Holding GmbH]

26

[English convenience translation]

FORM OF A POWER OF ATTORNEY TO ELEKTRA PURCHASE NO. 29 LIMITED

This power of attorney has been granted in written form on [•].

Sappi Papier Holding GmbH (the “Seller”) hereby irrevocably authorises Elektra Purchase No. 29 Limited (the “Purchaser”) to perform any of the following acts (and the Purchaser has the right to grant sub-authorisation to this effect):

(a)                                  Notification of assignment to the respective debtors stipulating that the Vendor has sold and assigned its receivables under a Receivables Purchase Agreement dated 12 August 2011 to the Purchaser;

(b)                                 Update of the Annex “Specifications and information about Elektra Purchase No. 29 Limited”;

(c)                                  Update of the Annex “Specifications and information about the entity instructed by Elektra Purchase No. 29 Limited to collect outstanding receivables”;

(d)                                 Collection of the receivables referred to in clause (a); and

(e)                                 Carrying out of any other activities, which in the Purchaser’s view are necessary to conduct the acts referred to in clause (a) to (d).

This power of attorney will remain in force until the Purchaser confirms in writing to the Vendor that all of the rights and obligations of the parties to the Receivables Purchase Agreement have fully been satisfied in accordance with the Receivables Purchase Agreement.

This power of attorney is governed by Austrian law.

[Signatures Sappi Papier Holding GmbH]

27

PART B

MUSTER EINER VOLLMACHT AN [SAPPI INTERNATIONAL SA/FIDIS]

Diese schriftliche Vollmacht ist am [•] erteilt worden.

Sappi Papier Holding GmbH (die “Verkäuferin”) ermächtigt [Sappi International SA/fidis finanz- und daten-informations services GmbH] (der “[Ersatz-Servicer/Master-Servicer]”) unwiderruflich unter Einschluss des Rechts zur Erteilung von Untervollmachten, die folgenden Handlungen vorzunehmen:

(a)                                  Abtretungsanzeige an die jeweiligen Schuldner, dass die Verkäuferin ihre Forderungen unter einem Receivables Purchase Agreement vom 12. August 2011 an die Käuferin verkauft und abgetreten hat;

(b)                                 Aktualisierung der Anlage “Angaben und Informationen über die Elektra Purchase No. 29 Limited”;

(c)                                  Aktualisierung der Anlage “Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft”;

(d)                                 Einziehung der in Ziffer (a) bezeichneten Forderungen; sowie

(e)                                  Vornahme aller sonstigen Handlungen, die nach Auffassung der Elektra Purchase No. 29 Limited erforderlich sind, um die unter (a) und (b) genannten Handlungen durchzuführen.

Diese Vollmacht bleibt in Kraft bis zu dem Zeitpunkt, in dem die Elektra Purchase No. 29 Limited der Verkäuferin schriftlich bestätigt, dass alle Rechte und Verpflichtungen der Parteien des Receivables Purchase Agreement’s unter dem Receivables Purchase Agreement vollständig erfüllt wurden.

Diese Vollmacht unterliegt österreichischem Recht.

[Unterschriften Sappi Papier Holding GmbH]

28

[English convenience translation]

FORM OF A POWER OF ATTORNEY TO [SAPPI INTERNATIONAL SA/FIDIS]

This power of attorney has been granted in written form on [•].

Sappi Papier Holding GmbH (the “Seller”) hereby irrevocably authorises [Sappi International SA/fidis finanz- und daten-informations services GmbH] (the “[Master/Back-Up] Servicer”) to perform any of the following acts (and the Purchaser has the right to grant sub-authorisation to this effect):

(a)                                  Notification of assignment to the respective debtors stipulating that the Vendor has sold and assigned its receivables under a Receivables Purchase Agreement dated 12 August 2011 to the Purchaser;

(b)                                 Update of the Annex “Specifications and information about Elektra Purchase No. 29 Limited”;

(c)                                  Update of the Annex “Specifications and information about the entity instructed by Elektra Purchase No. 29 Limited to collect outstanding receivables”;

(d)                                 Collection of the receivables referred to in clause (a); and

(e)                                  Carrying out of any other activities, which in the view of Elektra Purchase No. 29 Limited are necessary to conduct the acts referred to in clauses (a) and (b).

This power of attorney will remain in force until Elektra Purchase No. 29 Limited confirms in writing to the Vendor that all of the rights and obligations of the parties to the Receivables Purchase Agreement have fully been satisfied in accordance with the Receivables Purchase Agreement.

This power of attorney is governed by Austrian law.

[Signatures Sappi Papier Holding GmbH]

29

PART C

MUSTER EINER SCHULDNERBENACHRICHTIGUNG

[BRIEFKOPF ELEKTRA PURCHASE NO. 29 LIMITED/SERVICER / ERSATZSERVICER]

[Adresse der jeweiligen Schuldner]	Ihre Kundennummer [•]
Die Kundennummer bei Anfragen und Zahlungen unbedingt angeben
Unser Zeichen [•]
Telefon: [•]
[Ort / Datum]

Sehr geehrte Damen und Herren,

wir zeigen Ihnen hiermit an, dass die Sappi Papier Holding GmbH aufgrund des Forderungskaufvertrages vom 12. August 2011 (in seiner jeweils zuletzt geänderten Fassung) fortlaufend Forderungen an die Elektra Purchase No. 29 Limited verkauft und abgetreten hat. Eine entsprechende Abtretungsanzeige der Sappi Papier Holding GmbH ist diesem Schreiben beigefügt. Hiervon erfasst sind auch die Forderungen, die Ihnen gegenüber bestehen.

[Wir wurden von der Elektra Purchase No. 29 Limited beauftragt und ermächtigt, die von der Elektra Purchase No. 29 Limited erworbenen Forderungen unter anderem gegen Sie einzuziehen.]

Die Höhe der Forderungen können Sie aus der nachfolgenden Auflistung ersehen:

Forderungen per [Datum] i.H.v.:	[Gesamtbetrag]

Davon sind bereits zur Zahlung fällig:	[Gesamtbetrag]

Falls Beträge bereits überfällig sind, werden die Beträge für die letzten [drei] Monate und in Summe dargestellt.

Die Zusammensetzung dieses Betrages finden Sie in den nachfolgenden Zahlungshinweisen unter “zu zahlen waren bereits bis einschließlich.”

Wir bitten Sie daher, sofort sämtliche Zahlungen auf die von der Sappi Papier Holding GmbH gestellten Rechnungen ausschließlich auf das unten genannte Konto zu überweisen. Als Verwendungszweck geben Sie bitte, wie bisher, Ihre Kundennummer: [Kundennummer] an.

Bitte beachten Sie die nachfolgenden Zahlungshinweise:

Zu zahlen waren bereits bis einschließlich:

[Datum]: [Gesamtbetrag fällige Forderungen zum angegebenen Datum];

30

[Datum]: [Gesamtbetrag fällige Forderungen zum angegebenen Datum];

[Datum] [Gesamtbetrag fällige Forderungen zum angegebenen Datum].

Weiter zu zahlen sind bis einschließlich:

[Datum]: [Gesamtbetrag zum angegebenen Datum fällig werdender Forderungen];

[Datum]: [Gesamtbetrag zum angegebenen Datum fällig werdender Forderungen];

[Datum] [Gesamtbetrag zum angegebenen Datum fällig werdender Forderungen].

Alle Zahlungen auf die bezeichneten Forderungen sind nach Erhalt dieser Benachrichtigung ausschließlich auf das folgende Konto zu leisten:

Kto. Nr.:

Bankleitzahl:

Bank:

Kontoinhaber:

Verwendungszweck:

Nutzen Sie für Ihre Zahlungen eigene Überweisungsformulare, Homebanking oder ein SelbstbedienungsTerminal der Bank, geben Sie im Verwendungszweck immer Ihre Kundennummer: [Kundennummer] an.

Nur bei Zahlungen auf das unten genannte Bankkonto, hat Ihre Zahlung eine schuldbefreiende Wirkung.

[Mit freundlichen Grüßen

[Elektra Purchase No. 29 Limited/Servicer/Ersatzservicer]]

Elektra Purchase No. 29 Limited
2nd Floor, 11-12 Warrington Place
Dublin 2
Republic of Ireland

31

Anlage:                                                      Abtretungsanzeige der Sappi Papier Holding GmbH

32

[English convenience translation]

FORM OF DEBTOR NOTIFICATION

[LETTERHEAD ELEKTRA PURCHASE NO. 29 LIMITED/SERVICER / SUBSTITUTE SERVICER]

[Address of the respective debtors]	Your Customer ID [•]
Essential to indicate Customer ID in case of requests and payments
Our reference [•]
Phone Number: [•]
[Place / Date]

Dear Sirs,

You are hereby notified that pursuant to a Receivables Purchase Agreement dated 12 August 2011 (in its most recent amended and restated version) Sappi Papier Holding GmbH has sold and assigned receivables to Elektra Purchase No. 29 Limited on a revolving basis. A copy of the notice of assignment by Sappi Papier Holding GmbH is attached as annex hereto. This assignment also includes the receivables owed by you.

[We have been instructed and authorised by Elektra Purchase No. 29 Limited to collect the receivables purchased by Elektra Purchase No. 29 Limited from you and other debtors.]

The amount of the receivables is specified in the following list:

Receivables per [Date] to the amount of:	[Aggregate Amount]

Therefrom are already due for payment:	[Aggregate Amount]

In case of any amounts being overdue, the outstanding amount will be specified for the last [three] months and in total.

The composition of the aforementioned amount can be found in the subsequent payment information under “already payable up to and including.”

All payments in respect of the invoices issued by Sappi Papier Holding GmbH should from now on be made exclusively to the account mentioned below. As before, please indicate your Customer ID: [Customer ID] as reason for transfer.

Please note the following payment information:

Amounts due payable up to and including:

[Date]: [Aggregate amount of receivables due at specified date];

[Date]: [Aggregate amount of receivables due at specified date];

[Date] [Aggregate amount of receivables due at specified date].

33

Amounts to become due and payable up to and including:

[Date]: [Aggregate amount of receivables to become due at specified date];

[Date]: [Aggregate amount of receivables to become due at specified date];

[Date]: [Aggregate amount of receivables to become due at specified date].

Upon receipt of this notification all payments in respect of the above referenced receivables should be made exclusively to the following account:

Account number:

Bank code:

Account bank:

Account holder:

Reason for transfer:

If you are using your own transfer forms, homebanking or the bank’s self-service terminal, please indicate your Customer ID: [Customer ID] as reason for transfer.

Only payments to the aforementioned bank account will result in a release from your obligation as debtor of the receivables.

Yours sincerely

[Elektra Purchase No. 29 Limited/Servicer/Substitute Servicer]

Elektra Purchase No. 29 Limited

2nd Floor, 11-12 Warrington Place

Dublin 2

Republic of Ireland

Annex:                                                          Notice of assignment by Sappi Papier Holding GmbH

34

PART D

MUSTER EINER ABTRETUNGSANZEIGE

[Briefkopf der Sappi Papier Holding GmbH]

[Datum]

Abtretungsanzeige bezüglich Forderungen aus Lieferung und Leistung

Sehr geehrte Kundin, sehr geehrter Kunde,

hiermit zeigen wir Ihnen an, dass die Sappi Papier Holding GmbH, aufgrund des Forderungskaufvertrages vom 12. August 2011 (in seiner jeweils zuletzt geänderten Fassung) fortlaufend Forderungen an die Elektra Purchase No. 29 Limited verkauft und abgetreten hat. Mit den Forderungen haben wir auch das Sicherungseigentum an den damit zusammenhängenden Gegenständen auf die Elektra Purchase No. 29 Limited übertragen.

Wir möchten Sie bitten, der Elektra Purchase No. 29 Limited das gleiche Vertrauen entgegenzubringen wie der Sappi Papier Holding GmbH und die offenen Zahlungen pünktlich zu leisten.

Jegliche nach Zugang dieses Schreibens an uns in Bezug auf die genannten Forderungen erbrachten Leistungen muss die Elektra Purchase No. 29 Limited nicht gegen sich gelten lassen und bewirken keine Befreiung von der entsprechenden Verbindlichkeit.

Auf Verlangen der Elektra Purchase No. 29 Limited bitten wir Sie, den Gegenstand entsprechend des Kaufvertrags herauszugeben.

Weitere Informationen über die Elektra Purchase No. 29 Limited sind diesem Schreiben als Anlage beigefügt. Wir haben die Elektra Purchase No. 29 Limited ermächtigt, diese Anlage bei Bedarf zu aktualisieren.

Mit freundlichen Grüßen

[Unterschriften Sappi Papier Holding GmbH]

Anlagen:                                               Angaben und Informationen über die Elektra Purchase No. 29 Limited

Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft (soweit erforderlich)

35

Angaben und Informationen über die Elektra Purchase No. 29 Limited

Elektra Purchase No. 29 Limited

2nd Floor, 11-12 Warrington Place

Dublin 2

Republic of Ireland

Telefon:                            +353 1 775 2600

Fax:                                                   +353 1 775 2601

E-Mail:                                  elektra29@ogier.com

Sitz: Irland

Gesetzliche Vertreter: Brian Buckley/Niall Gallagher

Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft fidis finanz- und daten-informations services GmbH

An der Gümpkesbrücke 17

41567 Kaarst

Deutschland

Tel:                            +49 2131 298580

Fax:                           +49 2131 2985899

E-Mail: Otto.Johannsen@fidis.com

Sitz: Kaarst

Eingetragen im Handelsregister des Amtsgericht Neuss, Nummer: HRB 10111

Gesetzliche Vertreter: Otto Johannsen

36

[English convenience translation]

FORM OF A NOTIFICATION OF ASSIGNMENT

[Letterhead of Sappi Papier Holding GmbH]

[Date]

Notification of assignment in respect of trade receivables

Dear customer,

You are hereby notified that pursuant to a Receivables Purchase Agreement dated [•] 2011 (in its most recent amended and restated version) Sappi Papier Holding GmbH has sold and assigned receivables to Elektra Purchase No. 29 Limited on a revolving basis. Together with the above referenced receivables, we have also transferred the ownership by way of security for the assets and goods related thereto to Elektra Purchase No. 29 Limited.

We would kindly ask you to place the same trust in Elektra Purchase No. 29 Limited as in Sappi Papier Holding GmbH and to punctually effect the outstanding payments.

Any payments made to us in relation with the above referenced receivables after receipt hereof will be of no effect vis-à-vis Elektra Purchase No. 29 Limited and will not result in a release from your obligation.

Upon request of Elektra Purchase No. 29 Limited we would ask you to release the relevant assets and goods in accordance with the purchase contract.

Further information about Elektra Purchase No. 29 Limited is annexed to this notification letter. Elektra Purchase No. 29 Limited has been authorised by us to update this annex if required.

With kind regards

[Signatures Sappi Papier Holding GmbH]

Annexes:                                              Specifications and information about Elektra Purchase No. 29 Limited

Specifications and information about the corporation instructed by Elektra Purchase No. 29 Limited to collect outstanding receivables (where required)

37

Specifications and information about Elektra Purchase No. 29 Limited

Elektra Purchase No. 29 Limited

2nd Floor, 11-12 Warrington Place

Dublin 2

Republic of Ireland

Phone Number:                              +353 1 775 2600

Fax:                                                                                           +353 1 775 2601

E-Mail:                                                                          elektra29@ogier.com

Place of business: Ireland

Legal representatives: Brian Buckley/Niall Gallagher

Specifications and information about the corporation instructed by Elektra Purchase No. 29 Limited to collect outstanding receivables fidis finanz- und daten-informations services GmbH

An der Gümpkesbrücke 17

41567 Kaarst

Deutschland

Tel:                            +49 2131 298580

Fax:                           +49 2131 2985899

E-Mail: Otto.Johannsen@fidis.com

Place of business: Kaarst

Registered with the commercial register of the local court of Neuss, Number: HRB 10111

Legal representatives: Otto Johannsen

38

SCHEDULE 4
SOLVENCY CERTIFICATE

[Letterhead of Sappi Papier Holding GmbH]

To:                              Elektra Purchase No. 29 Limited (the “Purchaser”)

2nd Floor, 11-12 Warrington Place

Dublin 2

Ireland

[Date]

Dear Sir or Madam,

This certificate is delivered pursuant to and in accordance with the receivables purchase agreement entered into between, inter alios, the Purchaser and Sappi Papier Holding GmbH (the “Company”) and dated on or about the date hereof (the “Austrian USD Receivables Purchase Agreement”) in connection with a trade receivables securitisation transaction (the “Transaction”). Defined terms used but not defined herein shall have the meaning ascribed to such terms in the Austrian USD Receivables Purchase Agreement.

[I/We], [•] and [•] [am a/are] director[s] (Geschäftsführer) of the Company and have been asked to render in connection with the Transaction the statements set out below.

To the best of [my/our] knowledge and belief, having duly considered the provisions of all relevant insolvency and other laws, hereby make the following confirmations and certify as of the date of this certificate:

(a)                                  The Company is not and would not be (as a consequence of entering into the Transaction documents to which it is a party or performing any obligation or allowing or doing any act or thing which the Transaction documents contemplate, permit or require it to do):

(i)                                     in a stoppage of payment situation (including Austrian law “Zahlungsunfähigkeit”) or

(ii)                                  in a status of over-indebtedness (including Austrian law “Überschuldung”).

(b)                                 No insolvency administrator, receiver, administrative receiver, trustee, liquidator, sequestrator or similar officer has been appointed in relation to any assets or undertakings of the Company in any jurisdiction and no opening of insolvency proceedings in relation to the Company has been registered pursuant to Sections 74ff of the Austrian Insolvency Code (Insolvenzordnung).

(c)                                  No application or decision for the winding-up, dissolution or commencement of insolvency proceedings or the making of an administration order or a winding-up order has been made in relation to the Company in Austria [or elsewhere].

39

(d)                                 No application has been rejected on the ground of insufficiency of assets (including an Austrian law “Fehlen kostendeckenden Vermögens”) by a court for the winding-up, dissolution or administration of the Company.

(e)                                  No winding-up of the Company has occurred by operation of law.

(f)                                    The Transaction will be effected by the Company in good faith and in connection with its business, and in [my/our] opinion there are reasonable grounds for believing that these transactions will benefit the Company.

(g)                                 In entering into the Transaction and the documents contemplated thereunder, the Company has no desire to prejudice the interest of any of its creditors.

(h)                                 The Company is not subject to any proceedings of a court, arbitration panel or public authority that would reasonably expected to have a Material Adverse Effect and, to the best of [my/our] knowledge, no such proceeding is threatened.

[Place], [•] 2011

Sappi Papier Holding GmbH

	[	]

[Director]	[Director]

40

SCHEDULE 5
AUTHORITIES TO REPRESENT AND SIGN

For the purposes of the Transaction Documents, dated [date] (as amended, supplemented or superseded from time to time), the following authorities to represent and sign on behalf of the Austrian USD Seller shall be valid for business transactions with each of the parties to the Transaction Documents until they shall have been revoked by the Austrian USD Seller vis-à-vis the parties to the Transaction Documents. For evidencing reasons, such revocation shall be in writing. The persons notified by the Austrian USD Seller shall be entitled, until written revocation of authorities by the Austrian USD Seller, to give or enter into any declarations or actions related to the settlement and enforcement of the Transaction Documents. Any of the persons set out below shall be entitled to represent the Austrian USD Seller in joint representation with another of the persons set out below to this extent.

(1)	name:	[•]

		title:	[•]	(Specimen Signature)

(2)	name:	[•]

		title:	[•]	(Specimen Signature)

(3)	name:	[•]

		title:	[•]	(Specimen Signature)

41

SIGNATURES

FOR AND ON BEHALF OF ELEKTRA PURCHASE NO. 29 LIMITED
as Purchaser

By:

Name: N. Gallagher

Title: Director

SAPPI PAPIER HOLDING GMBH
as Austrian USD Seller

Name: J.H Pässler	Name: S.J. Blyth

Title: Managing Director	Title: Managing Director

FIDIS FINANZ- UND DATEN-INFORMATIONS SERVICES GMBH
as Offer Agent

Name: O. Johannsen	Name:

Title: Managing Director	Title:

42

SAPPI INTERNATIONAL S.A.
as Master Servicer

Name: J.H Pässler	Name: S.J. Blyth

Title: Director	Title: Director

43

SECTION 3

DATED 12 AUGUST 2011

SAPPI LANAKEN NV

as Belgian Seller

ELEKTRA PURCHASE NO. 29 LIMITED

as Purchaser

FIDIS FINANZ- UND DATEN-INFORMATIONS SERVICES GMBH

as Offer Agent

and

SAPPI INTERNATIONAL SA

as Master Servicer

BELGIAN RECEIVABLES PURCHASE AGREEMENT

THIS BELGIAN RECEIVABLES PURCHASE AGREEMENT (the “Agreement”) is made on 12 August 2011

BETWEEN:

1.                                       SAPPI LANAKEN NV, a Belgian company with its registered office at Montaigneweg 2, 3620 Lanaken, with enterprise number 420,732,352, RPM/RPR Tongeren in its capacity as Belgian Seller, Austrian EUR Seller and German EUR Seller (the “Belgian Seller”);

2.                                       ELEKTRA PURCHASE NO. 29 LIMITED, a company incorporated under the laws of Ireland with registered number 501111 and having its registered office at 2nd Floor, 11-12 Warrington Place, Dublin 2, Republic of Ireland (the “Purchaser”);

3.                                       FIDIS FINANZ- UND DATEN-INFORMATIONS SERVICES GMBH, a limited liability company organised under the laws of the Federal Republic of Germany, having its business address at An der Gümpkesbrücke 17, 41567 Kaarst, Germany, which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) Neuss under HRB 10111 (the “Offer Agent”); and

4.                                       SAPPI INTERNATIONAL SA, a Belgian company with its registered office at Chaussée de La Hulpe 154, 1170 Brussels, Belgium, with enterprise number 449,887,582, RPM/RPR Brussels (the “Master Servicer”).

WHEREAS:

(A)                              The Belgian Seller and the Purchaser agree, upon the terms and subject to the conditions of this Agreement, that the Belgian Seller shall, from time to time during the Revolving Period, be entitled to sell and to assign Eligible Receivables to the Purchaser on a non-recourse basis.

(B)                                The Offer Agent agrees to assist the Belgian Seller on certain operational aspects of the transactions contemplated herein upon the terms and conditions of this Agreement.

(C)                                The Master Servicer will agree to administer, collect and enforce the Purchased Receivables pursuant to the Belgian Servicing Agreement.

(D)                               The Austrian USD Seller, the German USD Seller and the US Seller shall also be entitled to sell and assign Receivables to the Purchaser from time to time on a non-recourse basis pursuant to the relevant Receivables Purchase Agreement entered into by them with the Purchaser and the respective Servicers appointed by them and the Master Servicer will administer, collect and enforce the Purchased Receivables pursuant to the relevant Servicing Agreement entered into by them with the Purchaser.

NOW IT IS HEREBY AGREED as follows:

1.                                       DEFINITIONS, INTERPRETATION AND COMMON TERMS

1.1                                 Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 of the Incorporated Terms Memorandum which is dated on or about the date of this Agreement and

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incorporated herein by reference and signed for the purpose of identification by each of the Transaction Parties including, for the avoidance of doubt, the Belgian Seller and the Purchaser.

1.2                                 Terms in this Agreement, except where otherwise stated or where the context otherwise requires, shall be construed in the same way as set forth in Paragraph 2 (Principles of Interpretation and Construction) of the Incorporated Terms Memorandum.

1.3                                 The Common Terms contained in the Incorporated Terms Memorandum apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.4                                 If there is any conflict between the provisions of the Incorporated Terms Memorandum and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.5                                 Clause 21 (Governing Law and Jurisdiction) shall apply mutatis mutandis to the Common Terms incorporated into this Agreement as if set out in full in this Agreement.

1.6                                 The “Purchaser Currency” for the Belgian Seller is EUR and references to its Purchaser Currency herein shall be construed accordingly.

2.                                       OFFERS

2.1                                 The Belgian Seller may, on any Business Day during the Revolving Period, offer for sale and assignment Eligible Receivables and for assignment and transfer all Related Rights related to such offered Receivables to the Purchaser on a non-recourse basis from time to time, unless such sale and assignment, together with the sales and assignments contemplated by the other Sellers on such Business Day, would cause the Programme Limit to be exceeded and upon the other terms and conditions of this Agreement. The Belgian Seller hereby appoints the Offer Agent to assist the Belgian Seller in respect of the making of the relevant Offers and to perform such other tasks on behalf of the Belgian Seller as expressly set out herein.

2.2                                The Belgian Seller shall offer Eligible Receivables and Related Rights under Clause 2.1 by delivering or procuring that the Offer Agent delivers to the Purchaser by way of email or FTP no later than 07:00 CET on the respective Business Day an offer (“Offer”) in electronic form specifying the Receivables which are subject to each such offer and containing the information and the declarations specified in Schedule 2 hereof (the “Offer File”) and, in the case of an Offer other than the initial Offer, the Belgian Seller shall procure that a Daily Report is also delivered by the Master Servicer by 10:30 CET on such day. The Offer shall be electronically signed by a duly authorised representative of the Belgian Seller. The delivery of the Offer to the Purchaser shall constitute an irrevocable offer by the Belgian Seller for sale of the Receivables offered in the Offer, together with a transfer of all Related Rights, to the Purchaser.

2.3                                 In respect of the initial Offer, the Belgian Seller shall procure that the Offer Agent delivers a draft Offer File to the Purchaser on 22 August 2011 for review by the

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Purchaser and shall, on the Closing Date, procure that the Offer Agent delivers to the Purchaser the initial Offer and the related Offer File specifying the same Receivables as listed in the draft Offer File in accordance with Clause 2.1. In the case that any Receivable specified in the initial Offer File on the Closing Date is paid or otherwise discharged by the relevant Account Debtor within the period from 22 August 2011 until the Closing Date, the Belgian Seller (or the Master Servicer on its behalf) shall pay an amount equal to any such payments received or other discharge (in whichever form) to the Purchaser as a Deemed Collection.

2.4                                 The Purchase Price shall be specified in the Offer and shall be calculated in accordance with the provisions of Clause 4 (Purchase Price).

2.5                                 The Belgian Seller shall, upon request of the Purchaser, furnish or procure that the Offer Agent furnishes the Purchaser with all information which the Purchaser reasonably deems necessary:

(a)                                  to determine compliance of the Offer with the provisions of this Agreement;

(b)                                 to identify each of the Receivables offered by the Belgian Seller and the respective Related Rights and Account Debtors; and

(c)                                  to verify the correctness of the statements contained in each Offer and each Offer File.

2.6                                 The parties hereto agree that any sale and assignment of Purchased Receivables hereunder shall be without recourse, in that the Credit Risk of the respective Account Debtors shall vest in the Purchaser upon assignment of the Purchased Receivables.

2.7                                On each Business Day after the initial Offer Date during the Revolving Period, the Belgian Seller shall be entitled to offer for sale and purchase additional Eligible Receivables in accordance with Clauses 2.1 and 2.2 above, subject to and in accordance with the provisions of this Agreement, unless an Automatic Termination Event or a Potential Automatic Termination Event or a Stop Purchase Event in respect of the Belgian Seller has occurred or a Termination Event Notice has been delivered. The Purchaser shall accept such offer in accordance with Clause 3.1 if the conditions set out therein have been satisfied. The Belgian Seller shall sell and assign to the Purchaser and the Purchaser shall purchase such Receivables and Related Rights upon acceptance of the Offer by the Purchaser pursuant to Clause 3.1.

2.8                                 If, on a Purchase Date falling after the initial Offer Date:

(a)                                  the aggregate Purchase Price for the Receivables purchased on such Business Day does not exceed the Available Collections in the relevant Purchaser Currency on that Business Day, then the Purchaser shall pay the aggregate Purchase Price payable on that date by way of set-off against, and up to an amount equal to the amount of, its claim to receive Available Collections in the relevant Purchaser Currency on that Purchase Date (each such purchase being referred to herein as a “Reinvestment”) and (i) the Master Servicer shall transfer all Available Collections in excess of the Purchase Price from the MS Final Collection EUR Account in freely transferable funds and for same day value on the Purchase Date to the MS EUR Transfer Account (the “Relevant

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Transfer Date”) and (ii) the Master Servicer shall transfer all amounts standing to the credit of the MS EUR Transfer Account to the EUR Collection Account of the Purchaser in freely transferable funds no later than three (3) Business Days after the Relevant Transfer Date; or

(b)                                 the aggregate Purchase Price for the Receivables purchased on such date exceeds the Available Collections in the relevant Purchaser Currency on that same date, then the Purchaser shall pay the aggregate Purchase Price payable on that date (i) first, by way of Reinvestment on such Purchase Date, (ii) second, from the amounts available in the EUR Collection Account for payment of the Purchase Price in accordance with the EUR Priority of Payments on the Funding Date immediately following that Purchase Date, and (iii) third, to the extent that any part of the Purchase Price is then outstanding, by way of payment to the Belgian Seller on the Funding Date immediately following that Purchase Date of the amount by which the aggregate Purchase Price payable for the Receivables purchased on that Purchase Date exceeded the amounts available under items (i) and (ii) in the relevant Purchaser Currency on that same date.

2.9                                 At any time when there is a EUR Surplus Amount, a settlement of such EUR Surplus Amount (or part thereof) may be effected by way of the transfer by the Purchaser (or the Accounts Administrator on its behalf) to the MS Final Collection Account an amount equal to the funds in EUR available for application under paragraph (g) of the EUR Priority of Payments which exceeds the aggregate of the Required MS EUR Amount, and subject to a maximum of the EUR Surplus Amount, provided that:

(a)                                  no Automatic Termination Event, Automatic Servicer Termination Event or Potential Automatic Termination Event has occurred and no Termination Event Notice or Servicer Termination Event Notice has been delivered;

(b)                                 the Surplus Amount is greater than zero; and

(c)                                  the Purchaser has received from the Master Servicer all relevant information to verify that the EUR Surplus Amount calculation is correct.

2.10                           If, at any time, the EUR Surplus Amount in respect of the Belgian Seller shall be a negative number after taking into account the Belgian Seller’s proportion of the Required MS EUR Amount, the Master Servicer shall, on behalf of the Belgian Seller, on the same day, pay to the Purchaser an amount in EUR equal to the amount by which the EUR Surplus Amount in respect of the Belgian Seller has become negative after taking into account the Belgian Seller’s proportion of the Required MS EUR Amount.

2.11                           The Offer Agent undertakes to the Purchaser each time an Offer is made to the Purchaser that:

(a)                                  the data processing which the Offer Agent performed in its role as IT Services Provider in order to complete the Offer and the Offer File is accurate and in compliance with the standards as described in the IT Services Agreement;

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(b)                                 the aggregate Initial Unpaid Balance of the Receivables offered in the relevant Offer, together with the aggregate Initial Unpaid Balance of the Receivables offered by all other Sellers on such Business Day and the Aggregate Unpaid Balance of all Purchased Receivables, in each case, converted at the relevant Applicable Exchange Rate, shall not cause:

(i)                                     on the basis of a formula provided by the Purchaser, the Programme Limit to be exceeded; or

(ii)                                  any Portfolio Limit to be exceeded.

3.                                       ACCEPTANCE, PURCHASE AND ASSIGNMENT

3.1                                 The Purchaser shall, upon receipt of the Offer delivered on a Reporting Date during the Revolving Period, accept such Offer and the sale and assignment of the Receivables listed therein no later than 16:00 CET on such date (which is also the Purchase Date) by sending a notice of acceptance to the Belgian Seller or the Master Servicer on its behalf and commit to pay the Purchase Price for such Receivables, provided that (a) the Offer File meets the requirements specified in Schedule 2 hereof, (b) no Stop Purchase Event has occurred in respect of the Belgian Seller, (c) no Automatic Termination Event or Potential Automatic Termination Event has occurred and no Termination Event Notice has been delivered, (d) the Conditions Precedent have been fulfilled; and the Belgian Seller has confirmed to the Purchaser in writing prior to such acceptance that the Belgian Seller, the Master Servicer, the Offer Agent or any replacement Offer Agent has electronically identified the Receivables listed in such Offer in the name of the Purchaser.

3.2                                 Upon acceptance by the Purchaser, all Receivables offered by the Belgian Seller (or the Offer Agent on its behalf) in the relevant Offer, together with Related Rights, shall be sold and assigned with economic effect from the respective Purchase Date for such Receivables (for the Purchase Price therefor) to the Purchaser and title to each such Receivable and Related Right shall transfer to the Purchaser as from the date of acceptance of the Offer under Clause 3.1.

3.3                                 Each purchase of Receivables shall constitute an individual agreement to sell and assign the respective Receivable offered by the Belgian Seller and to assign or transfer the Related Rights related to such Receivables and the provisions of this Agreement shall apply to each such individual agreement.

3.4                                 For the avoidance of doubt, under this Agreement, if any of the conditions referred to in Clause 3.1 or Clause 2 (save for those conditions which refer to the valid title of the Belgian Seller and the transferability of the relevant Receivable) are not met to any extent in respect of any Receivables which are the subject of an Offer, such Receivables shall (whether or not the Purchaser is aware of this) also be sold and assigned (together with the Related Rights) to the Purchaser and the Purchaser shall be entitled to receive all Collections (including, for the avoidance of doubt, Deemed Collections) in respect of such Purchased Receivables, provided that the Purchaser has accepted such Offer in accordance with Clause 3.1, and this shall affect neither the validity of the Purchaser’s title to the relevant Receivables nor any remedy the Purchaser may have for such breach whether under this Agreement or by law.

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3.5                                 The Belgian Seller may demand performance by the Purchaser of its obligations hereunder and enforce these obligations, but waives the right to demand rescission of any purchase of Receivables. The Belgian Seller waives any unpaid seller’s lien that it may have under Article 20, 5° of the mortgage law of 16 December 1851 or otherwise.

4.                                       PURCHASE PRICE

4.1                                 The Purchase Price payable by the Purchaser to the Belgian Seller for the Receivables purchased under this Agreement shall be due and payable in EUR as the relevant Purchaser Currency (after conversion, if necessary, by the Master Servicer at the relevant Applicable Exchange Rate) on the Funding Date immediately following the Reporting Date on which the relevant Offer was accepted or, in the case of a Reinvestment, the Purchase Date.

4.2                                 For the purpose of Clause 2.11(b), the Initial Unpaid Balance of the Receivables which are the subject of the relevant Offer shall be calculated in EUR. The Initial Unpaid Balance of Receivables denominated in Eligible Functional Currencies will be converted by the Master Servicer into EUR at the Applicable Exchange Rate. If any Receivable included in an Offer is not denominated in EUR as the Purchaser Currency, the Belgian Seller acknowledges and agrees that the payment of any Purchase Price by the Purchaser in EUR (including by way of set-off), as converted by the Master Servicer at the relevant Applicable Exchange Rate shall constitute a valid and absolute discharge for the Purchaser’s obligation to pay the Purchase Price for such Receivables and the Purchaser shall obtain valid and unencumbered title to such Receivables.

5.                                       INTENTION OF THE PARTIES

The parties hereto confirm their intention that each purchase of Receivables under this Agreement shall constitute a true sale, and not a security arrangement for any obligations of the Belgian Seller. The Belgian Seller shall not be liable for the Credit Risk relating to a Receivable acquired by the Purchaser and the parties hereto agree that such Credit Risk relating to the Receivables shall pass from the Belgian Seller to the Purchaser as of the respective Purchase Date. Nothing in this Agreement shall constitute a guarantee or a similar obligation by the Belgian Seller in relation to the Credit Risk of Receivables acquired by the Purchaser or any Account Debtor, and the Purchaser shall have full in rem title and interest in and to the Receivables acquired by it and shall be fully entitled to receive and retain for its own account any and all Collections in respect of such Receivables. It shall further be free to dispose of all such Receivables (including, without limitation, to sell and onwards assign all such Receivables to any third party). The Purchaser shall, prior to any such sale and assignment of Receivables to a third party and at its sole discretion, consider to offer such Receivables for sale and assignment to the Belgian Seller at the then prevailing market value, who, at its option, may accept such offer. Should any court, however, rule that this Agreement constitutes a security arrangement rather than a true sale, then this Agreement shall be interpreted so as to mean that the Belgian Seller has pledged the Receivables which are the subject of an Offer to the Purchaser as security for all obligations of the Belgian Seller under this Agreement, and all provisions hereof and thereof shall be construed mutatis mutandis.

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6.                                       UNDISCLOSED SALE AND ASSIGNMENT

The sale and assignment of the Purchased Receivables to the Purchaser shall not be disclosed to the Account Debtors until the occurrence of a Debtor Notification Event.

7.                                       FURTHER ASSURANCE

7.1                                 If any Receivable subject to an Offer or the Related Rights related to such Receivable (including, for the avoidance of doubt, any replacement of or addition to the Related Rights related to such Receivable) is not transferred as contemplated in Clause 3 for any reason whatsoever, the Belgian Seller shall be obliged to take all actions reasonably necessary for the effective transfer of such Receivable or Related Rights without undue delay and at its own expense including, without limitation:

(a)                                  the endorsement of any cheques, bills of exchange, promissory notes or other endorseable Instruments of Debt relating to the relevant Purchased Receivable in accordance with paragraph (ee) of Schedule 6 to the Incorporated Terms Memorandum;

(b)                                 to the extent that title to the Related Rights cannot be transferred by mere agreement between the Belgian Seller and the Purchaser as provided above in this Clause, the Belgian Seller and the Purchaser agree that the Belgian Seller shall perform all acts and do all things at its own cost which, under applicable law, are necessary in order to effect transfer of title to the Purchaser;

(c)                                  any transfer of possession necessary to transfer title in the Related Rights related to such offered Receivable, in particular in relation to any form of retained title is replaced by:

(i)                                     the Belgian Seller holding Related Rights related to such offered Receivable in custody for the Purchaser free of charge if the Belgian Seller has direct possession of such Related Rights (which is an object); and/or

(ii)                                  the Belgian Seller assigning hereby to the Purchaser all claims for return against the relevant persons which are in direct possession of such object if the Belgian Seller has indirect possession or otherwise a claim for return of or to the Related Rights (which is an object) over which the security is created; and

(d)                                 any other thing to be done or form or registration to be perfected shall be done and perfected without undue delay by the Belgian Seller at its own cost; the Belgian Seller hereby agrees that if it fails to do such thing or fails to perfect such form or registration within a reasonable period of time, the Purchaser is hereby irrevocably authorised to do everything necessary for such thing to be done, such form to be perfected or such registration to be made on behalf and at the cost of the Belgian Seller.

7.2                                 Any Related Rights provided to the Belgian Seller by any Account Debtor which have not been granted as security for a specific Receivable but have been generally granted by such Account Debtor to the Belgian Seller, shall be assigned by the Belgian Seller

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to the Purchaser in such proportion by which the Aggregate Unpaid Balance of all Purchased Receivables owed by such Account Debtor relates to the amount of all Receivables owed by such Account Debtor secured by such Related Right, provided that such separation is permitted by law.

7.3                                 The Belgian Seller hereby assigns all Instruments of Debt to effect payment of a Receivable the subject of an Offer (other than any cheques, bills of exchange, promissory notes or other endorseable Instruments of Debt which shall be treated in accordance with paragraph (ee) of Schedule 6 to the Incorporated Terms Memorandum) and the Purchaser shall transfer any such Instruments of Debt to the possession of the Master Servicer, pursuant to Clause 6 of the Belgian Servicing Agreement, to be held by the Master Servicer for the account of the Purchaser free of any cost or charge. Clause 7.1 shall apply mutatis mutandis.

7.4                                 The Related Rights related to a Purchased Receivable shall serve as security for the due payment of such Receivable and shall continue to be subject to, and enforced in accordance with, the terms of the Contract relating to such Related Rights.

7.5                                 In order to permit the Belgian Seller to perform any of its obligations under or in connection with a Contract, the Purchaser hereby authorises the Belgian Seller to sell and transfer title to any assets that are the subject of Related Rights related to a Receivable acquired by the Purchaser in accordance with the terms under which such Related Rights have been granted to the Belgian Seller (directly or indirectly).

7.6                                 The Belgian Seller shall be entitled and obliged to exercise in its own name (subject to the appointment of the Master Servicer by the Belgian Seller under Clause 2.1 of the Belgian Servicing Agreement), at its own cost and expense, any claims for re-delivery and/or return in the course of a repossession of Repossessable Goods. The Belgian Seller (or, pursuant to its appointment under the Belgian Servicing Agreement, the Master Servicer) shall grant at least the same priority to the realisation of any repossessed Repossessable Goods as to the marketing of other goods owned by it. The Belgian Seller shall continue to warrant fully for any Repossessable Goods during the warranty period as had been originally agreed with the respective Account Debtor. Any proceeds from the sale of Repossessable Goods shall be considered as Collections for the purposes of this Agreement, and shall be applied as set forth pursuant to the terms of this Agreement for Collections. The Purchaser shall not be liable for any measures taken in relation to the resale by the Belgian Seller (or, pursuant to its appointment under the Belgian Servicing Agreement or the Master Servicer) of any Repossessable Goods or other damages resulting therefrom.

7.7                                 Upon demand of the Purchaser, the Belgian Seller shall, from time to time upon conclusion of this Agreement, take such actions as are reasonable and lawful and that may be necessary or appropriate to ensure that the Purchaser shall have an enforceable ownership interest in the Records relating to the Purchased Receivables and the Related Rights.

7.8                                 Once a Purchased Receivable acquired by the Purchaser has been paid in full or if the Belgian Seller is otherwise obliged, in accordance with the Credit and Collection Policy, to release the respective Related Rights or if the Belgian Seller is obliged vis-à-vis an Account Debtor in accordance with the terms of the respective Contract to release such Related Rights (provided always that the Belgian Seller is acting in

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good faith), it is hereby agreed, that the Purchaser shall re-transfer any such Related Rights to the Belgian Seller. Upon the Belgian Seller’s request, the Purchaser shall furnish a written confirmation to the Belgian Seller that such Related Rights have been re-transferred.

8.                                      REPRESENTATIONS AND WARRANTIES

8.1                                 The Belgian Seller hereby makes the representations and gives the warranties to the Purchaser set out in Schedule 4 (Representations and Warranties of the Sellers) of the Incorporated Terms Memorandum.

8.2                                 The representations and warranties referred to in Clause 8.1 are made and given on the date hereof and will be repeated as of any Offer Date, Purchase Date and the Funding Date. The Belgian Seller, however, does not guarantee that an Account Debtor is able to make payments on any Purchased Receivables acquired by the Purchaser.

9.                                       SETTLEMENT AND REQUIRED RESERVE AMOUNT

9.1                                 On each Monthly Reporting Date, the Master Servicer shall deliver to the Purchaser a Monthly Report in electronic form.

9.2                                 On each Business Day, the Master Servicer shall deliver to the Purchaser a Daily Report in electronic form.

9.3                                 Prior to the initial purchase of Receivables under this Agreement, the Purchaser shall open the EUR Collection Account.

9.4                                 The Master Servicer or, as the case may be, the Belgian Seller, shall:

(a)                                  on each Business Day, in accordance with the Cleared Invoice Allocation, allocate all Collections to the Purchased Receivables, if any, after conversion at the Applicable Exchange Rate, in order to establish which Purchased Receivables, if any, have been settled, and to effect any Reinvestments as provided or contemplated in this Agreement. On each Business Day:

(i)                                     during the Revolving Period, the Belgian Seller (or the Master Servicer on its behalf) shall transfer all Available Collections exceeding the Purchase Price, if any, for Receivables to be purchased by the Purchaser on such Business Day to the MS EUR Transfer Account for same day value on the Relevant Transfer Date, and from the MS EUR Transfer Account to the EUR Collection Account no later than three (3) Business Days after the Relevant Transfer Date, in each case, converted into EUR at the Applicable Exchange Rate; and

(ii)                                  after the Revolving Period, the Belgian Seller (or the Master Servicer on its behalf) shall transfer all Available Collections to the EUR Collection Account for same day value, in each case, converted into EUR at the Applicable Exchange Rate;

(b)                                 to the extent that Collections have not been transferred to the MS Final Collection Account, the MS EUR Transfer Account or the EUR Collection

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Account on the day of receipt (i) until the transfer to the EUR Collection Account, the Master Servicer shall retain on its accounts, but for the account of the Purchaser, any Collections and (ii) until the transfer to an MS Final Collection Account or the MS EUR Transfer Account, the Belgian Seller and Master Servicer shall retain on their accounts, but for the account of the Purchaser, any Collections, and the funds representing such Collections shall be held only in the form of cash;

(c)                                  on each Business Day store in its systems the data file received from the IT Services Provider which clearly identifies those Receivables that have become Purchased Receivables since the last day on which such exercise was carried out, provided that such data file shall be stored in such a manner that ensures that the relevant Receivables can be identified as Purchased Receivables for as long as they are recorded in the data processing systems of the Belgian Seller (or by the Master Servicer on its behalf).

9.5                                 The Purchaser will authorise the Master Servicer to draw on the Available Collections in respect of the Purchased Receivables in order to make a payment under a Reinvestment, to make payments to the MS EUR Transfer Account or the EUR Collection Account or for such other purposes as may be provided by this Agreement.

9.6                                 On any Business Day during the Revolving Period and provided that no Stop Purchase Event has occurred in respect of the Belgian Seller which is continuing, the Purchaser shall use Available Collections to pay for related Reinvestments in accordance with this Agreement.

9.7                                 On each Settlement Date and upon receipt of the amounts, if any, deposited or caused to be deposited by the Belgian Seller or the Master Servicer, as the case may be, into the EUR Collection Account as of such date, the Purchaser (or the Accounts Administrator on its behalf) shall, on the basis of the information contained in the respective Offer File, Daily Report and Monthly Report, settle the liabilities of the Purchaser to the persons and parties specified in the EUR Priority of Payments by drawing on the amounts in the EUR Collection Account.

9.8                                 If at any time after the purchase of a Purchased Receivable, any Dilution occurs in respect of such Purchased Receivable and has been identified in accordance with the Cleared Invoice Allocation, the Belgian Seller or, on its behalf, the Master Servicer shall, subject to any Reinvestment, pay or cause to be paid an amount equal to such Dilution (i) during the Revolving Period, to the MS EUR Transfer Account for same day value and from the MS EUR Transfer Account to the EUR Collection Account no later than three (3) Business Days later, and (ii) after the Revolving Period, to the EUR Collection Account for same day value.

9.9                                 If a Receivable purchased under this Agreement proves not to have been an Eligible Receivable at the Purchase Date, the Belgian Seller or, on its behalf, the Master Servicer shall pay or cause to be paid an amount equal to the Unpaid Balance of such Purchased Receivable as a Deemed Collection (i) during the Revolving Period, to the MS EUR Transfer Account for same day value and from the MS EUR Transfer Account to the EUR Collection Account no later than three (3) Business Days later, and (ii) after the Revolving Period, to the EUR Collection Account for same day value.

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9.10                          If any representation or warranty (other than that a Receivable is an Eligible Receivable), proves to have been incorrect when made with respect to any Purchased Receivable sold under this Agreement, the Belgian Seller or, on its behalf, the Master Servicer shall pay or cause to be paid an amount equal to the Purchase Price paid for such Receivable as a Deemed Collection (i) during the Revolving Period, to the MS EUR Transfer Account for same day value and from the MS EUR Transfer Account to the EUR Collection Account no later than three (3) Business Days later, and (ii) after the Revolving Period, to the EUR Collection Account for same day value.

9.11                           If any Deemed Collection (other than referred to in Clause 9.8, 9.9 or 9.10) is received, or deemed to be received, by the Belgian Seller, the Belgian Seller or the Master Servicer on its behalf shall pay or cause to be paid an amount equal to such Deemed Collection (i) during the Revolving Period to the MS EUR Transfer Account for same day value and from the MS EUR Transfer Account to the EUR Collection Account no later than three (3) Business Days later, and (ii) after the Revolving Period, to the EUR Collection Account for same day value.

9.12                           Upon the receipt of a Deemed Collection in accordance with Clause 9.9 or 9.10, the Purchaser shall reassign to the Belgian Seller (without recourse or warranty on the part of the Purchaser and at the sole cost of the Belgian Seller) the relevant Receivable and the Related Rights.

9.13                           Any amounts paid or caused to be paid by the Belgian Seller or the Master Servicer on its behalf into the EUR Collection Account (including, where applicable, in accordance with the procedures described in Clause 2.8(a)) in accordance with Clauses 9.8, 9.9, 9.10 or 9.11 shall, for the purposes of this Agreement, be considered and treated as Collections.

9.14                           Unless expressly provided otherwise in this Agreement, all payments to be made to the Purchaser under this Agreement or under the Fee Agreement shall be paid to the relevant Collection Account on their due date not later than at 16:00 CET in readily available funds.

9.15                           Unless otherwise agreed among the Belgian Seller (or, pursuant to the provisions of the Belgian Servicing Agreement, the Master Servicer) and the Account Debtor, each payment by an Account Debtor of amounts owed by it with respect to a Purchased Receivable shall be made in such form and procedure as agreed and customary among the Belgian Seller and such Account Debtor.

9.16                           Immediately upon a Downgrade Event, the Belgian Seller or the Master Servicer on its behalf shall deposit in the EUR Collection Account, or any other account in the name of the Purchaser specified by the Purchaser, the Cash Deposit applicable to the Belgian Seller denominated in the Purchaser Currency.

9.17                           Immediately upon any payment made by the Belgian Seller to the Purchaser in accordance with this Agreement, the Belgian Seller, the Master Servicers or the Master Servicer, as applicable, will deliver to the Purchaser a written notice specifying the amount of such payment and, if any, the part of such payment which has been made in settlement of Fees.

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10.                                 COVENANTS AND UNDERTAKINGS

10.1                           The Belgian Seller makes the covenants to the Purchaser set out in Schedule 6 (Covenants of the Sellers) of the Incorporated Terms Memorandum by way of an independent guarantee.

10.2                           The covenants and undertakings of the Belgian Seller referred to in Clause 10.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Purchaser arising from the breach of any such covenant prior to the date of termination of this Agreement.

10.3                           The Purchaser undertakes to notify the Belgian Seller of any violation by the Purchaser, the Issuer, or any Funding Source of which it is aware of any taxation requirement, regulatory requirement for securitisation or any applicable rating criteria of the Rating Agencies, as amended from time to time and to provide evidence of such violation to the Belgian Seller.

11.                                 COLLECTION OF THE PURCHASED RECEIVABLES

11.1                           According to the Belgian Servicing Agreement, the Master Servicer shall administer, collect and service the Purchased Receivables acquired by the Purchaser for the benefit of the Purchaser and any of its successors or assignees.

11.2                           Unless provided otherwise in this Agreement the Belgian Seller hereby undertakes to transfer or cause to be transferred all payments received from Account Debtors on Purchased Receivables into any account (in the name of the Originator, the Seller or the Master Servicer) other than the MS Final Collection EUR Account to the MS Final Collection EUR Account for same day value.

11.3                           Without prejudice to Clause 9.9, Instruments of Debt shall be held by the Master Servicer for the Purchaser until their settlement, as provided in Clause 7.3 and subject to the provisions of Clause 6 of the Belgian Servicing Agreement. The Master Servicer shall credit the monies represented by such Instruments of Debt upon their collection on the Business Day of receipt to the relevant MS Final Collection Account.

11.4                           In the case of Receivables governed by Austrian law, subject to a re-assignment of the relevant Receivable to the Belgian Seller for enforcement purposes, the Purchaser shall have the right, in its reasonable discretion, to instruct the Belgian Seller (or, as applicable, the Master Servicer) to commence or bring any legal action with respect to any Purchased Receivable owned by the Purchaser which is a Defaulted Receivable and which is not a Disputed Receivable or to foreclose upon any Related Right in respect thereof. The Belgian Seller will observe, and cause the Master Servicer to observe, such instructions of the Purchaser.

11.5                           As provided by Clause 8 of the Belgian Servicing Agreement, the Master Servicer shall hold for the Purchaser all Records, documents and other information (including any information on computer disks) relating to the Purchased Receivables and Related Rights.

11.6                           The Belgian Seller or the Master Servicer on its behalf shall at all times keep electronic files containing all information required to identify the Receivables,

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including, but not limited to all information required to identify each Account Debtor. The Belgian Seller or the Master Servicer on its behalf shall make available such electronic files to the Purchaser on each Offer Date (regardless of whether or not such information is requested by the Purchaser) and at all times at the Purchaser’s request, by delivery of a hard copy and/or computer disk and/or by electronic data transfer (at the Purchaser’s option).

11.7                           The Belgian Seller is responsible for the installation and maintenance of hardware and software backup systems for the protection of data stored in any data processing systems used by the Belgian Seller.

11.8                           In the case of the occurrence of a Debtor Notification Event:

(a)                                  the Belgian Seller or the Master Servicer on its behalf shall, forthwith upon the request of the Purchaser, notify the Account Debtors of the assignment of any Purchased Receivables governed by Belgian law pursuant to this Agreement (such notice to be substantially in the form of Part A of Schedule 3) and give evidence to the Purchaser that such notification has occurred; if the Belgian Seller or the Master Servicer on its behalf fails to do so, the Purchaser (i) may notify the Account Debtors (itself or through the Back-Up Servicer), (ii) may require the Master Servicer to notify the Account Debtors as agent of the Purchaser until the Master Servicer’s appointment has been terminated pursuant to the Belgian Servicing Agreement, or (iii) may authorise a third party to do so (such notice in each case to be substantially in the form of Part A of Schedule 3); and

(b)                                 the Purchaser is entitled, in relation to the Purchased Receivables governed by German or Austrian law respectively, to:

(i)                                     require that the Master Servicer, as agent of the Purchaser until such Servicer’s appointment has been terminated pursuant to the Belgian Servicing Agreement, notifies the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (substantially in the form of notification as attached as Part B (in relation to the Purchased Receivables governed by German law) or, as the case may be, Part C (in relation to the Purchased Receivables governed by Austrian law) of Schedule 3 hereto) and that the Master Servicer gives evidence to the Purchaser that such notification has occurred; or

(ii)                                  notify the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (itself or through the Back-Up Servicer) (substantially in the form of notification as attached as Part B (in relation to the Purchased Receivables governed by German law) or, as the case may be, Part C (in relation to the Purchased Receivables governed by Austrian law) of Schedule 3 hereto) and the Purchaser and the Back-Up Servicer are irrevocably authorised to make such notifications under the Belgian Servicing Agreement. To facilitate such notifications, the Master Servicer has granted to each of the Purchaser and the Back-Up Servicer a separate power of attorney and blank forms of notification (forms of which are attached in Part B (in relation

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to the Purchased Receivables governed by German law) or, as the case may be, Part C (in relation to the Purchased Receivables governed by Austrian law) of Schedule 3 hereto).

11.9                           The Belgian Seller (or, as applicable, the Master Servicer) shall assist the Purchaser as far as possible in the collection of the Receivables. In particular, the Belgian Seller shall make available to the Purchaser its electronic data processing and other systems for all actions the Purchaser may, in his reasonable opinion, deem necessary to take.

11.10                     The Purchaser shall not be liable for any actions taken in the course of the collection of the Purchased Receivables and any defaults arising from such actions or other damages, unless such defaults or damages result from the Purchaser’s negligence or wilful misconduct applying the Standard of Care.

11.11                     The Belgian Seller shall indemnify the Purchaser for the full amount of all present and future cost, levies, other charges (including, without limitation, any taxes imposed by any jurisdiction) in relation to the services of a Back-Up Servicer, any notification of Account Debtors and the use of any power of attorney granted under the Transaction Documents.

11.12                     The Purchaser will appoint a Back-Up Servicer pursuant to the terms of the Back-Up Servicing Agreement.

12.                                 CONDITIONS PRECEDENT

12.1                           The obligation of the Purchaser to accept the offer for the initial purchase of Receivables in accordance with this Agreement is subject to conditions precedent set forth in Schedule 1, Part A hereto having been met to the reasonable satisfaction of the Purchaser.

12.2                           The obligation of the Purchaser to accept the offer for the initial and any subsequent purchase of Receivables in accordance with this Agreement is subject to the conditions precedent set forth in Schedule 1, Part B hereto having been met to the satisfaction of the Purchaser.

13.                                 INDEMNITIES

13.1                           Without prejudice to any rights which the Purchaser may have hereunder or under applicable law, the Belgian Seller hereby agrees to indemnify the Purchaser, its directors, officers and agents and persons acting on its behalf, from and against any and all damages, losses, claims, liabilities, costs and expenses, (including, without limitation, reasonable attorneys’ fees) and taxes thereon (together, the “Belgian Seller Indemnified Amounts”) in the event that such damages, losses, claims, liabilities, costs or expenses are caused by the Purchaser entering into this Agreement or the Belgian Servicing Agreement or the transactions contemplated herein or therein, which are awarded from time to time against, or suffered or incurred by, the Purchaser, its directors, officers and/or agents or persons acting on its behalf, relating to, or resulting from:

(a)                                  reliance on (i) any representation, warranty or statement made by it (or any of its officers) or reports (including, without limitation, any Offer, any Offer File,

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any Daily Report, or any Monthly Report) or (ii) any information, certificate or statement which it or any of its directors, officers or employees has made, given, issued or delivered under or in connection with this Agreement or any other Transaction Document to which it is a party or which is derived therefrom, which was false, incorrect, inaccurate or incomplete at the time made, given or issued or deemed to have been made, given, issued or delivered;

(b)                                 any failure by it or any Originator or any directors, officers or employees to comply of it or such Originator with any applicable law, rule or regulation with respect to any Contract, any Factoring Agreement, any Purchased Receivable or any Related Rights;

(c)                                  subject to Clause 13.2 and without duplication of any settlement made pursuant to Clause 9.8, any dispute, claim, set off or defence of a Account Debtor (other than discharge in the case of the Insolvency of such Account Debtor) to the payment of the relevant Purchased Receivable, or performance of any obligation under the relevant Contract including, without limitation, a defence based on such Purchased Receivable, the related Contract, the Related Rights (if any) or the Standard Terms and Conditions not being a legal, valid and binding obligation of such Account Debtor which is enforceable against it in accordance with its terms or under any applicable laws, rules or regulations;

(d)                                 any disclosure of any information by it regarding the Account Debtors to the Purchaser or the disclosure of any Contracts, Records or other related documents to the Purchaser or any other person; or

(e)                                  any failure by it to perform any of its obligations under this Agreement or any other Transaction Document to which it is a party.

13.2                           The Belgian Seller shall not be obliged to pay a Belgian Seller Indemnified Amount arising out of the failure of any Account Debtor to pay amounts lawfully owed in respect of a Purchased Receivable as a result of its Insolvency or other financial inability to pay such amounts. For the avoidance of doubt, nothing herein shall constitute a guarantee or similar obligation by or of the Belgian Seller of any Purchased Receivable as it is the intention of the parties hereto that the Credit Risk relating to all Purchased Receivables is transferred from the Belgian Seller to the Purchaser and that, following the sale and assignment of the Purchased Receivables, the Belgian Seller shall not be liable for the Credit Risk of the Purchased Receivables.

13.3                           Promptly after receipt by the Purchaser of notice of any claim or the commencement of any action or proceeding with respect to which a Belgian Seller Indemnified Amount may become payable, the Purchaser shall notify the Belgian Seller in writing of such a claim or of the commencement of such action and the Belgian Seller shall be entitled and obliged, at its own expense, to assume the defence of such action or proceeding in the name of the Purchaser and to take, in the name of the Purchaser, such action as the Belgian Seller deems appropriate to defend or avoid liability for any such Belgian Seller Indemnified Amount or to recover the same from any third party.

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13.4                           Without prejudice to the foregoing and the generality of Clause 13.1, the Purchaser’s right to be indemnified under this Clause 13 will not be subject in any way to any right of the Belgian Seller to subsequent performance but the Purchaser shall be entitled to immediately liquidate its claim arising therefrom against the Belgian Seller.

14.                                 BELGIAN VAT

For the purpose of ensuring recoupment of any VAT forming part of a Purchased Receivable (a) all or part of which becomes uncollectable or (b) which or the outstanding balance of which is, or would be, reduced, adjusted or cancelled by the Belgian Seller, the Belgian Seller will use its reasonable endeavours to make (or, should it form part of a VAT group, to procure its controlling entity to make) a corresponding correction in the relevant advance VAT return to the extent that the Belgian Seller or its controlling entity, as the case may be, is legally entitled to claim a repayment or credit of such VAT (or the appropriate part thereof) from the appropriate tax authorities. Upon receipt or credit of any amount in respect of such VAT, to the extent that the Purchaser has not already been fully compensated for the non-receipt of such part of the Purchased Receivable as is equal to the VAT charged thereon, the Belgian Seller shall promptly pay an amount equal to the amount received or credited into the relevant MS Final Collection Account, which amount shall be regarded as a Collection and shall be subject to the rules on, and treatment of Collections under this Agreement and the Belgian Servicing Agreement, respectively. The Belgian Seller will make such accounting write-offs and transfers and raise such credit notes as may be necessary for this purpose, and take all such other steps as may be reasonably requested by the Purchaser provided that the Belgian Seller shall not be required to take any steps which it reasonably considers will unduly prejudice its tax affairs.

15.                                 FEES, COSTS, EXPENSES

The Belgian Seller (or the Master Servicer on its behalf) shall pay to the Purchaser remuneration by way of a Fee as agreed in a separate Fee Agreement dated on or about the date hereof. At any time upon the occurrence of an Automatic Termination Event or Potential Automatic Termination Event or delivery of a Termination Event Notice, the Purchaser shall be entitled to require the Belgian Seller to pay all Fees accrued and outstanding by 16:00 CET of each Business Day.

16.                                 TAXES AND INCREASED COSTS

16.1                           The Belgian Seller and the Master Servicer shall ensure that all payments to the Purchaser under the Transaction Documents (including, but not limited to the Collections) are made free of taxes, levies and other charges.

16.2                           The Belgian Seller and the Master Servicer shall bear any taxes, levies or other charges (other than corporate income tax, trade tax or similar taxes levied on the income of the Purchaser in Belgium) which may be incurred and are payable (including any settlement by means of set-off, loss deduction or similar mechanisms) by the Purchaser in Belgium in connection with the Transaction Documents and the transaction contemplated therein (including, for the avoidance of doubt, any secondary tax liability of the Purchaser).

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16.3                           The Belgian Seller shall reimburse the Purchaser for all Increased Costs arising in relation to this Agreement and the Belgian Servicing Agreement.

16.4                           The Purchaser shall promptly notify the Belgian Seller and the Master Servicer, and the Belgian Seller or the Master Servicer shall promptly notify the Purchaser, upon becoming aware that the Belgian Seller or the Master Servicer must make an indemnity payment in relation to such taxes, levies or charges in accordance with Clause 16.2 or reimburse the Purchaser for Increased Costs in accordance with Clause 16.3 or that there may be a change in (or in the interpretation, administration, or application of) law or any published practice or concession of any relevant tax authority, which may trigger such indemnity or reimbursement.

16.5                           The Belgian Seller, the Master Servicer and the Purchaser undertake to each other:

(a)                                  to cooperate and, if necessary, to make any declarations or take any action necessary in the context of this Clause 16 to the competent authorities, in particular to obtain authorisation to make payments free of taxes, levies or other charges; and

(b)                                 to cooperate in mitigating any adverse effects resulting from a change after the date of this Agreement in (or in the interpretation, administration, or application of) law or any published practice or concession of any relevant tax authority and, if required, to make any declarations or take any actions necessary for such mitigation, including in particular the issuing of invoices, if any, complying with the statutory VAT requirements.

17.                                 PAYMENTS

17.1                           On each date upon which this Agreement requires an amount to be paid hereunder by any party hereto to another party hereto, such party shall, save as expressly provided herein, make the same available to the payee by payment in EUR and in immediately available, freely transferable, cleared funds, in the case of the Purchaser, to the relevant Collection Account, and, in the case of the Master Servicer or the Belgian Seller, to such account and bank as specified in Schedule 19 of the Incorporated Terms Memorandum or Schedule 3 of the Back-Up Servicing Agreement, as applicable.

17.2                           The Belgian Seller shall pay any claims which the Purchaser is entitled to collect pursuant to the provisions of this Agreement by way of wire transfer.

17.3                           The Belgian Seller shall procure that the Master Servicer applies the relevant Applicable Exchange Rate to all Purchased Receivables and Collections that are not denominated in EUR and make or cause to be made all payments to the Purchaser in EUR.

18.                                 DEFAULT INTEREST

18.1                           If any sum due and payable by the Belgian Seller hereunder or under any other Transaction Document is not paid on the respective due date in accordance with the provisions hereof or of any other Transaction Document, the Belgian Seller shall

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automatically be in default with such payment obligation without a reminder being necessary.

18.2                           Without prejudice to any damage claims, any unpaid sum under Clause 18.1 (other than interest) shall bear interest at a rate of 5 percentage points above the legal interest rate. If such unpaid sum is interest, interest calculated in the same manner shall be due as soon as permitted by Article 1154 of the Belgian Civil Code. The payer shall be entitled to demonstrate that the damage actually suffered by the damaged party is lower than the amounts so determined, and the damaged party shall be entitled to prove and claim for any higher damage.

19.                                 TERMINATION

19.1                           The Purchaser may terminate this Agreement with immediate effect upon the occurrence of any Termination Event by serving a written termination notice to the Belgian Seller.

19.2                           As of the earlier of (i) the end of the Revolving Period and (ii) the date of termination of this Agreement, the Belgian Seller shall not be entitled or obliged to offer Receivables to the Purchaser and the Purchaser shall not be obliged or entitled to purchase any such Receivable.

19.3                           In the event of such early termination of this Agreement, the provisions of this Agreement on the sale, purchase or transfer of any Receivables already sold and assigned to the Purchaser, the Belgian Seller’s liability for Deemed Collections and other Dilutions and similar events, representations and warranties, liability, the Collection of Purchased Receivables, waiver of the right to file insolvency proceedings and confidentiality shall survive the termination.

19.4                           Upon termination of this Agreement in accordance with this Clause 19, to the extent any Purchased Receivables are then outstanding, the Belgian Seller shall be obliged to deliver to the Purchaser and the Back-Up Servicer the Records or any other records in its possession or under its control relating to the affairs of or belonging to the Purchaser and the Purchased Receivables acquired by the Purchaser, the Related Rights related to such Purchased Receivables and any other claim, collateral and any monies then held by the Belgian Seller on behalf of the Purchaser and shall take such further action as the Purchaser may reasonably request in the context of the termination of this Agreement or to collect any outstanding Purchased Receivables.

20.                                 BENEFIT OF AGREEMENT AND ASSIGNMENT

20.1                           Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement may not enforce any of its terms and unless expressly provided to the contrary, this Agreement shall not constitute a contract for the benefit of a third party.

20.2                           Without prejudice to Clause 20.1, the Belgian Seller shall not be entitled to assign, transfer or pledge any or all of its rights or benefits hereunder, other than to the Purchaser.

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20.3                           The Purchaser shall be entitled to dispose of all Purchased Receivables acquired by the Purchaser and its rights against the Belgian Seller under the Transaction Documents, in whole or in part, in any way (including, in particular, by way of security assignment) but always in accordance with this Agreement and any other Transaction Document.

20.4                           Any amendments to this Agreement shall be made in writing and shall require the prior written consent of the Rating Agencies.

21.                                 GOVERNING LAW AND JURISDICTION

This Agreement and all non-contractual obligations arising out of or connected with it shall be governed by and construed in accordance with Belgian law, provided that:

(a)                                  the assignment by the Belgian Seller in its capacity as German EUR Seller of any Receivables and any Related Rights governed by German law, as well as any Offer of Receivables governed by German law (and any acceptance thereof) and any debtor notification made in accordance with Clause 11.8 in relation to such Receivables, shall be governed by and construed in accordance with German law; and

(b)                                 the assignment by the Belgian Seller in its capacity as Austrian EUR Seller of any Receivables and any Related Rights governed by Austrian law, as well as any Offer of Receivables governed by Austrian law (and any acceptance thereof) and any debtor notification made in accordance with Clause 11.8 in relation to such Receivables, shall be governed by and construed in accordance with Austrian law.

21.2                           Each of the parties hereto irrevocably agrees that the courts of Brussels, Belgium, shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement.

21.3                           Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts referred to in this Clause 21 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

21.4                           Each of the parties hereto which does not have a place of jurisdiction in Belgium shall, upon request of any other party after the initiation of any proceeding, appoint a third party (which is competent) as its process service agent within Belgium within fourteen (14) calendar days after such request has been made.

Made in four originals, on 12 August 2011.

[signature pages to follow]

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SIGNATURE PAGES

FOR AND ON BEHALF OF ELEKTRA PURCHASE NO. 29 LIMITED

as Purchaser

BY:
Name: N. Gallagher
Title: Director

SAPPI LANAKEN NV

in its capacity as Belgian Seller, Austrian EUR Seller and German EUR Seller

Name: M. Quaedvlieg	Name: B. Wiersum
Title: Director	Title: Director

SAPPI INTERNATIONAL SA

as Master Servicer

Name: J.H. Pässler	Name: S.J. Blyth
Title: Director	Title: Director

FIDIS FINANZ- UND DATEN-INFORMATIONS SERVICES GMBH

as Offer Agent

Name: O. Johannsen	Name:
Title: Managing Director	Title:

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SCHEDULE 1
CONDITIONS PRECEDENT

PART A
CONDITIONS PRECEDENT RELATING TO THE INITIAL OFFER

Commercial register extracts, corporate documents and authorities (to be delivered by the Belgian Seller to the Purchaser)

(a)                                  Receipt by the Purchaser of a copy of: (i) the deed of incorporation, (ii) commercial registry extracts dated no more than 14 calendar days prior to the signing date of this Agreement and (ii) of the coordinated articles of association in respect of each of the Belgian Seller and the Master Servicer.

(b)                                 receipt by the Purchaser of a copy of the minutes of a meeting of the board of directors of each of the Belgian Selller and the Master Servicer, as well as any other necessary corporate documents approving the Transaction Documents and the transactions contemplated thereunder, and authorizing a specified person or persons to sign;

(c)                                  receipt by the Purchaser of a certificate certifying the names and signatures of the persons authorised on behalf of the Belgian Seller to execute this Agreement, and/or any other documents to be delivered by it hereunder.

(d)                                 receipt by the Purchaser of a Solvency Certificate substantially in the form set out in Schedule 4 hereto;

Transaction Documents

(e)                                  all Transaction Documents have been duly executed and all conditions precedent thereunder (other than those listed in this Part A of Schedule 1) have been met to the Purchaser’s satisfaction;

(f)                                    the Fee Agreement has been entered into between, inter alios, the Belgian Seller and the Purchaser and any fees due and payable on or prior to the date of the Initial Offer have been paid;

(g)                                 at least 20 executed blank forms of notification, undated, have been obtained and the power of attorney issued by the Belgian Seller in its capacity as German EUR Seller substantially in the forms specified in Schedule 3, Part B hereto;

Others

(h)                                 receipt by the Purchaser of an extract from the mortgage registration office in each judicial district in which the Belgian Seller has an establishment evidencing that there is no floating charge registered against its business;

(i)                                     receipt by the Purchaser of letters from the Rating Agencies then rating the Commercial Paper Notes at A-1/P-1 and confirming that such rating will remain in effect after giving effect to the Receivables Purchase Agreements;

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(j)                                     receipt by the Purchaser of legal opinions satisfactory to the Purchaser have been obtained in connection with, inter alia, each Factoring Agreement with respect to the true sale of Receivables under the governing law of each such Factoring Agreement, the capacity of each Originator of the Receivables under those agreements, the validity of obligations under those agreements and as to tax and the capacity of each of the Sellers, the Servicers, the Master Servicer and the Performance Guarantor;

(k)                                  receipt by the Purchaser of the Offer File;

(l)                                     receipt by the Purchaser from the Master Servicer, no later than 11.30 CET on the Closing Date, of a copy of the written confirmation by Galleon Capital, LLC to the Master Servicer in a form reasonably acceptable to the Purchaser;

(m)                               receipt by the Purchaser of :

(i)                                     the form of the Daily Report; and

(ii)                                  the Sappi Month Calendar,

each in form and substance acceptable to the Purchaser;

(n)                                 payment of the Required MS EUR Amount, the Required MS USD Amount, the Required US Seller USD Amount into the Collection Account of the Purchaser; and

(o)                                 receipt by the Purchaser of written confirmation from Citibank, N.A., London branch that the Transfer Accounts have been opened; and

(p)                                 receipt by the Purchaser of an executed endorsement on the Belgian Seller Insurance Policy that the Purchaser is an “joint insured” in a form acceptable to the Purchaser.

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PART B
CONDITIONS PRECEDENT RELATING TO EACH (INCLUDING THE INITIAL) OFFER

(a)                                  Receipt of the Offer File by the Purchaser on the relevant Offer Date;

(b)                                 all representations and warranties referred to in Clause 8 of this Agreement are true and correct;

(c)                                  no event or circumstance shall have occurred that would reasonably be expected to result in a Material Adverse Effect;

(d)                                 no applicable law, order, judgment or decree or other Requirement of Law shall prohibit the purchase of the Receivables by the Purchaser;

(e)                                  no violation by the Purchaser, the Issuer, or any Funding Source of any taxation requirement, regulatory requirement for securitisation or any applicable rating criteria of the Rating Agencies, as amended from time to time, which could reasonably be expected to have a Material Adverse Effect;

(f)                                    no Automatic Termination Event or Potential Automatic Termination Event or Stop Purchase Event or Potential Stop Purchase Event has occurred and is continuing and no Termination Event Notice has been delivered;

(g)                                 where the Purchaser has received a notification under Clause 5.4 of the Belgian Servicing Agreement that the Belgian Seller as factor has entered into an Additional Factoring Agreement or any material changes have been made to any Initial Factoring Agreement or Additional Factoring Agreement and any Receivables factored to the Belgian Seller are intended to be sold under this Agreement, legal opinions satisfactory to the Purchaser have been obtained in connection with each such Additional Factoring Agreement or amended Initial Factoring Agreement or Additional Factoring Agreement opining on the true sale of Receivables under the governing law of such Initial Factoring Agreement or Additional Factoring Agreement, as applicable, the capacity of each Originator of the Receivables under those agreements, the validity of the obligations under those agreements and tax, including the absence of withholding tax and VAT, and the capacity of each of the Belgian Seller, the Master Servicer and the Performance Guarantor, as applicable, to enter into such Additional Factoring Agreement.

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SCHEDULE 2

PART A
INFORMATION CONTAINED IN AN OFFER

Each Offer shall specify in relation to each Receivable offered by the Belgian Seller:

1.                                       the Reporting Date;

2.                                       the Offer Date;

3.                                       in respect of the Related Rights (if any) relating to such Receivable in such a way that such Related Rights is clearly and unambiguously identified;

4.                                       the Unpaid Balance in the Eligible Functional Currency;

5.                                       the Unpaid Balance in the Purchaser Currency;

6.                                       the applicable Historical Exchange Rate;

7.                                       the Maturity Date(s);

8.                                       the customer number or company number;

9.                                       the invoice number;

10.                                 the date of the invoice;

11.                                 the date when the invoice was posted into the Belgian Seller’s financial accounting system or, if different, the date on which the Receivable was factored;

12.                                 the starting date for calculation of net due date;

13.                                 the cut off date less the net due date;

14.                                 the applicable Reserve Percentage; and

15.                                 the Purchase Price in the Purchaser Currency.

Each Offer shall contain a letter substantially as follows:

“We refer to the receivables purchase agreement (as from time to time amended, supplemented or superseded, the “Belgian Receivables Purchase Agreement”) dated 12 August 2011 and originally made between, inter alios, yourselves as Purchaser and ourselves as Belgian Seller.

We hereby confirm that that the representations and warranties contained in the Belgian Receivables Purchase Agreement (in particular, without limitation, the representation and warranties made in accordance with Clause 8.1) are correct as of the date on which this Offer is made, except to the extent such representations and warranties expressly relate to an earlier date.

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The Receivables subject to this Offer shall be sold at a Purchase Price of EUR [•].

Yours sincerely,

[scanned signatures]”

25

SCHEDULE 3

PART A
FORM OF ASSIGNMENT NOTICE IN RELATION TO PURCHASED RECEIVABLES GOVERNED BY BELGIAN LAW

[Letterhead of Belgian Seller]

To:	[Account Debtor]
[Address]

Date:  [•]

Dear Sirs,

You are hereby notified that, pursuant to a Belgian receivables purchase agreement (such agreement, as from time to time amended, supplemented or novated being herein called the “Belgian Receivables Purchase Agreement”) dated 12 August 2011 and made between ourselves as Belgian Seller and Elektra Purchase No. 29 Limited as Purchaser (the “Purchaser”), we have assigned to the Purchaser all rights, title and interests in and to the receivables owing by you as further described in the Annex (the “Purchased Receivables”).

Pursuant to the terms of the Belgian Receivables Purchase Agreement, please pay any amount due by you under the receivables set out in the Annex to this letter by crediting account no. [•] held by [                    ] with [•].

Yours faithfully,

[authorised signatory]

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Annex
[List of receivables]

27

PART B
FORM OF POWER OF ATTORNEY AND ASSIGNMENT NOTICES IN RELATION TO PURCHASED RECEIVABLES GOVERNED BY GERMAN LAW

MUSTER EINER VOLLMACHT AN ELEKTRA PURCHASE NO. 29 LIMITED

Diese schriftliche Vollmacht ist am [•] erteilt worden.

Sappi Lanaken NV (die “Verkäuferin”) ermächtigt Elektra Purchase No. 29 Limited (die “Käuferin”) unwiderruflich unter Einschluss des Rechts zur Erteilung von Untervollmachten, die folgenden Handlungen vorzunehmen:

(a)                                  Abtretungsanzeige an die jeweiligen Schuldner, dass die Verkäuferin ihre Forderungen unter einem Receivables Purchase Agreement vom 12 August 2011 an die Käuferin abgetreten und verkauft hat;

(b)                                 Aktualisierung der Anlage “Angaben und Informationen über die Elektra Purchase No. 29 Limited”;

(c)                                  Aktualisierung der Anlage “Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft”;

(d)                                 Einziehung der in Ziffer (a) bezeichneten Forderungen; sowie

(e)                                  Vornahme aller sonstigen Handlungen, die nach Auffassung der Käuferin erforderlich sind, um die unter (a) bis (d) genannten Handlungen durchzuführen.

Diese Vollmacht bleibt in Kraft bis zu dem Zeitpunkt, in dem die Käuferin der Verkäuferin schriftlich bestätigt, dass alle Rechte und Verpflichtungen der Parteien des Receivables Purchase Agreements unter dem Receivables Purchase Agreement vollständig erfüllt wurden.

Diese Vollmacht unterliegt deutschem Recht.

[Unterschriften Sappi Lanaken NV]

28

[English convenience translation]

FORM OF A POWER OF ATTORNEY TO ELEKTRA PURCHASE NO. 29 LIMITED

This power of attorney has been granted in written form on [•].

Sappi Lanaken NV (the “Seller”) hereby irrevocably authorises Elektra Purchase No. 29 Limited (the “Purchaser”) to perform any of the following acts (and the Purchaser has the right to grant sub-authorisation to this effect):

(a)                                  Notification of assignment to the respective debtors stipulating that the Vendor has assigned and sold its receivables under a Receivables Purchase Agreement dated 12 August 2011 to the Purchaser;

(b)                                 Update of the Annex “Specifications and information about Elektra Purchase No. 29 Limited”;

(c)                                  Update of the Annex “Specifications and information about the entity instructed by Elektra Purchase No. 29 Limited to collect outstanding receivables”;

(d)                                 Collection of the receivables referred to in clause (a); and

(e)                                  Carrying out of any other activities, which in the Purchaser’s view are necessary to conduct the acts referred to in clause (a) to (d).

This power of attorney will remain in force until the Purchaser confirms in writing to the Vendor that all of the rights and obligations of the parties to the Receivables Purchase Agreement have fully been satisfied in accordance with the Receivables Purchase Agreement.

This power of attorney is governed by German law.

[Signatures Sappi Lanaken NV]

29

MUSTER EINER VOLLMACHT AN [SAPPI INTERNATIONAL SA/FIDIS]

Diese schriftliche Vollmacht ist am [•] erteilt worden.

Sappi Lanaken NV (die “Verkäuferin”) ermächtigt [Sappi International SA/ fidis finanz- und daten-informations services GmbH] (der “[Ersatz-Servicer/Master Servicer]”) unwiderruflich unter Einschluss des Rechts zur Erteilung von Untervollmachten, die folgenden Handlungen vorzunehmen:

(a)                                  Abtretungsanzeige an die jeweiligen Schuldner, dass die Verkäuferin ihre Forderungen unter einem Receivables Purchase Agreement vom 12 August 2011 an die Käuferin abgetreten und verkauft hat;

(b)                                 Aktualisierung der Anlage “Angaben und Informationen über die Elektra Purchase No. 29 Limited”;

(c)                                  Aktualisierung der Anlage “Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft”;

(d)                                 Einziehung der in Ziffer (a) bezeichneten Forderungen; sowie

(e)                                  Vornahme aller sonstigen Handlungen, die nach Auffassung der Elektra Purchase No. 29 Limited erforderlich sind, um die unter (a) und (b) genannten Handlungen durchzuführen.

Diese Vollmacht bleibt in Kraft bis zu dem Zeitpunkt, in dem die Elektra Purchase No. 29 Limited der Verkäuferin schriftlich bestätigt, dass alle Rechte und Verpflichtungen der Parteien des Receivables Purchase Agreements unter dem Receivables Purchase Agreement vollständig erfüllt wurden.

Diese Vollmacht unterliegt deutschem Recht.

[Unterschriften Sappi Lanaken NV]

30

[English convenience translation]

FORM OF A POWER OF ATTORNEY TO [SAPPI INTERNATIONAL SA/FIDIS]

This power of attorney has been granted in written form on [•].

Sappi Lanaken NV (the “Seller”) hereby irrevocably authorises [Sappi International SA/Fidis finanz- und daten-informations services GmbH] (the “[Master/Back-Up] Servicer”) to perform any of the following acts (and the Purchaser has the right to grant sub-authorisation to this effect):

(a)                                  Notification of assignment to the respective debtors stipulating that the Vendor has assigned and sold its receivables under a Receivables Purchase Agreement dated 12 August 2011 to the Purchaser;

(b)                                 Update of the Annex “Specifications and information about Elektra Purchase No. 29 Limited”;

(c)                                  Update of the Annex “Specifications and information about the entity instructed by Elektra Purchase No. 29 Limited to collect outstanding receivables”;

(d)                                 Collection of the receivables referred to in clause (a); and

(e)                                  Carrying out of any other activities, which in the view of Elektra Purchase No. 29 Limited are necessary to conduct the acts referred to in clauses (a) and (b).

This power of attorney will remain in force until Elektra Purchase No. 29 Limited confirms in writing to the Vendor that all of the rights and obligations of the parties to the Receivables Purchase Agreement have fully been satisfied in accordance with the Receivables Purchase Agreement.

This power of attorney is governed by German law.

[Signatures Sappi Lanaken NV]

31

MUSTER EINER SCHULDNERBENACHRICHTIGUNG

[BRIEFKOPF ELEKTRA PURCHASE NO. 29 LIMITED/SERVICER / ERSATZSERVICER]

[Adresse der jeweiligen Schuldner]	Ihre Kundennummer [•]
Die Kundennummer bei Anfragen
und Zahlungen unbedingt angeben
Unser Zeichen [•]
Telefon: [•]
[Ort / Datum]

Sehr geehrte Damen und Herren,

wir zeigen Ihnen hiermit an, dass die Sappi Lanaken NV aufgrund des Forderungskaufvertrages vom 12 August 2011 (in seiner jeweils zuletzt geänderten Fassung) fortlaufend Forderungen an die Elektra Purchase No. 29 Limited verkauft und abgetreten hat. Eine entsprechende Abtretungsanzeige der Sappi Lanaken NV ist diesem Schreiben beigefügt. Hiervon erfasst sind auch die Forderungen, die Ihnen gegenüber bestehen.

[Wir wurden von der Elektra Purchase No. 29 Limited beauftragt und ermächtigt, die von der Elektra Purchase No. 29 Limited erworbenen Forderungen unter anderem gegen Sie einzuziehen.]

Die Höhe der Forderungen können Sie aus der nachfolgenden Auflistung ersehen:

Forderungen per [Datum] i.H.v.:	[Gesamtbetrag]

Davon sind bereits zur Zahlung fällig:	[Gesamtbetrag]

Falls Beträge bereits überfällig sind, werden die Beträge für die letzten [drei] Monate und in Summe dargestellt.

Die Zusammensetzung dieses Betrages finden Sie in den nachfolgenden Zahlungshinweisen unter “zu zahlen waren bereits bis einschließlich.”

Wir bitten Sie daher, sofort sämtliche Zahlungen auf die von der Sappi Lanaken NV gestellten Rechnungen ausschließlich auf das unten genannte Konto zu überweisen. Als Verwendungszweck geben Sie bitte, wie bisher, Ihre Kundennummer: [Kundennummer] an.

Bitte beachten Sie die nachfolgenden Zahlungshinweise:

Zu zahlen waren bereits bis einschließlich:

[Datum]: [Gesamtbetrag fällige Forderungen zum angegebenen Datum];

[Datum]: [Gesamtbetrag fällige Forderungen zum angegebenen Datum];

[Datum] [Gesamtbetrag fällige Forderungen zum angegebenen Datum].

32

Weiter zu zahlen sind bis einschließlich:

[Datum]: [Gesamtbetrag zum angegebenen Datum fällig werdender Forderungen];

[Datum]: [Gesamtbetrag zum angegebenen Datum fällig werdender Forderungen];

[Datum] [Gesamtbetrag zum angegebenen Datum fällig werdender Forderungen].

Alle Zahlungen auf die bezeichneten Forderungen sind nach Erhalt dieser Benachrichtigung ausschließlich auf das folgende Konto zu leisten:

Kto. Nr.:

Bankleitzahl:

Bank:

Kontoinhaber:

Verwendungszweck:

Nutzen Sie für Ihre Zahlungen eigene Überweisungsformulare, Homebanking oder ein SelbstbedienungsTerminal der Bank, geben Sie im Verwendungszweck immer Ihre Kundennummer: [Kundennummer] an. Nur bei Zahlungen auf das unten genannte Bankkonto, hat Ihre Zahlung eine schuldbefreiende Wirkung.

[Mit freundlichen Grüßen

[Elektra Purchase No. 29 Limited/Servicer/Ersatzservicer]]

Elektra Purchase No. 29 Limited
2nd Floor, 11-12 Warrington Place
Dublin 2
Republic of Ireland

Anlage:	Abtretungsanzeige der Sappi Lanaken NV

33

[English convenience translation]

FORM OF DEBTOR NOTIFICATION

[LETTERHEAD ELEKTRA PURCHASE NO. 29 LIMITED/SERVICER / SUBSTITUTE SERVICER]

[Address of the respective debtors]	Your Customer ID	[•]
Essential to indicate Customer ID in case of requests and payments
	Our reference	[•]
	Phone Number:	[•]
[Place / Date]

Dear Sirs,

You are hereby notified that pursuant to a Receivables Purchase Agreement dated 12 August 2011 (in its most recent amended and restated version) Sappi Lanaken NV has sold and assigned receivables to Elektra Purchase No. 29 Limited on a revolving basis. A copy of the notice of assignment by Sappi Lanaken NV is attached as annex hereto. This assignment also includes the receivables owed by you.

[We have been instructed and authorised by Elektra Purchase No. 29 Limited to collect the receivables purchased by Elektra Purchase No. 29 Limited from you and other debtors.]

The amount of the receivables is specified in the following list:

Receivables per [Date] to the amount of:         [Aggregate Amount]

Therefrom are already due for payment:        [Aggregate Amount]

In case of any amounts being overdue, the outstanding amount will be specified for the last [three] months and in total.

The composition of the aforementioned amount can be found in the subsequent payment information under “already payable up to and including.”

All payments in respect of the invoices issued by Sappi Lanaken NV should from now on be made exclusively to the account mentioned below. As before, please indicate your Customer ID: [Customer ID] as reason for transfer.

Please note the following payment information:

Amounts due payable up to and including:

[Date]: [Aggregate amount of receivables due at specified date];

[Date]: [Aggregate amount of receivables due at specified date];

34

[Date] [Aggregate amount of receivables due at specified date].

Amounts to become due and payable up to and including:

[Date]: [Aggregate amount of receivables to become due at specified date];

[Date]: [Aggregate amount of receivables to become due at specified date];

[Date]: [Aggregate amount of receivables to become due at specified date].

Upon receipt of this notification all payments in respect of the above referenced receivables should be made exclusively to the following account:

Account number:

Bank code:

Account bank:

Account holder:

Reason for transfer:

If you are using your own transfer forms, homebanking or the bank’s self-service terminal, please indicate your Customer ID: [Customer ID] as reason for transfer. Only payments to the aforementioned bank account will result in a release from your obligation as debtor of the receivables.

Yours sincerely

[Elektra Purchase No. 29 Limited/Servicer/Substitute Servicer]

Elektra Purchase No. 29 Limited

2nd Floor, 11-12 Warrington Place

Dublin 2

Republic of Ireland

Annex:	Notice of assignment by Sappi Lanaken NV

35

MUSTER EINER ABTRETUNGSANZEIGE

[Briefkopf der Sappi Lanaken NV]

[Datum]

Abtretungsanzeige bezüglich Forderungen aus Lieferung und Leistung

Sehr geehrte Kundin, sehr geehrter Kunde,

hiermit zeigen wir Ihnen an, dass die Sappi Lanaken NV, aufgrund des Forderungskaufvertrages vom 12 August 2011 (in seiner jeweils zuletzt geänderten Fassung) fortlaufend Forderungen an die Elektra Purchase No. 29 Limited verkauft und abgetreten hat. Mit den Forderungen haben wir auch das Sicherungseigentum an den damit zusammenhängenden Gegenständen auf die Elektra Purchase No. 29 Limited übertragen.

Wir möchten Sie bitten, der Elektra Purchase No. 29 Limited das gleiche Vertrauen entgegenzubringen wie der Sappi Lanaken NV und die offenen Zahlungen pünktlich zu leisten.

Jegliche nach Zugang dieses Schreibens an uns in Bezug auf die genannten Forderungen erbrachten Leistungen muss die Elektra Purchase No. 29 Limited nicht gegen sich gelten lassen und bewirken keine Befreiung von der entsprechenden Verbindlichkeit.

Auf Verlangen der Elektra Purchase No. 29 Limited bitten wir Sie, den Gegenstand entsprechend des Kaufvertrags herauszugeben.

Weitere Informationen über die Elektra Purchase No. 29 Limited sind diesem Schreiben als Anlage beigefügt. Wir haben die Elektra Purchase No. 29 Limited ermächtigt, diese Anlage bei Bedarf zu aktualisieren.

Mit freundlichen Grüßen

[Unterschriften Sappi Lanaken NV]

Anlagen:	Angaben und Informationen über die Elektra Purchase No. 29 Limited

Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft (soweit erforderlich)

36

Angaben und Informationen über die Elektra Purchase No. 29 Limited

Elektra Purchase No. 29 Limited

2nd Floor, 11-12 Warrington Place

Dublin 2

Republic of Ireland

Tel:	+353 1 775 2600

Fax:	+353 1 775 2601

Email:	elektra29@ogier.com

Sitz: Irland

Gesetzliche Vertreter: Brian Buckley/Niall Gallagher

Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft fidis finanz- und daten-informations services GmbH

An der Gümpkesbrücke 17

41567 Kaarst

Deutschland

Tel: +49 2131 298580

Fax: +49 2131 2985899

E-Mail: Otto.Johannsen@fidis.com

Sitz: Kaarst

Eingetragen im Handelsregister des Amtsgericht Neuss, Nummer: HRB 10111

Gesetzliche Vertreter: Otto Johannsen

37

[English convenience translation]

FORM OF A NOTIFICATION OF ASSIGNMENT

[Letterhead of Sappi Lanaken NV]

[Date]

Notification of assignment in respect of trade receivables

Dear customer,

You are hereby notified that pursuant to a Receivables Purchase Agreement dated 12 August 2011 (in its most recent amended and restated version) Sappi Lanaken NV has sold and assigned receivables to Elektra Purchase No. 29 Limited on a revolving basis. Together with the above referenced receivables, we have also transferred the ownership by way of security for the assets and goods related thereto to Elektra Purchase No. 29 Limited.

We would kindly ask you to place the same trust in Elektra Purchase No. 29 Limited as in Sappi Lanaken NV and to punctually effect the outstanding payments.

Any payments made to us in relation with the above referenced receivables after receipt hereof will be of no effect vis-à-vis Elektra Purchase No. 29 Limited and will not result in a release from your obligation.

Upon request of Elektra Purchase No. 29 Limited we would ask you to release the relevant assets and goods in accordance with the purchase contract.

Further information about Elektra Purchase No. 29 Limited is annexed to this notification letter. Elektra Purchase No. 29 Limited has been authorised by us to update this annex if required.

With kind regards

[Signatures Sappi Lanaken NV]

Annexes:	Specifications and information about Elektra Purchase No. 29 Limited

Specifications and information about the corporation instructed by Elektra Purchase No. 29 Limited to collect outstanding receivables (where required)

38

Specifications and information about Elektra Purchase No. 29 Limited

Elektra Purchase No. 29 Limited

2nd Floor, 11-12 Warrington Place

Dublin 2

Republic of Ireland

Tel:	+353 1 775 2600

Fax:	+353 1 775 2601

Email:	elektra29@ogier.com

Place of business: Ireland

Legal representatives: Brian Buckley/Niall Gallagher

Specifications and information about the corporation instructed by Elektra Purchase No. 29 Limited to collect outstanding receivables fidis finanz- und daten-informations services GmbH

An der Gümpkesbrücke 17

41567 Kaarst

Germany

Tel: +49 2131 298580

Fax: +49 2131 2985899

E-Mail: Otto.Johannsen@fidis.com

Place of business: Kaarst

Registered with the commercial register of the local court of Neuss, Number: HRB 10111

Legal representatives: Otto Johannsen

39

PART C
FORM OF POWER OF ATTORNEY AND ASSIGNMENT NOTICES IN RELATION TO PURCHASED RECEIVABLES GOVERNED BY AUSTRIAN LAW

MUSTER EINER VOLLMACHT AN ELEKTRA PURCHASE NO. 29 LIMITED

Diese schriftliche Vollmacht ist am [•] erteilt worden.

Sappi Lanaken NV (die “Verkäuferin”) ermächtigt Elektra Purchase No. 29 Limited (die “Käuferin”) unwiderruflich unter Einschluss des Rechts zur Erteilung von Untervollmachten, die folgenden Handlungen vorzunehmen:

(a)                                  Abtretungsanzeige an die jeweiligen Schuldner, dass die Verkäuferin ihre Forderungen unter einem Receivables Purchase Agreement vom 12 August 2011 an die Käuferin verkauft und abgetreten hat;

(b)                                 Aktualisierung der Anlage “Angaben und Informationen über die Elektra Purchase No. 29 Limited”;

(c)                                  Aktualisierung der Anlage “Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft”;

(d)                                 Einziehung der in Ziffer (a) bezeichneten Forderungen; sowie

(e)                                  Vornahme aller sonstigen Handlungen, die nach Auffassung der Käuferin erforderlich sind, um die unter (a) bis (d) genannten Handlungen durchzuführen.

Diese Vollmacht bleibt in Kraft bis zu dem Zeitpunkt, in dem die Käuferin der Verkäuferin schriftlich bestätigt, dass alle Rechte und Verpflichtungen der Parteien des Receivables Purchase Agreements unter dem Receivables Purchase Agreement vollständig erfüllt wurden.

Diese Vollmacht unterliegt österreichischem Recht.

[Unterschriften Sappi Lanaken NV]

40

FORM OF A POWER OF ATTORNEY TO ELEKTRA PURCHASE NO. 29 LIMITED

This power of attorney has been granted in written form on [•].

Sappi Lanaken NV (the “Seller”) hereby irrevocably authorises Elektra Purchase No. 29 Limited (the “Purchaser”) to perform any of the following acts (and the Purchaser has the right to grant sub-authorisation to this effect):

(a)                                  Notification of assignment to the respective debtors stipulating that the Vendor has sold and assigned its receivables under a Receivables Purchase Agreement dated 12 August 2011 to the Purchaser;

(b)                                 Update of the Annex “Specifications and information about Elektra Purchase No. 29 Limited”;

(c)                                  Update of the Annex “Specifications and information about the entity instructed by Elektra Purchase No. 29 Limited to collect outstanding receivables”;

(d)                                 Collection of the receivables referred to in clause (a); and

(e)                                  Carrying out of any other activities, which in the Purchaser’s view are necessary to conduct the acts referred to in clause (a) to (d).

This power of attorney will remain in force until the Purchaser confirms in writing to the Vendor that all of the rights and obligations of the parties to the Receivables Purchase Agreement have fully been satisfied in accordance with the Receivables Purchase Agreement.

This power of attorney is governed by Austrian law.

[Signatures Sappi Lanaken NV]

41

MUSTER EINER VOLLMACHT AN [SAPPI INTERNATIONAL SA/FIDIS]

Diese schriftliche Vollmacht ist am [•] erteilt worden.

Sappi Lanaken NV (die “Verkäuferin”) ermächtigt [Sappi International SA/Fidis] (der “Ersatz-Servicer”) unwiderruflich unter Einschluss des Rechts zur Erteilung von Untervollmachten, die folgenden Handlungen vorzunehmen:

(a)                                 Abtretungsanzeige an die jeweiligen Schuldner, dass die Verkäuferin ihre Forderungen unter einem Receivables Purchase Agreement vom 12 August 2011 an die Käuferin verkauft und abgetreten hat;

(b)                                 Aktualisierung der Anlage “Angaben und Informationen über die Elektra Purchase No. 29 Limited”;

(c)                                  Aktualisierung der Anlage “Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft”;

(d)                                 Einziehung der in Ziffer (a) bezeichneten Forderungen; sowie

(e)                                  Vornahme aller sonstigen Handlungen, die nach Auffassung der Elektra Purchase No. 29 Limited erforderlich sind, um die unter (a) und (b) genannten Handlungen durchzuführen.

Diese Vollmacht bleibt in Kraft bis zu dem Zeitpunkt, in dem die Elektra Purchase No. 29 Limited der Verkäuferin schriftlich bestätigt, dass alle Rechte und Verpflichtungen der Parteien des Receivables Purchase Agreements unter dem Receivables Purchase Agreement vollständig erfüllt wurden.

Diese Vollmacht unterliegt österreichischem Recht.

[Unterschriften Sappi Lanaken NV]

42

FORM OF A POWER OF ATTORNEY TO [SAPPI INTERNATIONAL SA/FIDIS]

This power of attorney has been granted in written form on [•].

Sappi Lanaken NV (the “Seller”) hereby irrevocably authorises [Sappi International SA/Fidis finanz- und daten-informations services GmbH] (the “[Master/Back-Up] Servicer”) to perform any of the following acts (and the Purchaser has the right to grant sub-authorisation to this effect):

(a)                                  Notification of assignment to the respective debtors stipulating that the Vendor has sold and assigned its receivables under a Receivables Purchase Agreement dated 12 August 2011 to the Purchaser;

(b)                                 Update of the Annex “Specifications and information about Elektra Purchase No. 29 Limited”;

(c)                                  Update of the Annex “Specifications and information about the entity instructed by Elektra Purchase No. 29 Limited to collect outstanding receivables”;

(d)                                 Collection of the receivables referred to in clause (a); and

(e)                                  Carrying out of any other activities, which in the view of Elektra Purchase No. 29 Limited are necessary to conduct the acts referred to in clauses (a) and (b).

This power of attorney will remain in force until Elektra Purchase No. 29 Limited confirms in writing to the Vendor that all of the rights and obligations of the parties to the Receivables Purchase Agreement have fully been satisfied in accordance with the Receivables Purchase Agreement.

This power of attorney is governed by Austrian law.

[Signatures Sappi Lanaken NV]

43

MUSTER EINER SCHULDNERBENACHRICHTIGUNG

[BRIEFKOPF ELEKTRA PURCHASE NO. 29 LIMITED/SERVICER / ERSATZSERVICER]

[Adresse der jeweiligen Schuldner]	Ihre Kundennummer	[•]

Die Kundennummer bei Anfragen
und Zahlungen unbedingt angeben
	Unser Zeichen	[•]
Telefon: [•]
[Ort / Datum]

Sehr geehrte Damen und Herren,

wir zeigen Ihnen hiermit an, dass die Sappi Lanaken NV aufgrund des Forderungskaufvertrages vom 12 August 2011 (in seiner jeweils zuletzt geänderten Fassung) fortlaufend Forderungen an die Elektra Purchase No. 29 Limited verkauft und abgetreten hat. Eine entsprechende Abtretungsanzeige der Sappi Lanaken NV ist diesem Schreiben beigefügt. Hiervon erfasst sind auch die Forderungen, die Ihnen gegenüber bestehen.

[Wir wurden von der Elektra Purchase No. 29 Limited beauftragt und ermächtigt, die von der Elektra Purchase No. 29 Limited erworbenen Forderungen unter anderem gegen Sie einzuziehen.]

Die Höhe der Forderungen können Sie aus der nachfolgenden Auflistung ersehen:

Forderungen per [Datum] i.H.v.:	[Gesamtbetrag]

Davon sind bereits zur Zahlung fällig:	[Gesamtbetrag]

Falls Beträge bereits überfällig sind, werden die Beträge für die letzten [drei] Monate und in Summe dargestellt.

Die Zusammensetzung dieses Betrages finden Sie in den nachfolgenden Zahlungshinweisen unter “zu zahlen waren bereits bis einschließlich.”

Wir bitten Sie daher, sofort sämtliche Zahlungen auf die von der Sappi Lanaken NV gestellten Rechnungen ausschließlich auf das unten genannte Konto zu überweisen. Als Verwendungszweck geben Sie bitte, wie bisher, Ihre Kundennummer: [Kundennummer] an.

Bitte beachten Sie die nachfolgenden Zahlungshinweise:

Zu zahlen waren bereits bis einschließlich:

[Datum]: [Gesamtbetrag fällige Forderungen zum angegebenen Datum];

[Datum]: [Gesamtbetrag fällige Forderungen zum angegebenen Datum];

[Datum] [Gesamtbetrag fällige Forderungen zum angegebenen Datum].

44

Weiter zu zahlen sind bis einschließlich:

[Datum]: [Gesamtbetrag zum angegebenen Datum fällig werdender Forderungen];

[Datum]: [Gesamtbetrag zum angegebenen Datum fällig werdender Forderungen];

[Datum] [Gesamtbetrag zum angegebenen Datum fällig werdender Forderungen].

Alle Zahlungen auf die bezeichneten Forderungen sind nach Erhalt dieser Benachrichtigung ausschließlich auf das folgende Konto zu leisten:

Kto. Nr.:

Bankleitzahl:

Bank:

Kontoinhaber:

Verwendungszweck:

Nutzen Sie für Ihre Zahlungen eigene Überweisungsformulare, Homebanking oder ein SelbstbedienungsTerminal der Bank, geben Sie im Verwendungszweck immer Ihre Kundennummer: [Kundennummer] an. Nur bei Zahlungen auf das unten genannte Bankkonto, hat Ihre Zahlung eine schuldbefreiende Wirkung.

[Mit freundlichen Grüßen

[Elektra Purchase No. 29 Limited/Servicer/Ersatzservicer]]

Elektra Purchase No. 29 Limited
2nd Floor, 11-12 Warrington Place
Dublin 2
Republic of Ireland

Anlage:	Abtretungsanzeige der Sappi Lanaken NV

45

MUSTER EINER ABTRETUNGSANZEIGE

[Briefkopf der Sappi Lanaken NV]

[Datum]

Abtretungsanzeige bezüglich Forderungen aus Lieferung und Leistung

Sehr geehrte Kundin, sehr geehrter Kunde,

hiermit zeigen wir Ihnen an, dass die Sappi Lanaken NV, aufgrund des Forderungskaufvertrages vom 12 August 2011 (in seiner jeweils zuletzt geänderten Fassung) fortlaufend Forderungen an die Elektra Purchase No. 29 Limited verkauft und abgetreten hat. Mit den Forderungen haben wir auch das Sicherungseigentum an den damit zusammenhängenden Gegenständen auf die Elektra Purchase No. 29 Limited übertragen.

Wir möchten Sie bitten, der Elektra Purchase No. 29 Limited das gleiche Vertrauen entgegenzubringen wie der Sappi Lanaken NV und die offenen Zahlungen pünktlich zu leisten.

Jegliche nach Zugang dieses Schreibens an uns in Bezug auf die genannten Forderungen erbrachten Leistungen muss die Elektra Purchase No. 29 Limited nicht gegen sich gelten lassen und bewirken keine Befreiung von der entsprechenden Verbindlichkeit.

Auf Verlangen der Elektra Purchase No. 29 Limited bitten wir Sie, den Gegenstand entsprechend des Kaufvertrags herauszugeben.

Weitere Informationen über die Elektra Purchase No. 29 Limited sind diesem Schreiben als Anlage beigefügt. Wir haben die Elektra Purchase No. 29 Limited ermächtigt, diese Anlage bei Bedarf zu aktualisieren.

Mit freundlichen Grüßen

[Unterschriften Sappi Lanaken NV]

Anlagen:	Angaben und Informationen über die [•] Bank AG

Angaben und Informationen über die von der [•] Bank AG zur Forderungseinziehung beauftragte Gesellschaft (soweit erforderlich)

46

Angaben und Informationen über die Elektra Purchase No. 29 Limited

Elektra Purchase No. 29 Limited

2nd Floor, 11-12 Warrington Place

Dublin 2

Republic of Ireland

Tel:	+353 1 775 2600

Fax:	+353 1 775 2601

Email:	elektra29@ogier.com

Sitz: Irland

Gesetzliche Vertreter: Brian Buckley/Niall Gallagher

Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft fidis finanz- und daten-informations services GmbH

An der Gümpkesbrücke 17

41567 Kaarst

Deutschland

Tel: +49 2131 298580

Fax: +49 2131 2985899

E-Mail: Otto.Johannsen@fidis.com

Sitz: Kaarst

Eingetragen im Handelsregister des Amtsgericht Neuss, Nummer: HRB 10111

Gesetzliche Vertreter: Otto Johannsen

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SCHEDULE 4
SOLVENCY CERTIFICATE

[Letterhead of Sappi Lanaken NV]

To:	Elektra Purchase No. 29 Limited (the “Purchaser”)
2nd Floor, 11-12 Warrington Place
Dublin 2
Ireland

[Date]

Dear Sir or Madam,

This certificate is delivered pursuant to and in accordance with the receivables purchase agreement entered into between, inter alios, the Purchaser and Sappi Lanaken NV (the “Company”) and dated on or about the date hereof (the “Belgian Receivables Purchase Agreement”) in connection with a trade receivables securitisation transaction (the “Transaction”).

[I/We], [•] and [•] [am a/are] director[s] of the Company and have been asked to render in connection with the Transaction the statements set out below.

To the best of [my/our] knowledge and belief, having duly considered the provisions of all relevant insolvency and other laws, hereby make the following confirmations and certify as of the date of this certificate:

(1)                                  The Company is not and would not be (as a consequence of entering into the Transaction documents to which it is a party or performing any obligation or allowing or doing any act or thing which the Transaction documents contemplate, permit or require it to do):

(a)                                  in a situation of cessation of payments (staking van betalingen / cessation de paiements);

(b)                                 unable to obtain credit; or

(c)                                  in any other analogous situation as contemplated by the laws of any jurisdiction other than Belgium.

(2)                                  No temporary director, insolvency administrator, receiver, administrative receiver, trustee, liquidator, sequestrator or similar officer has been appointed in relation to any assets or undertakings of the Company in any jurisdiction and no insolvency proceedings have been opened against the Company.

(3)                                  The Company has not resolved to enter into liquidation, filed an application for bankruptcy, filed an application for or been subject to proceedings for gerechtelijke reorganisatie / réorganisation judiciaire, received service of a summons for the

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declaration of its bankruptcy or its annulment as a legal entity, or been adjudicated bankrupt or annulled as a legal entity.

(4)                                  No winding-up of the Company has occurred by operation of law.

(5)                                  The Transaction will be effected by the Company in good faith and in connection with its business, and in my opinion there are reasonable grounds for believing that these transactions will benefit the Company.

(6)                                  In entering into the Transaction and the documents contemplated thereunder, the Company has no desire to prejudice the interest of any of its creditors.

(7)                                  The Company is not subject to any proceedings of a court, arbitration panel or public authority that could have a Material Adverse Effect on the Company’s economic or financial situation and, to the best of my knowledge, no such proceeding is threatened.

[Place], [•] 2011

Sappi Lanaken NV

[Director]	[Director]

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SECTION 4

DATED 12 AUGUST 2011

SAPPI DEUTSCHLAND GmbH
as German USD Seller

ELEKTRA PURCHASE NO. 29 LIMITED
as Purchaser

FIDIS FINANZ- UND DATEN-INFORMATIONS SERVICES GMBH
as Offer Agent

and

SAPPI INTERNATIONAL SA
as Master Servicer

GERMAN USD RECEIVABLES PURCHASE AGREEMENT

THIS GERMAN USD RECEIVABLES PURCHASE AGREEMENT (the “Agreement”) is made on 12 August 2011

BETWEEN:

(1)                                  SAPPI DEUTSCHLAND GmbH, a limited liability company organised under the laws of the Federal Republic of Germany, having its business address at Berliner Allee 14, 30175 Hannover, Germany which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) Hannover under HRB 59586 (the “German USD Seller”);

(2)                                  ELEKTRA PURCHASE NO. 29 LIMITED, a company incorporated under the laws of Ireland with registered number 501111 and having its registered office at 2nd Floor, 11-12 Warrington Place, Dublin 2, Republic of Ireland (the “Purchaser”);

(3)                                  FIDIS FINANZ- UND DATEN-INFORMATIONS SERVICES GMBH, a limited liability company organised under the laws of the Federal Republic of Germany, having its business address at An der Gümpkesbrücke 17, 41567 Kaarst, Germany, which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) Neuss under HRB 10111 (the “Offer Agent”); and

(4)                                  SAPPI INTERNATIONAL SA, a Belgian company with its registered office at Chaussée de La Hulpe 154, 1170 Brussels, Belgium, with enterprise number 449.887.582, RPM/RPR Brussels (the “Master Servicer”).

WHEREAS

(A)                              The German USD Seller and the Purchaser agree, upon the terms and subject to the conditions of this Agreement, that the German USD Seller shall, from time to time during the Revolving Period, be entitled to sell and to assign Eligible Receivables to the Purchaser on a non-recourse basis (regressloser Forderungsverkauf).

(B)                                The Offer Agent agrees to assist the German USD Seller on certain operational aspects of the transactions contemplated herein upon the terms and conditions of this Agreement.

(C)                                The German USD Servicers and the Master Servicer will agree to administer, collect and enforce the Purchased Receivables pursuant to the German USD Servicing Agreement.

(D)                               The Austrian Seller, the Belgian Seller and the US Seller shall also be entitled to sell and assign Receivables to the Purchaser from time to time on a non-recourse basis pursuant to the relevant Receivables Purchase Agreement entered into by them with the Purchaser and the respective Servicers appointed by them and the Master Servicer will administer, collect and enforce the Purchased Receivables pursuant to the relevant Servicing Agreement entered into by them with the Purchaser.

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NOW IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS, INTERPRETATION AND COMMON TERMS

1.1                                 Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 of the Incorporated Terms Memorandum which is dated on or about the date of this Agreement and incorporated herein by reference and signed for the purpose of identification by each of the Transaction Parties including, for the avoidance of doubt, the German USD Seller and the Purchaser.

1.2                                 Terms in this Agreement, except where otherwise stated or where the context otherwise requires, shall be construed in the same way as set forth in Paragraph 2 (Principles of Interpretation and Construction) of the Incorporated Terms Memorandum.

1.3                                 The Common Terms contained in the Incorporated Terms Memorandum apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.4                                 If there is any conflict between the provisions of the Incorporated Terms Memorandum and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.5                                 Clause 21 (Governing Law and Jurisdiction) shall apply mutatis mutandis to the Common Terms incorporated into this Agreement as if set out in full in this Agreement.

1.6                                 The “Purchaser Currency” for the German USD Seller is USD and references to its Purchaser Currency herein shall be construed accordingly.

2.                                       OFFERS

2.1                                 Subject to the Conditions Precedent being fulfilled, on each Business Day during the Revolving Period  provided that no Automatic Termination Event, Potential Automatic Termination Event, Stop Purchase Event in respect of the German USD Seller has occurred and no Termination Event Notice has been delivered, the German USD Seller may offer (anbieten) for sale and assignment Eligible Receivables and for assignment and transfer all Related Rights related to such offered Receivables to the Purchaser on a non-recourse basis (regressloser Forderungsverkauf) from time to time, unless such sale and assignment, together with the sales and assignments contemplated by the other Sellers on such Business Day, would cause the Programme Limit to be exceeded and upon the other terms and conditions of this Agreement. The German USD Seller hereby appoints the Offer Agent to assist the German USD Seller in respect of the making of the relevant Offers and to perform such other tasks on behalf of the German USD Seller as expressly set out herein.

2.2                                 The German USD Seller shall offer Eligible Receivables and Related Rights under Clause 2.1 by delivering or procuring that the Offer Agent delivers to the Purchaser by way of email or FTP no later than 07:00 CET on the respective

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Business Day an offer (Angebot) (“Offer”) in electronic form specifying (bestimmen) the Receivables which are subject to each such offer and containing the information and the declarations specified in Schedule 2 hereof (the “Offer File”) and, in the case of an Offer other than the initial Offer, the Seller shall procure that a Daily Report is also delivered by the Master Servicer by 10:30 CET on such day. The Offer shall be electronically signed by a duly authorised representative of the German USD Seller. The delivery of the Offer to the Purchaser shall constitute an irrevocable offer by the German USD Seller for sale of the Receivables offered in the Offer, together with a transfer of all Related Rights, to the Purchaser.

2.3                                 In respect of the initial Offer, the German USD Seller shall procure that the Offer Agent delivers a draft Offer File to the Purchaser on 22 August 2011 for review by the Purchaser and shall, on the Closing Date, procure that the Offer Agent delivers to the Purchaser the initial Offer and the related Offer File specifying the same Receivables as listed in the draft Offer File in accordance with Clause 2.1. In the case that any Receivable specified in the initial Offer File on the Closing Date is paid or otherwise discharged by the relevant Account Debtor within the period from 22 August 2011 until the Closing Date, the German USD Seller (or the Master Servicer on its behalf) shall pay an amount equal to any such payments received or other discharge (in whichever form) to the Purchaser as a Deemed Collection.

2.4                                 The Purchase Price shall be specified in the Offer.

2.5                                 The German USD Seller shall, upon request of the Purchaser, furnish or procure that the Offer Agent furnishes the Purchaser with all information which the Purchaser reasonably deems necessary:

(a)                                  to determine compliance of the Offer with the provisions of this Agreement;

(b)                                 to identify each of the Receivables offered by the German USD Seller and the respective Related Rights and Account Debtors; and

(c)                                  to verify the correctness of the statements contained in each Offer and each Offer File.

2.6                                 The parties hereto agree that any sale and assignment of Purchased Receivables hereunder shall be without recourse, in that the Credit Risk (Delkredererisiko) of the respective Account Debtors shall vest in the Purchaser upon assignment of the Purchased Receivables.

2.7                                 On each Business Day after the initial Offer Date during the Revolving Period, the German USD Seller shall be entitled to offer for sale and purchase additional Eligible Receivables in accordance with Clauses 2.1 and 2.2 above, subject to and in accordance with the provisions of this Agreement, unless an Automatic Termination Event or a Potential Automatic Termination Event or a Stop Purchase Event in respect of the German USD Seller has occurred or a Termination Event Notice has been delivered. The Purchaser shall accept such offer in accordance with Clause 3.1 if the conditions set out therein have been satisfied. The German USD Seller shall sell and assign to the Purchaser and the

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Purchaser shall purchase such Receivables and Related Rights upon acceptance of the Offer by the Purchaser pursuant to Clause 3.1.

2.8                                 If, on a Purchase Date falling after the initial Offer Date:

(a)                                  the aggregate Purchase Price for the Receivables purchased on such Business Day does not exceed the Available Collections in the relevant Purchaser Currency on that Business Day, then the Purchaser shall pay the aggregate Purchase Price payable on that date by way of set-off against, and up to an amount equal to the amount of, its claim to receive Available Collections in the relevant Purchaser Currency on that Purchase Date (each such purchase being referred to herein as a “Reinvestment”) and (i) the Master Servicer shall transfer all Available Collections in excess of the Purchase Price from the MS Final Collection USD Account in freely transferable funds and for same day value on the Purchase Date to the MS USD Transfer Account (the “Relevant Transfer Date”) and (ii) the Master Servicer shall transfer all amounts standing to the credit of the MS USD Transfer Account to the USD Collection Account of the Purchaser in freely transferable funds no later than three (3) Business Days after the Relevant Transfer Date; or

(b)                                 the aggregate Purchase Price for the  Receivables purchased on such date exceeds the Available Collections in the relevant Purchaser Currency on that same date, then the Purchaser shall pay the aggregate Purchase Price payable on that date (i) first, by way of Reinvestment on such Purchase Date, (ii) second, from the amounts available in the USD Collection Account for payment of the Purchase Price in accordance with the USD Priority of Payments on the Funding Date immediately following that Purchase Date and (iii) third, to the extent that any part of the Purchase Price is then outstanding, by way of payment to the German USD Seller on the Funding Date immediately following that Purchase Date of the amount by which the aggregate Purchase Price payable for the Receivables purchased on that Purchase Date exceeded the amounts available under items (i) and (ii) in the relevant Purchaser Currency on that same date.

2.9                                 At any time when there is a USD Surplus Amount, a settlement of such USD Surplus Amount (or part thereof) may be effected by way of the transfer by the Purchaser (or the Accounts Administrator on its behalf) to the MS Final Collection Account an amount equal to the funds in USD available for application under paragraph (e) of the USD Priority of Payments which exceeds the aggregate of the Required MS USD Amount and the Required US Seller USD Amount, and subject to a maximum of the USD Surplus Amount, provided that:

(a)                                  no Automatic Termination Event, Automatic Servicer Termination Event or Potential Automatic Termination Event has occurred and no Termination Event Notice or Servicer Termination Event Notice has been delivered;

(b)                                 the Surplus Amount is greater than zero; and

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(c)                                  the Purchaser has received from the Master Servicer all relevant information to verify that the USD Surplus Amount calculation is correct.

2.10                           If, at any time, the USD Surplus Amount in respect of the German USD Seller shall be a negative number after taking into account the German USD Seller’s proportion of the Required MS USD Amount, the Master Servicer shall, on behalf of the German USD Seller, on the same day, pay to the Purchaser an amount in USD equal to the amount by which the USD Surplus Amount in respect of the German USD Seller has become negative after taking into account the German USD Seller’s proportion of the Required MS USD Amount.

2.11                           The Offer Agent undertakes to the Purchaser each time an Offer is made to the Purchaser that:

(a)                                  the data processing which the Offer Agent performed in its role as IT Services Provider in order to complete the Offer and the Offer File is accurate and in compliance with the standards as described in the IT Services Agreement;

(b)                                 the aggregate Initial Unpaid Balance of the Receivables offered in the relevant Offer, together with the aggregate Initial Unpaid Balance of the Receivables offered by all other Sellers on such Business Day and the Aggregate Unpaid Balance of all Purchased Receivables, in each case, converted at the relevant Applicable Exchange Rate, shall not cause:

(i)                                     on the basis of a formula provided by the Purchaser, the Programme Limit to be exceeded; or

(ii)                                  any Portfolio Limit to be exceeded.

3.                                       ACCEPTANCE, PURCHASE AND ASSIGNMENT

3.1                                 The Purchaser shall, upon receipt of the Offer delivered on a Reporting Date during the Revolving Period, accept such Offer and the sale and assignment of the Receivables listed therein no later than 16:00 CET on such date (which is also the Purchase Date) by sending a notice of acceptance to the German USD Seller or the Master Servicer on its behalf and commit to pay the Purchase Price for such Receivables, provided that (a) the Offer File meets the requirements specified in Schedule 2 hereof, (b) no Stop Purchase Event has occurred in respect of the German USD Seller and (c) no Automatic Termination Event or Potential Automatic Termination Event has occurred and no Termination Event Notice has been delivered; and the German USD Seller has confirmed to the Purchaser in writing prior to such acceptance that the German USD Seller, the Master Servicer, the Offer Agent or any replacement Offer Agent has electronically identified the Receivables listed in such Offer in the name of the Purchaser.

3.2                                 The German USD Seller hereby waives the requirement to receive notice of an acceptance (Verzicht auf den Zugang der Annahmeerklärung).

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3.3                                 Upon acceptance by the Purchaser, all Receivables offered by the German USD Seller (or the Offer Agent on its behalf) in the relevant Offer, together with Related Rights, shall be sold with economic effect from the respective Purchase Date for such Receivables (for the Purchase Price therefor) to the Purchaser and title to each such Receivable and Related Right shall transfer to the Purchaser as from the date of acceptance of the Offer under Clause 3.1.

3.4                                 Each purchase of Receivables shall constitute an individual agreement to sell and assign the respective Receivable offered by the German USD Seller and to assign or transfer the Related Rights related to such Receivables and the provisions of this Agreement shall apply to each such individual agreement.

3.5                                 For the avoidance of doubt, under this Agreement, Receivables which are the subject of an Offer but are not Eligible Receivables shall also be sold and assigned (together with the Related Rights) to the Purchaser and the Purchaser shall be entitled to receive all Collections (including, for the avoidance of doubt, Deemed Collections) in respect of such Purchased Receivables, provided that the Purchaser has accepted such Offer in accordance with Clause 3.1.

4.                                       PURCHASE PRICE

4.1                                 The Purchase Price payable by the Purchaser to the German USD Seller for the Receivables purchased under this Agreement shall be due and payable in USD as the relevant Purchaser Currency (after conversion, if necessary, by the Master Servicer at the relevant Applicable Exchange Rate) on the Funding Date immediately following the Reporting Date on which the relevant Offer was accepted or, in the case of a Reinvestment, the Purchase Date.

4.2                                 For the purpose of Clause 2.11, the Initial Unpaid Balance of the Receivables which are the subject of the relevant Offer shall be calculated in EUR. The Initial Unpaid Balance of Receivables denominated in Eligible Functional Currencies will be converted by the Master Servicer into USD at the Applicable Exchange Rate. If any Receivable included in an Offer is not denominated in USD as the Purchaser Currency, the German USD Seller acknowledges and agrees that the payment of any Purchase Price by the Purchaser in USD (including by way of set-off), as converted by the Master Servicer at the relevant Applicable Exchange Rate, shall constitute a valid and absolute discharge for the Purchaser’s obligation to pay the Purchase Price for such Receivables and the Purchaser shall obtain valid and unencumbered title to such Receivables.

5.                                       INTENTION OF THE PARTIES

The parties hereto confirm their intention that each purchase of Receivables under this Agreement shall constitute a true sale (echter Verkauf). The German USD Seller shall not be liable for the Credit Risk (Delkredererisiko) relating to a Receivable acquired by the Purchaser and the parties hereto agree that such Credit Risk relating to the Receivables shall pass from the German USD Seller to the Purchaser as of the respective Purchase Date. Nothing in this Agreement shall constitute a guarantee or a similar obligation by the German USD Seller in relation to the Credit Risk of Receivables acquired by the Purchaser or any Account Debtor, and the Purchaser shall have full in rem title and interest in and to the Receivables acquired by it and shall be fully entitled to receive and retain

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for its own account any and all Collections in respect of such Receivables. It shall further be free to dispose over (verfügen) all such Receivables (including, without limitation, to sell and onwards assign all such Receivables to any third party). The Purchaser shall, prior to any such sale and assignment of Receivables to a third party and at its sole discretion, consider to offer such Receivables for sale and assignment to the German USD Seller at the then prevailing market value, who, at its option, may accept such offer.

6.                                       UNDISCLOSED SALE AND ASSIGNMENT (STILLE ZESSION)

The sale and assignment of the Purchased Receivables to the Purchaser shall not be disclosed to the Account Debtors (stille Zession) until the occurrence of a Debtor Notification Event.

7.                                       FURTHER ASSURANCE

7.1                                 If any Receivable subject to an Offer or the Related Rights related to such Receivable (including, for the avoidance of doubt, any replacement of or addition to the Related Rights related to such Receivable) is not transferred as contemplated in Clause 3 for any reason whatsoever, the German USD Seller shall be obliged to take all actions reasonably necessary for the effective transfer of such Receivable or Related Rights without undue delay and at its own expense including, without limitation:

(a)                                  the endorsement of any cheques, bills of exchange, promissory notes or other endorseable Instruments of Debt relating to the relevant Purchased Receivable in accordance with paragraph (ee) of Schedule 6 to the Incorporated Terms Memorandum;

(b)                                 any transfer of possession (Übergabe) necessary to transfer title in the Related Rights related to such offered Receivable, in particular in relation to any form of retained title (Vorbehaltseigentum), is replaced by:

(i)                                     the German USD Seller holding Related Rights related to such offered Receivable in custody for the Purchaser free of charge (unentgeltliche Verwahrung) if the German USD Seller has direct possession (unmittelbaren Besitz) of such Related Rights (which is an object); and/or

(ii)                                  the German USD Seller assigning hereby to the Purchaser all claims for return (Abtretung des Herausgabeanspruchs) against the relevant persons which are in direct possession of such object if the German USD Seller has indirect possession (mittelbaren Besitz) or otherwise a claim for return (Herausgabeanspruch) of or to the Related Rights (which is an object) over which the security is created; and

(b)                                 any other thing to be done or form or registration to be perfected shall be done and perfected without undue delay (unverzüglich) by the German USD Seller at its own cost; the German USD Seller hereby agrees that if it fails to do such thing or fails to perfect such form or registration within

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a reasonable period of time, the Purchaser is hereby irrevocably authorised to do everything necessary for such thing to be done, such form to be perfected or such registration to be made on behalf and at the cost of the German USD Seller.

7.2                                 Any Related Rights provided to the German USD Seller by any Account Debtor which have not been granted as security for a specific Receivable but have been generally granted by such Account Debtor to the German USD Seller, shall be assigned by the German USD Seller to the Purchaser in such proportion by which the Aggregate Unpaid Balance of all Purchased Receivables owed by such Account Debtor relates to the amount of all Receivables owed by such Account Debtor secured by such Related Right, provided that such separation is permitted by law.

7.3                                 If the assignment or transfer of any Receivable subject to an Offer or the Related Rights related to such Receivable ceases to be effective for any reason whatsoever, in particular by bringing any of such Related Rights which is a movable asset (bewegliche Sache) on any territory other than German territory, the German USD Seller hereby assigns and transfers to the Purchaser the Related Rights related to such Receivable and the Purchaser hereby accepts such assignment and transfer subject to the condition precedent (aufschiebende Bedingung) that the reason affecting the validity of the security assignment or transfer has lapsed.

7.4                                 The German USD Seller shall transfer all Instruments of Debt (other than any cheques, bills of exchange, promissory notes or other endorseable Instruments of Debt which shall be treated in accordance with paragraph (ee) of Schedule 6 to the Incorporated Terms Memorandum) to the German USD Servicers or the Master Servicer (or in the case where the Servicer to whom the German USD Seller would transfer is the German USD Seller in its capacity as Servicer, retain such Instruments of Debt) to be held, pursuant to Clause 6 of the German USD Servicing Agreement, for the Purchaser free of any cost or charge and hereby assigns to the Purchaser, who hereby accepts such assignment, any present or future claims and rights arising therefrom, including claims for return of such Instruments of Debt against credit institutions or any other third parties which have been, or will be mandated to collect such Instruments of Debt. Clause 7.1 shall apply mutatis mutandis.

7.5                                 Until the absolute transfer and assignment is fully effected and legally valid and binding and/or the transfer of any Related Rights is legally or otherwise not possible or cannot reasonably be effected, the German USD Seller shall hold and administer each such Receivable subject to an Offer and the Related Rights related to such Receivable (which by failure of its transfer and/or its assignment, and contrary to the intentions of this Agreement, legally remains the property (Eigentum) of the German USD Seller) as a trustee (Treuhänder) free of charge for the account of the Purchaser and the German USD Seller undertakes to remit any Collections arising from any sale or foreclosure thereof to the Purchaser subject to any Related Rights which shall have been granted to the German USD Seller generally, in which case any proceeds of the enforcement or foreclosure thereof shall be applied by the German USD Seller pro rata to itself and the Purchaser.

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7.6                                 The Related Rights related to a Purchased Receivable shall serve as security for the due payment of such Receivable and shall continue to be subject to, and enforced in accordance with, the terms of the Contract relating to such Related Rights.

7.7                                 In order to permit the German USD Seller to perform any of its obligations under or in connection with a Contract, the Purchaser hereby authorises the German USD Seller in accordance with Section 185 German Civil Code (Bürgerliches Gesetzbuch) to sell and transfer title to Related Rights related to a Receivable acquired by the Purchaser in accordance with the terms under which such Related Rights have been granted to the German USD Seller (directly or indirectly).

7.8                                 The German USD Seller shall be entitled and obliged to exercise in its own name (subject to the appointment of the German USD Servicers and the Master Servicer by the German USD Seller under Clause 2.1 of the German USD Servicing Agreement), at its own cost and expense, any claims for re-delivery and/or return in the course of a repossession of Repossessable Goods. The German USD Seller (or, pursuant to its appointment under the German USD Servicing Agreement, the German USD Servicer or the Master Servicer) shall grant at least the same priority to the realisation of any repossessed Repossessable Goods as to the marketing of other goods owned by it. The German USD Seller shall continue to warrant fully for any Repossessable Goods during the warranty period as had been originally agreed with the respective Account Debtor. Any proceeds from the sale of Repossessable Goods shall be considered as Collections for the purposes of this Agreement, and shall be applied as set forth pursuant to the terms of this Agreement for Collections. The Purchaser shall not be liable for any measures taken in relation to the resale by the German USD Seller (or, pursuant to its appointment under the German USD Servicing Agreement, the German USD Servicers or the Master Servicer) of any Repossessable Goods or other damages resulting therefrom.

7.9                                 Upon demand of the Purchaser, the German USD Seller shall, from time to time, take such actions as are reasonable and lawful and that may be necessary or appropriate to ensure that the Purchaser shall have an enforceable ownership interest in the Records relating to the Purchased Receivables and the Related Rights.

7.10                           Once a Purchased Receivable acquired by the Purchaser has been paid in full or if the German USD Seller is otherwise obliged, in accordance with the Credit and Collection Policy, to release the respective Related Rights or if the German USD Seller is obliged vis-à-vis an Account Debtor in accordance with the terms of the respective Contract to release such Related Rights (provided always that the German USD Seller is acting in good faith), it is hereby agreed, that the Purchaser shall re-transfer any such Related Rights to the German USD Seller. Upon the German USD Seller’s request, the Purchaser shall furnish a written confirmation to the German USD Seller that such Related Rights have been re-transferred.

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8.                                       REPRESENTATIONS AND WARRANTIES

8.1                                 The German USD Seller hereby makes the representations and gives the warranties to the Purchaser set out in Schedule 4 (Representations and Warranties of the Sellers) of the Incorporated Terms Memorandum by way of an independent guarantee (selbständiges Garantieversprechen) pursuant to Section 311 Para 1 of the German Civil Code (Bürgerliches Gesetzbuch).

8.2                                 The representations and warranties referred to in Clause 8.1 are made and given on the date hereof and will be repeated as of any Offer Date, Purchase Date and the Funding Date. The German USD Seller, however, does not guarantee that an Account Debtor is able to make payments on any Purchased Receivables acquired by the Purchaser.

9.                                       SETTLEMENT AND REQUIRED RESERVE AMOUNT

9.1                                 On each Monthly Reporting Date, the Master Servicer shall deliver to the Purchaser a Monthly Report in electronic form.

9.2                                 On each Business Day, the Master Servicer shall deliver to the Purchaser a Daily Report in electronic form.

9.3                                 Prior to the initial purchase of Receivables under this Agreement, the Purchaser shall open the USD Collection Account.

9.4                                 The German USD Seller shall procure that the Master Servicer (or in the case of paragraph (c) below, the German USD Seller) shall:

(a)                                  on each Business Day, in accordance with the Cleared Invoice Allocation, allocate all Collections to the Purchased Receivables, if any, after conversion at the Applicable Exchange Rate, in order to establish which Purchased Receivables have been settled, and to effect any Reinvestments as provided or contemplated in this Agreement. On each Business Day:

(i)                                     during the Revolving Period, the German USD Seller (or the Master Servicer on its behalf) shall transfer all Available Collections exceeding the Purchase Price, if any, for Receivables to be purchased by the Purchaser on such Business Day to the MS USD Transfer Account for same day value on the Relevant Transfer Date, and from the MS USD Transfer Account to the USD Collection Account no later than three (3) Business Days after the Relevant Transfer Date, in each case, converted into USD at the Applicable Exchange Rate; and

(ii)                                  after the Revolving Period, the German USD Seller (or the Master Servicer on its behalf) shall transfer all Available Collections to the USD Collection Account for same day value, in each case, converted into USD at the Applicable Exchange Rate;

(b)                                 to the extent that Collections have not been transferred to the MS Final Collection Account, the MS USD Transfer Account or the USD

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Collection Account on the day of receipt (i) until the transfer to the USD Collection Account, the Master Servicer shall retain on its accounts, but for the account of the Purchaser, any Collections and (ii) until the transfer to an MS Final Collection Account or the MS USD Transfer Account, the German USD Seller and German USD Servicers shall retain on their accounts, but for the account of the Purchaser, any Collections, and the funds representing such Collections shall be held only in the form of cash;

(c)                                  on each Business Day store in its systems the data file received from the IT Services Provider which clearly identifies those Receivables that have become Purchased Receivables since the last day on which such exercise was carried out, provided that such data file shall be stored in such a manner that ensures that the relevant Receivables can be identified as Purchased Receivables for as long as they are recorded in the data processing systems of the German USD Seller (or by the Master Servicer on its behalf).

9.5                                 The Purchaser will authorise the Master Servicer to draw on the Available Collections in respect of the Purchased Receivables in order to make a payment under a Reinvestment, to make payments to the MS USD Transfer Account or the USD Collection Account or for such other purposes as may be provided by this Agreement.

9.6                                 On any Business Day during the Revolving Period and provided that no Stop Purchase Event has occurred in respect of the German USD Seller which is continuing, the Purchaser shall use Available Collections to pay for related Reinvestments in accordance with this Agreement.

9.7                                 On each Settlement Date and upon receipt of the amounts, if any, deposited or caused to be deposited by the German USD Seller or the Master Servicer, as the case may be, into the USD Collection Account as of such date, the Purchaser (or the Accounts Administrator on its behalf) shall, on the basis of the information contained in the respective Offer File, Daily Report and Monthly Report, settle the liabilities of the Purchaser to the persons and parties specified in the USD Priority of Payments by drawing on the amounts in the USD Collection Account.

9.8                                 If at any time after the purchase of a Purchased Receivable, any Dilution occurs in respect of such Purchased Receivable and has been identified in accordance with the Cleared Invoice Allocation, the German USD Seller or, on its behalf, the Master Servicer shall, subject to any Reinvestment, pay or cause to be paid an amount equal to such Dilution as a Deemed Collection (i) during the Revolving Period, to the MS USD Transfer Account for same day value and from the MS USD Transfer Account to the USD Collection Account no later than three (3) Business Days later  and (ii) after the Revolving Period, to the USD Collection Account for same day value.

9.9                                 If a Purchased Receivable purchased under this Agreement is not an Eligible Receivable, the German USD Seller or, on its behalf, the Master Servicer shall pay or cause to be paid an amount equal to the Unpaid Balance of such Purchased Receivable as a Deemed Collection (i) during the Revolving Period,

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to the MS USD Transfer Account for same day value and from the MS USD Transfer Account to the USD Collection Account no later than three (3) Business Days later and (ii) after the Revolving Period, to the USD Collection Account for same day value, or assign an Eligible Receivable with an equivalent Unpaid Balance to the Purchaser on the same day. Upon such payment or assignment, the Purchaser shall reassign the respective non-eligible Purchased Receivable to the German USD Seller. The German USD Seller hereby accepts in advance each such re-assignment and re-transfer.

9.10                           If any representation or warranty (other than that a Purchased Receivable is an Eligible Receivable), is not true with respect to any Purchased Receivable sold under this Agreement, the German USD Seller or, on its behalf, the Master Servicer shall pay or cause to be paid an amount equal to the Purchase Price paid for such Purchased Receivable as a Deemed Collection (i) during the Revolving Period, to the MS USD Transfer Account for same day value and from the MS USD Transfer Account to the USD Collection Account no later than three (3) Business Days later and (ii) after the Revolving Period, to the USD Collection Account for same day value. Upon such payment, the Purchaser shall reassign the respective Purchased Receivable. The German USD Seller hereby accepts in advance each such re-assignment and re-transfer.

9.11                           If any Deemed Collection (other than referred to in Clause 9.8, 9.9 or 9.10) is received, or deemed to be received, by the German USD Seller, the German USD Seller or, on its behalf, the Master Servicer shall pay or cause to be paid an amount equal to such Deemed Collection (i) during the Revolving Period, to the MS USD Transfer Account for same day value and from the MS USD Transfer Account to the USD Collection Account no later than three (3) Business Days later and (ii) after the Revolving Period, to the USD Collection Account for same day value.

9.12                           Any amounts paid or caused to be paid by the German USD Seller or, on its behalf, the Master Servicer into the USD Collection Account (including, where applicable, in accordance with the procedures described in Clause 2.8(a)) in accordance with Clauses 9.8, 9.9, 9.10 or 9.11 shall, for the purposes of this Agreement, be considered and treated as Collections.

9.13                           Unless expressly provided otherwise in this Agreement, all payments to be made to the Purchaser under this Agreement or under the Fee Agreement shall be paid to the relevant Collection Account on their due date not later than at 16:00 CET in readily available funds.

9.14                           Unless otherwise agreed among the German USD Seller (or, pursuant to the provisions of the German USD Servicing Agreement, the German USD Servicers and the Master Servicer) and the Account Debtor, each payment by an Account Debtor of amounts owed by it with respect to a Purchased Receivable shall be made in such form and procedure as agreed and customary among the German USD Seller and such Account Debtor.

9.15                          Immediately upon a Downgrade Event, the German USD Seller or the Master Servicer on its behalf shall deposit in the USD Collection Account, or any other account in the name of the Purchaser specified by the Purchaser, the Cash

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Deposit applicable to the German USD Seller denominated in the Purchaser Currency.

9.16                           Immediately upon any payment made by the German USD Seller to the Purchaser in accordance with this Agreement, the German USD Seller, the German USD Servicers or the Master Servicer, as applicable, will deliver to the Purchaser a written notice specifying the amount of such payment and, if any, the part of such payment which has been made in settlement of Fees.

10.                                 COVENANTS AND UNDERTAKINGS

10.1                           The German USD Seller makes the covenants to the Purchaser set out in Schedule 6 (Covenants of the Sellers) of the Incorporated Terms Memorandum by way of an independent guarantee (selbständiges Garantieversprechen) pursuant to Section 311 Para 1 of the German Civil Code (Bürgerliches Gesetzbuch).

10.2                           The covenants and undertakings of the German USD Seller referred to in Clause 10.1  shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Purchaser arising from the breach of any such covenant prior to the date of termination of this Agreement.

10.3                           The Purchaser undertakes to notify the German USD Seller of any violation by the Purchaser, the Issuer, or any Funding Source of which it is aware of any taxation requirement, regulatory requirement for securitisation or any applicable rating criteria of the Rating Agencies, as amended from time to time and to provide evidence of such violation to the German USD Seller.

11.                                 COLLECTION OF THE PURCHASED RECEIVABLES

11.1                           According to the German USD Servicing Agreement, the German USD Seller and Sappi Trading HK shall act as German USD Servicers and, together with the Master Servicer, shall administer, collect and service the Purchased Receivables acquired by the Purchaser for the benefit of the Purchaser and any of its successors or assignees.

11.2                           Unless provided otherwise in this Agreement the German USD Seller hereby undertakes to transfer or cause to be transferred all payments received from Account Debtors on Purchased Receivables into any German USD Seller Collection Account to the MS Final Collection Account for same day value.

11.3                           Without prejudice to Clause 9.9, Instruments of Debt shall be held by the Master Servicer for the Purchaser until their settlement, as provided in Clause 7.4 and subject to the provisions of Clause 6 of the German USD Servicing Agreement. The Master Servicer shall credit the monies represented by such Instruments of Debt upon their collection on the Business Day of receipt to the relevant MS Final Collection Account.

11.4                           The Purchaser shall have the right, in its reasonable discretion, to instruct the German USD Seller (or, as applicable, the German USD Servicers and the Master Servicer) to commence or bring any legal action with respect to any Purchased Receivable owned by the Purchaser which is a Defaulted Receivable

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and which is not a Disputed Receivable or to foreclose upon any Related Right in respect thereof. The German USD Seller will observe, and cause the German USD Servicers and the Master Servicer to observe, such instructions of the Purchaser.

11.5                           As provided by Clause 8 of the German USD Servicing Agreement, the Master Servicer shall hold for the Purchaser all Records, documents and other information (including any information on computer disks) relating to the Purchased Receivables and Related Rights.

11.6                           The German USD Seller or the Master Servicer on its behalf shall at all times keep electronic files containing all information required to identify the Purchased Receivables, including, but not limited to all information required to identify each Account Debtor. The German USD Seller or the Master Servicer on its behalf shall make available such electronic files to the Purchaser on each Offer Date (regardless of whether or not such information is requested by the Purchaser) and at all times at the Purchaser’s request, by delivery of a hard copy and/or computer disk and/or by electronic data transfer (at the Purchaser’s option).

11.7                           The German USD Seller is responsible for the installation and maintenance of hardware and software backup systems for the protection of data stored in any data processing systems used by the German USD Seller.

11.8                           In the case of the occurrence of a Debtor Notification Event, the Purchaser is entitled to:

(a)                                  require that the relevant German USD Servicer or the Master Servicer, each as agent of the Purchaser, until such Servicer’s appointment has been terminated pursuant to the German USD Servicing Agreement, notifies the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (substantially in the form of notification as attached as Schedule 3 Part C and Part D hereto) and that the relevant German USD Servicer or the Master Servicer, as applicable, gives evidence to the Purchaser that such notification has occurred; or

(b)                                 notify the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (itself or through the Back-Up Servicer) (substantially in the form of notification as attached as Schedule 3 Part C and Part D hereto) and the Purchaser and the Back-Up Servicer are irrevocably authorised to make such notifications under the German USD Servicing Agreement. To facilitate such notifications, each of the German USD Servicers and the Master Servicer has granted to each of the Purchaser and the Back-Up Servicer a separate power of attorney and blank forms of notification (forms of which are attached as Schedule 3 Part A, Part B, Part C and Part D hereto).

11.9                           The German USD Seller (or, as applicable, the German USD Servicers or the Master Servicer) shall assist the Purchaser as far as possible in the collection of the Receivables. In particular, the German USD Seller shall make available to the Purchaser its electronic data processing and other systems for all actions the Purchaser may, in his reasonable opinion, deem necessary to take.

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11.10                     The Purchaser shall not be liable for any actions taken in the course of the collection of the Purchased Receivables and any defaults arising from such actions or other damages, unless such defaults or damages result from the Purchaser’s negligence or wilful misconduct applying the Standard of Care.

11.11                     The German USD Seller shall indemnify the Purchaser for the full amount of all present and future cost, levies, other charges (including, without limitation, any taxes imposed by any jurisdiction) in relation to the services of a Back-Up Servicer, any notification of Account Debtors and the use of any power of attorney granted under the Transaction Documents.

11.12                     The Purchaser will appoint a Back-Up Servicer pursuant to the terms of the Back-Up Servicing Agreement.

12.                                 CONDITIONS PRECEDENT

12.1                           The obligation of the Purchaser to accept the offer for the initial purchase of Receivables in accordance with this Agreement is subject to the conditions precedent set forth in Schedule 1 Part A hereto having been met to the reasonable satisfaction of the Purchaser.

12.2                           The obligation of the Purchaser to accept the offer for the initial and any subsequent purchase of Receivables in accordance with this Agreement is subject to the conditions precedent set forth in Schedule 1, Part B hereto having been met to the satisfaction of the Purchaser.

13.                                 INDEMNITIES

13.1                           Without prejudice to any rights which the Purchaser may have hereunder or under applicable law, the German USD Seller hereby agrees to indemnify the Purchaser, its directors, officers and agents and persons acting on its behalf, from and against any and all damages, losses, claims, liabilities, costs and expenses (Aufwendungen), (including, without limitation, reasonable attorneys’ fees) and taxes thereon (together, the “German USD Seller Indemnified Amounts”) in the event that such damages, losses, claims, liabilities, costs or expenses are caused (adäquat kausal) by the Purchaser entering into this Agreement or the German USD Servicing Agreement or the transactions contemplated herein or therein, which are awarded from time to time against, or suffered or incurred by, the Purchaser, its directors, officers and/or agents or persons acting on its behalf, relating to, or resulting from:

(a)                                  reliance on (i) any representation, warranty or statement made by it (or any of its officers) or reports (including, without limitation, any Offer, any Offer File, any Daily Report or any Monthly Report) or (ii) any information, certificate or statement which it or any of its directors, officers or employees has made, given, issued or delivered under or in connection with this Agreement or any other Transaction Document to which it is a party or which is derived therefrom, which was false, incorrect, inaccurate or incomplete at the time made, given or issued or deemed to have been made, given, issued or delivered;

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(b)                                 any failure by it or any Originator or any directors, officers or employees to comply of it or such Originator with any applicable law, rule or regulation with respect to any Contract, any Factoring Agreement, any Purchased Receivable or any Related Rights;

(c)                                  subject to Clause 13.2, and without duplication of any settlement made pursuant to Clause 9.8, any dispute, claim, set off or defence of a Account Debtor to the payment of the relevant Purchased Receivable, or performance of any obligation under the relevant Contract including, without limitation, a defence based on such Purchased Receivable, the related Contract, the Related Rights (if any) or the Standard Terms and Conditions not being a legal, valid and binding obligation of such Account Debtor which is enforceable against it in accordance with its terms or under any applicable laws, rules or regulations;

(d)                                 any disclosure of any information by it regarding the Account Debtors to the Purchaser or the disclosure of any Contracts, Records or other related documents to the Purchaser or any other person; or

(e)                                  any failure by it to perform any of its obligations under this Agreement or any other Transaction Document to which it is a party.

13.2                           The German USD Seller shall not be obliged to pay a German USD Seller Indemnified Amount arising out of the failure of any Account Debtor to pay amounts lawfully owed in respect of a Purchased Receivable as a result of its Insolvency or other financial inability to pay such amounts. For the avoidance of doubt, nothing herein shall constitute a guarantee or similar obligation by or of the German USD Seller of any Purchased Receivable as it is the intention of the parties hereto that the Credit Risk (Delkredererisiko) relating to all Purchased Receivables is transferred from the German USD Seller to the Purchaser and that, following the sale and assignment of the Purchased Receivables, the German USD Seller shall not be liable for the Credit Risk of the Purchased Receivables (keine Bonitätshaftung).

13.3                           Promptly after receipt by the Purchaser of notice of any claim or the commencement of any action or proceeding with respect to which a German USD Seller Indemnified Amount may become payable, the Purchaser shall notify the German USD Seller in writing of such a claim or of the commencement of such action and the German USD Seller shall be entitled and obliged, at its own expense, to assume the defence of such action or proceeding in the name of the Purchaser and to take, in the name of the Purchaser, such action as the German USD Seller deems appropriate to defend or avoid liability for any such German USD Seller Indemnified Amount or to recover the same from any third party.

13.4                           Without prejudice to the foregoing and the generality of Clause 13.1, the Purchaser’s right to be indemnified under this Clause 13 will not be subject in any way to any right of the German USD Seller to subsequent performance (Nacherfüllung) but the Purchaser shall be entitled to immediately liquidate its claim arising therefrom against the German USD Seller.

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14.                                 GERMAN VAT

14.1                           For the purpose of ensuring recoupment of any VAT forming part of a Purchased Receivable (a) all or part of which becomes uncollectable (uneinbringlich) in terms of section 17 para 2 no 1 of the German VAT Act or (b) which or the outstanding balance of which is, or would be, reduced, adjusted or cancelled by the German USD Seller, the German USD Seller will use its reasonable endeavours to make (or, should it form part of a VAT group, to procure its controlling entity (Organträger) to make) a corresponding correction pursuant to section 17 para 1 German VAT Act in the relevant advance VAT return (Umsatzsteuervoranmeldung) to the extent that the German USD Seller or its controlling entity (Organträger), as the case may be, is legally entitled to claim a repayment or credit of such VAT (or the appropriate part thereof) from the appropriate tax authorities. Upon receipt or credit of any amount in respect of such VAT, to the extent that the Purchaser has not already been fully compensated for the non-receipt of such part of the Purchased Receivable as is equal to the VAT charged thereon, the German USD Seller shall promptly pay an amount equal to the amount received or credited into the relevant MS Final Collection Account, which amount shall be regarded as a Collection and shall be subject to the rules on, and treatment of Collections under this Agreement and the German USD Servicing Agreement, respectively. The German USD Seller will make such accounting write-offs and transfers and raise such credit notes as may be necessary for this purpose, and take all such other steps as may be reasonably requested by the Purchaser provided that the German USD Seller shall not be required to take any steps which it reasonably considers will unduly prejudice its tax affairs.

14.2                           The German USD Seller will

(a)                                  make (or, should it form part of a VAT group, procure its controlling entity (Organträger) to make) all advance VAT returns (Umsatzsteuervoranmeldungen) and file (or procure its controlling entity (Organträger) to file) such advance VAT returns with the German tax authorities;

(b)                                 pay (or, should it form part of a VAT group, procure its controlling entity (Organträger) to pay) any VAT balance (Umsatzsteuerzahllast) when due to the competent German tax authorities in accordance with applicable German law (including applicable statements by the German tax authorities);

(c)                                  fulfil all other VAT related duties and obligations which it has vis-à-vis the German tax authorities pursuant to applicable German law (including applicable statements by the German tax authorities); and

(d)                                 indemnify the Purchaser with respect any German VAT owed to the German tax authorities (including, without limitation, secondary liabilities (Haftungsschulden)) in relation to all Receivables assigned to the Purchaser.

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14.3                           Upon reasonable request, the German USD Seller shall inform the Purchaser, or procure for the Purchaser to be informed, of possible VAT claims against the Purchaser.

14.4                           Upon reasonable request (in the case of doubt as to whether the German USD Seller has paid VAT in accordance with its legal obligations), the German USD Seller shall in consultation with its tax department procure that its auditors, or, alternatively, a reputable account or tax firm, comfirms to the Purchaser that (a) all advance VAT returns (Umsatzsteuervoranmeldungen) have been filed by the German USD Seller (or, should it form part of a VAT group, by its controlling entity (Organträger)) with the competent tax authorities when due and in the required form and (b) either no VAT was payable or the respective VAT balance (Umsatzsteuerzahllast) has been fully paid when due to the German tax authorities in accordance with applicable German law (including applicable statements by the German tax authorities).

14.5                           If the Purchaser has reasonable grounds to believe that the German USD Seller may not honour its obligations to pay any amounts to the Purchaser under Clause 14.2, it may request from the German USD Seller that the Purchase Price calculation is adjusted in order to establish a reserve at the level of the Purchaser taking into account the risk of the German USD Seller failing to pay such amounts (without prejudice to any other remedies available to the Purchaser in relation to such failure under any of the Transaction Documents) and not exceeding the amount of the potential secondary liability for VAT the Purchaser may have in respect of the Receivables.

15.                                 FEES, COSTS, EXPENSES AND REFINANCING LOSS

15.1                           The German USD Seller (or the Master Servicer on its behalf) shall pay to the Purchaser remuneration by way of a Fee as agreed in a separate Fee Agreement dated on or about the date hereof. At any time upon the occurrence of an Automatic Termination Event or Potential Automatic Termination Event or delivery of a Termination Event Notice, the Purchaser shall be entitled to require the German USD Seller to pay all Fees accrued and outstanding by 16:00 CET of each Business Day.

15.2                           If this Agreement is terminated by the Purchaser in accordance with Clause 19.1, the German USD Seller shall reimburse the Purchaser for any refinancing loss (Refinanzierungsschaden) incurred by the Purchaser with respect to the Purchased Receivables sold by the German USD Seller.

15.3                           The Purchaser shall provide to the German USD Seller sufficient evidence of the refinancing loss.

16.                                 TAXES AND INCREASED COSTS

16.1                           The German USD Seller and the Master Servicer shall ensure that all payments to the Purchaser under the Transaction Documents (including, but not limited to the Collections) are made free of taxes, levies and other charges.

16.2                           The German USD Seller and the Master Servicer shall bear any taxes, levies or other charges (other than corporate income tax (Körperschaftsteuer) trade tax

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(Gewerbesteuer) or similar taxes levied on the income of the Purchaser in the Federal Republic of Germany) which may be incurred and are payable (including any settlement by means of set-off, loss deduction or similar mechanisms) by the Purchaser in the Federal Republic of Germany in connection with the Transaction Documents and the transaction contemplated therein (including, for the avoidance of doubt, any secondary tax liability of the Purchaser).

16.3                           The German USD Seller and the Master Servicer shall reimburse the Purchaser for all Increased Costs arising in relation to this Agreement and the German USD Servicing Agreement.

16.4                           The Purchaser shall promptly notify the German USD Seller and the Master Servicer, and the German USD Seller or the Master Servicer shall promptly notify the Purchaser, upon becoming aware that the German USD Seller or the Master Servicer must make an indemnity payment in relation to such taxes, levies or charges in accordance with Clause 16.2 or reimburse the Purchaser for Increased Costs in accordance with Clause 16.3 or that there may be a change in (or in the interpretation, administration, or application of) law or any published practice or concession of any relevant tax authority, which may trigger such indemnity or reimbursement.

16.5                           The German USD Seller, the Master Servicer and the Purchaser undertake to each other:

(a)                                  to co-operate and, if necessary, to make any declarations or take any action necessary in the context of this Clause 16 to the competent authorities, in particular to obtain authorisation to make payments free of taxes, levies or other charges; and

(b)                                 to cooperate in mitigating any adverse effects resulting from a change after the date of this Agreement in (or in the interpretation, administration, or application of) law or any published practice or concession of any relevant tax authority and, if required, to make any declarations or take any actions necessary for such mitigation, including in particular the issuing of invoices, if any, complying with the statutory VAT requirements.

17.                                 PAYMENTS

17.1                           On each date upon which this Agreement requires an amount to be paid hereunder by any party hereto to another party hereto, such party shall, save as expressly provided herein, make the same available to the payee by payment in USD and in immediately available, freely transferable, cleared funds, in the case of the Purchaser, to the relevant Collection Account, and, in the case of the Master Servicer or the German USD Seller, to such account and bank as specified in Schedule 19 of the Incorporated Terms Memorandum or Schedule 3 of the Back-Up Servicing Agreement, as applicable.

17.2                           The German USD Seller shall pay any claims which the Purchaser is entitled to collect pursuant to the provisions of this Agreement by way of wire transfer (Überweisung).

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17.3                           The German USD Seller shall procure that the Master Servicer applies the relevant Applicable Exchange Rate to all Purchased Receivables and Collections that are not denominated in USD and make or cause to be made all payments to the Purchaser in USD.

18.                                 DEFAULT INTEREST

18.1                           If any sum due and payable by the German USD Seller hereunder or under any other Transaction Document is not paid on the respective due date in accordance with the provisions hereof or of any other Transaction Document, the German USD Seller shall automatically be in default (Verzug) with such payment obligation without a reminder (Mahnung) being necessary.

18.2                           Without prejudice to any damage claims, any unpaid sum under Clause 18.1 (other than interest) shall bear interest at a rate of 5 percentage points above the basis interest rate (Basiszinssatz) in accordance with section 247 of the German Civil Code (Bürgerliches Gesetzbuch) or any higher rate to the extent that the damaged party has incurred refinancing costs of more than 5 percentage points above the basis interest rate (Basiszinssatz). If such unpaid sum is interest, an amount calculated in the same manner shall be payable as a lump sum damages (pauschalierter Schadenersatz). The payer shall be entitled to demonstrate that the damage actually suffered by the damaged party is lower than the amounts so determined, and the damaged party shall be entitled to prove and claim for any higher damage.

19.                                 TERMINATION

19.1                           The Purchaser may terminate this Agreement for good cause (aus wichtigem Grund) with immediate effect by serving a written termination notice to the German USD Seller. The occurrence of any Termination Event shall constitute good cause for the Purchaser to terminate this Agreement.

19.2                           The German USD Seller may terminate this Agreement for good cause (aus wichtigem Grund) with immediate effect by serving a written termination notice to the Purchaser.

19.3                           As of the earlier of (i) the end of the Revolving Period and (ii) the date of termination of this Agreement, the German USD Seller shall not be entitled or obliged to offer Receivables to the Purchaser and the Purchaser shall not be obliged or entitled to purchase any such Receivable.

19.4                           In the event of such early termination of this Agreement the provisions of this Agreement on the sale, purchase or transfer of any Purchased Receivables already sold and assigned to the Purchaser, the German USD Seller’s liability for Deemed Collections and similar events, representations and warranties, liability, the Collection of Purchased Receivables, waiver of the right to file insolvency proceedings and confidentiality shall survive the termination.

19.5                          Upon termination of this Agreement in accordance with this Clause 19, to the extent any Purchased Receivables are then outstanding, the German USD Seller shall be obliged to deliver to the Purchaser and the Back-Up Servicer the Records or any other records in its possession or under its control relating to the

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affairs of or belonging to the Purchaser and the Purchased Receivables acquired by the Purchaser, the Related Rights related to such Purchased Receivables and any other claim, collateral and any monies then held by the German USD Seller on behalf of the Purchaser and shall take such further action as the Purchaser may reasonably request in the context of the termination of this Agreement or to collect any outstanding Purchased Receivables.

20.                                 BENEFIT OF AGREEMENT AND ASSIGNMENT

20.1                           Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement may not enforce any of its terms and unless expressly provided to the contrary, this Agreement shall not constitute a contract for the benefit of a third party (Vertrag zugunsten Dritter).

20.2                           Without prejudice to Clause 20.1, the German USD Seller shall not be entitled to assign, transfer or pledge any or all of its rights or benefits hereunder, other than to the Purchaser.

20.3                           The Purchaser shall be entitled to dispose of (verfügen über) all Purchased Receivables acquired by the Purchaser and its rights against the German USD Seller under the Transaction Documents, in whole or in part, in any way (including, in particular, by way of security assignment) but always in accordance with this Agreement and any other Transaction Document.

20.4                           Any amendments to this Agreement shall be made in writing and shall require the prior written consent of the Rating Agencies.

21.                                 GOVERNING LAW AND JURISDICTION

(a)                                  This Agreement and all non-contractual obligations arising out of or connected with it shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

(b)                                 Each of the parties hereto irrevocably agrees that the courts of Frankfurt am Main, Germany, shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement.

(c)                                  Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts referred to in this Clause 21 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

(d)                                 Each of the parties hereto which does not have a place of jurisdiction in Germany shall, upon request of any other party after the initiation of any proceeding, appoint a third party (which is competent) as its process service agent (Prozesszustellungsbevollmächtigter) within the Federal Republic of Germany within fourteen (14) calendar days after such request has been made.

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SCHEDULE 1
CONDITIONS PRECEDENT

PART A
CONDITIONS PRECEDENT RELATING TO THE INITIAL OFFER

Commercial register extracts, corporate documents and authorities (to be delivered by the German USD Seller to the Purchaser)

(a)                                  Receipt by the Purchaser of:

(i)                                     in respect of the German USD Seller, commercial register extracts dated no more than 14 calendar days prior to the signing date of this Agreement and copies of the articles of association of the German USD Seller and a letter of its director confirming that the commercial register extracts and articles of association furnished to the Purchaser are true and accurate and that no events have occurred which, while capable of being registered, are not shown in the abstract

(ii)                                  in respect of the Master Servicer:

(A)                              a copy of: (i) the deed of incorporation, (ii) commercial registry extracts dated no more than 14 calendar days prior to the signing date of this Agreement and (ii) of the coordinated articles of association of the Master Servicer.

(B)                                a copy of the minutes of a meeting of the board of directors of the Master Servicer, as well as any other necessary corporate documents approving the Transaction Documents and the transactions contemplated thereunder, and authorising a specified person or persons to sign;

(iii)                               in respect of Sappi Trading HK:

(A)                              a copy of the memorandum and articles of association of Sappi Trading HK;

(B)                                a copy of the minutes of a meeting of the board of directors of Sappi Trading HK, as well as any other necessary corporate documents approving the Transaction Documents and the transactions contemplated thereunder, and authorising a specified person or persons to sign;

(b)                                 receipt by the Purchaser of authorities to represent and sign substantially in the form set out in Schedule 5 hereto;

(c)                                  receipt by the Purchaser of a Solvency Certificate substantially in the form set out in Schedule 4 hereto;

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Transaction Documents

(d)                                 all Transaction Documents have been duly executed and all conditions precedent thereunder (other than those listed in this Part A of Schedule 1) have been met to the Purchaser’s satisfaction;

(e)                                  the Fee Agreement has been entered into between, inter alios, the German USD Seller and the Purchaser and any fees due and payable on or prior to the date of the Initial Offer have been paid;

(f)                                    receipt by the Purchaser of at least 20 executed blank forms of notification, undated, have been obtained and the power of attorney issued by the German USD Seller substantially in the forms specified in Schedule 3 hereto;

Others

(g)                                 receipt by the Purchaser of letters from the Rating Agencies then rating the Commercial Paper Notes at A-1/P-1 and confirming that such rating will remain in effect after giving effect to the Receivables Purchase Agreements;

(h)                                 receipt by the Purchaser of legal opinions satisfactory to the Purchaser have been obtained in connection with, inter alia, each Factoring Agreement with respect to the true sale of Receivables under the governing law of the each Factoring Agreement, the capacity of each Originator of the Receivables under those agreements, the validity of obligations under those agreements and as to tax, and the capacity of each of the Sellers, the Servicers, the Master Servicer and the Performance Guarantor;

(i)                                     receipt by the Purchaser of the Offer File; and

(j)                                     receipt by the Purchaser from the Master Servicer, no later than 11.30 CET on the Closing Date, of a copy of the written confirmation by Galleon Capital, LLC to the Master Servicer in a form reasonably acceptable to the Purchaser;

(k)                                  receipt by the Purchaser of :

(i)                                     the form of the Daily Report; and

(ii)                                  the Sappi Month Calendar,

each in form and substance acceptable to the Purchaser;

(l)                                     payment of the Required MS EUR Amount, the Required MS USD Amount, the Required US Seller USD Amount into the Collection Account of the Purchaser; and

(m)                               receipt by the Purchaser of written confirmation from Citibank, N.A., London branch that the Transfer Accounts have been opened.

23

PART B
CONDITIONS PRECEDENT RELATING TO EACH (INCLUDING THE INITIAL) OFFER

(a)                                  Receipt of the Offer File by the Purchaser on the relevant Offer Date;

(b)                                 no Automatic Termination Event or Potential Automatic Termination Event or Stop Purchase Event or Potential Stop Purchase Event has occurred and is continuing and no Termination Event Notice has been delivered;

(c)                                  all representations and warranties referred to in Clause 8 of this Agreement are true and correct;

(d)                                 no event or circumstance shall have occurred that would reasonably be expected to result in a Material Adverse Effect;

(e)                                  no applicable law, order, judgment or decree or other Requirement of Law shall prohibit the purchase of the Receivables by the Purchaser;

(f)                                    no violation by the Purchaser, the Issuer, or any Funding Source of any taxation requirement, regulatory requirement for securitisation or any applicable rating criteria of the Rating Agencies, as amended from time to time, which could reasonably be expected to have a Material Adverse Effect;

(g)                                 where the Purchaser has received a notification under Clause 5.4 of the German USD Servicing Agreement that the German USD Seller as factor has entered into an Additional Factoring Agreement or any material changes have been made to any Initial Factoring Agreement or Additional Factoring Agreement and any Receivables factored to the German USD Seller are intended to be sold under this Agreement, legal opinions satisfactory to the Purchaser have been obtained in connection with each such Additional Factoring Agreement or amended Initial Factoring Agreement or Additional Factoring Agreement opining on the true sale of Receivables under the governing law of such Initial Factoring Agreement or Additional Factoring Agreement, as applicable, the capacity of each Originator of the Receivables under those agreements, the validity of the obligations under those agreements and tax, including the absence of withholding tax and VAT, and the capacity of each of the German USD Seller, the German USD Servicers, the Master Servicer and the Performance Guarantor, as applicable, to enter into such Additional Factoring Agreement;

24

SCHEDULE 2
INFORMATION CONTAINED IN AN OFFER

Each Offer shall specify in relation to each Receivable offered by the German USD Seller:

1.                                       the Reporting Date;

2.                                       the Offer Date (Angebotsdatum);

3.                                       the Unpaid Balance in the Eligible Functional Currency;

4.                                       the Unpaid Balance in the Purchaser Currency;

5.                                       the applicable Historical Exchange Rate;

6.                                       the Maturity Date(s);

7.                                       the customer number (Kundennummer) or company number;

8.                                       the invoice number (Rechnungsnummer);

9.                                       the date of the invoice;

10.                                 the date when the invoice was posted into the German USD Seller’s financial accounting system or, if different, the date on which the Receivable was factored;

11.                                 the starting date for calculation of net due date;

12.                                 the cut off date less the net due date;

13.                                 the applicable Reserve Percentage; and

14.                                 the Purchase Price in the Purchaser Currency.

Each Offer shall contain a letter substantially as follows:

“We refer to the receivables purchase agreement (as from time to time amended, supplemented or superseded, the “German USD Receivables Purchase Agreement”) dated 12 August 2011 and originally made between, inter alios, yourselves as Purchaser and ourselves as German USD Seller.

We hereby confirm that that the representations and warranties contained in the German USD Receivables Purchase Agreement (in particular, without limitation, the representation and warranties made in accordance with Clause 8.1) are correct as of the date on which this Offer is made, except to the extent such representations and warranties expressly relate to an earlier date.

The Receivables subject to this Offer shall be sold at a Purchase Price of USD [•].

We hereby confirm that we have fulfilled or shall fulfill all VAT payment obligations with respect to each Receivable offered with this Offer.

Yours sincerely,

[scanned signatures]”

25

SCHEDULE 3

PART A
MUSTER EINER VOLLMACHT AN ELEKTRA PURCHASE NO. 29 LIMITED

Diese schriftliche Vollmacht ist am [•] erteilt worden.

Sappi Deutschland GmbH (die “Verkäuferin”) ermächtigt Elektra Purchase No. 29 Limited (die “Käuferin”) unwiderruflich unter Einschluss des Rechts zur Erteilung von Untervollmachten, die folgenden Handlungen vorzunehmen:

(a)                                  Abtretungsanzeige an die jeweiligen Schuldner, dass die Verkäuferin ihre Forderungen unter einem Receivables Purchase Agreement vom 12 August 2011 an die Käuferin abgetreten und verkauft hat;

(b)                                 Aktualisierung der Anlage “Angaben und Informationen über die Elektra Purchase No. 29 Limited” ;

(c)                                  Aktualisierung der Anlage “Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft”;

(d)                                 Einziehung der in Ziffer (a) bezeichneten Forderungen; sowie

(e)                                  Vornahme aller sonstigen Handlungen, die nach Auffassung der Käuferin erforderlich sind, um die unter (a) bis (d) genannten Handlungen durchzuführen.

Diese Vollmacht bleibt in Kraft bis zu dem Zeitpunkt, in dem die Käuferin der Verkäuferin schriftlich bestätigt, dass alle Rechte und Verpflichtungen der Parteien des Receivables Purchase Agreements unter dem Receivables Purchase Agreement vollständig erfüllt wurden.

Diese Vollmacht unterliegt deutschem Recht.

[Unterschriften Sappi Deutschland GmbH]

26

[English convenience translation]

FORM OF A POWER OF ATTORNEY TO ELEKTRA PURCHASE NO. 29 LIMITED

This power of attorney has been granted in written form on [•].

Sappi Deutschland GmbH (the “Seller”) hereby irrevocably authorises Elektra Purchase No. 29 Limited (the “Purchaser”) to perform any of the following acts (and the Purchaser has the right to grant sub-authorisation to this effect):

(a)                                  Notification of assignment to the respective debtors stipulating that the Vendor has assigned and sold its receivables under a Receivables Purchase Agreement dated 12 August 2011 to the Purchaser;

(b)                                 Update of the Annex “Specifications and information about Elektra Purchase No. 29 Limited”;

(c)                                  Update of the Annex “Specifications and information about the entity instructed by Elektra Purchase No. 29 Limited to collect outstanding receivables”;

(d)                                 Collection of the receivables referred to in clause (a); and

(e)                                  Carrying out of any other activities, which in the Purchaser’s view are necessary to conduct the acts referred to in clause (a) to (d).

This power of attorney will remain in force until the Purchaser confirms in writing to the Vendor that all of the rights and obligations of the parties to the Receivables Purchase Agreement have fully been satisfied in accordance with the Receivables Purchase Agreement.

This power of attorney is governed by German law.

[Signatures Sappi Deutschland GmbH]

27

PART B
MUSTER EINER VOLLMACHT AN [SAPPI INTERNATIONAL SA/FIDIS]

Diese schriftliche Vollmacht ist am [•] erteilt worden.

Sappi Deutschland GmbH (die “Verkäuferin”) ermächtigt [Sappi International SA/ fidis finanz- und daten-informations services GmbH] (der “[Ersatz-Servicer/Master-Servicer]”) unwiderruflich unter Einschluss des Rechts zur Erteilung von Untervollmachten, die folgenden Handlungen vorzunehmen:

(a)                                  Abtretungsanzeige an die jeweiligen Schuldner, dass die Verkäuferin ihre Forderungen unter einem Receivables Purchase Agreement vom 12 August 2011 an die Käuferin abgetreten und verkauft hat;

(b)                                 Aktualisierung der Anlage “Angaben und Informationen über die Elektra Purchase No. 29 Limited”;

(c)                                  Aktualisierung der Anlage “Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft”;

(d)                                 Einziehung der in Ziffer (a) bezeichneten Forderungen; sowie

(e)                                  Vornahme aller sonstigen Handlungen, die nach Auffassung der Elektra Purchase No. 29 Limited erforderlich sind, um die unter (a) und (b) genannten Handlungen durchzuführen.

Diese Vollmacht bleibt in Kraft bis zu dem Zeitpunkt, in dem die Elektra Purchase No. 29 Limited der Verkäuferin schriftlich bestätigt, dass alle Rechte und Verpflichtungen der Parteien des Receivables Purchase Agreement’s unter dem Receivables Purchase Agreement vollständig erfüllt wurden.

Diese Vollmacht unterliegt deutschem Recht.

[Unterschriften Sappi Deutschland GmbH]

28

[English convenience translation]

FORM OF A POWER OF ATTORNEY TO [SAPPI INTERNATIONAL SA/FIDIS]

This power of attorney has been granted in written form on [•].

Sappi Deutschland GmbH (the “Seller”) hereby irrevocably authorises [Sappi International SA/fidis finanz- und daten-informations services GmbH] (the “[Master/Back-Up] Servicer”) to perform any of the following acts (and the Purchaser has the right to grant sub-authorisation to this effect):

(a)                                  Notification of assignment to the respective debtors stipulating that the Vendor has assigned and sold its receivables under a Receivables Purchase Agreement dated 12 August 2011 to the Purchaser;

(b)                                 Update of the Annex “Specifications and information about Elektra Purchase No. 29 Limited”;

(c)                                  Update of the Annex “Specifications and information about the entity instructed by Elektra Purchase No. 29 Limited to collect outstanding receivables”;

(d)                                 Collection of the receivables referred to in clause (a); and

(e)                                  Carrying out of any other activities, which in the view of Elektra Purchase No. 29 Limited are necessary to conduct the acts referred to in clauses (a) and (b).

This power of attorney will remain in force until Elektra Purchase No. 29 Limited confirms in writing to the Vendor that all of the rights and obligations of the parties to the Receivables Purchase Agreement have fully been satisfied in accordance with the Receivables Purchase Agreement.

This power of attorney is governed by German law.

[Signatures Sappi Deutschland GmbH]

29

PART C
MUSTER EINER SCHULDNERBENACHRICHTIGUNG

[BRIEFKOPF ELEKTRA PURCHASE NO. 29 LIMITED/SERVICER / ERSATZSERVICER]

[Adresse der jeweiligen Schuldner]	Ihre Kundennummer [•]
Die Kundennummer bei Anfragen und Zahlungen unbedingt angeben
Unser Zeichen [•]
Telefon: [•]
[Ort / Datum]

Sehr geehrte Damen und Herren,

wir zeigen Ihnen hiermit an, dass die Sappi Deutschland GmbH aufgrund des Forderungskaufvertrages vom 12 August 2011 (in seiner jeweils zuletzt geänderten Fassung) fortlaufend Forderungen an die Elektra Purchase No. 29 Limited verkauft und abgetreten hat. Eine entsprechende Abtretungsanzeige der Sappi Deutschland GmbH ist diesem Schreiben beigefügt. Hiervon erfasst sind auch die Forderungen, die Ihnen gegenüber bestehen.

[Wir wurden von der Elektra Purchase No. 29 Limited beauftragt und ermächtigt, die von der Elektra Purchase No. 29 Limited erworbenen Forderungen unter anderem gegen Sie einzuziehen.]

Die Höhe der Forderungen können Sie aus der nachfolgenden Auflistung ersehen:

Forderungen per [Datum] i.H.v.:	[Gesamtbetrag]

Davon sind bereits zur Zahlung fällig:	[Gesamtbetrag]

Falls Beträge bereits überfällig sind, werden die Beträge für die letzten [drei] Monate und in Summe dargestellt.

Die Zusammensetzung dieses Betrages finden Sie in den nachfolgenden Zahlungshinweisen unter “zu zahlen waren bereits bis einschließlich.”

Wir bitten Sie daher, sofort sämtliche Zahlungen auf die von der Sappi Deutschland GmbH gestellten Rechnungen ausschließlich auf das unten genannte Konto zu überweisen. Als Verwendungszweck geben Sie bitte, wie bisher, Ihre Kundennummer: [Kundennummer] an.

Bitte beachten Sie die nachfolgenden Zahlungshinweise:

Zu zahlen waren bereits bis einschließlich:

[Datum]: [Gesamtbetrag fällige Forderungen zum angegebenen Datum];

30

[Datum]: [Gesamtbetrag fällige Forderungen zum angegebenen Datum];

[Datum] [Gesamtbetrag fällige Forderungen zum angegebenen Datum].

Weiter zu zahlen sind bis einschließlich:

[Datum]: [Gesamtbetrag zum angegebenen Datum fällig werdender Forderungen];

[Datum]: [Gesamtbetrag zum angegebenen Datum fällig werdender Forderungen];

[Datum] [Gesamtbetrag zum angegebenen Datum fällig werdender Forderungen].

Alle Zahlungen auf die bezeichneten Forderungen sind nach Erhalt dieser Benachrichtigung ausschließlich auf das folgende Konto zu leisten:

Kto. Nr.:

Bankleitzahl:

Bank:

Kontoinhaber:

Verwendungszweck:

Nutzen Sie für Ihre Zahlungen eigene Überweisungsformulare, Homebanking oder ein SelbstbedienungsTerminal der Bank, geben Sie im Verwendungszweck immer Ihre Kundennummer: [Kundennummer] an. Nur bei Zahlungen auf das unten genannte Bankkonto, hat Ihre Zahlung eine schuldbefreiende Wirkung.

[Mit freundlichen Grüßen

[Elektra Purchase No. 29 Limited/Servicer/Ersatzservicer]]

Elektra Purchase No. 29 Limited
2nd Floor, 11-12 Warrington Place
Dublin 2
Republic of Ireland

Anlage:      Abtretungsanzeige der Sappi Deutschland GmbH

31

[English convenience translation]

FORM OF DEBTOR NOTIFICATION

[LETTERHEAD ELEKTRA PURCHASE NO. 29 LIMITED/SERVICER / SUBSTITUTE SERVICER]

[Address of the respective debtors]	Your Customer ID [•]
Essential to indicate Customer ID
in case of requests and payments
Our reference [•]
Phone Number: [•]
[Place / Date]

Dear Sirs,

You are hereby notified that pursuant to a Receivables Purchase Agreement dated 12 August 2011 (in its most recent amended and restated version) Sappi Deutschland GmbH has sold and assigned receivables to Elektra Purchase No. 29 Limited on a revolving basis. A copy of the notice of assignment by Sappi Deutschland GmbH is attached as annex hereto. This assignment also includes the receivables owed by you.

[We have been instructed and authorised by Elektra Purchase No. 29 Limited to collect the receivables purchased by Elektra Purchase No. 29 Limited from you and other debtors.]

The amount of the receivables is specified in the following list:

Receivables per [Date] to the amount of:                          [Aggregate Amount]

Therefrom are already due for payment:                        [Aggregate Amount]

In case of any amounts being overdue, the outstanding amount will be specified for the last [three] months and in total.

The composition of the aforementioned amount can be found in the subsequent payment information under “already payable up to and including.”

All payments in respect of the invoices issued by Sappi Deutschland GmbH should from now on be made exclusively to the account mentioned below. As before, please indicate your Customer ID: [Customer ID] as reason for transfer.

Please note the following payment information:

Amounts due payable up to and including:

[Date]: [Aggregate amount of receivables due at specified date];

[Date]: [Aggregate amount of receivables due at specified date];

[Date] [Aggregate amount of receivables due at specified date].

32

Amounts to become due and payable up to and including:

[Date]: [Aggregate amount of receivables to become due at specified date];

[Date]: [Aggregate amount of receivables to become due at specified date];

[Date]: [Aggregate amount of receivables to become due at specified date].

Upon receipt of this notification all payments in respect of the above referenced receivables should be made exclusively to the following account:

Account number:

Bank code:

Account bank:

Account holder:

Reason for transfer:

If you are using your own transfer forms, homebanking or the bank’s self-service terminal, please indicate your Customer ID: [Customer ID] as reason for transfer. Only payments to the aforementioned bank account will result in a release from your obligation as debtor of the receivables.

Yours sincerely

[Elektra Purchase No. 29 Limited/Servicer/Substitute Servicer]

Elektra Purchase No. 29 Limited

2nd Floor, 11-12 Warrington Place

Dublin 2

Republic of Ireland

Annex:          Notice of assignment by Sappi Deutschland GmbH

33

PART D
MUSTER EINER ABTRETUNGSANZEIGE

[Briefkopf der Sappi Deutschland GmbH]

[Datum]

Abtretungsanzeige bezüglich Forderungen aus Lieferung und Leistung

Sehr geehrte Kundin, sehr geehrter Kunde,

hiermit zeigen wir Ihnen an, dass die Sappi Deutschland GmbH, aufgrund des Forderungskaufvertrages vom 12 August 2011 (in seiner jeweils zuletzt geänderten Fassung) fortlaufend Forderungen an die Elektra Purchase No. 29 Limited verkauft und abgetreten hat. Mit den Forderungen haben wir auch das Sicherungseigentum an den damit zusammenhängenden Gegenständen auf die Elektra Purchase No. 29 Limited übertragen.

Wir möchten Sie bitten, der Elektra Purchase No. 29 Limited das gleiche Vertrauen entgegenzubringen wie der Sappi Deutschland GmbH und die offenen Zahlungen pünktlich zu leisten.

Jegliche nach Zugang dieses Schreibens an uns in Bezug auf die genannten Forderungen erbrachten Leistungen muss die Elektra Purchase No. 29 Limited nicht gegen sich gelten lassen und bewirken keine Befreiung von der entsprechenden Verbindlichkeit.

Auf Verlangen der Elektra Purchase No. 29 Limited bitten wir Sie, den Gegenstand entsprechend des Kaufvertrags herauszugeben.

Weitere Informationen über die Elektra Purchase No. 29 Limited sind diesem Schreiben als Anlage beigefügt. Wir haben die Elektra Purchase No. 29 Limited ermächtigt, diese Anlage bei Bedarf zu aktualisieren.

Mit freundlichen Grüßen

[Unterschriften Sappi Deutschland GmbH]

Anlagen:                                               Angaben und Informationen über die Elektra Purchase No. 29 Limited

Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft (soweit erforderlich)

34

Angaben und Informationen über die Elektra Purchase No. 29 Limited

Elektra Purchase No. 29 Limited

2nd Floor, 11-12 Warrington Place

Dublin 2

Republic of Ireland

Tel:                            +353 1 775 2600

Fax:                           +353 1 775 2601

Email:                 elektra29@ogier.com

Sitz: Irland

Gesetzliche Vertreter: Brian Buckley/Niall Gallagher

Angaben und Informationen über die von der Elektra Purchase No. 29 Limited zur Forderungseinziehung beauftragte Gesellschaft fidis finanz- und daten-informations services GmbH

An der Gümpkesbrücke 17

41567 Kaarst

Deutschland

Tel:                            +49 2131 298580

 Fax:                        +49 2131 2985899

E-Mail:          Otto.Johannsen@fidis.com

Sitz: Kaarst

Eingetragen im Handelsregister des Amtsgericht Neuss, Nummer: HRB 10111

Gesetzliche Vertreter: Otto Johannsen

35

[English convenience translation]

FORM OF A NOTIFICATION OF ASSIGNMENT

[Letterhead of Sappi Deutschland GmbH]

[Date]

Notification of assignment in respect of trade receivables

Dear customer,

You are hereby notified that pursuant to a Receivables Purchase Agreement dated 12 August 2011 (in its most recent amended and restated version) Sappi Deutschland GmbH has sold and assigned receivables to Elektra Purchase No. 29 Limited on a revolving basis. Together with the above referenced receivables, we have also transferred the ownership by way of security for the assets and goods related thereto to Elektra Purchase No. 29 Limited.

We would kindly ask you to place the same trust in Elektra Purchase No. 29 Limited as in Sappi Deutschland GmbH and to punctually effect the outstanding payments.

Any payments made to us in relation with the above referenced receivables after receipt hereof will be of no effect vis-à-vis Elektra Purchase No. 29 Limited and will not result in a release from your obligation.

Upon request of Elektra Purchase No. 29 Limited we would ask you to release the relevant assets and goods in accordance with the purchase contract.

Further information about Elektra Purchase No. 29 Limited is annexed to this notification letter. Elektra Purchase No. 29 Limited has been authorised by us to update this annex if required.

With kind regards

[Signatures Sappi Deutschland GmbH]

Annexes:                                              Specifications and information about Elektra Purchase No. 29 Limited

Specifications and information about the corporation instructed by Elektra Purchase No. 29 Limited to collect outstanding receivables (where required)

36

Specifications and information about Elektra Purchase No. 29 Limited

Elektra Purchase No. 29 Limited

2nd Floor, 11-12 Warrington Place

Dublin 2

Republic of Ireland

Tel:                            +353 1 775 2600

Fax:                           +353 1 775 2601

Email:                 elektra29@ogier.com

Place of business: Ireland

Legal representatives: Brian Buckley/Niall Gallagher

Specifications and information about the corporation instructed by Elektra Purchase No. 29 Limited to collect outstanding receivables fidis finanz- und daten-informations services GmbH

An der Gümpkesbrücke 17

41567 Kaarst

Germany

Tel:                            +49 2131 298580

Fax:                       +49 2131 2985899

E-Mail:          Otto.Johannsen@fidis.com

Place of business: Kaarst

Registered with the commercial register of the local court of Neuss, Number: HRB 10111

Legal representatives: Otto Johannsen

37

SCHEDULE 4
SOLVENCY CERTIFICATE

[Letterhead of Sappi Deutschland GmbH]

To:                              Elektra Purchase No. 29 Limited (the “Purchaser”)

2nd Floor, 11-12 Warrington Place

Dublin 2

Ireland

[Date]

Dear Sir or Madam,

This certificate is delivered pursuant to and in accordance with the receivables purchase agreement entered into between, inter alios, the Purchaser and Sappi Deutschland GmbH (the “Company”) and dated on or about the date hereof (the “German USD Receivables Purchase Agreement”) in connection with a trade receivables securitisation transaction (the “Transaction”). Defined terms used but not defined herein shall have the meaning ascribed to such terms in the German USD Receivables Purchase Agreement.

[I/We], [•] and [•] [am a/are] director[s] (Geschäftsführer) of the Company and have been asked to render in connection with the Transaction the statements set out below.

To the best of [my/our] knowledge and belief, having duly considered the provisions of all relevant insolvency and other laws, hereby make the following confirmations and certify as of the date of this certificate:

(a)                                  The Company is not and would not be (as a consequence of entering into the Transaction documents to which it is a party or performing any obligation or allowing or doing any act or thing which the Transaction documents contemplate, permit or require it to do):

(i)                                     in a stoppage of payment situation (including German law “Zahlungsunfähigkeit”) or in a status of over-indebtedness (including German law “Überschuldung”); or

(ii)                                  presumably unable to pay its debts as they fall due (including German law “drohende Zahlungsunfähigkeit”); or

(iii)                               in any other analogous situation as contemplated by the laws of any jurisdiction other than Germany.

(b)                                 No insolvency administrator, receiver, administrative receiver, trustee, liquidator, sequestrator or similar officer has been appointed in relation to any assets or undertakings of the Company in any jurisdiction and no opening of insolvency proceedings in relation to the Company has been registered pursuant to Section 32 of the German Commercial Code (Handelsgesetzbuch).

38

(c)                                  No application or decision for the winding-up, dissolution or commencement of insolvency proceedings or the making of an administration order or a winding-up order has been made in relation to the Company in Germany or elsewhere.

(d)                                 No application has been rejected an the ground of insufficiency of assets (including a German law “Masselosigkeit”) by a court or by direct application of the law in Germany or elsewhere for the winding-up, dissolution or administration of the Company.

(e)                                  No winding-up of the Company has occurred by operation of law.

(f)                                    The Transaction will be effected by the Company in good faith and in connection with its business, and in my opinion there are reasonable grounds for believing that these transactions will benefit the Company;

(g)                                 In entering into the Transaction and the documents contemplated thereunder, the Company has no desire to prejudice the interest of any of its creditors.

(h)                                 The Company is not subject to any proceedings of a court, arbitration panel or public authority that would reasonably expected to have a Material Adverse Effect and, to the best of my knowledge, no such proceeding is threatened.

[Place], [•] 2011

Sappi Deutschland GmbH

[ ]

[Director]	[Director]

39

SCHEDULE 5
AUTHORITIES TO REPRESENT AND SIGN

For the purposes of the Transaction Documents, dated [date] (as amended, supplemented or superseded from time to time), the following authorities to represent and sign on behalf of the German USD Seller shall be valid for business transactions with each of the parties to the Transaction Documents until they shall have been revoked by the German USD Seller vis-à-vis the parties to the Transaction Documents. For evidencing reasons, such revocation shall be in writing. The persons notified by the German USD Seller shall be entitled, until written revocation of authorities by the German USD Seller, to give or enter into any declarations or actions related to the settlement and enforcement of the Transaction Documents. Any of the persons set out below shall be entitled to represent the German USD Seller in joint representation with another of the persons set out below to this extent.

1.	name:	[•]

	title:	[•]	(Specimen Signature)

2.	name:	[•]

	title:	[•]	(Specimen Signature)

3.	name:	[•]

	title:	[•]	(Specimen Signature)

40

SIGNATURES

FOR AND ON BEHALF OF ELEKTRA PURCHASE NO. 29 LIMITED
as Purchaser

By:

Name: N. Gallagher

Title: Director

SAPPI DEUTSCHLAND GMBH
as German USD Seller

Name:	M.A. Eikelenboom	Name:

Title:	Director Marketing and Sales	Title:

FIDIS FINANZ- UND DATEN-INFORMATIONS SERVICES GMBH
as Offer Agent

Name:	O. Johannsen	Name:

Title:	Managing Director	Title:

41

SAPPI INTERNATIONAL S.A.
as Master Servicer

Name:	J.H. Pässler	Name: S.J. Blyth

Title:	Director	Title: Director

42

SECTION 5

DATED 12 August 2011

SAPPI NA FINANCE LLC,

as US Seller

S.D. WARREN COMPANY
(DOING BUSINESS AS SAPPI FINE PAPER NORTH AMERICA),

as US Originator and as US Servicer

ELEKTRA PURCHASE NO. 29 LIMITED,

as Purchaser

FIDIS FINANZ- UND DATEN-INFORMATIONS SERVICES GMBH,

as Offer Agent

and

SAPPI INTERNATIONAL SA

as Master Servicer

US RECEIVABLES PURCHASE AGREEMENT

7.	Further Assurance	7

8.	Representations and Warranties	9

9.	Settlement and Required Reserve Amount	9

10.	Covenants and Undertakings	12

11.	Collection of the Purchased Receivables	13

12.	Conditions Precedent	15

13.	Indemnities	15

14.	Fees, Costs, Expenses and Refinancing Loss	17

15.	Taxes and Increased Costs	17

16.	Payments	18

17.	Default Interest	18

18.	Termination	19

19.	Benefit of Agreement and Assignment	19

20.	Governing Law and Jurisdiction	20

Schedule 1 Conditions Precedent	21

Part A Conditions Precedent relating to the Initial Offer	21

Part B Conditions Precedent relating to each (including the Initial) Offer	23

Schedule 2 Information contained in an Offer	24

Schedule 3	25

Part A Representations and Warranties of the US Seller	25

Part B Separateness Covenants	26

Schedule 4 Solvency Certificate	28

Schedule 5 UCC Details	30

Schedule 6 Form of US Lock-Box Agreements	31

Part A US Lock-Box Agreement with Bank of America, N.A.	31

Part B US Lock-Box Agreement with [Citibank Canada/Citibank, N.A., Canadian Branch]	32

Schedule 7 Form of Power of Attorney	33

THIS US RECEIVABLES PURCHASE AGREEMENT (the “Agreement”) is made on 12 August 2011

AMONG:

(1)                            SAPPI NA FINANCE LLC, a limited liability company organised under the laws of the State of Delaware, having its registered address at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 (the “US Seller”);

(2)                            S.D. WARREN COMPANY, a Pennsylvania corporation doing business as Sappi Fine Paper North America with its principal business office at 255 State Street, Boston, Massachusetts 02109 as originator (in such capacity, the “US Originator”) and as servicer (in such capacity, the “US Servicer”);

(3)                            ELEKTRA PURCHASE NO. 29 LIMITED, a company incorporated under the laws of Ireland with registered number 501111 and having its registered office at 2nd Floor, 11-12 Warrington Place, Dublin 2, Republic of Ireland (the “Purchaser”);

(4)                            FIDIS FINANZ- UND DATEN-INFORMATIONS SERVICES GMBH, a limited liability company organised under the laws of the Federal Republic of Germany, having its business address at An der Gümpkesbrücke 17, 41567 Kaarst, Germany, which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) Neuss under HRB 10111 (the “Offer Agent”); and

(5)                            SAPPI INTERNATIONAL SA, a Belgian company with its registered office at Chaussée de La Hulpe 154, 1170 Brussels, Belgium, with enterprise number 449.887.582 , RPM/RPR Brussels (the “Master Servicer”).

WHEREAS

(A)                       The US Seller acquired certain Receivables and Related Rights pursuant to the US Purchase and Contribution Agreement.

(B)                         The US Seller and the Purchaser agree, upon the terms and subject to the conditions of this Agreement, that the US Seller shall, from time to time during the Revolving Period, be entitled to sell and to assign Eligible Receivables to the Purchaser on a non-recourse basis.

(C)                         The US Servicer and the Master Servicer will agree to administer, collect and enforce the US Receivables pursuant to the US Servicing Agreement.

(D)                        The Offer Agent agrees to assist the US Seller on certain operational aspects of the transactions contemplated herein upon the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.                                       DEFINITIONS, INTERPRETATION AND COMMON TERMS

1.1                                 Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 of the Incorporated

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Terms Memorandum which is dated on or about the date of this Agreement and incorporated herein by reference and signed for the purpose of identification by each of the Transaction Parties including, for the avoidance of doubt, the US Seller and the Purchaser.

1.2                                 Terms in this Agreement, except where otherwise stated or where the context otherwise requires, shall be construed in the same way as set forth in Paragraph 2 (Principles of Interpretation and Construction) of the Incorporated Terms Memorandum.

1.3                                 The Common Terms contained in the Incorporated Terms Memorandum apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.4                                 If there is any conflict between the provisions of the Incorporated Terms Memorandum and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.5                                 Clause 20 (Governing Law and Jurisdiction) shall apply mutatis mutandis to the Common Terms incorporated into this Agreement as if set out in full in this Agreement.

1.6                                The “Purchaser Currency” for the US Seller is USD and references to its Purchaser Currency herein shall be construed accordingly.

1.7                                 Terms defined in Article 9 of the UCC and not otherwise defined herein are used as defined in such Article 9 of the UCC.

1.8                                 Any action or obligation required to be performed by the US Seller under this Agreement may be delegated to the US Servicer or the Master Servicer on behalf of the US Seller; provided, however, that the US Seller shall at all times remain responsible for any action or obligation delegated to the US Servicer or the Master Servicer.

2.                                       OFFERS

2.1                                 Subject to the Conditions Precedent being fulfilled, on each Business Day during the Revolving Period, provided that no Automatic Termination Event, Potential Automatic Termination Event, or Stop Purchase Event in respect of the US Seller has occurred and no Termination Event Notice has been delivered, the US Seller may offer for sale and assignment Eligible Receivables and for assignment and transfer all Related Rights related to such offered Receivables to the Purchaser on a non-recourse basis from time to time, unless such sale and assignment, together with the sales and assignments contemplated by the other Sellers on such Business Day, would cause the Programme Limit to be exceeded and upon the other terms and conditions of this Agreement. The US Seller hereby appoints the Offer Agent to assist the US Seller in respect of the making of the relevant Offers and to perform such other tasks on behalf of the US Seller as expressly set out herein.

2.2                                 The US Seller shall offer Eligible Receivables and Related Rights under Clause 2.1 by delivering or procuring that the Offer Agent delivers to the Purchaser by way of email.

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or FTP no later than 07:00 CET on the respective Business Day an offer (“Offer”) in electronic form specifying the Receivables which are subject to each such offer and containing the information and the declarations specified in Schedule 2 hereof (the “Offer File”) and, in the case of an Offer other than the initial Offer, the Seller shall procure that a Daily Report is also delivered by the Master Servicer by 10:30 CET on such day. The Offer shall be electronically signed by a duly authorised representative of the US Seller. The delivery of the Offer to the Purchaser shall constitute an irrevocable offer by the US Seller for sale of the Receivables offered in the Offer, together with a transfer of all Related Rights, to the Purchaser.

2.3                                 In respect of the initial Offer, the US Seller shall procure that the Offer Agent delivers a draft Offer File to the Purchaser on 22 August 2011 for review by the Purchaser and shall, on the Closing Date, procure that the Offer Agent delivers to the Purchaser the initial Offer and the related Offer File specifying the same Receivables as listed in the draft Offer File in accordance with Clause 2.1. In the case that any Receivable specified in the initial Offer File on the Closing Date is paid or otherwise discharged by the relevant Account Debtor within the period from 22 August 2011 until the Closing Date, the US Seller (or the Master Servicer on its behalf) shall pay an amount equal to any such payments received or other discharge (in whichever form) to the Purchaser as a Deemed Collection.

2.4                                 The Purchase Price shall be specified in the Offer.

2.5                                 The US Seller shall, upon request of the Purchaser, furnish or procure that the Offer Agent furnishes the Purchaser with all information which the Purchaser reasonably deems necessary:

(a)                                  to determine compliance of the Offer with the provisions of this Agreement;

(b)                                to identify each of the Receivables offered by the US Seller and the respective Related Rights and Account Debtors; and

(c)                                  to verify the correctness of the statements contained in each Offer and each Offer File.

2.6                                 The parties hereto agree that any sale and assignment of Purchased Receivables hereunder shall be without recourse, in that the Credit Risk of the respective Account Debtors shall vest in the Purchaser upon assignment of the Purchased Receivables.

2.7                                 On each Business Day after the initial Offer Date during the Revolving Period, the US Seller shall be entitled to offer for sale and purchase additional Eligible Receivables in accordance with Clauses 2.1 and 2.2 above, subject to and in accordance with the provisions of this Agreement, unless an Automatic Termination Event or a Potential Automatic Termination Event or a Stop Purchase Event in respect of the US Seller has occurred or a Termination Event Notice has been delivered.  The Purchaser shall accept such offer in accordance with Clause 3.1 if the conditions set out therein have been satisfied.  The US Seller shall sell and assign to the Purchaser and the Purchaser shall purchase such Receivables and Related Rights upon acceptance of the Offer by the Purchaser pursuant to Clause 3.1.

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2.8                                 On a Purchase Date falling after the initial Offer Date:

(a)                                  if the aggregate Purchase Price for the Receivables purchased on such Business Day does not exceed the Available Collections in the relevant Purchaser Currency on that Business Day, then the Purchaser shall pay the aggregate Purchase Price payable on that date by way of set-off against, and up to an amount equal to the amount of, its claim to receive Available Collections in the relevant Purchaser Currency on that Purchase Date (each such purchase being referred to herein as a “Reinvestment”)and (i) the Master Servicer shall deposit all Available Collections in excess of the Purchase Price in freely transferable funds and for same day value on the Purchase Date in the US Seller USD Transfer Account (the “Relevant Transfer Date”) and (ii) the Master Servicer shall transfer all amounts standing to the credit of the US Seller USD Transfer Account to the USD Collection Account of the Purchaser in freely transferable funds no later than three (3) Business Days after the Relevant Transfer Date; or

(b)                                 if the aggregate Purchase Price for the Receivables purchased on such date exceeds the Available Collections in the relevant Purchaser Currency on that same date, then the Purchaser shall pay the aggregate Purchase Price payable on that date (i) first, by way of Reinvestment on such Purchase Date, (ii) second, from the amounts available in the US Seller USD Transfer Account for payment of the Purchase Price in accordance with the USD Priority of Payments on the Funding Date immediately following that Purchase Date and (iii) third, to the extent that any part of the Purchase Price is then outstanding, by way of payment to the US Seller on the Funding Date immediately following that Purchase Date of the amount by which the aggregate Purchase Price payable for the Receivables purchased on that Purchase Date exceeded the amounts available under items (i) and (ii) in the relevant Purchaser Currency on that same date.

2.9                                At any time when there is a USD Surplus Amount, a settlement of such USD Surplus Amount (or part thereof) may be effected by way of the transfer by the Purchaser (or the Accounts Administrator on its behalf) to the MS Final Collection Account of an amount equal to the funds in USD available for application under paragraph (e) of the USD Priority of Payments which exceeds the aggregate of the Required MS USD Amount and the Required US Seller USD Amount, and subject to a maximum of the USD Surplus Amount, provided that:

(a)                                  no Automatic Termination Event, Automatic Servicer Termination Event or Potential Automatic Termination Event has occurred and no Termination Event Notice or Servicer Termination Event Notice has been delivered;

(b)                                 the USD Surplus Amount is greater than zero; and

(c)                                  the Purchaser has received from the Master Servicer all relevant information to verify that the USD Surplus Amount calculation is correct.

2.10                           If, at any time, the USD Surplus Amount in respect of the US Seller shall be a negative number after taking into account the Required US Seller USD Amount, the Master Servicer shall, on behalf of the relevant US Seller, on the same day, pay to the

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Purchaser an amount in USD equal to the amount by which the USD Surplus Amount in respect of the US Seller has become negative after taking into account the Required US Seller USD Amount.

2.11                           The Offer Agent undertakes to the Purchaser each time an Offer is made to the Purchaser that:

(a)                                  the data processing which the Offer Agent performed in its role as IT Services Provider in order to complete the Offer and the Offer File is accurate and in compliance with the standards as described in the IT Services Agreement;

(b)                                 the aggregate Initial Unpaid Balance of the Receivables offered in the relevant Offer, together with the aggregate Initial Unpaid Balance of the Receivables offered by all other Sellers on such Business Day and the Aggregate Unpaid Balance of all Purchased Receivables, in each case, converted at the relevant Applicable Exchange Rate, shall not cause:

(i)                                     on the basis of a formula provided by the Purchaser, the Programme Limit to be exceeded; or

(ii)                                  any Portfolio Limit to be exceeded.

2.12                           In connection with the sales and assignments effected in accordance with Clause 2.1, the US Seller hereby transfers and assigns to the Purchaser without recourse (except as specifically provided herein) all of its right, title and interest, in, to and under:

(a)                                  the US Purchase and Contribution Agreement, including with respect to the Purchased Receivables, (i) all Related Rights related to the Purchased Receivables, (ii) all rights of the US Seller to receive monies due and to become due under or pursuant to such agreement, whether payable as fees, expenses, costs or otherwise, (iii) any indemnity under such agreement, (iv) claims of the US Seller for damages arising out of or for breach of or default under such agreement, (v) the right of the US Seller to amend, waive or terminate such agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (vi) all other rights, remedies, powers, privileges and claims of the US Seller under or in connection with such agreement (whether arising under such agreement or otherwise), including the rights of the US Seller to enforce such agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or in connection therewith;

(b)                                 the Lock-Box Accounts and US Seller USD Transfer Account and all amounts on deposit therein and all certificates and instruments, if any, from time to time evidencing the Lock-box Accounts and US Seller USD Transfer Account; and

(c)                                  all proceeds of, and all amounts received or receivable under any or all of, the foregoing; provided that the Purchaser shall have no right, title or interest in amounts on deposit in the Lock Box Accounts and US Seller USD Transfer Account that are not Collections on Purchased Receivables.

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3.                                       ACCEPTANCE, PURCHASE AND ASSIGNMENT

3.1                                 The Purchaser shall, upon receipt of the Offer delivered on a Reporting Date during the Revolving Period, accept such Offer and the sale and assignment of the Receivables listed therein no later than 16:00 CET on such date (which is also the Purchase Date) by sending a notice of acceptance to the US Seller or the Master Servicer on its behalf and commit to pay the Purchase Price for such Receivables, provided that (a) the Offer File meets the requirements specified in Schedule 2 hereof, (b) no Stop Purchase Event has occurred in respect of the US Seller and (c) no Automatic Termination Event or Potential Automatic Termination Event has occurred and is continuing and no Termination Event Notice has been delivered; and the US Seller has confirmed to the Purchaser in writing prior to such acceptance that the US Seller, the Master Servicer, the Offer Agent or any replacement Offer Agent has electronically identified the Receivables listed in such Offer in the name of the Purchaser.

3.2                                 The US Seller hereby waives the requirement to receive notice of an acceptance.

3.3                                Upon acceptance by the Purchaser, all Receivables offered by the US Seller (or the Offer Agent on its behalf) in the relevant Offer, together with Related Rights, shall be sold with economic effect from the respective Purchase Date for such Receivables (for the Purchase Price therefor) to the Purchaser and title to each such Receivable and Related Right shall transfer to the Purchaser as from the date of acceptance of the Offer under Clause 3.1.

3.4                                 Each purchase of Receivables shall constitute an individual agreement to sell and assign the respective Receivable offered by the US Seller and to assign or transfer the Related Rights related to such Receivables and the provisions of this Agreement shall apply to each such individual agreement.

3.5                                 For the avoidance of doubt, under this Agreement, Receivables which are the subject of an Offer but are not Eligible Receivables shall also be sold and assigned (together with the Related Rights) to the Purchaser, and the Purchaser shall be entitled to receive all Collections (including, for the avoidance of doubt, Deemed Collections) in respect of such Purchased Receivables, provided that the Purchaser has accepted such Offer in accordance with Clause 3.1.

4.                                       PURCHASE PRICE

4.1                                 The Purchase Price payable by the Purchaser to the US Seller for the Receivables purchased under this Agreement shall be due and payable in USD as the relevant Purchaser Currency (after conversion, if necessary, by the Master Servicer at the relevant Applicable Exchange Rate) on the Funding Date immediately following the Reporting Date on which the relevant Offer was accepted or, in the case of a Reinvestment, the Purchase Date.

4.2                                 For the purpose of Clause 2.11, the Initial Unpaid Balance of the Receivables which are the subject of the relevant Offer shall be calculated in USD. The Initial Unpaid Balance of Receivables denominated in Eligible Functional Currencies will be converted by the Master Servicer into USD at the Applicable Exchange Rate. If any Receivable included in an Offer is not denominated in USD as the Purchaser

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Currency, the US Seller acknowledges and agrees that the payment of any Purchase Price by the Purchaser in USD (including by way of set-off), as converted by the Master Servicer at the relevant Applicable Exchange Rate, shall constitute a valid and absolute discharge for the Purchaser’s obligation to pay the Purchase Price for such Receivables and the Purchaser shall obtain valid and unencumbered title to such Receivables.

5.                                       TRUE SALE

5.1                                 It is the express agreement of the parties hereto that, except as otherwise provided in this Section 5, the transfer by the US Seller of Purchased Receivables, together with the US Seller’s rights with respect to Related Rights and Collections relating to such Purchased Receivables, contemplated by this Agreement be, and be treated as, a sale of the Purchased Receivables and such rights by the US Seller to the Purchaser, and not as a grant of a security interest therein to secure a debt or other obligation of the US Seller.  In the event, however, that notwithstanding such intent and agreement, such transfers are deemed by any relevant governmental, judicial or other authority for any reason whatsoever, whether for limited purposes or otherwise, to be a security interest granted to secure indebtedness of the US Seller, the US Seller hereby grants to the Purchaser a security interest under Article 9 of the UCC in the applicable jurisdiction in all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, and wherever located, the Purchased Receivables and such other property, this Agreement shall constitute a security agreement under applicable law, securing the repayment of the amounts paid hereunder, subject to the other terms and conditions of this, together with such other obligations or interests as may arise hereunder or in connection herewith in favor of the parties hereto and each reference herein to the “purchase” of Purchased Receivables hereunder shall be deemed to be a reference to a grant of a security interest in such Purchased Receivables.

5.2                                 Except as otherwise provided herein, the Purchaser shall have full title and interest in and to the Receivables acquired by it under this Agreement and shall be fully entitled to receive and retain for its own account any and all Collections in respect of such Purchased Receivables.  It shall further be free, at any time after the occurrence and during the continuance of a Termination Event, to dispose of all such Purchased Receivables (including, without limitation, to sell and onwards assign all such Purchased Receivables to any third party).  The Purchaser shall, prior to any such sale and assignment of Purchased Receivables to a third party and offer such Purchased Receivables for sale and assignment to the US Seller at the then prevailing market value, who, at its option, may accept such offer.

6.                                       UNDISCLOSED SALE AND ASSIGNMENT

The sale and assignment of the Purchased Receivables to the Purchaser shall not be disclosed to the Account Debtors until the occurrence of a Debtor Notification Event.

7.                                       FURTHER ASSURANCE

7.1                                 The US Seller agrees that it will, and will cause the US Originator to, from time to time, at the US Seller’s expense, promptly execute and deliver all instruments and documents and take all actions necessary or as the Purchaser may reasonably request

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in order to insure that the Purchaser has a first priority perfected ownership or security interest in the Purchased Receivables or to enable the Purchaser to exercise or enforce any of its rights hereunder.  Without limiting the foregoing, the US Seller will, and will cause the US Originator to, upon the request of the Purchaser, execute (if applicable) and file such financing or continuation statements or amendments thereto or assignments thereof (permitted pursuant to this Agreement) as may be requested by the Purchaser for its benefit and mark its respective master data processing records and other documents with a legend describing the sale and grant of security interest for the benefit of the Purchaser.  The US Seller shall, and will cause the US Originator to, upon request of the Purchaser, obtain such additional search reports as the Purchaser may request.

7.2                                 Any Related Rights provided to the US Seller by any Account Debtor which have not been granted as security for a specific Purchased Receivable but have been generally granted by such Account Debtor to the US Seller, shall be assigned by the US Seller to the Purchaser in such proportion by which the Aggregate Unpaid Balance of all Purchased Receivables owed by such Account Debtor relates to the amount of all Purchased Receivables owed by such Account Debtor secured by such Related Right, provided that such separation is permitted by law.

7.3                                 The US Seller shall transfer all Instruments of Debt to the US Servicer or the Master Servicer (or in the case where the relevant Servicer is the US Seller, retain such Instruments of Debt) to be held for the Purchaser free of any cost or charge and hereby assigns to the Purchaser, who hereby accepts such assignment, any present or future claims and rights arising therefrom, including claims for return of such Instruments of Debt against credit institutions or any other third parties which have been, or will be mandated to collect such Instruments of Debt. Clause 7.1 shall apply mutatis mutandis.

7.4                                 The Related Rights related to a Purchased Receivable shall serve as security for the due payment of such Receivable and shall continue to be subject to, and enforced in accordance with, the terms of the Contract relating to such Related Rights.

7.5                                 The US Seller shall be entitled and obliged to exercise in its own name (subject to the appointment of the US Servicer and the Master Servicer by the US Seller under Clause 2.1 of the US Servicing Agreement), at its own cost and expense, any claims for re-delivery and/or return in the course of a repossession of Repossessable Goods. Any proceeds from the sale of Repossessable Goods shall be considered as Collections for the purposes of this Agreement, and shall be applied as set forth pursuant to the terms of this Agreement for Collections. The Purchaser shall not be liable for any measures taken in relation to the resale by the US Seller (or, pursuant to its appointment under the US Servicing Agreement, the US Servicers or the Master Servicer) of any Repossessable Goods or other damages resulting therefrom.

7.6                                 Upon demand of the Purchaser, the US Seller shall, from time to time, take such actions as are reasonable and lawful and that may be necessary or appropriate to ensure that the Purchaser shall have an enforceable ownership or security interest in the Records relating to the Purchased Receivables and the Related Rights.

7.7                                 Once a Purchased Receivable acquired by the Purchaser has been paid in full or if the US Seller is otherwise obliged, in accordance with the Credit and Collection Policy,

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to release the respective Related Rights or if the US Seller is obliged vis-à-vis an Account Debtor in accordance with the terms of the respective Contract to release such Related Rights (provided always, that, the US Seller is acting in good faith), it is hereby agreed, that the Purchaser shall re-transfer any such Related Rights to the US Seller. Upon the US Seller’s request, the Purchaser shall furnish a written confirmation to the US Seller that such Related Rights have been re-transferred.

8.                                       REPRESENTATIONS AND WARRANTIES

8.1                                 The US Seller hereby makes the representations and gives the warranties to the Purchaser set out in Schedule 4 (Representations and Warranties of the Sellers) of the Incorporated Terms Memorandum.

8.2                                 The US Seller hereby makes the additional representations and warranties set out in Schedule 3 hereto.

8.3                                The representations and warranties referred to in Clause 8.1 are made and given on the date hereof and will be repeated as of any Offer Date, Purchase Date and the Funding Date, except to the extent such representations and warranties expressly relate to an earlier date.  The US Seller, however, does not guarantee that an Account Debtor is able to make payments on any Receivables acquired by the Purchaser.

9.                                       SETTLEMENT AND REQUIRED RESERVE AMOUNT

9.1                                 On each Monthly Reporting Date, the Master Servicer shall deliver to the Purchaser a Monthly Report in electronic form.

9.2                                 On each Business Day, the Master Servicer shall deliver to the Purchaser a Daily Report in electronic form.

9.3                                 Prior to the initial purchase of Receivables under this Agreement, the Purchaser shall open the Lock-Box Accounts and the US Seller USD Transfer Account.

9.4                                 The US Seller shall procure that the Master Servicer (or in the case of paragraph (c) below, the US Seller) shall:

(a)                                  on each Business Day, in accordance with the Cleared Invoice Allocation, allocate all Collections to the Purchased Receivables, if any, after conversion at the Applicable Exchange Rate, in order to establish which Purchased Receivables have been settled, and to effect any Reinvestments as provided or contemplated in this Agreement. On each Business Day:

(i)                                     during the Revolving Period, the US Seller (or the Master Servicer on its behalf) shall transfer all Available Collections exceeding the Purchase Price, if any, for Receivables to be purchased by the Purchaser on such Business Day to the US Seller USD Transfer Account for same day value on the Relevant Transfer Date, and from the US Seller USD Transfer Account to the USD Collection Account no later than three (3) Business Days after the Relevant Transfer Date, in each case, converted into USD at the Applicable Exchange Rate; and

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(ii)                                  after the Revolving Period, the US Seller (or the Master Servicer on its behalf) shall transfer all Available Collections to the USD Collection Account for same day value, in each case, converted into USD at the Applicable Exchange Rate;

(b)                                 to the extent that any Collections have been transferred by an Account Debtor to the US Originator, the Master Servicer or the US Seller and not to a Lock-Box Account, US Seller USD Transfer Account or the USD Collection Account (i) until such transfer, the US Originator, the Master Servicer or the US Seller, as applicable, shall retain on its accounts, but for the account of the Purchaser, any such Collections and (ii) until such transfer to a Lock-Box Account or the US Seller USD Transfer Account, the US Seller, the Master Servicer or the US Servicer, as the case may be, shall retain on their accounts, but for the account of the Purchaser, any Collections, and the funds representing such Collections shall be held only in the form of cash;

(c)                                  on each Business Day store in its systems the data file received from the IT Services Provider which clearly identifies those Receivables that have become Purchased Receivables since the last day on which such exercise was carried out, provided that such data file shall be stored in such a manner that ensures that the relevant Receivables can be identified as Purchased Receivables for as long as they are recorded in the data processing systems of the US Seller (or by the Master Servicer on its behalf).

9.5                                 The Purchaser will authorise the Master Servicer to draw on the Available Collections in respect of the Purchased Receivables in order to make a payment under a Reinvestment, to make payments to the USD Collection Account or for such other purposes as may be provided by this Agreement.

9.6                                 On any Business Day during the Revolving Period, and provided that no Stop Purchase Event has occurred in respect of the US Seller which is continuing, the Purchaser shall use Available Collections to pay for related Reinvestments in accordance with this Agreement.

9.7                                 On each Settlement Date and upon receipt of the amounts, if any, deposited or caused to be deposited by the US Seller or the Master Servicer, as the case may be, into the USD Collection Account as of such date, the Purchaser (or the Accounts Administrator on its behalf) shall, on the basis of the information contained in the respective Offer File, Daily Report and Monthly Report, settle the liabilities of the Purchaser to the persons and parties specified in the Priority of Payments by drawing on the amounts in the USD Collection Account.

9.8                                 If at any time after the purchase of a Purchased Receivable, any Dilution occurs in respect of such Purchased Receivable and has been identified in accordance with the Cleared Invoice Allocation, the US Seller or, on its behalf, the Master Servicer shall, subject to any Reinvestment, pay or cause to be paid an amount equal to such Dilution as a Deemed Collection (i) during the Revolving Period, to the US Seller USD Transfer Account for same day value and from the US Seller USD Transfer Account to the USD Collection Account no later than three (3) Business Days later, and (ii) after the Revolving Period, to the USD Collection Account for same day value.

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9.9                                 If a Purchased Receivable purchased under this Agreement is not an Eligible Receivable, the US Seller or, on its behalf, the Master Servicer shall pay or cause to be paid an amount equal to the Unpaid Balance of such Purchased Receivable as a Deemed Collection (i) during the Revolving Period, to the US Seller USD Transfer Account for same day value and from the US Seller USD Transfer Account to the USD Collection Account no later than three (3) Business Days later, and (ii) after the Revolving Period, to the USD Collection Account for same day value, or assign an Eligible Receivable with an equivalent Unpaid Balance to the Purchaser on the same day. Upon such payment or assignment, the Purchaser shall reassign the respective non-eligible Purchased Receivable to the US Seller. The US Seller hereby accepts in advance each such re-assignment and re-transfer.

9.10                           If any representation or warranty (other than that a Purchased Receivable is an Eligible Receivable), is not true with respect to any Purchased Receivable sold under this Agreement, the US Seller or, on its behalf, the Master Servicer shall pay or cause to be paid an amount equal to the Purchase Price paid for such Purchased Receivable as a Deemed Collection(i) during the Revolving Period, to the US Seller USD Transfer Account for same day value and from the US Seller USD Transfer Account to the USD Collection Account no later than three (3) Business Days later, and (ii) after the Revolving Period, to the USD Collection Account for same day value. Upon such payment, the Purchaser shall reassign the respective Purchased Receivable. The US Seller hereby accepts in advance each such re-assignment and re-transfer.

9.11                           If any Deemed Collection (other than referred to in Clause 9.8, 9.9 or 9.10) is received, or deemed to be received, by the US Seller, the US Seller or, on its behalf, the Master Servicer shall pay or cause to be paid an amount equal to such Deemed Collection (i) during the Revolving Period, to the US Seller USD Transfer Account for same day value and from the US Seller USD Transfer Account to the USD Collection Account no later than three (3) Business Days later, and (ii) after the Revolving Period, to the USD Collection Account for same day value.

9.12                           Any amounts paid or caused to be paid by the US Seller or, on its behalf, the Master Servicer, into the USD Collection Account (including, where applicable, in accordance with the procedures described in Clause 2.8(a)) in accordance with Clauses 9.8, 9.9, 9.10 or 9.11 shall, for the purposes of this Agreement, be considered and treated as Collections.

9.13                           Unless expressly provided otherwise in this Agreement, all payments to be made to the Purchaser under this Agreement or under the Fee Agreement shall be paid to the relevant Collection Account on their due date not later than at 16:00 CET in readily available funds.

9.14                           Unless otherwise agreed among the US Seller (or, pursuant to the provisions of the US Servicing Agreement, the US Servicer and the Master Servicer) and the Account Debtor, each payment by an Account Debtor of amounts owed by it with respect to a Purchased Receivable shall be made in such form and procedure as agreed and customary among the US Seller and such Account Debtor.

9.15                           Immediately upon a Downgrade Event, the US Seller or the Master Servicer on its behalf shall deposit in the USD Collection Account, or any other account in the name

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of the Purchaser specified by the Purchaser, the Cash Deposit applicable to the US Seller denominated in the Purchaser Currency.

9.16                          Immediately upon any payment made by the US Seller to the Purchaser in accordance with this Agreement, the US Seller, the US Servicers or the Master Servicer, as applicable, will deliver to the Purchaser a written notice specifying the amount of such payment and, if any, the part of such payment which has been made in settlement of Fees.

10.                                 COVENANTS AND UNDERTAKINGS

10.1                           The US Seller makes the covenants to the Purchaser set out in Schedule 6 (Covenants of the Sellers) of the Incorporated Terms Memorandum.

10.2                           The covenants and undertakings of the US Seller referred to in Clause 10.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Purchaser arising from the breach of any such covenant prior to the date of termination of this Agreement.

10.3                           The Purchaser undertakes to notify the US Seller of any violation of which it is aware by the Purchaser, the Issuer, or any Funding Source of any taxation requirement, regulatory requirement for securitisation or any applicable rating criteria of the Rating Agencies, as amended from time to time and to provide evidence of such violation to the US Seller.

10.4                           After the delivery of US Lock-Box Agreements with respect to the Lock-Box Accounts of the US Seller in accordance with Section 11.12, neither the US Seller nor the US Servicer shall add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account, or make any change in its instructions to Account Debtors with respect to the Purchased Receivables regarding payments to be made to the US Seller or the US Servicer or payments to be made to any Lock-Box Account (or related post office box), unless the Purchaser shall have consented thereto in writing and the Purchaser shall have received copies of all agreements and documents (including US Lock-Box Agreements) that it may request in connection therewith.

10.5                           With respect to the US Seller USD Transfer Account, neither the US Seller nor the US Servicer shall add or terminate the account serving as, or the bank holding, the US Seller USD Transfer Account or terminate, amend or otherwise modify the Transfer Account Pledge Agreement, unless the Purchaser shall have consented thereto in writing and the Purchaser shall have received copies of all agreements and documents that it may request in connection therewith.

10.6                           The US Seller shall, or shall cause the US Servicer to, (i) instruct all Account Debtors with respect to the Purchased Receivables to make payments in respect of all Purchased Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any US Collections (as defined in the US Purchase and Contribution Agreement) of Receivables received by it or the US Servicer into Lock-Box Accounts not later than one Business Day after receipt

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thereof.  After the Closing Date, each Lock-Box Account shall at all times be subject to a US Lock-Box Agreement.  Neither the US Seller nor the US Servicer will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or to the USD Collection Account cash or cash proceeds other than US Collections.

10.7                           The US Seller and the US Originator hereby acknowledge that Purchaser is entering into the transactions contemplated by the Agreement and the Transaction Documents in reliance upon the US Seller’s identity as a legal entity separate from the US Originator and the US Servicer.  Therefore, from and after the date hereof, the US Seller shall take all reasonable steps to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the US Seller is an entity with assets and liabilities distinct from those of the US Originator, the US Servicer and any other Person, and is not a division of the Originator, US Servicer or any other Person.  Without limiting the generality of the foregoing the US Seller shall take such actions as shall be required by in order that the Separateness Covenants listed in Schedule 3 Part B are fulfilled in all respects.

11.                                 COLLECTION OF THE PURCHASED RECEIVABLES

11.1                           According to the US Servicing Agreement, the US Servicer, together with the Master Servicer, shall administer, collect and service the Purchased Receivables acquired by the Purchaser for the benefit of the Purchaser and any of its successors or assignees.

11.2                           Without prejudice to Clause 9.9, Instruments of Debt shall be held by the US Servicer for the Purchaser until their settlement, as provided in Clause 7.3. The US Servicer shall, in accordance with the Cleared Invoice Allocation, credit the monies represented by such Instruments of Debt upon their collection on the Business Day of receipt to the relevant USD Collection Account.

11.3                           As provided by Clause 7 of the US Servicing Agreement, the Master Servicer shall hold for the Purchaser all Records, documents and other information (including any information on computer disks) relating to the Purchased Receivables and Related Rights.

11.4                           The US Seller or the Master Servicer on its behalf shall at all times keep electronic files containing all information required to identify the Purchased Receivables, including, but not limited to all information required to identify each Account Debtor. The US Seller or the Master Servicer on its behalf shall make available such electronic files to the Purchaser on each Offer Date (regardless of whether or not such information is requested by the Purchaser) and at all times at the Purchaser’s request, by delivery of a hard copy and/or computer disk and/or by electronic data transfer (at the Purchaser’s option).

11.5                           In the case of the occurrence of a Debtor Notification Event, the Purchaser is entitled to:

(a)                                 require that the US Servicer or the Master Servicer, each as agent of the Purchaser, until such Servicer’s appointment has been terminated pursuant to the US Servicing Agreement, notifies the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (substantially in the

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form of notification as attached as Schedule 4 Parts B and C of the Purchase and Contribution Agreement) and that the US Servicer or the Master Servicer, as applicable, gives evidence to the Purchaser that such notification has occurred; or

(b)                                notify the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (itself or through the Back-Up Servicer) (substantially in the form of notification as attached as Schedule 4 Parts B and C of the Purchase and Contribution Agreement) and the Purchaser and the Back-Up Servicer are irrevocably authorised to make such notifications under the US Servicing Agreement. To facilitate such notifications, the US Servicer and the Master Servicer has granted to each of the Purchaser, the Master Servicer and the Back-Up Servicer a separate power of attorney (a form of which is attached at Schedule 7 hereto) and blank forms of notification (forms of which are attached as Schedule 4 Parts B and C of the Purchase and Contribution Agreement).

11.6                           The US Seller (or, as applicable, the US Servicer or the Master Servicer) shall assist the Purchaser as far as possible in the collection of the Receivables. In particular, the US Seller shall make available to the Purchaser its electronic data processing and other systems for all actions the Purchaser may, in his reasonable opinion, deem necessary to take.

11.7                           The Purchaser shall not be liable for any actions taken in the course of the collection of the Purchased Receivables and any defaults arising from such actions or other damages, unless such defaults or damages result from the Purchaser’s negligence or wilful misconduct applying the Standard of Care.

11.8                           The US Seller shall indemnify the Purchaser for the full amount of all present and future cost, levies, other charges (including, without limitation, any taxes imposed by any jurisdiction) in relation to the services of a Back-Up Servicer, any notification of Account Debtors and the use of any power of attorney granted under the Transaction Documents.

11.9                           The Purchaser will appoint a Back-Up Servicer pursuant to the terms of the Back-Up Servicing Agreement.

11.10                     The US Seller agrees that from time to time, at its expense, it will promptly execute and deliver (and shall promptly cause the execution and delivery of) all further instruments and documents, and take all further action, that the Purchaser or its assigns reasonably require in order to perfect, protect or more fully evidence the purchase hereunder, or to enable the Purchaser or its assigns to exercise or enforce any of its rights with respect to the Receivables including the authorization of the filing of such UCC financing or continuation statements, or amendments thereto or assignments thereof, the execution and filing of such other instruments or notices as requested by the Purchaser, and causing to be delivered to the Purchaser such new or updated UCC or other opinions, and/or other certificates, documents or notices as required for perfection, as may be reasonably requested by the Purchaser.

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11.11                     The US Seller or the US Servicer (or the Master Servicer on its behalf) shall file one or more UCC financing or continuation statements, and amendments thereto and assignments thereof, securing all of the Receivables subject to this Agreement.

11.12                     Prior to the Closing Date, the US Seller shall enter into (i) US Lock-Box Agreements in the form attached in Schedule 6 hereto with one or more Lock-Box Banks and (ii) the Transfer Account Pledge Agreement, and deliver original counterparts of such US Lock-Box Agreements and the Transfer Account Pledge Agreement to the Purchaser and the Master Servicer.

11.13                     The US Servicer, or the Master Servicer on its behalf, shall, on each day on which US Collections are received by the US Seller or US Servicer, transfer such US Collections from the Lock-Box Accounts and deposit such US Collections into the USD Collection Account.

11.14                     After the Closing Date, the Purchaser may, at any time after the occurrence of a Termination Event, give notice to each Lock-Box Bank that the Purchaser is exercising its rights under the US Lock-Box Agreements to do any or all of the following:  (i) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Purchaser and to exercise exclusive dominion and control over the funds deposited therein, (ii) to have the proceeds that are sent to the respective Lock-Box Accounts be redirected pursuant to its instructions rather than deposited in the applicable Lock-Box Account and (iii) to take any or all other actions permitted under the applicable US Lock-Box Agreement.  The US Seller hereby agrees that if the Purchaser at any time takes any action set forth in the preceding sentence, the Purchaser shall have exclusive control of the proceeds (including US Collections) of all Purchased Receivables and the US Seller hereby further agrees to take any other action that the Purchaser may reasonably request to transfer such control.  Any proceeds of Purchased Receivables received by the US Seller or the US Servicer thereafter shall be sent immediately to the USD Collection Account.  The Purchaser shall transfer to the US Seller any US Collections received in the Lock-Box Accounts that are identified by the Purchaser (or the US Servicer on its behalf) as US Collections on Receivables that are not Purchased Receivables not later than the second Business Day after such US Collections are so identified.

12.                                 CONDITIONS PRECEDENT

12.1                           The obligation of the Purchaser to accept the offer for the initial purchase of Receivables in accordance with this Agreement is subject to the conditions precedent set forth in Schedule 1 Part A hereto having been met to the reasonable satisfaction of the Purchaser.

12.2                           The obligation of the Purchaser to accept the offer for the initial and any subsequent purchase of Receivables in accordance with this Agreement is subject to the conditions precedent set forth in Schedule 1, Part B hereto having been met to the satisfaction of the Purchaser.

13.                                 INDEMNITIES

13.1                          Without prejudice to any rights which the Purchaser may have hereunder or under applicable law, the US Seller hereby agrees to indemnify the Purchaser, its directors,

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officers and agents and persons acting on its behalf, from and against any and all damages, losses, claims, liabilities, costs and expenses, (including, without limitation, reasonable attorneys’ fees) and taxes thereon (together, the “US Seller Indemnified Amounts”) in the event that such US Seller Indemnified Amounts are caused by the Purchaser entering into this Agreement or the US Servicing Agreement or the transactions contemplated herein or therein, which are awarded from time to time against, or suffered or incurred by, the Purchaser, its directors, officers and/or agents or persons acting on its behalf, relating to, or resulting from:

(a)                                  reliance on (i) any representation, warranty or statement made by it (or any of its officers) or reports (including, without limitation, any Offer, any Offer File, any Daily Report or any Monthly Report) or (ii) any information, certificate or statement which it or any of its directors, officers or employees has made, given, issued or delivered under or in connection with this Agreement or any other Transaction Document to which it is a party or which is derived therefrom, which was false, incorrect, inaccurate or incomplete at the time made, given or issued or deemed to have been made, given, issued or delivered;

(b)                                 any failure by it or any Originator or any directors, officers or employees to comply of it or such Originator with any applicable law, rule or regulation with respect to any Contract, any Purchased Receivable or any Related Rights;

(c)                                  subject to Clause 13.2, and without duplication of any settlement made pursuant to Clause 9.8, any dispute, claim, set off or defence of a Account Debtor to the payment of the relevant Purchased Receivable, or performance of any obligation under the relevant Contract including, without limitation, a defence based on such Purchased Receivable, the related Contract or the Related Rights (if any) not being a legal, valid and binding obligation of such Account Debtor which is enforceable against it in accordance with its terms or under any applicable laws, rules or regulations;

(d)                                 any disclosure of any information by it regarding the Account Debtors to the Purchaser or the disclosure of any Contracts, Records or other related documents to the Purchaser or any other person; or

(e)                                  any failure by it to perform any of its obligations under this Agreement or any other Transaction Document to which it is a party;

provided, however, that the US Seller shall not be obliged to pay (i) US Seller Indemnified Amounts to the extent resulting from the gross negligence or wilful misconduct of any indemnified party or (ii) taxes imposed by the United States, any indemnified party’s jurisdiction of organization or any other jurisdiction in which any indemnified party has established a taxable nexus other than in connection with the transactions contemplated hereby or by the US Servicing Agreement, on or measured by the overall net income of such indemnified party.

13.2                           The US Seller shall not be obliged to pay a US Seller Indemnified Amount arising out of the failure of any Account Debtor to pay amounts lawfully owed in respect of a Purchased Receivable as a result of its Credit Risk. For the avoidance of doubt, nothing herein shall constitute a guarantee or similar obligation by or of the US Seller

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of any Purchased Receivable as it is the intention of the parties hereto that the Credit Risk relating to all Purchased Receivables is transferred from the US Seller to the Purchaser and that, following the sale and assignment of the Purchased Receivables, the US Seller shall not be liable for the Credit Risk of the Purchased Receivables.

13.3                           Promptly after receipt by the Purchaser of notice of any claim or the commencement of any action or proceeding with respect to which a US Seller Indemnified Amount may become payable, the Purchaser shall notify the US Seller in writing of such a claim or of the commencement of such action and the US Seller shall be entitled and obliged, at its own expense, to assume the defence of such action or proceeding in the name of the Purchaser and to take, in the name of the Purchaser, such action as the US Seller deems appropriate to defend or avoid liability for any such US Seller Indemnified Amount or to recover the same from any third party.

14.                                 FEES, COSTS, EXPENSES AND REFINANCING LOSS

14.1                           The US Seller (or the Master Servicer on its behalf) shall pay to the Purchaser remuneration by way of a Fee as agreed in a separate Fee Agreement dated on or about the date hereof. At any time upon the occurrence of an Automatic Termination Event or Potential Automatic Termination Event or delivery of a Termination Event Notice, the Purchaser shall be entitled to require the US Seller to pay all Fees accrued and outstanding by 16:00 CET of each Business Day.

14.2                           If this Agreement is terminated by the Purchaser in accordance with Clause 18.1, the US Seller shall reimburse the Purchaser for any refinancing loss incurred by the Purchaser with respect to the Purchased Receivables sold by the US Seller.

14.3                           The Purchaser shall provide to the US Seller sufficient evidence of the refinancing loss.

15.                                 TAXES AND INCREASED COSTS

15.1                           The US Seller and the Master Servicer shall ensure that all payments to the Purchaser under the Transaction Documents (including, but not limited to the Collections) are made free of taxes, levies and other charges, but excluding taxes imposed by the United States, the Purchaser’s jurisdiction of organization or any other jurisdiction in which the Purchaser has established a taxable nexus other than in connection with the transactions contemplated hereby or by the US Servicing Agreement, on or measured by the overall net income of the Purchaser.

15.2                           The US Seller and the Master Servicer shall bear any taxes, levies or other charges which may be incurred and are payable (including any settlement by means of set-off, loss deduction or similar mechanisms) by the Purchaser in the United States in connection with the Transaction Documents and the transaction contemplated therein (including, for the avoidance of doubt, any secondary tax liability of the Purchaser), but excluding taxes imposed by the United States, the Purchaser’s jurisdiction of organization or any other jurisdiction in which the Purchaser has established a taxable nexus other than in connection with the transactions contemplated hereby or by the US Servicing Agreement, on or measured by the overall net income of the Purchaser.

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15.3                           The US Seller and the Master Servicer shall reimburse the Purchaser for all Increased Costs arising in relation to this Agreement and the US Servicing Agreement.

15.4                           The Purchaser shall promptly notify the US Seller, and the Master Servicer, and the US Seller or the Master Servicer shall promptly notify the Purchaser, upon becoming aware that the US Seller or the Master Servicer must make an indemnity payment in relation to such taxes, levies or charges in accordance with Clause 15.2 or reimburse the Purchaser for Increased Costs in accordance with Clause 15.3 or that there may be a change in (or in the interpretation, administration, or application of) law or any published practice or concession of any relevant tax authority, which may trigger such indemnity or reimbursement.

15.5                           The US Seller, the Master Servicer and the Purchaser undertake to each other:

(a)                                  to co-operate and, if necessary, to make any declarations or take any action necessary in the context of this Clause 15 to the competent authorities, in particular to obtain authorisation to make payments free of taxes, levies or other charges; and

(b)                                 to cooperate in mitigating any adverse effects resulting from a change after the date of this Agreement in (or in the interpretation, administration, or application of) law or any published practice or concession of any relevant tax authority and, if required, to make any declarations or take any actions necessary for such mitigation.

16.                                 PAYMENTS

16.1                           On each date upon which this Agreement requires an amount to be paid hereunder by any party hereto to another party hereto, such party shall, save as expressly provided herein, make the same available to the payee by payment in USD and in immediately available, freely transferable, cleared funds, in the case of the Purchaser, to the relevant Collection Account, and, in the case of the Master Servicer or the US Seller, to such account and bank as specified in Schedule 19 of the Incorporated Terms Memorandum or Schedule 3 of the Back-Up Servicing Agreement, as applicable.

16.2                           The US Seller shall pay any claims which the Purchaser is entitled to collect pursuant to the provisions of this Agreement by way of wire transfer.

16.3                           The US Seller shall procure that the Master Servicer applies the relevant Applicable Exchange Rate to all Purchased Receivables and Collections that are not denominated in USD and make or cause to be made all payments to the Purchaser in USD.

17.                                 DEFAULT INTEREST

If any sum due and payable by the US Seller hereunder or under any other Transaction Document is not paid on the respective due date in accordance with the provisions hereof or of any other Transaction Document, to the greatest extent permitted by applicable law, and without prejudice to any damage claims, any unpaid sum shall bear interest at a rate of 5 percentage points above the Federal Fund Rate or any higher rate to the extent that the damaged party has incurred refinancing costs of more than 5 percentage points above the Federal Funds Rate. If such unpaid sum is

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interest, an amount calculated in the same manner shall be payable as a lump sum damages. The payer shall be entitled to demonstrate that the damage actually suffered by the damaged party is lower than the amounts so determined, and the damaged party shall be entitled to prove and claim for any higher damage.

18.                                TERMINATION

18.1                           The Purchaser may terminate this Agreement upon the occurrence of any Automatic Termination Event or delivery of a Termination Event Notice.

18.2                           As of the earlier of (i) the end of the Revolving Period and (ii) the date of termination of this Agreement, the US Seller shall not be entitled or obliged to offer Receivables to the Purchaser and the Purchaser shall not be obliged or entitled to purchase any such Receivable.

18.3                           In the event of such early termination of this Agreement the provisions of this Agreement on the sale, purchase or transfer of any Purchased Receivables already sold and assigned to the Purchaser, the US Seller’s liability for Deemed Collections and similar events, representations and warranties, liability, the Collection of Purchased Receivables, waiver of the right to file insolvency proceedings and confidentiality shall survive the termination.

18.4                           Upon termination of this Agreement in accordance with this Clause 18, to the extent any Purchased Receivables are then outstanding, the US Seller shall be obliged to deliver to the Purchaser and the Back-Up Servicer the Records or any other records in its possession or under its control relating to the affairs of or belonging to the Purchaser and the Purchased Receivables acquired by the Purchaser, the Related Rights related to such Purchased Receivables and any other claim, collateral and any monies then held by the US Seller on behalf of the Purchaser and shall take such further action as the Purchaser may reasonably request in the context of the termination of this Agreement or to collect any outstanding Purchased Receivables.

19.                                 BENEFIT OF AGREEMENT AND ASSIGNMENT

19.1                           Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement may not enforce any of its terms and unless expressly provided to the contrary, this Agreement shall not constitute a contract for the benefit of a third party.

19.2                           Without prejudice to Clause 19.1, the US Seller shall not be entitled to assign, transfer or pledge any or all of its rights or benefits hereunder, other than to the Purchaser.

19.3                           Subject to Clause 5.2, the Purchaser shall be entitled to dispose of all Purchased Receivables acquired by the Purchaser and its rights against the US Seller under the Transaction Documents, in whole or in part, in any way (including, in particular, by way of security assignment) but always in accordance with this Agreement and any other Transaction Document.

19.4                          Any amendments to this Agreement shall be made in writing and shall require the prior written consent of the Rating Agencies.

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20.                                 GOVERNING LAW AND JURISDICTION

20.1                           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT, ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING IN THIS SECTION 20 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANOTHER PARTY OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

20.2                           EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 20.1 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISIONS HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

20.3                           The Master Servicer and the Offer Agent hereby appoint the US Servicer as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York.

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SCHEDULE 1

CONDITIONS PRECEDENT

PART A
CONDITIONS PRECEDENT RELATING TO THE INITIAL OFFER

Corporate documents and authorities (to be delivered by the US Seller to the Purchaser)

(a)                           such board resolutions, written consent, officers’ certificates and other evidence of the US Seller’s authority to enter into this agreement and the transactions contemplated hereby as the Purchaser may reasonably require;

(b)                           a Solvency Certificate substantially in the form set out in Schedule 4 hereto;

(c)                           certified copies of (i) the resolutions of the Board of Directors or Managers of each of the US Seller and the US Servicer authorizing the execution, delivery, and performance by the US Seller and the US Servicer, as the case may be, of this Agreement, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Transactions contemplated by the Transaction Documents and(iii) the limited liability company agreement of the US Seller, the articles of incorporation of the US Servicer, and the by-laws of the US Servicer;

(d)                           a certificate of the Secretary or Assistant Secretary of the US Seller and the US Servicer certifying the names and true signatures of the officers of the US Seller and the US Servicer, as the case may be, authorized to sign this Agreement;

Transaction Documents

(e)                            all Transaction Documents have been duly executed and all conditions precedent thereunder (other than those listed in this Part A of Schedule 1) have been met to the Purchaser’s satisfaction;

(f)                              the Fee Agreement has been entered into between, inter alios, the US Seller and the Purchaser and any fees due and payable on or prior to the date of the Initial Offer have been paid;

(g)                          UCC financing statements, in proper form for filing, naming the US Seller, as debtor/seller and the Purchaser, as secured party/buyer of Receivables, as may be necessary or, in the reasonable opinion of the Purchaser, desirable under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect the Purchaser’s security interests in the Receivables;

(h)                           lien and judgment search reports as of a recent date satisfactory to the Purchaser from a Person satisfactory to the Purchaser, together with copies of any financing statements naming the US Seller as debtor (none of which shall cover any Receivable sold hereunder), and tax lien search reports as of a recent date satisfactory to the Purchaser from a Person satisfactory to the Purchaser showing no evidence of such liens filed against the Seller;

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(i)                               All UCC financing statements in form and substance satisfactory to the Purchaser, releasing all liens, if any, on the Receivables;

Others

(j)                               receipt by the Purchaser of letters from the Rating Agencies then rating the Commercial Paper Notes at A-1/P-1 and confirming that such rating will remain in effect after giving effect to the Receivables Purchase Agreements;

(k)                            receipt by the Purchaser of legal opinions satisfactory to the Purchaser covering such matters as are customary in transactions of the type contemplated by this Agreement;

(l)                               receipt by the Purchaser of the Offer File; and

(m)                         receipt by the Purchaser from the Master Servicer, no later than 11:30 CET on the Closing Date, of a copy of the written confirmation by Galleon Capital, LLC to the Master Servicer in a form reasonably acceptable to the Purchaser;

(n)                           receipt by the Purchaser of:

(i)              the form of the Daily Report, and

(ii)             the Sappi Month Calendar,

each in form and substance acceptable to the Purchaser;

(o)                           payment of the Required MS EUR Amount, the Required MS USD Amount, the Required US Seller USD Amount into the Collection Account of the Purchaser;

(p)                           receipt by the Purchaser of written confirmation from Citibank, N.A., London branch that the Transfer Accounts have been opened; and

(q)                           receipt by the Purchaser of an executed endorsement on the US Seller Insurance Policy that the Purchaser is a “joint insured” in a form reasonably acceptable to the Purchaser.

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PART B
CONDITIONS PRECEDENT RELATING TO EACH
(INCLUDING THE INITIAL) OFFER

(a)                            Receipt of the Offer File by the Purchaser on the relevant Offer Date;

(b)                           no Automatic Termination Event or Potential Automatic Termination Event or Stop Purchase Event or Potential Stop Purchase Event has occurred and is continuing and no Termination Event Notice has been delivered;

(c)                            all representations and warranties referred to in Clause 8 of this Agreement are true and correct;

(d)                           no event or circumstance shall have occurred that would reasonably be expected to result in a Material Adverse Effect;

(e)                            no applicable law, order, judgment or decree or other Requirement of Law shall prohibit the purchase of the Receivables by the Purchaser;

(f)                              no violation by the Purchaser, the Issuer, or any Funding Source of any taxation requirement, regulatory requirement for securitisation or any applicable rating criteria of the Rating Agencies, as amended from time to time, which could reasonably be expected to have a Material Adverse Effect;

(g)                           where the Purchaser has received a notification under Clause 5.4 of the US Servicing Agreement that the US Seller as factor has entered into an Additional Factoring Agreement or any material changes have been made to any Additional Factoring Agreement and any Receivables factored to the US Seller are intended to be sold under this Agreement, legal opinions satisfactory to the Purchaser have been obtained in connection with each such Additional Factoring Agreement or amended Additional Factoring Agreement opining on the true sale of Receivables under the governing law of such Additional Factoring Agreement, as applicable, the capacity of each Originator of the Receivables under those agreements, the validity of the obligations under those agreements and tax, including the absence of withholding tax, and the capacity of each of the US Seller, the US Services, the Master Servicer and the Performance Guarantor, as applicable, to enter into such Additional Factoring Agreement;

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SCHEDULE 2

INFORMATION CONTAINED IN AN OFFER

Each Offer shall specify in relation to each Receivable offered by the US Seller:

1.                                 the Reporting Date;

2.                                 the Offer Date;

3.                                 the Unpaid Balance;

4.                                 the Eligible Functional Currency;

5.                                 the Unpaid Balance in the Purchaser Currency;

6.                                 the applicable Historical Exchange Rate;

7.                                 the Maturity Date(s);

8.                                 the customer number or company number;

9.                                 the invoice number;

10.                           the date of the invoice;

11.                           the date when the invoice was posted into the US Seller’s financial accounting system;

12.                           the starting date for calculation of net due date;

13.                          the cut off date less the net due date;

14.                           the applicable Reserve Percentage; and

15.                           the Purchase Price in the Purchaser Currency;

Each Offer shall contain

(a)                                  a statement of the US Seller that the representations and warranties contained in the US Receivables Purchase Agreement(in particular, without limitation, the representation and warranties made in accordance with Clause 8.1) are correct as of the date on which the Offer is made, except to the extent such representations and warranties expressly relate to an earlier date (such statement shall be valid between the parties to the US Receivables Purchase Agreement without having to be signed by the directors of the US Seller);

(b)                                 a report specifying (i) the amount of Collections to be onpaid to the Purchaser, (ii) the amount outstanding as of such date; and

(c)                                  a declaration that the Receivables subject to the Offer shall be sold at the Purchase Price.

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SCHEDULE 3

PART A
REPRESENTATIONS AND WARRANTIES OF THE US SELLER

The US Seller hereby represents and warrants that:

(a)                            it is located (as such term is used in the applicable UCC) in Delaware (or in such other jurisdiction as the Seller shall notify the Purchaser, such other jurisdiction being one where all actions required by Section 11 have been completed).  Except as described in Schedule 5 hereto, the US Seller has not changed its location or its name as set out in this Agreement, identity or corporate structure within the four months prior to the Closing Date.  The US Seller does not carry on business under a trade name or other name differing from the name used in this Agreement.  The US Seller’s federal taxpayer identification number is as set forth in Schedule 5 hereto;

(b)                          the execution, delivery and performance by the US Seller of the Transaction Documents to which it is a party and the transactions contemplated herein and therein are within its organizational powers, have been duly authorised by all necessary action, require no action by or in respect of, or filing, recording or enrolling with, any governmental body, agency, court official or other authority, other than those already taken and the filing of the UCC financing statements, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation, by-laws or other constitutive document (including its limited liability company agreement) or any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any encumbrances or adverse claims on its assets;

(c)                           upon purchase of the Purchased Receivables, and the filing of financing statements including any UCC financing statements, the Purchaser shall have a valid and perfected ownership or security interest in each Purchased Receivable, free and clear of any liens, encumbrances, liabilities and adverse claims, other than any liens created by or through the Purchaser. No financing statement or other similar instrument covering any Purchased Receivable or any security interest therein is on file in any recording office except such as may be filed in favor of the Purchaser pursuant to this Agreement or such for which UCC releases shall be filed by the Seller on or prior to the date of the Purchase;

(d)                          no proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including Regulations U and X of the Federal Reserve Board;

(e)                           all Account Debtors with respect to the Purchased Receivables have been directed to make all payments with respect to each Purchased Receivable to a Lock-Box Account;

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PART B
SEPARATENESS COVENANTS

The US Originator and the US Seller shall take such actions as shall be required in order that:

(a)                           The US Seller will be a limited liability company whose primary activities are restricted in its limited liability company agreement to purchasing Receivables from the US Originator, entering into agreements for the servicing of such Receivables, selling such Receivables and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(b)                          Not less than one member of US Seller’s board of Managers shall be an Independent Manager.  The US Seller’s managers shall not approve, or take any other action to cause the commencement of a voluntary case or other proceeding with respect to the US Seller under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by, a receiver, liquidator, assignee, trustee, custodian, or other similar official for the US Seller unless in each case the Independent Manager shall approve the taking of such action in writing prior to the taking of such action.  The Independent Manager’s fiduciary duty shall be to the US Seller (including creditors of the US Seller).  In the event an Independent Manager resigns or otherwise ceases to be a manager of the US Seller, there shall be selected a replacement Independent Manager who shall be any natural person who has at least three years of prior experience as an independent manager, independent director or independent member and who is provided by Global Securitization Services, LLC, Amacar Group, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent managers, independent directors or independent members, another nationally-recognized company that provides such services and which is reasonably approved by Purchaser;

(c)                           No Independent Manager shall at any time serve as a trustee in bankruptcy for the US Originator or any of its Affiliates;

(d)                          Any employee, consultant or agent of the US Seller will be compensated from the US Seller’s own funds for services provided to the US Seller.  The US Servicer will be fully compensated for its services to the US Seller by payment of the Servicing Fee and the US Servicer Fee;

(e)                           The US Seller will contract with the US Servicer to perform for the US Seller all of the functions specified in the Agreement or the US Servicing Agreement.  The US Servicer will receive an arm’s length monthly fee based on the level of Receivables managed by the US Servicer.  The US Seller will not incur any material indirect or overhead expenses for items shared between the US Seller and the US Originator or any Affiliate thereof which are not reflected in the Servicing Fee or the US Servicer Fee.  To the extent, if any, that the US Seller and the US Originator or any Affiliate thereof share items of expenses not reflected in the Servicing Fee or the US Servicer Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services

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rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that the US Originator may, in lieu of such allocation, pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal and other fees;

(f)                             The US Seller’s operating expenses will not be paid by the US Originator or any Affiliate thereof unless the US Seller shall have agreed to reimburse such Person for any such payments;

(g)                          The US Seller will have its own separate stationery;

(h)                          The US Seller’s books and records will be maintained separately from those of the US Originator or any Affiliate thereof;

(i)                              Any financial statements of the US Originator or any Affiliate thereof which are consolidated to include the US Seller will contain detailed notes clearly stating that the US Seller is a separate entity and that the Receivables are legally assets of the US Seller and are not available to satisfy the claims of the creditors of the US Originator or any Affiliate thereof;

(j)                              The US Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of the US Originator and any Affiliate thereof;

(k)                           The US Seller will strictly observe limited liability company formalities in its dealings with the US Originator and any Affiliate thereof, and funds or other assets of the US Seller will not be commingled or pooled with those of the US Originator or any Affiliate thereof except as permitted or contemplated by the Transaction Documents.  The US Seller shall not maintain joint bank accounts or other depository accounts to which the US Originator or any Affiliate thereof (other than the US Servicer or the Master Servicer) has independent access; and

(l)                              The US Seller will maintain arm’s length relationships with the US Originator and any Affiliate thereof.  The US Originator or any Affiliate thereof that renders or otherwise furnishes services to the US Seller will be compensated by the US Seller at market rates for such services.  Neither the US Seller nor the US Originator or any Affiliate thereof will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

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SCHEDULE 4
SOLVENCY CERTIFICATE

[Sappi NA Finance]

To:                              Elektra Purchase No. 29 Limited (the “Purchaser”)

2nd Floor, 11-12 Warrington Place

Dublin 2

Ireland

25 August 2011

Dear Sir or Madam,

This certificate is delivered pursuant to and in accordance with the US Receivables Purchase Agreement entered into between, inter alios, the Purchaser and Sappi NA Finance LLC (the “Company”) and dated on or about the date hereof (the “Purchase Agreement”) in connection with a trade receivables securitization transaction (the “Transaction”).  Terms used herein but not defined shall have the meanings given to them in the Purchase Agreement.

[I/We], [•] and [•] [am a/are] director[s] of the Company and have been asked to render in connection with the Transaction the statements set out below.

The undersigned hereby certifies, as of the date hereof and both before and after giving effect to the transactions contemplated by the Purchase Agreement, as follows:

1.                                       The amount of the “present fair saleable value” of the assets of the Company will, as of the date hereof, exceed the amount of all “liabilities of the Company, contingent or otherwise,” at a fair valuation, as such quoted terms are determined in accordance with applicable federal and state laws governing determination of the insolvency of debtors.

2.                                       The “present fair saleable value” of the assets of the Company will, as of the date hereof, be greater than the amount that will be required to pay the liability of the Company on its debts as such debts become absolute and matured.

3.                                      The Company will not have an unreasonably small amount of capital with which to conduct its business.

4.                                       The Company will be able to pay its debts as they mature.

For purposes of the foregoing, (i) “debt” means liability on a “claim” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

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IN WITNESS WHEREOF, I have hereunto set my hand as of the date first above written.

SAPPI NA FINANCE LLC

Name:
Title:

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SCHEDULE 5
UCC DETAILS

1.                                 Jurisdiction of Incorporation: Delaware.

2.                                 Registered Office: c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

3.                                 Changes in Location, Name and Corporate Organization: The principal business office is at 255 State Street, Boston, Massachusetts 02109.

4.                                 Federal Taxpayer ID Number: 45-2755049.

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SCHEDULE 6
FORM OF US LOCK-BOX AGREEMENTS

PART A
US LOCK-BOX AGREEMENT WITH BANK OF AMERICA, N.A.

[TO BE INSERTED ONCE AGREED]

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PART B
US LOCK-BOX AGREEMENT WITH [CITIBANK CANADA/CITIBANK, N.A., CANADIAN BRANCH]

[TO BE INSERTED ONCE AGREED]

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SCHEDULE 7

FORM OF POWER OF ATTORNEY

Sappi NA Finance LLC (“Grantor”) hereby appoints [Elektra Purchase No. 29 Limited/Sappi International SA/Fidis GmbH] (the “Grantee”) as Grantor’s true and lawful attorney-in-fact, with full power of substitution, and with full authority to act on Grantor’s behalf to perform the following actions (the “Activities”):

(a)                                        to deliver, and to authorize any assignee of the Grantee to deliver, the Notice of Sale and Assignment to the relevant Account Debtors that Grantor has sold and assigned to the Purchaser all of its Receivables under the US Receivables Purchase Agreement, dated 12 August, 2011, between Grantor and the Purchaser (the “RPA”) and that US Seller has sold and assigned all or a portion of such Receivables to such assignee;

(b)                                       to collect the debts described in (a) above; and

(c)                                        to undertake all other actions that, in the sole opinion of the Grantee, are reasonably required in order to perform the actions described in (a) und (b) above.

Grantor hereby ratifies, confirms and approves and adopts as acts of Grantor any and all actions taken by Grantee and its assignees hereunder and undertakes to ratify and confirm all actions to be taken by Grantee and its assignees within the scope of the authority given above.  This Power of Attorney shall remain in force until such time when Grantee or its assignees notifies the Grantor in writing that all of the rights and obligations of the parties to the Transaction Documents (as such term is defined in the RPA) have been fulfilled and released in all respects.

This Power of Attorney shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, this Power of Attorney has been executed this          day of                             , 2011.

SAPPI  NA FINANCE LLC

Name:
Title:

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SIGNATURES

FOR AND ON BEHALF OF ELEKTRA PURCHASE NO.29 LIMITED

as Purchaser

By:

Name: N. Gallagher

Title: Director

SAPPI NA FINANCE LLC

as US Seller

By:

Name:	Annette M. Luchene

Title:	President and Treasurer

S.D. WARREN COMPANY (DOING BUSINESS AS SAPPI FINE PAPER NORTH AMERICA)

as US Servicer

By:

Name:	Annette M. Luchene

Title:	Vice President, Chief Financial Officer and Treasurer

FIDIS FINANZ- UND DATEN-INFORMATIONS SERVICES GMBH

as Offer Agent

By:

Name: O. Johannsen

Title: Managing Director

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SAPPI INTERNATIONAL SA

as Master Servicer

By:

Name: J.H Pässler	Name: S.J. Blyth

Title: Director	Title: Director

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SECTION 6

DATED 12 AUGUST 2011

ELEKTRA PURCHASE NO. 29 LIMITED

as Purchaser

SAPPI TRADING HONG KONG LIMITED

SAPPI PAPIER HOLDING GMBH

as Austrian USD Servicers

and

SAPPI INTERNATIONAL SA

as Master Servicer

AUSTRIAN USD
SERVICING AGREEMENT

THIS AUSTRIAN USD SERVICING AGREEMENT (the “Agreement”) is made on 12 August 2011

BETWEEN

(1)                                  ELEKTRA PURCHASE NO. 29 LIMITED, a company incorporated under the laws of Ireland with registered number 501111 and having its registered office at 2nd Floor, 11-12 Warrington Place, Dublin 2, Republic of Ireland (the “Purchaser”);

(2)                                  SAPPI PAPIER HOLDING GMBH, a limited liability company organised under the laws of Austria, having its business address at A-8101 Gratkorn, Brucker Straße 21, Austria, registered with the commercial register (Firmenbuch) of the Regional Court for civil matters (Landesgericht für ZRS) Graz under registered number 167931h (the “Austrian USD Seller”; and SAPPI TRADING HONG KONG LIMITED, a company incorporated under the laws of Hong Kong with registration number 175198 and having its principal office at 41/F AIA Tower 183 Electric Road, North Point, Hong Kong (“Sappi Trading HK”) (together, the “Austrian USD Servicers”)(1); and

(3)                                  SAPPI INTERNATIONAL SA, a Belgian company with its registered office at Chaussée de La Hulpe 154, 1170 Brussels, Belgium, with enterprise number 449,887,582 , RPM/RPR Brussels (the “Master Servicer”).

WHEREAS

(A)                              The Purchaser and the Austrian USD Seller have entered into the Austrian USD Receivables Purchase Agreement pursuant to which the Purchaser expects from time to time to purchase from the Austrian USD Seller Receivables together with Related Rights.

(B)                                The Austrian USD Servicers are willing to act as Austrian USD Servicers, and the Master Servicer is willing to act as Master Servicer, for the Purchaser in relation to Purchased Receivables, to assist in the collection of payments in respect of Purchased Receivables, and Related Rights, to administer all Factoring Agreements (where applicable) to which the Austrian USD Seller is a party and to perform certain other administrative services for the Purchaser all on the terms and subject to the conditions set out in this Agreement.

(1)  Sappi to provide missing information

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NOW IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS, INTERPRETATION AND COMMON TERMS

1.1                                 Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 of the Incorporated Terms Memorandum which is dated on or about the date of this Agreement and signed for the purpose of identification by each of the Transaction Parties including, for the avoidance of doubt, the Austrian USD Servicers, the Master Servicer and the Purchaser.

1.2                                 Terms in this Agreement, except where otherwise stated or where the context otherwise requires, shall be construed in the same way as set forth in Paragraph 2 (Principles of Interpretation and Construction) of the Incorporated Terms Memorandum.

1.3                                 The Common Terms contained in the Incorporated Terms Memorandum apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.4                                 If there is any conflict between the provisions of the Incorporated Terms Memorandum and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.5                                 Clause 22 (Governing Law and Jurisdiction) shall apply mutatis mutandis to the Common Terms incorporated into this Agreement as if set out in full in this Agreement.

2.                                      APPOINTMENT OF THE AUSTRIAN USD SERVICERS AND THE MASTER SERVICER

2.1                                 The Purchaser hereby appoints the Austrian USD Servicers and the Master Servicer to collect and service the Purchased Receivables acquired by the Purchaser from the Austrian USD Seller and to perform the services specified hereunder (together the “Services”) for the Purchaser.

2.2                                 In performing the Services, each of the Austrian USD Servicers and the Master Servicer shall each act in its own name but for the Purchaser.

2.3                                 Each of the Austrian USD Servicers and the Master Servicer is obliged to administer, collect and service the Purchased Receivables acquired by the Purchaser on behalf of the Purchaser. The Purchaser hereby authorises (ermächtigen), and grants a power of attorney to, each of the Austrian USD Servicers and the Master Servicer to provide administration and collection services in relation to the collection of Purchased

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Receivables and in relation to the Factoring Agreements (where applicable) and any Related Rights relating to the Purchased Receivables as provided under this Agreement, to allocate from time to time Collections to Purchased Receivables, perform such calculations and issue such reports as provided herein, to enforce all obligations of the Account Debtors and to do all things necessary for the performance of the administration and collection services and all of its duties under this Agreement. This authority shall include the authorisation and obligation of each of the Austrian USD Servicers and the Master Servicer to take legal action at the cost of the relevant Servicer or Master Servicer (including, but not limited to, court proceedings for judgments, preliminary judgments and for orders to pay debts (gerichtliche Mahn- und Klageverfahren)) as may reasonably be required by the Purchaser in respect of the Purchased Receivables owned by it, the Factoring Agreements (where applicable) and the Related Rights (the “Servicer Collection Authority”). The Master Servicer is entitled to sub-delegate this authorisation in accordance with Clause 2.6.

2.4                                 The Servicer Collection Authority in respect of either Austrian USD Servicer or the Master Servicer or all of them shall expire automatically without any notice being required if:

(a)                                  this Agreement expires or is terminated in accordance with Clause 15; or

(b)                                 any of the Austrian USD Servicers or the Master Servicer becomes Insolvent or is prohibited by law to provide the Services in respect of the Purchased Receivables or Related Rights.

2.5                                 Each of the Austrian USD Servicers and the Master Servicer hereby accepts its appointment under Clause 2.1 and the authority given to it under Clause 2.3 on the terms and subject to the conditions of this Agreement.

2.6                                 The Master Servicer may appoint any other Servicer or, with the prior written consent of the Purchaser, the Back-Up Servicer to carry out all or part of Austrian USD the Services on condition that the Master Servicer shall not be released or discharged from any liability whatsoever under this Agreement and shall remain responsible for the performance of the obligations of the Master Servicer under this Agreement and the performance or non-performance and the manner of performance by any delegate of any of the Services and shall remain liable for any right, remedy or cause of action that may arise as a result of any act, failure to act or omission on the part of any such delegate acting in such capacity.

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3.                                      NOTIFICATION OF ACCOUNT DEBTORS

The Account Debtors will not be notified of the sale and assignment of the Purchased Receivables acquired by the Purchaser unless such notification is requested by the Purchaser at any time following the occurrence of a Debtor Notification Event. In this case, the Purchaser is entitled to:

(a)                                  require that the relevant Austrian USD Servicer or the Master Servicer notifies the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (substantially in the form of notification as attached as Schedule 3 Part C and Part D of the Austrian USD Receivables Purchase Agreement) and that the relevant Austrian USD Servicer or the Master Servicer gives evidence to the Purchaser that such notification has occurred; or

(b)                                 notify the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (itself or through the Back-Up Servicer) (substantially the form of notification as attached as Schedule 3 Part C and Part D of the Austrian USD Receivables Purchase Agreement) and the Purchaser and the Back-Up Servicer are hereby irrevocably authorised to make such notifications. To facilitate such notifications, the Austrian USD Seller has granted to each of the Master Servicer, Purchaser and the Back-Up Servicer a separate power of attorney and blank forms of notification (forms of which are attached as Schedule 3 Part A, Part B, Part C and Part D to the Austrian USD Receivables Purchase Agreement).

4.                                      COLLECTIONS, CALCULATIONS, INSTRUMENTS OF DEBT AND REPORTS

4.1                                 The Master Servicer shall allocate, in accordance with the Cleared Invoice Allocation, all and any Collections arriving on the accounts of the Austrian USD Seller, the Austrian USD Servicers and the Master Servicer to Purchased Receivables outstanding in such manner and at such times as provided under the terms of the Austrian USD Receivables Purchase Agreement and in order to allow for the preparation of calculations and the issuing of reports and the fulfilment of such other obligations of the Austrian USD Seller in the Austrian USD Receivables Purchase Agreement. The Master Servicer shall (on behalf of the Austrian USD Seller) store the data file received from the IT Provider in its systems as provided under the terms of the Austrian USD Receivables Purchase Agreement such that the Purchased Receivables can be clearly identified.

4.2                                 The Master Servicer shall determine the amount of Collections standing to the credit of the Austrian USD Seller’s and the MS Final Collection Accounts in accordance with the Cleared Invoice Allocation, in such manner and at such times as provided under the terms of the Austrian USD Receivables Purchase Agreement and in order to

5

allow for the issuing of reports and fulfilment of the other obligations of the Austrian USD Seller under the Austrian USD Receivables Purchase Agreement, provided that the Master Servicer shall not account for any amounts received by the Austrian USD Seller, the Austrian USD Servicers and the Master Servicer by way of direct debit or similar mechanisms as Collections unless in the Master Servicer’s reasonable opinion such receipts are final payments of the relevant Purchased Receivables. The Master Servicer shall (directly or through the Offer Agent) make available to the Purchaser all data reasonably required by the Purchaser including, without limitation, to calculate the Purchase Price, the Reserves and the amounts which represent a Surplus Amount.

4.3                                 The Purchaser shall calculate, on or prior to each Reset Date, the Reserve Percentage in respect of each Settlement Period. The Reserve Percentage is applicable to all Receivables purchased from each Seller commencing on the Settlement Date immediately following such Reset Date until (and excluding) the immediately following Reset Date.

4.4                                 The Master Servicer shall, in accordance with the procedures provided in the Austrian USD Receivables Purchase Agreement, prepare and issue not later than 16:00 CET on each Monthly Reporting Date a Monthly Report.

4.5                                 The Master Servicer shall prepare and deliver to the Purchaser at 10:30 CET (or, in exceptional circumstances, such later time as agreed between the Master Servicer and the Purchaser) on each Business Day a Daily Report.

4.6                                 The Master Servicer shall deliver to the Purchaser and the IT Provider on each Reporting Date a data file containing key customer data in order to enable the Purchaser or its representatives to identify the names and addresses of Account Debtors in relation to Purchased Receivables but, in each case, only in compliance with the Data Protection Standards.

4.7                                 The parties acknowledge and agree that the Purchaser shall provide any Offer File, any Daily Report, any Monthly Report delivered to it pursuant to this Agreement, as well as any other document or data in its possession which may be used to identify, monitor, service and collect the Purchased Receivables or to complete Account Debtor Notifications (including any information referred to in Clause 4.6) to UniCredit.

5.                                      BREACHES, ENFORCEMENT, FACTORING AGREEMENTS

5.1                                 If any of the Austrian USD Servicers or the Master Servicer becomes aware of any material breach of any of the provisions of any Austrian USD Receivables Purchase Agreement by the Austrian USD Seller, it shall inform the Purchaser no later than the immediately following Business Day.

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5.2                                 Each Austrian USD Servicer and the Master Servicer will, in relation to any default by an Account Debtor under or in connection with a Contract, comply with the Credit and Collection Policy provided that:

(a)                                  each such Austrian USD Servicer and the Master Servicer shall only become obliged to comply with such Credit and Collection Policy (to the extent applicable) or to take action as described above after it has become aware of the default; and

(b)                                 it is agreed by the Purchaser that each of the Austrian USD Servicers and the Master Servicer may exercise all enforcement measures reasonably available to it in accordance with the Credit and Collection Policy concerning any particular defaulting Account Debtor or take action as described above and in exercising such measures will only deviate materially from the relevant Credit and Collection Policy if such Austrian USD Servicer or the Master Servicer reasonably believes that to do so will enhance recovery prospects or minimise loss in respect of the Purchased Receivables and the Austrian USD Servicers and the Master Servicer shall give prior written notice of such modification to the Purchaser and such modification shall only take effect with the prior written consent of the Purchaser.

5.3                                 The Master Servicer may extend, amend or otherwise modify the terms and conditions of any Purchased Receivable (i) in accordance with the applicable Credit and Collection Policy or (ii) as a Requirement of Law. In no event shall the Master Servicer be entitled to make the Purchaser or any other Transaction Party a party to any litigation involving the Transaction Documents or the Receivables without such Purchaser’s or such Transaction Party’s prior written consent.

5.4                                 The Master Servicer shall notify the Purchaser promptly upon the entering into by the Austrian USD Seller of any Additional Factoring Agreement or of any material changes to an Additional Factoring Agreement pursuant to which the Austrian USD Seller as factor acquires Receivables which are intended to be sold to the Purchaser under the Austrian USD Receivables Purchase Agreement.

5.5                                 The Master Servicer shall be responsible for the provision to all Account Debtors of all information to which such Account Debtors are entitled under and in accordance with the provisions of applicable data protection legislation or, if a Factoring Agreement is applicable, under the terms of the relevant Factoring Agreement.

6.                                      ADMINISTRATION OF INSTRUMENTS OF DEBT

6.1                                 Subject to Clause 6.2 below, the Master Servicer shall hold any Instruments of Debt transferred to it by the Austrian USD Seller in accordance with the Austrian USD Receivables Purchase Agreement and the Cleared Invoice Allocation for the

7

Purchaser. The Master Servicer shall keep such Instruments of Debt separately from his other assets or deposit them with a bank as specified by the Purchaser or monies representing such Instruments of Debt to the relevant Collection Account.

6.2                                 The Master Servicer shall procure that any cheques, bills of exchange, promissory notes or other endorseable Instruments of Debt are treated in accordance with paragraph (bb) of Part I of Schedule 7 to the Incorporated Terms Memorandum.

7.                                      THE MASTER SERVICER TO DRAW ON THE MS FINAL COLLECTION ACCOUNTS

The Master Servicer shall draw on the Available Collections in respect of Purchased Receivables, in order to effect payment for a Reinvestment as provided in the Austrian USD Receivables Purchase Agreement, to transfer monies to the relevant Transfer Accounts, the USD Collection Account and the relevant Seller Account of the Austrian USD Seller under the Austrian USD Receivables Purchase Agreement, and for such other purposes as provided under the Austrian USD Receivables Purchase Agreement.

8.                                      RECORDS

8.1                                 The Master Servicer (or its agent) shall keep and endeavour to maintain, by applying the Standard of Care, the Records in relation to the Purchased Receivables, for the purposes of identifying, at any time, any amount paid by an Account Debtor, any amount due from an Account Debtor, the source of receipts which are paid into the Austrian USD Seller Accounts and the MS Final Collection Accounts with respect to each Account Debtor, the Collections in respect of the Purchased Receivables, any Dilution occurring during any Settlement Period, the daily balance outstanding with respect to each Account Debtor and the addresses of the Account Debtors. Such Records shall be kept by the Master Servicer (or its agent) separate from other records of the Master Servicer and shall be held to the order of the Purchaser in accordance with applicable law, the Data Protection Standards and any tax laws.

8.2                                 The Master Servicer or any Austrian USD Servicer shall maintain Records in respect of amounts recognised as overdue at the end of each Settlement Period as to constitute a Delinquent Receivable or Defaulted Receivable and amounts recovered in relation to Delinquent Receivables and Defaulted Receivables which have previously been recognised as overdue as at the end of any prior Settlement Period, in accordance with the requirements of this Agreement.

8.3                                 The Records or details thereof shall be kept in such adequate form so as to enable the Factoring Agreements (where applicable) to be enforced and in such manner so that they are identifiable and distinguishable from any records and other documents which

8

relate to other Factoring Agreements, and other agreements which are held by or on behalf of the Master Servicer or any other person.

8.4           The Master Servicer shall not destroy the Records (and shall procure that the Records are not destroyed) otherwise than in accordance with this Agreement or with the Purchaser’s prior consent.

8.5           The Master Servicer shall inform the Purchaser of the location at which the Records are kept as at the date hereof and shall notify the Purchaser of any changes to such location effected prior to the end of the Term.

8.6           Each of the Austrian USD Servicers and the Master Servicer shall, subject to all applicable laws and so as to enable such person(s) to perform its duties or obligations under the Transaction Documents, permit any person nominated by the Purchaser at any time during normal business hours (but so as not to disrupt the normal business of such Austrian USD Servicer or the Master Servicer) upon reasonable written notice to enter any premises owned or occupied by such Austrian USD Servicer or the Master Servicer or its agents where the Records and other information concerning Purchased Receivables are kept to have reasonable access (subject to appropriate supervision provided by such Austrian USD Servicer or the Master Servicer and provided that the Austrian USD Servicers and the Master Servicer shall not delay the provision of such supervision) to all computer Records and books of record and account relating to the performance by such Austrian USD Servicer or the Master Servicer of its obligations under this Agreement and to the data stored in any backup systems maintained or used by the Austrian USD Seller or any of the Austrian USD Servicers and Master Servicer on its behalf.

9.             FURTHER INFORMATION

9.1           Each of the Austrian USD Servicers and the Master Servicer shall, subject to all applicable laws, prepare and deliver to the Purchaser such further information and/or reports whether in writing or otherwise as the Purchaser may reasonably require (a) in relation to the performance by such Austrian USD Servicer or the Master Servicer of its obligations under this Agreement and (b) in respect of the Purchased Receivables.

9.2           Each of the Austrian USD Servicers and the Master Servicer shall, subject to all applicable laws, provide all information and access to books and Records as the auditors of the Purchaser may reasonably require for the purpose of auditing the annual accounts of the Purchaser.

10.          REPRESENTATIONS AND WARRANTIES

10.1         Each of the Austrian USD Servicers and the Master Servicer hereby makes the representations and gives the warranties to the Purchaser set out in Schedule 5

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(Representations and Warranties of the Servicers and the Master Servicer) of the Incorporated Terms Memorandum.

10.2         The representations and warranties referred to in Clause 10.1 are made and given on the date hereof and will be repeated as of any Offer Date, Purchase Date and Funding Date.

11.          COVENANTS AND UNDERTAKINGS OF THE AUSTRIAN USD SERVICERS AND THE MASTER SERVICER

11.1         Each of the Austrian USD Servicers and the Master Servicer makes the covenants and undertakings set out in Part 2 and Part 1 of Schedule 7 (Servicer Covenants) of the Incorporated Terms Memorandum, respectively.

11.2         The covenants and undertakings of each Austrian USD Servicer and the Master Servicer referred to in Clause 11.1 shall remain in force until this Agreement is terminated with respect to such Austrian USD Servicer or the Master Servicer but without prejudice to any right or remedy of the Purchaser arising from the breach of any such covenant prior to the date of termination of this Agreement with respect to such Austrian USD Servicer or the Master Servicer, as applicable.

12.          LIABILITY

12.1         Nothing in this Agreement shall constitute a guarantee, or similar obligation, by any Austrian USD Servicer or the Master Servicer of the performance by an Account Debtor of his obligations under or pursuant to any Contract.

12.2         In the event that either Austrian USD Servicer or the Master Servicer is rendered unable to carry out its obligations under this Agreement by any Force Majeure Event (other than strikes, lock outs, sit ins and industrial disturbances which are specific to such Austrian USD Servicer or the Master Servicer) in respect of such Austrian USD Servicer or the Master Servicer, as applicable, the relevant Austrian USD Servicer or the Master Servicer, as the case may be, shall not be liable for any failure to carry out its obligations under or pursuant to this Agreement which are affected by the event in question and, subject to (c) below for so long as such circumstances continue, shall be relieved of its obligations under or pursuant to this Agreement which are affected by the event in question without liability provided that:

(a)           this Clause 12.2 shall not apply if any such event arose as a result of the negligence (Fahrlässigkeit) or wilful misconduct (Vorsatz) of such Austrian USD Servicer or the Master Servicer:

(b)           this Clause 12.2 shall not apply:

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(i)            if the event in question is an electricity power cut and at the time of such electricity power cut such Austrian USD Servicer or the Master Servicer does not have a back up generator in place provided that this Clause 12.2 shall apply if such Austrian USD Servicer or the Master Servicer does have such a back up generator in place but there is a failure of such back up generator; or

(ii)           if the event in question is a computer software, hardware or systems failure and at the time of such failure such Austrian USD Servicer or the Master Servicer does not have access to, equivalent back up computer software, hardware or systems in place, provided that this Clause 12.2 shall apply if such Austrian USD Servicer or the Master Servicer does have access to, such equivalent back up computer software, hardware and systems in place but there is a failure of such equivalent back up computer software, hardware or systems.

(c)           Each Austrian USD Servicer and the Master Servicer shall, notwithstanding that it is relieved from its obligations hereunder, take all reasonable steps available to it to procure that such event ceases to exist and take all practical steps to minimise any loss resulting from any such event.

13.          SERVICER FEES

The Purchaser shall pay to the Master Servicer (for its own account and the account of the Austrian USD Servicers) for its services under this Agreement a fee (the “Servicer Fee”) as set out in the Fee Agreement.

14.          COSTS AND EXPENSES

The Master Servicer shall notify the Purchaser in the Daily Report and the Monthly Report of all amounts paid by the Master Servicer on behalf of the Purchaser as its agent pursuant to this Agreement.

15.          TERMINATION

15.1         The Purchaser may terminate any Austrian USD Servicer or this Agreement for good cause (aus wichtigem Grund) with immediate effect by serving a termination notice to the relevant Servicer(s), with a copy to the Back-Up Servicer. Any Automatic Termination Event or Automatic Servicer Termination Event or delivery of a Termination Event Notice or Servicer Termination Event Notice shall constitute good cause for the Purchaser to terminate this Agreement.

15.2         Each of the Master Servicer and the Austrian USD Servicers may terminate this Agreement for good cause (aus wichtigem Grund) with immediate effect by serving a termination notice to the Purchaser, with a copy to the Back-Up Servicer.

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15.3         This Agreement may be terminated with respect to either Austrian USD Servicer or the Master Servicer upon the expiry of not less than one (1) months, (or such longer period as the Purchaser may reasonably require) notice of termination given by the relevant Servicer to the Purchaser provided that:

(a)           the Purchaser consents in writing to such termination; and

(b)           (i) with respect to the termination of this Agreement with respect to any Austrian USD Servicer, the Master Servicer shall automatically assume all rights and obligations of such Austrian USD Servicer pursuant to this Agreement and (ii) with respect to the termination of this Agreement with respect to the Master Servicer, another entity within the Group shall be appointed by the Purchaser or by the Austrian USD Seller (subject to any such appointment being approved in writing by the Purchaser), such appointment to be effective not later than the date of termination of this Agreement and the new Master Servicer enters into an agreement on substantially the same terms as those of this Agreement (which shall provide for remuneration at such a rate as is agreed by the Purchaser but which does not exceed the rate then commonly charged by providers of receivables administration services for the provision of services of the kind described in this Agreement). The Master Servicer shall not be released from its obligations under or pursuant to this Agreement until such substitute master servicer has entered into such new Agreement.

For the avoidance of doubt, any termination of this Agreement by a Austrian USD Servicer pursuant to this Clause shall terminate this Agreement with respect to the Austrian USD Servicer who delivered the notice pursuant to this Clause and not with respect to any other Austrian USD Servicer.

15.4         If not otherwise terminated with respect to the Austrian USD Servicers and Master Servicer in accordance with the other provisions of this Clause, this Agreement shall terminate upon the expiry of not less than 30 days’ notice of termination given by or on behalf of the Purchaser at any time after such time as none of the Purchaser, the Purchaser Trustee or any Funding Source has any further interest in the Purchased Receivables, the Related Rights, Factoring Agreements (where applicable), or (if later) following the end of the Term.

15.5         Each Austrian USD Servicer and the Master Servicer shall deliver to the Purchaser as soon as it becomes aware thereof a notice of any Termination Event or Servicer Termination Event with respect to any Servicer or any event which with the giving of notice or lapse of time or making of any determination or certification would constitute a Servicer Termination Event with respect to any Servicer.

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15.6         On and after termination of this Agreement with respect to a Austrian USD Servicer or the Master Servicer pursuant to this Clause 15 all authority and power of such Servicer under this Agreement shall be terminated and of no further effect as provided in Clause 2.4 and such Austrian USD Servicer or Master Servicer shall no longer hold itself out in any way as the agent of the Purchaser.

15.7         Upon termination of this Agreement with respect to a Austrian USD Servicer or the Master Servicer pursuant to this Clause 15, such Servicer shall, in accordance with all applicable law, immediately (and in the meantime shall hold on trust for, and to the order of, the Purchaser):

(a)           other than in the case of termination pursuant to Clause 15.4, deliver to the Master Servicer (in the case of the termination of a Austrian USD Servicer) or the substitute master servicer (in the case of a termination of the Master Servicer pursuant to Clause 15.3) or the Purchaser (in the case of the termination of the Master Servicer pursuant to Clause 15.1) or as it shall direct the Records and all other information and documentation in its possession or under its control and disposition relating to the affairs of or (in the case of all such items and, additionally, computer tapes) belonging to (as appropriate) the Purchaser, the Purchased Receivables, the Related Rights, the Factoring Agreements (where applicable), and any other assets of the Purchaser; and

(b)           transfer to the Purchaser any moneys then held by such Austrian USD Servicer or the Master Servicer on behalf of the Purchaser provided that such Austrian USD Servicer or the Master Servicer shall be entitled to take such copies of the foregoing (at its own expense) as it considers appropriate.

15.8         With effect from the date of termination of this Agreement with respect to a Austrian USD Servicer or the Master Servicer pursuant to this Clause 15, the rights and obligations of such Austrian USD Servicer or the Master Servicer hereunder shall cease but such termination shall be without prejudice to (a) any liabilities of such Austrian USD Servicer or the Master Servicer to the Purchaser incurred before the date of such termination (b) any liabilities of the Purchaser to such Austrian USD Servicer or the Master Servicer incurred before the date of such termination and (c) Clause 15.9 provided that such Austrian USD Servicer or the Master Servicer shall have no right of set off or deduction (or analogous rights) in respect of such amounts against amounts held by it on behalf of the Purchaser.

15.9         On termination of the appointment of a Austrian USD Servicer or the Master Servicer under the provisions of this Clause 15, such Austrian USD Servicer or the Master Servicer, as applicable, shall be entitled to receive all fees and other moneys accrued up to, or payable on or in respect of, the date of termination but shall not be entitled to any other or further compensation (save for any payments due under Clause 14). Such

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moneys so receivable by such Austrian USD Servicer or the Master Servicer, as applicable, shall be paid by the Purchaser on the dates on which they would otherwise have fallen due under this Agreement subject always to the provisions of the Austrian USD Receivables Purchase Agreement. For the avoidance of doubt such termination shall not affect such Austrian USD Servicer’s or the Master Servicer’s rights to receive payment of all amounts due to it by the Purchaser other than under this Agreement.

15.10       Any provision of this Agreement which is stated to continue after termination of this Agreement shall remain in full force and effect notwithstanding termination.

15.11       If the appointment of a Austrian USD Servicer under this Agreement or this Agreement is terminated pursuant to Clause 15.1, such Austrian USD Servicer and/or the Master Servicer, as applicable, will allow any person nominated by the Purchaser to have reasonable access to and usage of the computer software and computer systems used by it in connection with the Receivables (subject to appropriate supervision provided by such Austrian USD Servicer and/or the Master Servicer, as applicable, and provided that the Austrian USD Servicer and/or the Master Servicer, as applicable, shall not unreasonably delay the provision of such supervision) for a period of 6 months from receipt by such Austrian USD Servicer and/or the Master Servicer, as applicable, of notice of termination pursuant to Clause 15.1. Such access shall be provided during normal business hours and so as not to disrupt the normal business activities of such Austrian USD Servicer and/or the Master Servicer, as applicable. Such Austrian USD Servicer and/or the Master Servicer, as applicable, shall, during the relevant notice period and for such further period as may be required for an effective transfer, provide reasonable co-operation to the Back-up Servicer in the transfer of the administration of the Factoring Agreements (where applicable) from the computer systems of the relevant Austrian USD Servicer and/or the Master Servicer, as applicable, to those of the Back-Up Servicer.

16.          FURTHER ASSURANCE

The parties agree that they will co-operate fully to do all such further acts and things and execute or sign any further documents, instruments, notices or consents as may be reasonable and necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

17.          INDEMNITY AGAINST BREACH

Each of the Austrian USD Servicers and the Master Servicer will indemnify and keep indemnified the Purchaser against any cost, claim, loss, expense, liability or damages (including legal costs and out of pocket expenses) properly incurred or suffered by the Purchaser as a direct consequence of any breach by such Servicer of this Agreement (provided that such cost, claim, loss, expense, liability or damage shall not have arisen as a consequence of any breach of this Agreement by, or as a result of the wilful

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misconduct (Vorsatz) or negligence (Fahrlässigkeit) of, the Purchaser) and such Servicer shall on demand pay to the Purchaser, without any set off, deduction or withholding whatsoever the full amount of any such cost, claim, loss, expense, liability or damages suffered or incurred by the Purchaser.

18.          OTHER SERVICES TO BE PROVIDED BY THE MASTER SERVICER

The Master Servicer shall:

(a)           keep in force all licences, approvals, authorisations and consents which may be reasonably necessary in connection with the performance of its obligations pursuant to this Agreement, except to the extent any failure to keep such licenses, approvals, authorisations and consents would not reasonably be expected to have a Material Adverse Effect;

(b)           consider the interests of the Purchaser in its relations with Account Debtors and in its exercise of any discretion arising from its performance of its obligations hereunder;

(c)           comply with all legal requirements in relation to all Purchased Receivables acquired by the Purchaser and Related Rights;

(d)           not sell, assign or otherwise dispose of or create or suffer to exist any encumbrance upon or with respect to any Purchased Receivable acquired by the Purchaser or the Related Rights related to such Purchased Receivable, or assign any right to receive income in respect thereof or attempt, purport or agree to do any of the foregoing, except in the case of any encumbrances arising under or pursuant to the Transaction Documents and any purchase contemplated by the Transaction Documents;

(e)           release any encumbrance created upon or with respect to any Purchased Receivable acquired by the Purchaser or Related Rights related to such Purchased Receivable, or provide for the reassignment of any right which has been assigned in contrary to the above stated undertaking;

(f)            give all reasonable assistance to the Back-Up Servicer (including in its capacity to provide ongoing services) in order to allow the Back-Up Servicer to perform its obligations under the Back-Up Servicing Agreement; and

(g)           automatically assume all rights and obligations pursuant to this Agreement of any Austrian USD Servicer terminated in accordance with Clause 15 (Termination) above.

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19.          CHANGE OF SERVICER

If notice is given to terminate the appointment of any of an existing Austrian USD Servicer or the Master Servicer in accordance with this Agreement and, in the case of the termination of the Master Servicer, to activate the Back-Up Servicer, the relevant existing Austrian USD Servicer, the Master Servicer and the Purchaser shall execute such documents and take such actions as the Back-Up Servicer or the Purchaser may reasonably require for the purpose of vesting in the rights and obligations of the Master Servicer under this Agreement and releasing the relevant existing Austrian USD Servicer or the Master Servicer, as applicable, from its future obligations under this Agreement.

20.          STANDARD OF CARE

Each Austrian USD Servicer and the Master Servicer shall provide the Services in accordance with the Credit and Collection Policy, this Agreement, the other Transaction Documents, applicable law and regulatory requirements and the Standard of Care.

21.          PAYMENTS

21.1         On each date upon which this Agreement requires an amount to be paid hereunder by any party hereto to another party hereto, such party shall, save as expressly provided herein, make the same available to the payee by payment in the Purchaser Currency or if applicable, converted from the Purchaser Currency into the Base Currency at the Applicable Exchange Rate and in immediately available, freely transferable, cleared funds to such account and bank as specified in Schedule 19 of the Incorporated Terms Memorandum or Schedule 3 of the Back-up Servicing Agreement, as applicable.

21.2         The Austrian USD Servicers or the Master Servicer shall pay any claims which the Purchaser is entitled to collect pursuant to the provisions of this Agreement by way of wire transfer (Überweisung).

21.3         The Master Servicer shall apply the relevant Applicable Exchange Rate to all Purchased Receivables that are not denominated in a Purchaser Currency.

22.          GOVERNING LAW AND JURISDICTION

(a)           This Agreement and all non-contractual obligations arising under or in connection with it shall be governed by and construed in accordance with Austrian law.

(b)           Each of the parties hereto irrevocably agrees that the courts of Vienna, Austria, shall have exclusive jurisdiction to hear and determine any suit, action or

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proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement.

(c)           Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts referred to in this Clause 22 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

23.          ASSIGNMENT

23.1         None of the Austrian USD Servicers and Master Servicer shall be entitled to assign, transfer or pledge any or all of its rights or benefits hereunder, other than to the Purchaser.

23.2         The Purchaser shall be entitled to dispose of (verfügen über) its rights against the Austrian USD Servicers and Master Servicer under the Transaction Documents, in whole or in part, in any way (including, in particular, by way of security assignment) but always in accordance with this Agreement and any other Transaction Document.

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SIGNATURES

For and on behalf of Elektra Purchase No. 29 Limited

as Purchaser

By:

Name: N. Gallagher

Title: Director

Sappi Trading Hong Kong Limited

as Austrian USD Servicer

By:	By:

Name: L. Chan	Name: L. Newman

Title: Director	Title: Director

Sappi Papier Holding GmbH

as Austrian USD Servicer

By:	By:

Name: J.H. Pässler	Name: S.J. Blyth

Title: Managing Director	Title: Managing Director

Sappi International SA

as Master Servicer

By:	By:

Name: J.H. Pässler	Name: S.J. Blyth

Title: Director	Title: Director

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SECTION 7

DATED 12 AUGUST 2011

ELEKTRA PURCHASE NO. 29 LIMITED

as Purchaser

SAPPI INTERNATIONAL SA

as Master Servicer

and

SAPPI LANAKEN NV

as Belgian Seller

BELGIAN SERVICING AGREEMENT

THIS SERVICING AGREEMENT (the “Agreement”) is made on 12 August 2011

BETWEEN

1.             ELEKTRA PURCHASE NO. 29 LIMITED, a company incorporated under the laws of Ireland with registered number 501111 and having its registered office at 2nd Floor, 11-12 Warrington Place, Dublin 2, Republic of Ireland (the “Purchaser”);

2.             SAPPI INTERNATIONAL SA, a Belgian company with its registered office at Chaussée de La Hulpe 154, 1170 Brussels, Belgium, with enterprise number 449,887,582 , RPM/RPR Brussels (the “Master Servicer”); and

3.             SAPPI LANAKEN NV, a Belgian company with its registered office at Montaigneweg 2, 3620 Lanaken, with enterprise number 420,732,352, RPM/RPR Tongeren in its capacity as Belgian Seller, Austrian EUR Seller and German EUR Seller (the “Belgian Seller”).

WHEREAS

(A)          The Purchaser and the Belgian Seller have entered into the Belgian Receivables Purchase Agreement pursuant to which the Purchaser expects from time to time to purchase from the Belgian Seller Receivables together with Related Rights.

(B)           The Master Servicer is willing to act as Master Servicer for the Purchaser in relation to Purchased Receivables, to assist in the collection of payments in respect of Purchased Receivables, and Related Rights, to administer all Factoring Agreements (where applicable) to which the Belgian Seller is a party and to perform certain other administrative services for the Purchaser all on the terms and subject to the conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.             DEFINITIONS, INTERPRETATION AND COMMON TERMS

1.1           Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 of the Incorporated Terms Memorandum which is dated on or about the date of this Agreement and incorporated herein by reference and signed for the purpose of identification by each of the Transaction Parties including, for the avoidance of doubt, the Belgian Seller, the Master Servicer and the Purchaser.

1.2           Terms in this Agreement, except where otherwise stated or where the context otherwise requires, shall be construed in the same way as set forth in Paragraph 2 (Principles of Interpretation and Construction) of the Incorporated Terms Memorandum.

1.3           The Common Terms contained in the Incorporated Terms Memorandum apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

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1.4           If there is any conflict between the provisions of the Incorporated Terms Memorandum and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.5           Clause 22 (Governing Law and Jurisdiction) shall apply mutatis mutandis to the Common Terms incorporated into this Agreement as if set out in full in this Agreement.

2.             APPOINTMENT OF THE MASTER SERVICER

2.1           The Purchaser hereby appoints the Master Servicer to collect and service the Purchased Receivables acquired by the Purchaser from the Belgian Seller and to perform the services specified hereunder (together the “Services”) for the Purchaser.

2.2           In performing the Services, the Master Servicer shall act in its own name but for the Purchaser.

2.3           The Master Servicer is obliged to administer, collect and service the Purchased Receivables acquired by the Purchaser on behalf of the Purchaser. The Purchaser hereby authorises, and grants a power of attorney to, the Master Servicer to provide administration and collection services in relation to the collection of Purchased Receivables and in relation to the Factoring Agreements (where applicable) and any Related Rights relating to the Purchased Receivables as provided under this Agreement, to allocate from time to time Collections to Purchased Receivables, perform such calculations and issue such reports as provided herein, to enforce all obligations of the Account Debtors and to do all things necessary for the performance of the administration and collection services and all of its duties under this Agreement. This authority shall include the authorisation and obligation of the Master Servicer to take legal action at the cost of the Master Servicer (including, but not limited to, court proceedings for judgments, preliminary judgments and for orders to pay debts), as may reasonably be required by the Purchaser in respect of the Purchased Receivables owned by it, the Factoring Agreements (where applicable) and the Related Rights (the “Servicer Collection Authority”). The Master Servicer is entitled to sub-delegate this authorisation in accordance with Clause 2.7.

2.4           The Servicer Collection Authority in respect of the Master Servicer shall expire automatically without any notice being required if:

(a)           this Agreement expires or is terminated in accordance with Clause 15; or

(b)           the Master Servicer becomes Insolvent or is prohibited by law to provide the Services in respect of the Purchased Receivables or Related Rights.

2.5           The Master Servicer hereby accepts its appointment under Clause 2.1 and the authority given to it under Clause 2.3 on the terms and subject to the conditions of this Agreement.

2.6           It is the understanding of the parties hereto that the Master Servicer will not be required to obtain a registration under the German Legal Services Act (Rechtsdienstleistungsgesetz, “RDG”) in respect of the obligations and duties under this Agreement in respect of the servicing of any Receivables of Account Debtors in

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Germany due to the exemption set forth in Sections 2 paragraph 2, 2nd sentence in connection with Section 2 paragraph 3 no.6 of the RDG. If, at any time, this exemption is not available (including, but not limited to, where a competent court issues a ruling to this effect), the Master Servicer, as applicable, shall not perform, and shall not be required to perform, any obligations or duties which would require such registration and only the Belgian Seller shall be obliged to perform, and shall perform, such obligations and duties.

2.7           Subject to Clause 2.6, the Master Servicer may appoint any other Servicer or, with the prior written consent of the Purchaser, the Back-Up Servicer to carry out all or part of the Services on condition that the Master Servicer shall not be released or discharged from any liability whatsoever under this Agreement and shall remain responsible for the performance of the obligations of the Master Servicer under this Agreement and the performance or non-performance and the manner of performance by any delegate of any of the Services and shall remain liable for any right, remedy or cause of action that may arise as a result of any act, failure to act or omission on the part of any such delegate acting in such capacity.

3.             NOTIFICATION OF ACCOUNT DEBTORS

The Account Debtors will not be notified of the sale and assignment of the Purchased Receivables acquired by the Purchaser unless such notification is required to be made in accordance with the provisions of the Belgian Receivables Purchase Agreement at any time following the occurrence of a Debtor Notification Event. In this case, the Purchaser is entitled to:

(a)           require that the Master Servicer notifies the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (substantially in the form of notification as attached as Schedule 3, Part A, B or C, as applicable, of the Belgian Receivables Purchase Agreement) and that the Master Servicer gives evidence to the Purchaser that such notification has occurred; or

(b)           notify the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (itself or through the Back-Up Servicer) (substantially in the form of notification attached as Schedule 3, Part A, B or C, as applicable, of the Belgian Receivables Purchase Agreement) and the Purchaser and the Back-Up Servicer are hereby irrevocably authorised to make such notifications. To facilitate such notifications in relation to the Purchased Receivables governed by German and Austrian law, respectively, the Belgian Seller has granted to each of the Master Servicer, Purchaser and the Back-Up Servicer a separate power of attorney and, where applicable, blank forms of notification (forms of which are attached as Part B (in relation to Purchased Receivables governed by German law) and Part C (in relation to Purchased Receivables governed by Austrian law) of Schedule 3 to the Belgian Receivables Purchase Agreement).

4.             COLLECTIONS, CALCULATIONS, INSTRUMENTS OF DEBT AND REPORTS

4.1           The Master Servicer shall allocate, in accordance with the Cleared Invoice Allocation, all and any Collections arriving on the accounts of the Belgian Seller and the Master

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Servicer to Purchased Receivables outstanding in such manner and at such times as provided under the terms of the Belgian Receivables Purchase Agreement and in order to allow for the preparation of such calculations and the issuing of reports and the fulfilment of such other obligations of the Belgian Seller in the Belgian Receivables Purchase Agreement. The Master Servicer shall (on behalf of the Belgian Seller) store the data file received from the IT Provider in its systems as provided under the terms of the Belgian Receivables Purchase Agreement such that the Purchased Receivables can be clearly identified.

4.2           The Master Servicer shall determine the amount of Collections standing to the credit of the MS Final Collection Account or any collection account of the Master Servicer in accordance with the Cleared Invoice Allocation, in such manner and at such times as provided under the terms of the Belgian Receivables Purchase Agreement and in order to allow for the issuing of reports and fulfilment of the other obligations of the Belgian Seller under the Belgian Receivables Purchase Agreement, provided that the Master Servicer shall not account for any amounts received by the Belgian Seller or the Master Servicer by way of direct debit or similar mechanisms as Collections unless in the Master Servicer’s reasonable opinion such receipts are final payments of the relevant Purchased Receivables. The Master Servicer shall (directly or through the Offer Agent) make available to the Purchaser all data reasonably required by the Purchaser including, without limitation, to calculate the Purchase Price, the Reserves and the amounts which represent a Surplus Amount.

4.3           The Purchaser shall calculate, on or prior to each Reset Date, the Reserve Percentage in respect of each Settlement Period. The Reserve Percentage is applicable to all Receivables purchased from each Seller commencing on the Settlement Date immediately following such Reset Date until (and excluding) the immediately following Reset Date.

4.4           The Master Servicer shall, in accordance with the procedures provided in the Belgian Receivables Purchase Agreement, prepare and issue not later than 16:00 CET on each Monthly Reporting Date a Monthly Report.

4.5           The Master Servicer shall prepare and deliver to the Purchaser at 10:30 CET (or, in exceptional circumstances, such later time as agreed between the Master Servicer and the Purchaser) on each Business Day a Daily Report

4.6           The Master Servicer shall deliver to the Purchaser and the IT Provider on each Reporting Date a data file containing key customer data in order to enable the Purchaser or its representatives to identify the names and addresses of Account Debtors in relation to Purchased Receivables but, in each case, only in compliance with the Data Protection Standards.

4.7           The parties acknowledge and agree that the Purchaser shall provide any Offer File, any Daily Report, any Monthly Report delivered to it pursuant to this Agreement, as well as any other document or data in its possession which may be used to identify, monitor, service and collect the Purchased Receivables or to complete Account Debtor Notifications (including any information referred to in Clause 4.6) to UniCredit.

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5.             BREACHES, ENFORCEMENT, FACTORING AGREEMENTS

5.1           If the Master Servicer becomes aware of any material breach of any of the provisions of the Belgian Receivables Purchase Agreement by the Belgian Seller, it shall inform the Purchaser no later than the immediately following Business Day.

5.2           The Master Servicer will, in relation to any default by an Account Debtor under or in connection with a Contract, comply with the Credit and Collection Policy provided that:

(a)           the Master Servicer shall only become obliged to comply with such Credit and Collection Policy (to the extent applicable) or to take action as described above after it has become aware of the default; and

(b)           it is agreed by the Purchaser that the Master Servicer may exercise all enforcement measures reasonably available to it in accordance with the Credit and Collection Policy concerning any particular defaulting Account Debtor or take action as described above and in exercising such measures will only deviate materially from the relevant Credit and Collection Policy if the Master Servicer reasonably believes that to do so will enhance recovery prospects or minimise loss in respect of the Purchased Receivables and the Master Servicer shall give prior written notice of such modification to the Purchaser and such modification shall only take effect with the prior written consent of the Purchaser.

5.3           The Master Servicer may extend, amend or otherwise modify the terms and conditions of any Purchased Receivable (i) in accordance with the applicable Credit and Collection Policy or (ii) as a Requirement of Law. In no event shall the Master Servicer be entitled to make the Purchaser or any other Transaction Party a party to any litigation involving the Transaction Documents or the Receivables without such Purchaser’s or such Transaction Party’s prior written consent.

5.4           The Master Servicer shall notify the Purchaser promptly upon the entering into by the Belgian Seller of any Additional Factoring Agreement or of any material changes to an Initial Factoring Agreement or an Additional Factoring Agreement pursuant to which the Belgian Seller as factor acquires Receivables which are intended to be sold to the Purchaser under the Belgian Receivables Purchase Agreement

5.5           The Master Servicer shall be responsible for the provision to all Account Debtors of all information to which such Account Debtors are entitled under and in accordance with the provisions of applicable data protection legislation or, if a Factoring Agreement is applicable, under the terms of the relevant Factoring Agreement.

6.             ADMINISTRATION OF INSTRUMENTS OF DEBT

6.1           Subject to Clause 6.2 below, the Master Servicer shall hold any Instruments of Debt transferred to it by the Belgian Seller in accordance with the Receivables Purchase Agreement and the Cleared Invoice Allocation for the Purchaser. The Master Servicer shall keep such Instruments of Debt separately from its other assets or deposit them with a bank as specified by the Purchaser.

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6.2           The Master Servicer shall ensure that any cheques, bills of exchange, promissory notes or other endorseable Instruments of Debt are treated in accordance with paragraph (bb) of Part I of Schedule 7 to the Incorporated Terms Memorandum.

7.             THE MASTER SERVICER TO DRAW ON THE MS FINAL COLLECTION ACCOUNTS

The Master Servicer shall draw on the Available Collections in respect of the Purchased Receivables, in order to effect payment for a Reinvestment as provided in the Belgian Receivables Purchase Agreement, to transfer monies to the relevant Transfer Accounts and the EUR Collection Account under the Belgian Receivables Purchase Agreement, and for such other purposes as provided under the Belgian Receivables Purchase Agreement.

8.             RECORDS

8.1           The Master Servicer (or its agent) shall keep and endeavour to maintain, by applying the Standard of Care, the Records in relation to the Purchased Receivables, for the purposes of identifying, at any time, any amount paid by an Account Debtor, any amount due from an Account Debtor, the source of receipts which are paid into the EUR Collection Accounts and the MS Final Collection Accounts with respect to each Account Debtor, the Collections in respect of the Purchased Receivables, any Dilution occurring during any Settlement Period, the daily balance outstanding with respect to each Account Debtor and the addresses of the Account Debtors. Such Records shall be kept by the Master Servicer (or its agent) separate from other records of the Master Servicer and shall be held to the order of the Purchaser in accordance with applicable law, the Data Protection Standards and any tax laws.

8.2           The Master Servicer shall maintain Records in respect of amounts recognised as overdue at the end of each Settlement Period as to constitute a Delinquent Receivable or Defaulted Receivable and amounts recovered in relation to Delinquent Receivables and Defaulted Receivables which have previously been recognised as overdue as at the end of any prior Settlement Period, in accordance with the requirements of this Agreement.

8.3           The Records or details thereof shall be kept in such adequate form so as to enable the Factoring Agreements (where applicable) to be enforced and in such manner so that they are identifiable and distinguishable from any records and other documents which relate to other Factoring Agreements, and other agreements which are held by or on behalf of the Master Servicer or any other person.

8.4           The Master Servicer shall not destroy the Records (and shall procure that the Records are not destroyed) otherwise than in accordance with this Agreement or with the Purchaser’s prior consent.

8.5           The Master Servicer shall inform the Purchaser of the location at which the Records are kept as at the date hereof and shall notify the Purchaser of any changes to such location effected prior to the end of the Term.

8.6           The Master Servicer shall, subject to all applicable laws and so as to enable such person(s) to perform its duties or obligations under the Transaction Documents,

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permit any person nominated by the Purchaser at any time during normal business hours (but so as not to disrupt the normal business of the Master Servicer) upon reasonable written notice to enter any premises owned or occupied by the Master Servicer or its agents where the Records and other information concerning Purchased Receivables are kept to have reasonable access (subject to appropriate supervision provided by the Master Servicer and provided that the Master Servicer shall not delay the provision of such supervision) to all computer Records and books of record and account relating to the performance by the Master Servicer of its obligations under this Agreement and to the data stored in any backup systems maintained or used by the Belgian Seller or the Master Servicer on its behalf.

9.             FURTHER INFORMATION

9.1           The Master Servicer shall, subject to all applicable laws, prepare and deliver to the Purchaser such further information and/or reports whether in writing or otherwise as the Purchaser may reasonably require (a) in relation to the performance by the Master Servicer of its obligations under this Agreement and (b) in respect of the Purchased Receivables.

9.2           The Master Servicer shall, subject to all applicable laws, provide all information and access to books and Records as the auditors of the Purchaser may reasonably require for the purpose of auditing the annual accounts of the Purchaser.

10.           REPRESENTATIONS AND WARRANTIES

10.1         The Master Servicer hereby makes the representations and gives the warranties to the Purchaser set out in Schedule 5 (Representations and Warranties of the Servicers and the Master Servicer) of the Incorporated Terms Memorandum.

10.2         The representations and warranties referred to in Clause 10.1 are made and given on the date hereof and will be repeated as of any Offer Date, Purchase Date and the Funding Date.

11.           COVENANTS AND UNDERTAKINGS OF THE MASTER SERVICER

11.1         The Master Servicer makes the covenants and undertakings set out in Part 2 and Part 1 of Schedule 7 (Servicer Covenants) of the Incorporated Terms Memorandum respectively, provided always that the Master Servicer shall not have the power to enter into any new contracts on behalf of the Purchaser or to act as any form of branch, agency or representative of the Purchaser nor to direct, administer or manage any aspect of the Purchaser’s business (without prejudice to the specific activities expressly contemplated in this Agreement). Equally, the Master Servicer shall be liable only to perform the Services herein specified; the Purchaser shall have no right to direct the Master Servicer save where such a right is specifically granted to the Purchaser.

11.2         The covenants and undertakings of the Master Servicer referred to in Clause 11.1 shall remain in force until this Agreement is terminated with respect to the Master Servicer but without prejudice to any right or remedy of the Purchaser arising from the breach of any such covenant prior to the date of termination of this Agreement with respect to the Master Servicer.

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12.                                 LIABILITY

12.1                           Nothing in this Agreement shall constitute a guarantee, or similar obligation, by the Master Servicer of the performance by an Account Debtor of his obligations under or pursuant to any Contract.

12.2                           In the event that the Master Servicer is rendered unable to carry out its obligations under this Agreement by any Force Majeure Event (other than strikes, lock outs, sit ins and industrial disturbances which are specific to the Master Servicer) in respect of the Master Servicer, the Master Servicer shall not be liable for any failure to carry out its obligations under or pursuant to this Agreement which are affected by the event in question and, subject to (c) below for so long as such circumstances continue, shall be relieved of its obligations under or pursuant to this Agreement which are affected by the event in question without liability provided that:

(a)                                  this Clause 12.2 shall not apply if any such event arose as a result of negligence or wilful misconduct of the Master Servicer:

(b)                                 this Clause 12.2 shall not apply:

(i)                                     if the event in question is an electricity power cut and at the time of such electricity power cut the Master Servicer does not have a back up generator in place provided that this Clause 12.2 shall apply if the Master Servicer does have such a back up generator in place but there is a failure of such back up generator; or

(ii)                                  if the event in question is a computer software, hardware or systems failure and at the time of such failure the Master Servicer does not have access to, equivalent back up computer software, hardware or systems in place, provided that this Clause 12.2 shall apply if the Master Servicer does have access to, such equivalent back up computer software, hardware and systems in place but there is a failure of such equivalent back up computer software, hardware or systems.

(c)                                 the Master Servicer shall, notwithstanding that it is relieved from its obligations hereunder, take all reasonable steps available to it to procure that such event ceases to exist and take all practical steps to minimise any loss resulting from any such event.

13.                                 SERVICER FEES

The Purchaser shall pay to the Master Servicer for its services under this Agreement a fee (the “Servicer Fee”) as set out in the Fee Agreement.

14.                                 COSTS AND EXPENSES

The Master Servicer shall notify the Purchaser in the Daily Report and the Monthly Report of all amounts paid by the Master Servicer on behalf of the Purchaser as its agent pursuant to this Agreement.

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15.                                 TERMINATION

15.1                           The Purchaser may terminate this Agreement with immediate effect upon the occurrence of an Automatic Termination Event, the occurrence of an Automatic Servicer Termination Event, or the delivery of a Termination Event Notice or Servicer Termination Event Notice, by serving a termination notice to the Master Servicer, with a copy to the Back-Up Servicer.

15.2                           This Agreement may be terminated with respect to the Master Servicer upon the expiry of not less than one (1) months’ (or such longer period as the Purchaser may reasonably require) notice of termination given by the Master Servicer to the Purchaser provided that:

(a)                                  the Purchaser consents in writing to such termination; and

(b)                                 another entity within the Group shall be appointed by the Purchaser or by the Belgian Seller (subject to any such appointment being approved in writing by the Purchaser), such appointment to be effective not later than the date of termination of this Agreement and the new Master Servicer enters into an agreement on substantially the same terms as those of this Agreement (which shall provide for remuneration at such a rate as is agreed by the Purchaser but which does not exceed the rate then commonly charged by providers of receivables administration services for the provision of services of the kind described in this Agreement). The Master Servicer shall not be released from its obligations under or pursuant to this Agreement until such substitute master servicer has entered into such new Agreement.

15.3                           If not otherwise terminated with respect to the Master Servicer in accordance with the other provisions of this Clause, this Agreement shall terminate upon the expiry of not less than 30 days’ notice of termination given by or on behalf of the Purchaser at any time after such time as none of the Purchaser, the Purchaser Trustee or any Funding Source has any further interest in the Purchased Receivables, the Related Rights, Factoring Agreements (where applicable) or (if later) following the end of the Term.

15.4                           The Master Servicer shall deliver to the Purchaser as soon as it becomes aware thereof a notice of any Termination Event or Servicer Termination Event or any event which with the giving of notice or lapse of time or making of any determination or certification would constitute a Servicer Termination Event.

15.5                           On and after termination of this Agreement with respect to the Master Servicer pursuant to this Clause 15 all authority and power of the Master Servicer under this Agreement shall be terminated and of no further effect as provided in Clause 2.4 and the Master Servicer shall no longer hold itself out in any way as the agent of the Purchaser.

15.6                           Upon termination of this Agreement with respect to the Master Servicer pursuant to this Clause 15, the Master Servicer shall, in accordance with all applicable law, immediately (and in the meantime shall hold to the order of the Purchaser):

(a)                                  (other than in the case of termination pursuant to Clause 15.3) deliver to the substitute master servicer (in the case of a termination of the Master Servicer

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pursuant to Clause 15.2) or the Purchaser (in the case of the termination of the Master Servicer pursuant to Clause 15.1) or as it shall direct the Records and all other information and documentation in its possession or under its control and disposition relating to the affairs of or (in the case of all such items and, additionally, computer tapes) belonging to (as appropriate) the Purchaser, the Purchased Receivables, the Related Rights, the Factoring Agreements (where applicable), and any other assets of the Purchaser; and

(b)                                 transfer to the Purchaser any moneys then held by the Master Servicer on behalf of the Purchaser,

provided that the Master Servicer shall be entitled to take such copies of the foregoing (at its own expense) as it considers appropriate.

15.7                           The Master Servicer waives any privilège du conservateur / voorrecht van de bewaarder or other lien that it may have under article 20, 4° of the Belgian Mortgage Law or otherwise in connection with the Purchased Receivables or the Related Rights.

15.8                           With effect from the date of termination of this Agreement with respect to the Master Servicer pursuant to this Clause 15, the rights and obligations of the Master Servicer hereunder shall cease but such termination shall be without prejudice to (a) any liabilities of the Master Servicer to the Purchaser incurred before the date of such termination (b) any liabilities of the Purchaser to the Master Servicer incurred before the date of such termination, (c) Clause 15.9 provided that the Master Servicer shall have no right of set off or deduction (or analogous rights) in respect of such amounts against amounts held by it on behalf of the Purchaser.

15.9                           On termination of the appointment of the Master Servicer under the provisions of this Clause 15, the Master Servicer shall be entitled to receive all fees and other moneys accrued up to, or payable on or in respect of, the date of termination but shall not be entitled to any other or further compensation (save for any payments due under Clause 14). Such moneys so receivable by the Master Servicer shall be paid by the Purchaser on the dates on which they would otherwise have fallen due under this Agreement subject always to the provisions of the Receivables Purchase Agreement. For the avoidance of doubt such termination shall not affect the Master Servicer’s rights to receive payment of all amounts due to it by the Purchaser other than under this Agreement.

15.10                     Any provision of this Agreement which is stated to continue after termination of this Agreement shall remain in full force and effect notwithstanding termination.

15.11                     If the appointment of the Master Servicer under this Agreement is terminated pursuant to Clause 15.1 the Master Servicer will allow any person nominated by the Purchaser to have reasonable access to and usage of the computer software and computer systems used by it in connection with the Receivables (subject to appropriate supervision provided by the Master Servicer and provided that the Master Servicer shall not unreasonably delay the provision of such supervision) for a period of 6 months from receipt by the Master Servicer of notice of termination pursuant to Clause 15.1. Such access shall be provided during normal business hours and so as not to disrupt the normal business activities of the Master Servicer. The Master Servicer shall, during the relevant notice period and for such further period as may be

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required for an effective transfer, provide reasonable cooperation to the Back-Up Servicer in the transfer of the administration of the Factoring Agreements (where applicable) from the computer systems of the Master Servicer to those of the Back-Up Servicer.

16.                                 FURTHER ASSURANCE

The parties agree that they will co-operate fully to do all such further acts and things and execute or sign any further documents, instruments, notices or consents as may be reasonable and necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

17.                                 INDEMNITY AGAINST BREACH

The Master Servicer will indemnify and keep indemnified the Purchaser against any cost, claim, loss, expense, liability or damages (including legal costs and out of pocket expenses) properly incurred or suffered by the Purchaser as a direct consequence of any breach by the Master Servicer of this Agreement (provided that such cost, claim, loss, expense, liability or damage shall not have arisen as a consequence of any breach of this Agreement by, or as a result of the wilful misconduct or negligence of, the Purchaser) and the Master Servicer shall on demand pay to the Purchaser, without any set off, deduction or withholding whatsoever the full amount of any such cost, claim, loss, expense, liability or damages suffered or incurred by the Purchaser.

18.                                 OTHER SERVICES TO BE PROVIDED BY THE MASTER SERVICER

The Master Servicer shall:

(a)                                  keep in force all licences, approvals, authorisations and consents which may be reasonably necessary in connection with the performance of its obligations pursuant to this Agreement, except to the extent any failure to keep such licenses, approvals, authorisations and consents would not reasonably be expected to have a Material Adverse Effect;

(b)                                 consider the interests of the Purchaser in its relations with Account Debtors and in its exercise of any discretion arising from its performance of its obligations hereunder;

(c)                                  comply with all legal requirements in relation to all Purchased Receivables acquired by the Purchaser and Related Rights;

(d)                                 not sell, assign or otherwise dispose of or create or suffer to exist any encumbrance upon or with respect to any Purchased Receivable acquired by the Purchaser or the Related Rights related to such Purchased Receivable, or assign any right to receive income in respect thereof or attempt, purport or agree to do any of the foregoing, except in the case of any encumbrances arising under or pursuant to the Transaction Documents and any purchase contemplated by the Transaction Documents;

(e)                                  release any encumbrance created upon or with respect to any Purchased Receivable acquired by the Purchaser or Related Rights related to such

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Purchased Receivable, or provide for the reassignment of any right which has been assigned contrary to the above stated undertaking;

(f)                                    give all reasonable assistance to the Back-Up Servicer (including in its capacity to provide ongoing services) in order to allow the Back-Up Servicer to perform its obligations under the Back-Up Servicing Agreement; and

(g)                                 automatically assume all rights and obligations pursuant to this Agreement of the Master Servicer in case of termination in accordance with Clause 15 (Termination) above, provided always that the Master Servicer shall not have the power to enter into any new contracts on behalf of the Purchaser or to act as any form of branch, agency or representative of the Purchaser nor to direct, administer or manage any aspect of the Purchaser’s business (without prejudice to the specific activities expressly contemplated in this Agreement). Equally, the Master Servicer shall be liable only to perform the Services herein specified; the Purchaser shall have no right to direct the Master Servicer save where such a right is specifically granted to the Purchaser.

19.                                 CHANGE OF MASTER SERVICER

If notice is given to terminate the appointment of the existing Master Servicer in accordance with this Agreement and to activate the Back-Up Servicer, the existing Master Servicer and the Purchaser shall execute such documents and take such actions as the Back-Up Servicer or the Purchaser may reasonably require for the purpose of vesting in the rights and obligations of the existing Master Servicer under this Agreement and releasing the existing Master Servicer from its future obligations under this Agreement.

20.                                 STANDARD OF CARE

The Master Servicer shall provide the Services in accordance with the Credit and Collection Policy, this Agreement, the other Transaction Documents, applicable law and regulatory requirements and the Standard of Care.

21.                                 PAYMENTS

21.1                           On each date upon which this Agreement requires an amount to be paid hereunder by any party hereto to another party hereto, such party shall, save as expressly provided herein, make the same available to the payee by payment in the Purchaser Currency or if applicable, converted from the Purchaser Currency into the Base Currency at the Applicable Exchange Rate and in immediately available, freely transferable, cleared funds, in the case of the Purchaser, to the relevant Collection Account, and in the case of the Master Servicer, to such account and bank as specified in Schedule 19 of the Incorporated Terms Memorandum or Schedule 3 of the Back-Up Servicing Agreement, as applicable.

21.2                           The Master Servicer shall pay any claims which the Purchaser is entitled to collect pursuant to the provisions of this Agreement by way of wire transfer.

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21.3                           The Master Servicer shall apply the relevant Applicable Exchange Rate to all Purchased Receivables that are not denominated in a Purchaser Currency.

22.                                 GOVERNING LAW AND JURISDICTION

22.1                           This Agreement and all non-contractual obligations arising out of or connected with it shall be governed by and construed in accordance with Belgian law.

22.2                           Each of the parties hereto irrevocably agrees that the courts of Brussels, Belgium, shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement.

22.3                           Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts referred to in this Clause 22 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

22.4                           Each of the parties hereto which does not have a place of jurisdiction in Belgium shall, upon request of any other party, appoint a third party (which is competent) as its process service agent within Belgium within fourteen (14) calendar days after such request has been made.

23.                                 ASSIGNMENT

23.1                          The Master Servicer shall not be entitled to assign, transfer or pledge any or all of its rights or benefits hereunder, other than to the Purchaser.

23.2                           The Purchaser shall be entitled to dispose of its rights against the Master Servicer under the Transaction Documents, in whole or in part, in any way (including, in particular, by way of security assignment) but always in accordance with this Agreement and any other Transaction Document.

Made in three originals, on 12 August 2011.

[signature pages to follow]

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SIGNATURE PAGES

FOR AND ON BEHALF OF ELEKTRA PURCHASE NO. 29 LIMITED

as Purchaser

BY:
Name:N. Gallagher
Title: Director

SAPPI INTERNATIONAL SA

as Master Servicer

Name: J.H. Pässler	Name: S.J. Blyth
Title: Director	Title: Director

SAPPI LANAKEN NV

as Belgian Seller

Name: M. Quaedvlieg	Name: B. Wiersum
Title: Director	Title: Director

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SECTION 8

DATED 12 AUGUST 2011

ELEKTRA PURCHASE NO. 29 LIMITED

as Purchaser

SAPPI TRADING HONG KONG LIMITED

SAPPI DEUTSCHLAND GMBH

as German USD Servicers

and

SAPPI INTERNATIONAL SA

as Master Servicer

GERMAN USD
SERVICING AGREEMENT

THIS GERMAN USD SERVICING AGREEMENT (the “Agreement”) is made on 12 August 2011

BETWEEN

(1)                                  ELEKTRA PURCHASE NO. 29 LIMITED, a company incorporated under the laws of Ireland with registered number 501111 and having its registered office at 2nd Floor, 11-12 Warrington Place, Dublin 2, Republic of Ireland (the “Purchaser”);

(2)                                  SAPPI DEUTSCHLAND GMBH, a limited liability company organised under the laws of the Federal Republic of Germany, having its business address at Berliner Allee 14, 30175 Hannover, Germany which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) Hannover under HRB 59586 (the “German USD Seller”) and SAPPI TRADING HONG KONG LIMITED, a company incorporated under the laws of Hong Kong with registration number  175198  and having its principal office at 41/F AIA Tower 183 Electric Road, North Point, Hong Kong (“Sappi Trading HK”) (together, the “German USD Servicers”); and

(3)                                  SAPPI INTERNATIONAL SA, a Belgian company with its registered office at Chaussée de La Hulpe 154, 1170 Brussels, Belgium, with enterprise number 449.887.582, RPM/RPR Brussels (the “Master Servicer”).

WHEREAS

(A)                              The Purchaser and the German USD Seller have entered into the German USD Receivables Purchase Agreement pursuant to which the Purchaser expects from time to time to purchase from the German USD Seller Receivables together with Related Rights.

(B)                                The German USD Servicers are willing to act as German USD Servicers, and the Master Servicer is willing to act as Master Servicer, for the Purchaser in relation to Purchased Receivables, to assist in the collection of payments in respect of Purchased Receivables, and Related Rights, to administer all Factoring Agreements (where applicable) to which the German USD Seller is a party and to perform certain other administrative services for the Purchaser all on the terms and subject to the conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS, INTERPRETATION AND COMMON TERMS

1.1                                 Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 of the Incorporated

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                                                Terms Memorandum which is dated on or about the date of this Agreement and incorporated herein by reference and signed for the purpose of identification by each of the Transaction Parties including, for the avoidance of doubt, the German USD Servicers, the Master Servicer and the Purchaser.

1.2                                 Terms in this Agreement, except where otherwise stated or where the context otherwise requires, shall be construed in the same way as set forth in Paragraph 2 (Principles of Interpretation and Construction) of the Incorporated Terms Memorandum.

1.3                                 The Common Terms contained in the Incorporated Terms Memorandum apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.4                                 If there is any conflict between the provisions of the Incorporated Terms Memorandum and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.5                                 Clause 22 (Governing Law and Jurisdiction) shall apply mutatis mutandis to the Common Terms incorporated into this Agreement as if set out in full in this Agreement.

2.                                      APPOINTMENT OF THE GERMAN USD SERVICERS AND THE MASTER SERVICER

2.1                                 The Purchaser hereby appoints the German USD Servicers and the Master Servicer to collect and service the Purchased Receivables acquired by the Purchaser from the German USD Seller and to perform the services specified hereunder (together the “Services”) for the Purchaser.

2.2                                 In performing the Services, each of the German USD Servicers and the Master Servicer shall each act in its own name but for the Purchaser.

2.3                                 Each of the German USD Servicers and the Master Servicer is obliged to administer, collect and service the Purchased Receivables acquired by the Purchaser on behalf of the Purchaser. The Purchaser hereby authorises (ermächtigen), and grants a power of attorney to, each of the German USD Servicers and the Master Servicer to provide administration and collection services in relation to the collection of Purchased Receivables and in relation to the Factoring Agreements (where applicable) and any Related Rights relating to the Purchased Receivables as provided under this Agreement, to allocate from time to time Collections to Purchased Receivables, perform such calculations and issue such reports as provided herein, to enforce all obligations of the Account Debtors and to do all things necessary for the performance of the administration and collection services and all of its duties under this Agreement. This authority shall include the authorisation and obligation of each of the German

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                                                USD Servicers and the Master Servicer to take legal action at the cost of the relevant Servicer or Master Servicer (including, but not limited to, court proceedings for judgments, preliminary judgments and for orders to pay debts (gerichtliche Mahn- und Klageverfahren)) as may reasonably be required by the Purchaser in respect of the Purchased Receivables owned by it, the Factoring Agreements (where applicable) and the Related Rights (the “Servicer Collection Authority”). The Master Servicer is entitled to sub-delegate this authorisation in accordance with Clause  2.6.

2.4                                 The Servicer Collection Authority in respect of either German USD Servicer or the Master Servicer or all of them shall expire automatically without any notice being required if:

(a)                                  this Agreement expires or is terminated in accordance with Clause 15; or

(b)                                 any of the German USD Servicers or the Master Servicer becomes Insolvent or is prohibited by law to provide the Services in respect of the Purchased Receivables or Related Rights.

2.5                                 Each of the German USD Servicers and the Master Servicer hereby accepts its appointment under Clause 2.1 and the authority given to it under Clause 2.3 on the terms and subject to the conditions of this Agreement.

2.6                                 It is the understanding of the parties hereto that neither the Master Servicer nor Sappi Trading HK will be required to obtain a registration under the German Legal Services Act (Rechtsdienstleistungsgesetz, “RDG”) in respect of the obligations and duties under this Agreement due to the exemption set forth in Sections 2 paragraph 2, 2nd sentence in connection with Section 2 paragraph 3 no.6 of the RDG. If, at any time, this exemption is not available (including, but not limited to, where a competent court issues a ruling to this effect), the Master Servicer and/or Sappi Trading HK, as applicable, shall not perform, and shall not be required to perform, any obligations or duties which would require such registration and only the German USD Seller shall be obliged to perform, and shall perform, such obligations and duties.

2.7                                 Subject to Clause 2.6, the Master Servicer may appoint any other Servicer or, with the prior written consent of the Purchaser, the Back-Up Servicer to carry out all or part of the Services on condition that the Master Servicer shall not be released or discharged from any liability whatsoever under this Agreement and shall remain responsible for the performance of the obligations of the Master Servicer under this Agreement and the performance or non-performance and the manner of performance by any delegate of any of the Services and shall remain liable for any right, remedy or cause of action that may arise as a result of any act, failure to act or omission on the part of any such delegate acting in such capacity.

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3.                                      NOTIFICATION OF ACCOUNT DEBTORS

The Account Debtors will not be notified of the sale and assignment of the Purchased Receivables acquired by the Purchaser unless such notification is requested by the Purchaser at any time following the occurrence of a Debtor Notification Event. In this case, the Purchaser is entitled to:

(a)                                  require that the relevant German USD Servicer or the Master Servicer notifies the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (substantially in the form of notification as attached as Schedule 3 Part C and Part D of the German USD Receivables Purchase Agreement) and that the relevant German USD Servicer or the Master Servicer gives evidence to the Purchaser that such notification has occurred; or

(b)                                 notify the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (itself or through the Back-Up Servicer) (substantially the form of notification as attached as Schedule 3 Part C and Part D of the German USD Receivables Purchase Agreement) and the Purchaser and the Back-Up Servicer are hereby irrevocably authorised to make such notifications. To facilitate such notifications, the German USD Seller has granted to each of the Master Servicer, Purchaser and the Back-Up Servicer a separate power of attorney and blank forms of notification (forms of which are attached as Schedule 3 Part A, Part B, Part C and Part D to the German USD Receivables Purchase Agreement).

4.                                      COLLECTIONS, CALCULATIONS, INSTRUMENTS OF DEBT AND REPORTS

4.1                                 The Master Servicer shall allocate, in accordance with the Cleared Invoice Allocation, all and any Collections arriving on the accounts of the German USD Seller, the German USD Servicers and the Master Servicer to Purchased Receivables outstanding in such manner and at such times as provided under the terms of the German USD Receivables Purchase Agreement and in order to allow for the preparation of calculations and the issuing of reports and the fulfilment of such other obligations of the German USD Seller in the German USD Receivables Purchase Agreement. The Master Servicer shall (on behalf of the German USD Seller) store the data file received from the IT Provider in its systems as provided under the terms of the German USD Receivables Purchase Agreement such that the Purchased Receivables can be clearly identified.

4.2                                 The Master Servicer shall determine the amount of Collections standing to the credit of the German USD Seller’s and the MS Final Collection Accounts in accordance with the Cleared Invoice Allocation, in such manner and at such times as provided under the terms of the German USD Receivables Purchase Agreement and in order to allow

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                                                for the issuing of reports and fulfilment of the other obligations of the German USD Seller under the German USD Receivables Purchase Agreement, provided that the Master Servicer shall not account for any amounts received by the German USD Seller, the German USD Servicers and the Master Servicer by way of direct debit or similar mechanisms as Collections unless in the Master Servicer’s reasonable opinion such receipts are final payments of the relevant Purchased Receivables. The Master Servicer shall (directly or through the Offer Agent) make available to the Purchaser all data reasonably required by the Purchaser including, without limitation, to calculate the Purchase Price, the Reserves and the amounts which represent a Surplus Amount.

4.3                                 The Purchaser shall calculate, on or prior to each Reset Date, the Reserve Percentage in respect of each Settlement Period. The Reserve Percentage is applicable to all Receivables purchased from each Seller commencing on the Settlement Date immediately following such Reset Date until (and excluding) the immediately following Reset Date.

4.4                                 The Master Servicer shall, in accordance with the procedures provided in the German USD Receivables Purchase Agreement, prepare and issue not later than 16:00 CET on each Monthly Reporting Date a Monthly Report.

4.5                                 The Master Servicer shall prepare and deliver to the Purchaser at 10:30 CET (or, in exceptional circumstances, such later time as agreed between the Master Servicer and the Purchaser) on each Business Day a Daily Report.

4.6                                The Master Servicer shall deliver to the Purchaser and the IT Provider on each Reporting Date a data file containing key customer data in order to enable the Purchaser or its representatives to identify the names and addresses of Account Debtors in relation to Purchased Receivables but, in each case, only in compliance with the Data Protection Standards.

4.7                                 The parties acknowledge and agree that the Purchaser shall provide any Offer File, any Daily Report, any Monthly Report delivered to it pursuant to this Agreement, as well as any other document or data in its possession which may be used to identify, monitor, service and collect the Purchased Receivables or to complete Account Debtor Notifications (including any information referred to in Clause 4.6) to UniCredit.

5.                                      BREACHES, ENFORCEMENT, FACTORING AGREEMENTS

5.1                                 If any of the German USD Servicers or the Master Servicer becomes aware of any material breach of any of the provisions of any German USD Receivables Purchase Agreement by the German USD Seller, it shall inform the Purchaser no later than the immediately following Business Day.

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5.2                                 Each German USD Servicer and the Master Servicer will, in relation to any default by an Account Debtor under or in connection with a Contract, comply with the Credit and Collection Policy provided that:

(a)                                  each such German USD Servicer and the Master Servicer shall only become obliged to comply with such Credit and Collection Policy (to the extent applicable) or to take action as described above after it has become aware of the default; and

(b)                                 it is agreed by the Purchaser that each of the German USD Servicers and the Master Servicer may exercise all enforcement measures reasonably available to it in accordance with the Credit and Collection Policy concerning any particular defaulting Account Debtor or take action as described above and in exercising such measures will only deviate materially from the relevant Credit and Collection Policy if such German USD Servicer or the Master Servicer reasonably believes that to do so will enhance recovery prospects or minimise loss in respect of the Purchased Receivables and the German USD Servicers and the Master Servicer shall give prior written notice of such modification to the Purchaser and such modification shall only take effect with the prior written consent of the Purchaser.

5.3                                 The Master Servicer may extend, amend or otherwise modify the terms and conditions of any Purchased Receivable (i) in accordance with the applicable Credit and Collection Policy or (ii) as a Requirement of Law. In no event shall the Master Servicer be entitled to make the Purchaser or any other Transaction Party a party to any litigation involving the Transaction Documents or the Receivables without such Purchaser’s or such Transaction Party’s prior written consent.

5.4                                 The Master Servicer shall notify the Purchaser promptly upon the entering into by the German USD Seller of any Additional Factoring Agreement or of any material changes to an Additional Factoring Agreement pursuant to which the German USD Seller as factor acquires Receivables which are intended to be sold to the Purchaser under the German USD Receivables Purchase Agreement.

5.5                                 The Master Servicer shall be responsible for the provision to all Account Debtors of all information to which such Account Debtors are entitled under and in accordance with the provisions of applicable data protection legislation or, if a Factoring Agreement is applicable, under the terms of the relevant Factoring Agreement.

6.                                      ADMINISTRATION OF INSTRUMENTS OF DEBT

6.1                                 Subject to Clause 6.2 below, the Master Servicer shall hold any Instruments of Debt transferred to it by the German USD Seller in accordance with the German USD Receivables Purchase Agreement and the Cleared Invoice Allocation for the

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                                                Purchaser. The Master Servicer shall keep such Instruments of Debt separately from his other assets or deposit them with a bank as specified by the Purchaser or monies representing such Instruments of Debt to the relevant Collection Account.

6.2                                 The Master Servicer shall procure that any cheques, bills of exchange, promissory notes or other endorseable Instruments of Debt are treated in accordance with paragraph (bb) of Part I of Schedule 7 to the Incorporated Terms Memorandum.

7.                                      THE MASTER SERVICER TO DRAW ON THE MS FINAL COLLECTION ACCOUNTS

The Master Servicer shall draw on the Available Collections in respect of Purchased Receivables, in order to effect payment for a Reinvestment as provided in the  German  USD Receivables Purchase Agreement, to transfer monies to the relevant Transfer Accounts, the USD Collection Account and the relevant Seller Account of the German USD Seller under the German  USD Receivables Purchase Agreement, and for such other purposes as provided under the German  USD Receivables Purchase Agreement.

8.                                      RECORDS

8.1                                 The Master Servicer (or its agent) shall keep and endeavour to maintain, by applying the Standard of Care, the Records in relation to the Purchased Receivables, for the purposes of identifying, at any time, any amount paid by an Account Debtor, any amount due from an Account Debtor, the source of receipts which are paid into the German USD Seller Accounts and the MS Final Collection Accounts with respect to each Account Debtor, the Collections in respect of the Purchased Receivables, any Dilution occurring during any Settlement Period, the daily balance outstanding with respect to each Account Debtor and the addresses of the Account Debtors. Such Records shall be kept by the Master Servicer (or its agent) separate from other records of the Master Servicer and shall be held to the order of the Purchaser in accordance with applicable law, the Data Protection Standards and any tax laws.

8.2                                 The Master Servicer or any German USD Servicer shall maintain Records in respect of amounts recognised as overdue at the end of each Settlement Period as to constitute a Delinquent Receivable or Defaulted Receivable and amounts recovered in relation to Delinquent Receivables and Defaulted Receivables which have previously been recognised as overdue as at the end of any prior Settlement Period, in accordance with the requirements of this Agreement.

8.3                                 The Records or details thereof shall be kept in such adequate form so as to enable the Factoring Agreements (where applicable) to be enforced and in such manner so that they are identifiable and distinguishable from any records and other documents which relate to other Factoring Agreements, and other agreements which are held by or on behalf of the Master Servicer or any other person.

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8.4                                 The Master Servicer shall not destroy the Records (and shall procure that the Records are not destroyed) otherwise than in accordance with this Agreement or with the Purchaser’s prior consent.

8.5                                 The Master Servicer shall inform the Purchaser of the location at which the Records are kept as at the date hereof and shall notify the Purchaser of any changes to such location effected prior to the end of the Term.

8.6                                Each of the German USD Servicers and the Master Servicer shall, subject to all applicable laws and so as to enable such person(s) to perform its duties or obligations under the Transaction Documents, permit any person nominated by the Purchaser at any time during normal business hours (but so as not to disrupt the normal business of such German USD Servicer or the Master Servicer) upon reasonable written notice to enter any premises owned or occupied by such German USD Servicer or the Master Servicer or its agents where the Records and other information concerning Purchased Receivables are kept to have reasonable access (subject to appropriate supervision provided by such German USD Servicer or the Master Servicer and provided that the German USD Servicers and the Master Servicer shall not delay the provision of such supervision) to all computer Records and books of record and account relating to the performance by such German USD Servicer or the Master Servicer of its obligations under this Agreement and to the data stored in any backup systems maintained or used by the German USD Seller or any of the German USD Servicers and Master Servicer on its behalf.

9.                                      FURTHER INFORMATION

9.1                                 Each of the German USD Servicers and the Master Servicer shall, subject to all applicable laws, prepare and deliver to the Purchaser such further information and/or reports whether in writing or otherwise as the Purchaser may reasonably require (a) in relation to the performance by such German USD Servicer or the Master Servicer of its obligations under this Agreement and (b) in respect of the Purchased Receivables.

9.2                                 Each of the German USD Servicers and the Master Servicer shall, subject to all applicable laws, provide all information and access to books and Records as the auditors of the Purchaser may reasonably require for the purpose of auditing the annual accounts of the Purchaser.

10.                               REPRESENTATIONS AND WARRANTIES

10.1                           Each of the German USD Servicers and the Master Servicer hereby makes the representations and gives the warranties to the Purchaser set out in Schedule 5 (Representations and Warranties of the Servicers and the Master Servicer) of the Incorporated Terms Memorandum by way of an independent guarantee (selbständiges

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Garantieversprechen) pursuant to Section 311 Para 1 of the German Civil Code (Bürgerliches Gesetzbuch)).

10.2                           The representations and warranties referred to in Clause 10.1 are made and given on the date hereof and will be repeated as of any Offer Date, Purchase Date and Funding Date.

11.                               COVENANTS AND UNDERTAKINGS OF THE GERMAN USD SERVICERS AND THE MASTER SERVICER

11.1                           Each of the German USD Servicers and the Master Servicer makes the covenants and undertakings set out in Part 2 and Part 1 of Schedule 7 (Servicer Covenants) of the Incorporated Terms Memorandum, respectively.

11.2                           The covenants and undertakings of each German USD Servicer and the Master Servicer referred to in Clause 11.1 shall remain in force until this Agreement is terminated with respect to such German USD Servicer or the Master Servicer but without prejudice to any right or remedy of the Purchaser arising from the breach of any such covenant prior to the date of termination of this Agreement with respect to such German USD Servicer or the Master Servicer, as applicable.

12.                               LIABILITY

12.1                           Nothing in this Agreement shall constitute a guarantee, or similar obligation, by any German USD Servicer or the Master Servicer of the performance by an Account Debtor of his obligations under or pursuant to any Contract.

12.2                           In the event that either German USD Servicer or the Master Servicer is rendered unable to carry out its obligations under this Agreement by any Force Majeure Event (other than strikes, lock outs, sit ins and industrial disturbances which are specific to such German USD Servicer or the Master Servicer) in respect of such German USD Servicer or the Master Servicer, as applicable, the relevant German USD Servicer or the Master Servicer, as the case may be, shall not be liable for any failure to carry out its obligations under or pursuant to this Agreement which are affected by the event in question and, subject to (c) below for so long as such circumstances continue, shall be relieved of its obligations under or pursuant to this Agreement which are affected by the event in question without liability provided that:

(a)                                  this Clause 12.2 shall not apply if any such event arose as a result of the negligence (Fahrlässigkeit) or wilful misconduct (Vorsatz) of such German USD Servicer or the Master Servicer:

(b)                                 this Clause 12.2 shall not apply:

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(i)                                     if the event in question is an electricity power cut and at the time of such electricity power cut such German USD Servicer or the Master Servicer does not have a back up generator in place provided that this Clause 12.2 shall apply if such German USD Servicer or the Master Servicer does have such a back up generator in place but there is a failure of such back up generator; or

(ii)                                  if the event in question is a computer software, hardware or systems failure and at the time of such failure such German USD Servicer or the Master Servicer does not have access to, equivalent back up computer software, hardware or systems in place, provided that this Clause 12.2 shall apply if such German USD Servicer or the Master Servicer does have access to, such equivalent back up computer software, hardware and systems in place but there is a failure of such equivalent back up computer software, hardware or systems.

(c)                                  Each German USD Servicer and the Master Servicer shall, notwithstanding that it is relieved from its obligations hereunder, take all reasonable steps available to it to procure that such event ceases to exist and take all practical steps to minimise any loss resulting from any such event.

13.                               SERVICER FEES

The Purchaser shall pay to the Master Servicer (for its own account and the account of the German USD Servicers) for its services under this Agreement a fee (the “Servicer Fee”) as set out in the Fee Agreement.

14.                               COSTS AND EXPENSES

The Master Servicer shall notify the Purchaser in the Daily Report and the Monthly Report of all amounts paid by the Master Servicer on behalf of the Purchaser as its agent pursuant to this Agreement.

15.                               TERMINATION

15.1                           The Purchaser may terminate any German USD Servicer or this Agreement for good cause (aus wichtigem Grund) with immediate effect by serving a termination notice to the relevant Servicer(s), with a copy to the Back-Up Servicer. Any Automatic Termination Event or Automatic Servicer Termination Event or delivery of a Termination Event Notice or Servicer Termination Event Notice shall constitute good cause for the Purchaser to terminate this Agreement.

15.2                           Each of the Master Servicer and the German USD Servicers may terminate this Agreement for good cause (aus wichtigem Grund) with immediate effect by serving a termination notice to the Purchaser, with a copy to the Back-Up Servicer.

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15.3                           This Agreement may be terminated with respect to either German USD Servicer or the Master Servicer upon the expiry of not less than one (1) months, (or such longer period as the Purchaser may reasonably require) notice of termination given by the relevant Servicer to the Purchaser provided that:

(a)                                  the Purchaser consents in writing to such termination; and

(b)                                 (i) with respect to the termination of this Agreement with respect to any German USD Servicer, the Master Servicer shall automatically assume all rights and obligations of such German USD Servicer pursuant to this Agreement and (ii) with respect to the termination of this Agreement with respect to the Master Servicer, another entity within the Group shall be appointed by the Purchaser or by the German USD Seller (subject to any such appointment being approved in writing by the Purchaser), such appointment to be effective not later than the date of termination of this Agreement and the new Master Servicer enters into an agreement on substantially the same terms as those of this Agreement (which shall provide for remuneration at such a rate as is agreed by the Purchaser but which does not exceed the rate then commonly charged by providers of receivables administration services for the provision of services of the kind described in this Agreement). The Master Servicer shall not be released from its obligations under or pursuant to this Agreement until such substitute master servicer has entered into such new Agreement.

For the avoidance of doubt, any termination of this Agreement by a German USD Servicer pursuant to this Clause shall terminate this Agreement with respect to the German USD Servicer who delivered the notice pursuant to this Clause and not with respect to any other German USD Servicer.

15.4                           If not otherwise terminated with respect to the German USD Servicers and Master Servicer in accordance with the other provisions of this Clause, this Agreement shall terminate upon the expiry of not less than 30 days’ notice of termination given by or on behalf of the Purchaser at any time after such time as none of the Purchaser, the Purchaser Trustee or any Funding Source has any further interest in the Purchased Receivables, the Related Rights, Factoring Agreements (where applicable), or (if later) following the end of the Term.

15.5                          Each German USD Servicer and the Master Servicer shall deliver to the Purchaser as soon as it becomes aware thereof a notice of any Termination Event or Servicer Termination Event with respect to any Servicer or any event which with the giving of notice or lapse of time or making of any determination or certification would constitute a Servicer Termination Event with respect to any Servicer.

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15.6                           On and after termination of this Agreement with respect to a German USD Servicer or the Master Servicer pursuant to this Clause 15 all authority and power of such Servicer under this Agreement shall be terminated and of no further effect as provided in Clause 2.4 and such German USD Servicer or Master Servicer shall no longer hold itself out in any way as the agent of the Purchaser.

15.7                           Upon termination of this Agreement with respect to a German USD Servicer or the Master Servicer pursuant to this Clause 15, such Servicer shall, in accordance with all applicable law, immediately (and in the meantime shall hold on trust for, and to the order of, the Purchaser):

(a)                                  other than in the case of termination pursuant to Clause 15.4, deliver to the Master Servicer (in the case of the termination of a German USD Servicer) or the substitute master servicer (in the case of a termination of the Master Servicer pursuant to Clause 15.3) or the Purchaser (in the case of the termination of the Master Servicer pursuant to Clause 15.1) or as it shall direct the Records and all other information and documentation in its possession or under its control and disposition relating to the affairs of or (in the case of all such items and, additionally, computer tapes) belonging to (as appropriate) the Purchaser, the Purchased Receivables, the Related Rights, the Factoring Agreements (where applicable), and any other assets of the Purchaser; and

(b)                                 transfer to the Purchaser any moneys then held by such German USD Servicer or the Master Servicer on behalf of the Purchaser provided that such German USD Servicer or the Master Servicer shall be entitled to take such copies of the foregoing (at its own expense) as it considers appropriate.

15.8                           With effect from the date of termination of this Agreement with respect to a German USD Servicer or the Master Servicer pursuant to this Clause 15, the rights and obligations of such German USD Servicer or the Master Servicer hereunder shall cease but such termination shall be without prejudice to (a) any liabilities of such German USD Servicer or the Master Servicer to the Purchaser incurred before the date of such termination (b) any liabilities of the Purchaser to such German USD Servicer or the Master Servicer incurred before the date of such termination and (c) Clause 15.9 provided that such German USD Servicer or the Master Servicer shall have no right of set off or deduction (or analogous rights) in respect of such amounts against amounts held by it on behalf of the Purchaser.

15.9                           On termination of the appointment of a German USD Servicer or the Master Servicer under the provisions of this Clause 15, such German USD Servicer or the Master Servicer, as applicable, shall be entitled to receive all fees and other moneys accrued up to, or payable on or in respect of, the date of termination but shall not be entitled to any other or further compensation (save for any payments due under Clause 14). Such

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moneys so receivable by such German USD Servicer or the Master Servicer, as applicable, shall be paid by the Purchaser on the dates on which they would otherwise have fallen due under this Agreement subject always to the provisions of the German USD Receivables Purchase Agreement. For the avoidance of doubt such termination shall not affect such German USD Servicer’s or the Master Servicer’s rights to receive payment of all amounts due to it by the Purchaser other than under this Agreement.

15.10                     Any provision of this Agreement which is stated to continue after termination of this Agreement shall remain in full force and effect notwithstanding termination.

15.11                     If the appointment of a German USD Servicer under this Agreement or this Agreement is terminated pursuant to Clause 15.1, such German USD Servicer and/or the Master Servicer, as applicable, will allow any person nominated by the Purchaser to have reasonable access to and usage of the computer software and computer systems used by it in connection with the Receivables (subject to appropriate supervision provided by such German USD Servicer and/or the Master Servicer, as applicable, and provided that the German USD Servicer and/or the Master Servicer, as applicable, shall not unreasonably delay the provision of such supervision) for a period of 6 months from receipt by such German USD Servicer and/or the Master Servicer, as applicable, of notice of termination pursuant to Clause 15.1. Such access shall be provided during normal business hours and so as not to disrupt the normal business activities of such German USD Servicer and/or the Master Servicer, as applicable. Such German USD Servicer and/or the Master Servicer, as applicable, shall, during the relevant notice period and for such further period as may be required for an effective transfer, provide reasonable co-operation to the Back-up Servicer in the transfer of the administration of the Factoring Agreements (where applicable) from the computer systems of the relevant German USD Servicer and/or the Master Servicer, as applicable,  to those of the Back-Up Servicer.

16.                               FURTHER ASSURANCE

The parties agree that they will co-operate fully to do all such further acts and things and execute or sign any further documents, instruments, notices or consents as may be reasonable and necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

17.                               INDEMNITY AGAINST BREACH

Each of the German USD Servicers and the Master Servicer will indemnify and keep indemnified the Purchaser against any cost, claim, loss, expense, liability or damages (including legal costs and out of pocket expenses) properly incurred or suffered by the Purchaser as a direct consequence of any breach by such Servicer of this Agreement (provided that such cost, claim, loss, expense, liability or damage shall not have arisen as a consequence of any breach of this Agreement by, or as a result of the wilful

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misconduct (Vorsatz) or negligence (Fahrlässigkeit) of, the Purchaser) and such Servicer shall on demand pay to the Purchaser, without any set off, deduction or withholding whatsoever the full amount of any such cost, claim, loss, expense, liability or damages suffered or incurred by the Purchaser.

18.                               OTHER SERVICES TO BE PROVIDED BY THE MASTER SERVICER

The Master Servicer shall:

(a)                                  keep in force all licences, approvals, authorisations and consents which may be reasonably necessary in connection with the performance of its obligations pursuant to this Agreement, except to the extent any failure  to keep such licenses, approvals, authorisations and consents would not reasonably be expected to have a Material Adverse Effect;

(b)                                 consider the interests of the Purchaser in its relations with Account Debtors and in its exercise of any discretion arising from its performance of its obligations hereunder;

(c)                                  comply with all legal requirements in relation to all Purchased Receivables acquired by the Purchaser and Related Rights;

(d)                                 not sell, assign or otherwise dispose of or create or suffer to exist any encumbrance upon or with respect to any Purchased Receivable acquired by the Purchaser or the Related Rights related to such Purchased Receivable, or assign any right to receive income in respect thereof or attempt, purport or agree to do any of the foregoing, except in the case of any encumbrances arising under or pursuant to the Transaction Documents and any purchase contemplated by the Transaction Documents;

(e)                                  release any encumbrance created upon or with respect to any Purchased Receivable acquired by the Purchaser or Related Rights related to such Purchased Receivable, or provide for the reassignment of any right which has been assigned in contrary to the above stated undertaking;

(f)                                    give all reasonable assistance to the Back-Up Servicer (including in its capacity to provide ongoing services) in order to allow the Back-Up Servicer to perform its obligations under the Back-Up Servicing Agreement; and

(g)                                 automatically assume all rights and obligations pursuant to this Agreement of any German USD Servicer terminated in accordance with Clause15 (Termination) above.

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19.                               CHANGE OF SERVICER

If notice is given to terminate the appointment of any of an existing German USD Servicer or the Master Servicer in accordance with this Agreement and, in the case of the termination of the Master Servicer, to activate the Back-Up Servicer, the relevant existing German USD Servicer, the Master Servicer and the Purchaser shall execute such documents and take such actions as the Back-Up Servicer or the Purchaser may reasonably require for the purpose of vesting in the rights and obligations of the Master Servicer under this Agreement and releasing the relevant existing German USD Servicer or the Master Servicer, as applicable, from its future obligations under this Agreement.

20.                               STANDARD OF CARE

Each German USD Servicer and the Master Servicer shall provide the Services in accordance with the Credit and Collection Policy, this Agreement, the other Transaction Documents, applicable law and regulatory requirements and the Standard of Care.

21.                               PAYMENTS

21.1                           On each date upon which this Agreement requires an amount to be paid hereunder by any party hereto to another party hereto, such party shall, save as expressly provided herein, make the same available to the payee by payment in the Purchaser Currency or if applicable, converted from the Purchaser Currency into the Base Currency at the Applicable Exchange Rate and in immediately available, freely transferable, cleared funds, in the case of the Purchaser, to the relevant Collection Account, and in the case of any German USD Servicer, the Master Servicer or the German USD Seller, to such account and bank as specified in Schedule 19 of the Incorporated Terms Memorandum or Schedule 3 of the Back-Up Servicing Agreement, as applicable.

21.2                           The German USD Servicers or the Master Servicer shall pay any claims which the Purchaser is entitled to collect pursuant to the provisions of this Agreement by way of wire transfer (Überweisung).

21.3                           The Master Servicer shall apply the relevant Applicable Exchange Rate to all Purchased Receivables that are not denominated in a Purchaser Currency.

22.                               GOVERNING LAW AND JURISDICTION

(a)                                  This Agreement and all non-contractual obligations arising out of or connected with it shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

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(b)                                 Each of the parties hereto irrevocably agrees that the courts of Frankfurt am Main, Germany, shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement.

(c)                                  Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts referred to in this Clause 22 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

(d)                                 Each of the parties hereto which does not have a place of jurisdiction in Germany shall, upon request of any other party, appoint a third party (which is competent) as its process service agent (Prozesszustellungsbevollmächtigter) within the Federal Republic of Germany within fourteen (14) calendar days after such request has been made.

23.                               ASSIGNMENT

23.1                           None of the German USD Servicers and Master Servicer shall be entitled to assign, transfer or pledge any or all of its rights or benefits hereunder, other than to the Purchaser.

23.2                           The Purchaser shall be entitled to dispose of (verfügen über) its rights against the German USD Servicers and Master Servicer under the Transaction Documents, in whole or in part, in any way (including, in particular, by way of security assignment) but always in accordance with this Agreement and any other Transaction Document.

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SIGNATURES

For and on behalf of Elektra Purchase No. 29 Limited

as Purchaser

By:

Name: N. Gallagher

Title: Director

Sappi Trading Hong Kong Limited

as German USD Servicer

By:	By:

Name: L. Chan	Name: L. Newman

Title: Director	Title: Director

Sappi Deutschland GmbH

as German USD Servicer

By:	By:

Name: M.A. Eikelenboom	Name:

Title: Director Marketing and Sales	Title:

Sappi International SA

as Master Servicer

By:	By:

Name: J.H Pässler	Name: S.J. Blyth

Title: Director	Title: Director

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SECTION 9

DATED 12 August 2011

ELEKTRA PURCHASE NO. 29 LIMITED,

as Purchaser

S.D. WARREN COMPANY
(DOING BUSINESS AS SAPPI FINE PAPER NORTH AMERICA),

as US Servicer

SAPPI NA FINANCE LLC,

as US Seller

and

SAPPI INTERNATIONAL SA

as Master Servicer

US SERVICING AGREEMENT

THIS US SERVICING AGREEMENT (the “Agreement”) is made on 12 August 2011

AMONG

(1)                                  ELEKTRA PURCHASE NO. 29 LIMITED, a company incorporated under the laws of Ireland with registered number 501111 and having its registered office at 2nd Floor, 11-12 Warrington Place, Dublin 2, Republic of Ireland (the “Purchaser”);

(2)                                  S.D. WARREN COMPANY, a corporation organized under the laws of the State of Pennsylvania doing business as Sappi Fine Paper North America and having its registered address at 255 State Street, Boston, Massachusetts 02109 (the “US Servicer”);

(3)                                  SAPPI NA FINANCE LLC, a limited liability company organized under the laws  of the State of Delaware and having its registered address at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 (the “US Seller”); and

(4)                                  SAPPI INTERNATIONAL SA, a Belgian company with its registered office at Chaussée de La Hulpe 154, 1170 Brussels, Belgium, with enterprise number 449.887.582, RPM/RPR Brussels (the “Master Servicer”).

WHEREAS

(A)                              The Purchaser and US Seller have entered into the US Receivables Purchase Agreement pursuant to which the Purchaser expects from time to time to purchase from the US Seller Receivables together with Related Rights.

(B)                                The US Servicer is willing to act as US Servicer, and the Master Servicer is willing to act as Master Servicer, for the Purchaser in relation to Purchased Receivables, to assist in the collection of payments in respect of Purchased Receivables, and Related Rights to perform certain other administrative services for the Purchaser all on the terms and subject to the conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS, INTERPRETATION AND COMMON TERMS

1.1                                 Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 of the Incorporated Terms Memorandum which is dated on or about the date of this Agreement and incorporated herein by reference and signed for the purpose of identification by each of the Transaction Parties including, for the avoidance of doubt, the US Servicer, the Master Servicer, the US Seller and the Purchaser.

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1.2                                 Terms in this Agreement, except where otherwise stated or where the context otherwise requires, shall be construed in the same way as set forth in Paragraph 2 (Principles of Interpretation and Construction) of the Incorporated Terms Memorandum.

1.3                                 The Common Terms contained in the Incorporated Terms Memorandum apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.4                                 If there is any conflict between the provisions of the Incorporated Terms Memorandum and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.5                                 Clause 21 (Governing Law and Jurisdiction) shall apply mutatis mutandis to the Common Terms incorporated into this Agreement as if set out in full in this Agreement.

2.                                      APPOINTMENT OF THE US SERVICER AND THE MASTER SERVICER

2.1                                 The Purchaser hereby appoints the US Servicer and the Master Servicer to collect and service the Purchased Receivables acquired by the Purchaser from the US Seller and to perform the services specified hereunder (together the “Services”) for the Purchaser.

2.2                                 In performing the Services, the US Servicer and the Master Servicer shall each act in its own name but for the Purchaser.

2.3                                 The US Servicer and the Master Servicer are obliged to administer, collect and service the Purchased Receivables acquired by the Purchaser on behalf of the Purchaser. The Purchaser hereby authorises, and grants a power of attorney to, the US Servicer and the Master Servicer to provide administration and collection services in relation to the collection of Purchased Receivables and any Related Rights relating to the Purchased Receivables as provided under this Agreement, to allocate from time to time Collections to Purchased Receivables, perform such calculations and issue such reports as provided herein, to enforce all obligations of the Account Debtors and to do all things necessary for the performance of the administration and collection services and all of its duties under this Agreement. This authority shall include the authorisation and obligation of the US Servicer and the Master Servicer to take legal action at the cost of the US Servicer or Master Servicer (including, but not limited to, court proceedings for judgments, preliminary judgments and for orders to pay debts) as may reasonably be required by the Purchaser in respect of the Purchased Receivables owned by it and the Related Rights (the “Servicer Collection Authority”). The Master Servicer is entitled to sub-delegate this authorisation in accordance with Clause  2.6

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2.4                                 The Servicer Collection Authority in respect of either US Servicer or the Master Servicer or all of them shall expire automatically without any notice being required if:

(a)                                  this Agreement expires or is terminated in accordance with Clause 14; or

(b)                                 either of the US Servicer or the Master Servicer becomes Insolvent or is prohibited by law to provide the Services in respect of the Purchased Receivables or Related Rights.

2.5                                 Each of the US Servicer and the Master Servicer hereby accepts its appointment under Clause 2.1 and the authority given to it under Clause 2.3 on the terms and subject to the conditions of this Agreement.

2.6                                 The Master Servicer may appoint the US Servicer, any other Servicer or, with the prior written consent of the Purchaser, the Back-Up Servicer to carry out all or part of the Services on condition that the Master Servicer shall not be released or discharged from any liability whatsoever under this Agreement and shall remain responsible for the performance of the obligations of the Master Servicer under this Agreement and the performance or non-performance and the manner of performance by any delegate of any of the Services and shall remain liable for any right, remedy or cause of action that may arise as a result of any act, failure to act or omission on the part of any such delegate acting in such capacity.

2.7                                 To the extent applicable and necessary, the US Seller hereby grants the US Servicer authority and power of attorney to do all things necessary for the performance of the Services and all of its duties as US Servicer under this Agreement.

2.8                                 The US Servicer hereby accepts the authority given to it under Clause 2.7, on the terms and subject to the conditions of this Agreement.

3.                                      NOTIFICATION OF ACCOUNT DEBTORS

The Account Debtors will not be notified of the sale and assignment of the Purchased Receivables acquired by the Purchaser unless such notification is requested by the Purchaser at any time following the occurrence of a Debtor Notification Event.  In this case, the Purchaser is entitled to:

(a)                                  require that the US Servicer or the Master Servicer notifies the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (substantially in the forms of notification attached as Schedule 4 Part B and Part C of the US Purchase and Contribution Agreement) and that such Servicer gives evidence to the Purchaser that such notification has occurred; or

(b)                                 notify the Account Debtors of the sale and assignment of the Purchased Receivables to the Purchaser (itself or through the Back-Up Servicer) (substantially the form of notification as attached as Schedule 4 Part B of the US

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                                                Purchase and Contribution Agreement) and the Purchaser and the Back-Up Servicer are hereby irrevocably authorised to make such notifications. To facilitate such notifications, the US Seller has granted to each of the Master Servicer, Purchaser and the Back-Up Servicer a separate power of attorney (form of which is attached as Schedule 7 to the US Receivables Purchase Agreement) and blank forms of notification (form of which is attached as Schedule 4 Part B to the US Purchase and Contribution Agreement).

4.                                      COLLECTIONS, CALCULATIONS, INSTRUMENTS OF DEBT AND REPORTS

4.1                                 The Master Servicer shall allocate, in accordance with the Cleared Invoice Allocation, all and any Collections arriving on the accounts of the US Seller, the US Servicer and the Master Servicer to Purchased Receivables outstanding in such manner and at such times as provided under the terms of the US Receivables Purchase Agreement and in order to allow for the preparation of such calculations and the issuing of reports and the fulfilment of such other obligations of the US Seller in the US Receivables Purchase Agreement. The Master Servicer or the US Servicer shall (on behalf of the US Seller) store the data file received from the IT Provider in its systems as provided under the terms of the US Receivables Purchase Agreement such that the Purchased Receivables can be clearly identified.

4.2                                 The Master Servicer shall determine the amount of Collections standing to the credit of the US Seller’s and the MS Final Collection Accounts in accordance with the Cleared Invoice Allocation, in such manner and at such times as provided under the terms of the US Receivables Purchase Agreement and in order to allow for the issuing of reports and fulfilment of the other obligations of the US Seller under the US Receivables Purchase Agreement, provided that the Master Servicer shall not account for any amounts received by the US Seller, the US Servicer and the Master Servicer by way of direct debit or similar mechanisms as Collections unless in the Master Servicer’s reasonable opinion such receipts are final payments of the relevant Purchased Receivables. The Master Servicer shall (directly or through the Offer Agent) make available to the Purchaser all data reasonably required by the Purchaser including, without limitation, to calculate the Purchase Price, the Reserves and the amounts which represent a Surplus Amount.

4.3                                 The Purchaser shall calculate, on or prior to each Reset Date, the Reserve Percentage in respect of each Settlement Period. The Reserve Percentage is applicable to all Receivables purchased from each Seller commencing on the Settlement Date immediately following such Reset Date until (and excluding) the immediately following Reset Date.

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4.4                                 The Master Servicer shall, in accordance with the procedures provided in the US Receivables Purchase Agreement, prepare and issue not later than 16:00 CET on each Monthly Reporting Date a Monthly Report.

4.5                                 The Master Servicer shall prepare and deliver to the Purchaser not later than 10:30 CET (or, in exceptional circumstances, such later time as agreed between the Master Servicer and the Purchaser) on each Business Day a Daily Report.

4.6                                 The Master Servicer shall deliver to the Purchaser and the IT Provider on each Reporting Date a data file containing key customer data in order to enable the Purchaser or its representatives to identify the names and addresses of Account Debtors in relation to Purchased Receivables but, in each case, only in compliance with the Data Protection Standards.

4.7                                 The parties acknowledge and agree that the Purchaser shall provide any Offer File, any Daily Report, any Monthly Report delivered to it pursuant to this Agreement, as well as any other document or data in its possession which may be used to identify, monitor, service and collect the Purchased Receivables or to complete Account Debtor Notifications (including any information referred to in Clause 4.6) to UniCredit.

5.                                      BREACHES, ENFORCEMENT, FACTORING AGREEMENTS

5.1                                 If the US Servicer or the Master Servicer becomes aware of any material breach of any of the provisions of any US Receivables Purchase Agreement by the US Seller, it shall inform the Purchaser no later than the immediately following Business Day.

5.2                                 The US Servicer and the Master Servicer will, in relation to any default by an Account Debtor under or in connection with a Contract, comply with the Credit and Collection Policy provided that:

(a)                                  each of the US Servicer and the Master Servicer shall only become obliged to comply with such Credit and Collection Policy (to the extent applicable) or to take action as described above after it has become aware of the default; and

(b)                                 it is agreed by the Purchaser that the US Servicer and the Master Servicer may exercise all enforcement measures reasonably available to it in accordance with the Credit and Collection Policy concerning any particular defaulting Account Debtor or take action as described above and in exercising such measures will only deviate materially from the relevant Credit and Collection Policy if the US Servicer or the Master Servicer reasonably believes that to do so will enhance recovery prospects or minimise loss in respect of the Purchased Receivables and the US Servicer and the Master Servicer shall give prior written notice of such modification to the Purchaser and such modification shall only take effect with the prior written consent of the Purchaser.

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5.3                                 The Master Servicer may extend, amend or otherwise modify the terms and conditions of any Purchased Receivable (i) in accordance with the applicable Credit and Collection Policy or (ii) as required by a Requirement of Law. In no event shall the Master Servicer be entitled to make the Purchaser or any other Transaction Party a party to any litigation involving the Transaction Documents or the Receivables without such Purchaser’s or such Transaction Party’s prior written consent.

5.4                                 The Master Servicer shall notify the Purchaser promptly upon the entering into by the US Seller of any Additional Factoring Agreement or of any material changes to an Additional Factoring Agreement pursuant to which the US Seller as factor acquires Receivables which are intended to be sold to the Purchaser under the US Receivables Purchase Agreement.

5.5                                 The US Servicer shall be responsible for the provision to all Account Debtors of all information to which such Account Debtors are entitled under and in accordance with the provisions of applicable data protection legislation.

6.                                      THE MASTER SERVICER TO DRAW ON THE MS FINAL COLLECTION ACCOUNTS

6.1                                 The Master Servicer shall draw on the Available Collections in respect of Purchased Receivables, in order to effect payment for a Reinvestment as provided in the US Receivables Purchase Agreement, to transfer monies to the relevant Transfer Account under the US Receivables Purchase Agreement, and for such other purposes as provided under the US Receivables Purchase Agreement.

7.                                      RECORDS

7.1                                 The Master Servicer or the US Servicer (or its agent) shall keep and endeavour to maintain, by applying the Standard of Care, the Records in relation to the Purchased Receivables, for the purposes of identifying, at any time, any amount paid by an Account Debtor, any amount due from an Account Debtor, the source of receipts which are paid into a Lock-Box Account and the MS Final Collection Accounts with respect to each Account Debtor, the Collections in respect of the Purchased Receivables, any Dilution occurring during any Settlement Period, the daily balance outstanding with respect to each Account Debtor and the addresses of the Account Debtors. Such Records shall be kept by the Master Servicer (or its agent) separate from other records of the Master Servicer and shall be held to the order of the Purchaser in accordance with applicable law, the Data Protection Standards and any tax laws.

7.2                                 The Master Servicer or the US Servicer shall maintain Records in respect of amounts recognised as overdue at the end of each Settlement Period as to constitute a Delinquent Receivable or Defaulted Receivable and amounts recovered in relation to Delinquent Receivables and Defaulted Receivables which have previously been

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                                                recognised as overdue as at the end of any prior Settlement Period, in accordance with the requirements of this Agreement.

7.3                                 A duplicate of a computer tape or disc held by the Master Servicer or the US Servicer (or its agent) containing entries in the Records specified in Clauses 8.1 and 8.2 as at the opening of business on that day shall be lodged by the Master Servicer or the US Servicer (or its agent) at such place as the Master Servicer or the US Servicer shall from time to time notify the Purchaser. Such duplicate computer tape or disc shall be held to the order of the Purchaser and shall be stored in conditions appropriate to preserve uncorrupted the information thereon and to preserve the retrievability of such information in the event of the said tape or disc being used for its intended purpose. Any such duplicate computer tape or disc shall be retained until such time as there has been deposited a further duplicate computer tape or disc pursuant to this Clause 8.2 containing entries on each debtor ledger as at opening of business on a subsequent Business Day, whereupon any previously delivered duplicate computer tape or disc may be removed and destroyed.

7.4                                 The Records or details thereof shall be kept in such adequate form so as to enable the Factoring Agreements (where applicable) to be enforced and in such manner so that they are identifiable and distinguishable from any records and other documents which relate to other Factoring Agreements, and other agreements which are held by or on behalf of the Master Servicer or any other person.

7.5                                 The Master Servicer shall not destroy the Records (and shall procure that the Records are not destroyed) otherwise than in accordance with this Agreement or with the Purchaser’s prior consent.

7.6                                 The Master Servicer shall inform the Purchaser of the location at which the Records are kept as at the date hereof and shall notify the Purchaser of any changes to such location effected prior to the end of the Term.

7.7                                 Each of the US Servicer and the Master Servicer shall, subject to all applicable laws and so as to enable such person(s) to perform its duties or obligations under the Transaction Documents, permit any person nominated by the Purchaser at any time during normal business hours (but so as not to disrupt the normal business of such US Servicer or the Master Servicer) upon reasonable written notice to enter any premises owned or occupied by such US Servicer or the Master Servicer or its agents where the Records and other information concerning Purchased Receivables are kept to have reasonable access (subject to appropriate supervision provided by such US Servicer or the Master Servicer and provided that the US Servicers and the Master Servicer shall not delay the provision of such supervision) to all computer Records and books of record and account relating to the performance by such US Servicer or the Master Servicer of its obligations under this Agreement and to the data stored in any backup

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                                                systems maintained or used by the US Seller or any of the US Servicer and Master Servicer on its behalf.

8.                                      FURTHER INFORMATION

8.1                                 The US Servicer and the Master Servicer shall, subject to all applicable laws, prepare and deliver to the Purchaser such further information and/or reports whether in writing or otherwise as the Purchaser may reasonably require (a) in relation to the performance by such US Servicer or the Master Servicer of its obligations under this Agreement and (b) in respect of the Purchased Receivables.

8.2                                 The US Servicer and the Master Servicer shall, subject to all applicable laws, provide all information and access to books and Records as the auditors of the Purchaser may reasonably require for the purpose of auditing the annual accounts of the Purchaser.

9.                                      REPRESENTATIONS AND WARRANTIES

9.1                                 The US Servicer and the Master Servicer hereby make the representations and give the warranties to the Purchaser set out in Schedule 5 (Representations and Warranties of the Servicers and the Master Servicer) of the Incorporated Terms Memorandum.

9.2                                 The representations and warranties referred to in Clause 9.1 are made and given on the date hereof and will be repeated as of any Offer Date, Purchase Date and Funding Date.

10.                               COVENANTS AND UNDERTAKINGS OF THE US SERVICER AND THE MASTER SERVICER

10.1                           The US Servicer and the Master Servicer make the covenants and undertakings set out in Schedule 7 (Servicer Covenants) of the Incorporated Terms Memorandum.

10.2                           The covenants and undertakings of the US Servicer and the Master Servicer referred to in Clause 10.1 shall remain in force until this Agreement is terminated with respect to the US Servicer or the Master Servicer but without prejudice to any right or remedy of the Purchaser arising from the breach of any such covenant prior to the date of termination of this Agreement with respect to the US Servicer or the Master Servicer, as applicable.

11.                               LIABILITY

11.1                           Nothing in this Agreement shall constitute a guarantee, or similar obligation, by any US Servicer or the Master Servicer of the performance by an Account Debtor of his obligations under or pursuant to any Contract.

11.2                           In the event that either US Servicer or the Master Servicer is rendered unable to carry out its obligations under this Agreement by any Force Majeure Event (other than

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strikes, lock outs, sit ins and industrial disturbances which are specific to such US Servicer or the Master Servicer), the US Servicer or the Master Servicer, as the case may be, shall not be liable for any failure to carry out its obligations under or pursuant to this Agreement which are affected by the event in question and, subject to (c) below for so long as such circumstances continue, shall be relieved of its obligations under or pursuant to this Agreement which are affected by the event in question without liability provided that:

(a)           this Clause 11.2 shall not apply if any such event arose as a result of the negligence or wilful misconduct of such US Servicer or the Master Servicer:

(b)           this Clause 11.2 shall not apply:

(i)            if the event in question is an electricity power cut and at the time of such electricity power cut such US Servicer or the Master Servicer does not have a back-up generator in place provided that this Clause 11.2 shall apply if such US Servicer or the Master Servicer does have such a back up generator in place but there is a failure of such back up generator; or

(ii)           if the event in question is a computer software, hardware or systems failure and at the time of such failure such US Servicer or the Master Servicer does not have access to, equivalent back-up computer software, hardware or systems in place, provided that this Clause 11.2 shall apply if such US Servicer or the Master Servicer does have access to, such equivalent back up computer software, hardware and systems in place but there is a failure of such equivalent back up computer software, hardware or systems.

(c)           The US Servicer and the Master Servicer shall, notwithstanding that it is relieved from its obligations hereunder, take all reasonable steps available to it to procure that such event ceases to exist and take all practical steps to minimise any loss resulting from any such event.

12.          SERVICER FEES

The Purchaser shall pay to the Master Servicer (for its own account and the account of the US Servicer) for its services under this Agreement a fee (the “Servicer Fee”) as set out in the Fee Agreement.

13.          COSTS AND EXPENSES

The Master Servicer shall notify the Purchaser in the Daily Report and the Monthly Report of all amounts paid by the Master Servicer on behalf of the Purchaser as its agent pursuant to this Agreement.

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14.          TERMINATION

14.1         The Purchaser may terminate the US Servicer or this Agreement upon the occurrence of any Automatic Termination Event or Automatic Servicer Termination Event or delivery of a Termination Event Notice or Servicer Termination Event Notice, with a copy to the Back-Up Servicer.

14.2         This Agreement may be terminated with respect to either US Servicer or the Master Servicer upon the expiry of not less than one (1) month (or such longer period as the Purchaser may reasonably require) notice of termination given by the relevant Servicer to the Purchaser provided that:

(a)           the Purchaser consents in writing to such termination; and

(b)           (i) with respect to the termination of this Agreement with respect to the US Servicer, the Master Servicer shall automatically assume all rights and obligations of the US Servicer pursuant to this Agreement and (ii) with respect to the termination of this Agreement with respect to the Master Servicer, another entity within the Group shall be appointed by the Purchaser or by the US Seller (subject to any such appointment being approved in writing by the Purchaser), such appointment to be effective not later than the date of termination of this Agreement and the new Master Servicer enters into an agreement on substantially the same terms as those of this Agreement (which shall provide for remuneration at such a rate as is agreed by the Purchaser but which does not exceed the rate then commonly charged by providers of receivables administration services for the provision of services of the kind described in this Agreement). The Master Servicer shall not be released from its obligations under or pursuant to this Agreement until such substitute master servicer has entered into such new Agreement.

For the avoidance of doubt, any termination of this Agreement by a Servicer pursuant to this Clause shall terminate this Agreement with respect to the Servicer who delivered the notice pursuant to this Clause and not with respect to any other Servicer.

14.3         If not otherwise terminated with respect to the US Servicer and Master Servicer in accordance with the other provisions of this Clause, this Agreement shall terminate upon the expiry of not less than 30 days’ notice of termination given by or on behalf of the Purchaser at any time after such time as none of the Purchaser, the Purchaser Trustee or any Funding Source has any further interest in the Purchased Receivables, the Related Rights or the US Purchase and Contribution Agreement.

14.4         The US Servicer and the Master Servicer shall deliver to the Purchaser as soon as it becomes aware thereof a notice of any Termination Event or Servicer Termination Event with respect to any Servicer or any event which with the giving of notice or

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lapse of time or making of any determination or certification would constitute a Servicer Termination Event with respect to any Servicer.

14.5         On and after termination of this Agreement with respect to the US Servicer or the Master Servicer pursuant to this Clause 14 all authority and power of such Servicer under this Agreement shall be terminated and of no further effect as provided in Clause 2.4 and the US Servicer or Master Servicer shall no longer hold itself out in any way as the agent of the Purchaser.

14.6         Upon termination of this Agreement with respect to a US Servicer or the Master Servicer pursuant to this Clause 14, such Servicer shall, in accordance with all applicable law, immediately (and in the meantime shall hold on trust for, and to the order of, the Purchaser):

(a)           Other than in the case of termination pursuant to Clause 14.3, deliver to the Master Servicer (in the case of the termination of the US Servicer) or the substitute master servicer (in the case of a termination of the Master Servicer pursuant to Clause 15.3) or the Purchaser (in the case of the termination of the Master Servicer pursuant to Clause 14.1) or as it shall direct the Records  and all other information and documentation its possession or under its control and disposition relating to the affairs of or (in the case of all such items and, additionally, computer tapes) belonging to (as appropriate) the Purchaser, the Purchased Receivables, the Related Rights and any other assets of the Purchaser; and

(b)           transfer to the Purchaser any moneys then held by the US Servicer or the Master Servicer on behalf of the Purchaser provided that such Servicer shall be entitled to take such copies of the foregoing (at its own expense) as it considers appropriate.

14.7         With effect from the date of termination of this Agreement with respect to the US Servicer or the Master Servicer pursuant to this Clause 14, the rights and obligations of the US Servicer or the Master Servicer hereunder shall cease but such termination shall be without prejudice to (a) any liabilities of the US Servicer or the Master Servicer to the Purchaser incurred before the date of such termination (b) any liabilities of the Purchaser to the US Servicer or the Master Servicer incurred before the date of such termination, and (c) Clause 14.8 provided that the US Servicer or the Master Servicer shall have no right of set off or deduction (or analogous rights) in respect of such amounts against amounts held by it on behalf of the Purchaser.

14.8         On termination of the appointment of the US Servicer or the Master Servicer under the provisions of this Clause 14, the US Servicer or the Master Servicer, as applicable, shall be entitled to receive all fees and other moneys accrued up to, or payable on or in respect of, the date of termination but shall not be entitled to any other or further

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compensation (save for any payments due under Clause 13). Such moneys so receivable by the US Servicer or the Master Servicer, as applicable, shall be paid by the Purchaser on the dates on which they would otherwise have fallen due under this Agreement subject always to the provisions of the US Receivables Purchase Agreement. For the avoidance of doubt such termination shall not affect the US Servicer’s or the Master Servicer’s rights to receive payment of all amounts due to it by the Purchaser other than under this Agreement.

14.9         Any provision of this Agreement which is stated to continue after termination of this Agreement shall remain in full force and effect notwithstanding termination.

14.10       If the appointment of the US Servicer under this Agreement or this Agreement is terminated pursuant to Clause 14.1, the US Servicer and/or the Master Servicer, as applicable, will allow any person nominated by the Purchaser to have reasonable access to and usage of the computer software and computer systems used by it in connection with the Receivables (subject to appropriate supervision provided by the US Servicer and/or the Master Servicer, as applicable, and provided that the Servicer and/or the Master Servicer, as applicable, shall not unreasonably delay the provision of such supervision) for a period of 6 months from receipt by the US Servicer and/or the Master Servicer, as applicable, of notice of termination pursuant to Clause 14.1. Such access shall be provided during normal business hours and so as not to disrupt the normal business activities of the US Servicer and/or the Master Servicer, as applicable. The US Servicer and/or the Master Servicer, as applicable, shall, during the relevant notice period and for such further period as may be required for an effective transfer, provide reasonable co-operation to the Back-up Servicer in the transfer of the administration of the US Purchase and Contribution Agreement from the computer systems of the US Servicer and/or the Master Servicer, as applicable,  to those of the Back-Up Servicer.

15.          FURTHER ASSURANCE

The parties agree that they will co-operate fully to do all such further acts and things and execute or sign any further documents, instruments, notices or consents as may be reasonable and necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

16.          INDEMNITY AGAINST BREACH

Each of the US Servicer and the Master Servicer will indemnify and keep indemnified the Purchaser against any cost, claim, loss, expense, liability or damages (including legal costs and out of pocket expenses) properly incurred or suffered by the Purchaser as a direct consequence of any breach by such Servicer of this Agreement (provided that such cost, claim, loss, expense, liability or damage shall not have arisen as a consequence of any breach of this Agreement by, or as a result of the wilful

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misconduct or negligence of, the Purchaser) and such Servicer shall on demand pay to the Purchaser, without any set off, deduction or withholding whatsoever the full amount of any such cost, claim, loss, expense, liability or damages suffered or incurred by the Purchaser.

17.          OTHER SERVICES TO BE PROVIDED BY THE MASTER SERVICER

The Master Servicer shall:

(a)           keep in force all licences, approvals, authorisations and consents which may be reasonably necessary in connection with the performance of its obligations pursuant to this Agreement, except to the extent any failure  to keep such licenses, approvals, authorisations and consents would not reasonably be expected to have a Material Adverse Effect;

(b)           consider the interests of the Purchaser in its relations with Account Debtors and in its exercise of any discretion arising from its performance of its obligations hereunder;

(c)           comply with all legal requirements in relation to all Purchased Receivables acquired by the Purchaser and Related Rights;

(d)           not sell, assign or otherwise dispose of or create or suffer to exist any encumbrance upon or with respect to any Purchased Receivable acquired by the Purchaser or the Related Rights related to such Purchased Receivable, or assign any right to receive income in respect thereof or attempt, purport or agree to do any of the foregoing, except in the case of any encumbrances arising under or pursuant to the Transaction Documents and any purchase contemplated by the Transaction Documents;

(e)           release any encumbrance created upon or with respect to any Purchased Receivable acquired by the Purchaser or Related Rights related to such Purchased Receivable, or provide for the reassignment of any right which has been assigned in contrary to the above stated undertaking;

(f)            give all reasonable assistance to the Back-Up Servicer (including in its capacity to provide ongoing services) in order to allow the Back-Up Servicer to perform its obligations under the Back-Up Servicing Agreement; and

(g)           automatically assume all rights and obligations pursuant to this Agreement of the US Servicer terminated in accordance with Clause 14 (Termination) above.

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18.          CHANGE OF SERVICER

If notice is given to terminate the appointment of any of the US Servicer or the Master Servicer in accordance with this Agreement and, in the case of the termination of the Master Servicer, to activate the Back-Up Servicer, the US Servicer, the Master Servicer and the Purchaser shall execute such documents and take such actions as the Back-Up Servicer or the Purchaser may reasonably require for the purpose of vesting in the rights and obligations of the Master Servicer under this Agreement and releasing the US Servicer or the Master Servicer, as applicable, from its future obligations under this Agreement.

19.          STANDARD OF CARE

The US Servicer and the Master Servicer shall provide the Services in accordance with the Credit and Collection Policy, this Agreement, the other Transaction Documents, applicable law and regulatory requirements and the Standard of Care.

20.          PAYMENTS

20.1         On each date upon which this Agreement requires an amount to be paid hereunder by any party hereto to another party hereto, such party shall, save as expressly provided herein, make the same available to the payee by payment in the Purchaser Currency or, if applicable, converted from the Purchaser Currency into the Base Currency at the Applicable Exchange Rate and in immediately available, freely transferable, cleared funds to such account and bank as specified in Schedule 19 of the Incorporated Terms Memorandum.

20.2         The US Servicer or the Master Servicer shall pay any claims which the Purchaser is entitled to collect pursuant to the provisions of this Agreement by way of wire transfer.

20.3         The US Servicer shall procure that the Master Servicer applies the relevant Applicable Exchange Rate to all Purchased Receivables that are not denominated in a Purchaser Currency.

21.          GOVERNING LAW AND JURISDICTION

21.1         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT

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FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT, ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING IN THIS SECTION 21.1 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANOTHER PARTY OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

21.2         EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 21.1 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISIONS HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

21.3         The Master Servicer hereby appoints the US Servicer as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York.

22.          ASSIGNMENT

22.1         Neither the US Servicer nor Master Servicer shall be entitled to assign, transfer or pledge any or all of its rights or benefits hereunder, other than to the Purchaser.

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SIGNATURES

FOR AND ON BEHALF OF ELEKTRA PURCHASE NO. 29 LIMITED

as Purchaser

By:

Name: N. Gallagher

Title: Director

S.D. WARREN COMPANY (DOING BUSINESS AS SAPPI FINE PAPER NORTH AMERICA)

as US Servicer

By:

Name:	Annette M. Luchene

Title:	Vice President, Chief Financial Officer and Treasurer

SAPPI NA FINANCE LLC

as US Seller

By:

Name:	Annette M. Luchene

Title:	President and Treasurer

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SAPPI INTERNATIONAL SA

as Master Servicer

By:	By:

Name: J.H Pässler	Name: S.J. Blyth

Title: Director	Title: Director

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SECTION 10

PERFORMANCE GUARANTEE

This document is to be executed outside of the Republic of Austria. The taking of the original of this document or any certified copy thereof as well as any written confirmation (including e-mail and fax) or written reference (including e-mail and fax) to the essentialia negotii of this document into the Republic of Austria may cause the imposition of Austrian stamp duty. Keep the original document, as well as all certified copies thereof or any written confirmation (including e-mail and fax) or written reference (including e-mail and fax) to the essentialia negotii of this document outside the Republic of Austria.

This Performance Guarantee (the “Guarantee”) is granted on 12 August 2011 by Sappi Papier Holding GmbH, a company incorporated under the laws of Austria in the form of a limited liability company, registered with the commercial register under number FN 167931 h, whose registered office is at Brucker Str. 21, 8101 Gratkorn, Austria (the “Guarantor”), for the benefit of Elektra Purchase No. 29 Limited, a company incorporated under the laws of Ireland with registered number 501111 and having its registered office at 2nd Floor, 11-12 Warrington Place, Dublin 2, Ireland ( the “Beneficiary”).

WHEREAS

(A)          The Austrian USD Seller, the Belgian Seller, the German USD Seller and the US Seller have each entered into Receivables Purchase Agreements with the Beneficiary in its capacity as a buyer dated on or about the date hereof.

(B)           The Servicers and the Master Servicer have further entered into Servicing Agreements with the Beneficiary dated on or about the date hereof.

(C)           The Beneficiary has requested the Sellers, the Servicers and the Master Servicer to provide a Guarantee acceptable to the Beneficiary, to guarantee the prompt and full performance by the Sellers of their respective obligations under the Receivables Purchase Agreements and by the Servicers and the Master Servicer of their respective obligations under the Servicing Agreements. This Guarantee is in satisfaction of such request.

Now therefore, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1.             DEFINITIONS, INTERPRETATION AND COMMON TERMS

1.1           Unless otherwise defined in this Guarantee or the context requires otherwise, words and expressions used in this Guarantee have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 of the Incorporated Terms Memorandum which is dated on or about the date of this Guarantee and incorporated herein by reference and signed for the purpose of identification by each of the Transaction Parties including, for the avoidance of doubt, the Guarantor and the Beneficiary.

1.2           Terms in this Guarantee, except where otherwise stated or where the context otherwise requires, shall be construed in the same way as set forth in Paragraph 2 (Principles of Interpretation and Construction) of the Incorporated Terms Memorandum.

1.3           The Common Terms contained in the Incorporated Terms Memorandum apply to this Guarantee and shall be binding on the parties to this Guarantee as if set out in full in this Guarantee.

1.4           If there is any conflict between the provisions of the Incorporated Terms Memorandum and the provisions of this Guarantee, the provisions of this Guarantee shall prevail.

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1.5           Clause 6.3 (Governing Law) and Clause 6.5 (Jurisdiction) shall apply mutatis mutandis to the Common Terms incorporated into this Guarantee as it set out in full in this Guarantee.

1.6           In addition:

“Guaranteed Agreements” means the Transaction Documents.

“Guaranteed Obligations” shall mean all obligations of the Sellers, the Servicers and the Master Servicer under or arising, from time to time, out of the Guaranteed Agreements to which any Seller, any Servicer or the Master Servicer are party.

“Guaranteed Parties” means each of the Sellers (other than Sappi Papier Holding), the Servicers and the Master Servicer in respect of the Guaranteed Agreements.

2.             NATURE AND SCOPE OF GUARANTEE

2.1           Guarantee of Guaranteed Obligations. The Guarantor hereby irrevocably and unconditionally guarantees to the Beneficiary, upon first demand the payment and performance of the Guaranteed Obligations by the Guaranteed Parties, as and when such performance shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. The Guarantor hereby irrevocably and unconditionally covenants and agrees that it is jointly and severally liable with the Guaranteed Parties for the performance of the Guaranteed Obligations. For the avoidance of doubt, nothing herein shall constitute a guarantee or similar obligation by, or of, the Guarantor for the Credit Risk relating to the Purchased Receivables or any Account Debtor.

2.2           Nature of Guarantee.  This Guarantee is an irrevocable, absolute, unconditional, continuing Guarantee of performance and payment and is not merely a Guarantee of collection.

2.3           Payment and Performance by Guarantor.  If all or any part of the Guaranteed Obligations are not punctually paid or performed when due or required under the Guaranteed Agreements, the Guarantor shall, within three (3) Business Days after written notice of non-payment or non-performance from the Beneficiary (which notice shall set forth in reasonable detail the basis for such notice), perform or cause others to perform the Guaranteed Obligations.  Such notice shall be deemed made, given and received in accordance with the notice provisions hereof. Without limitation of the foregoing, in the event that the Beneficiary enforces this Guarantee, the Beneficiary shall not be required first to exercise its remedies against the relevant Guaranteed Party or use any recourse it may have against any other person or party acting as guarantor or surety of such Guaranteed Party.

2.4           Payment of Expenses.  In the event that the Guarantor shall fail to perform pursuant to any provision of this Guarantee, the Guarantor shall bear the reasonable and documented out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Beneficiary together with any taxes, penalties, duties, fees or other amounts which may be payable in the enforcement of amounts due and payable under this Guarantee.

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2.5           Effect of Bankruptcy.  In the event that, pursuant to any insolvency, bankruptcy, reorganization or other like proceeding, the Beneficiary must rescind or restore any payment or consideration received from the Guaranteed Parties in satisfaction of the Guaranteed Obligations, any prior release or discharge from the terms of this Guarantee given to the Guarantor by the Beneficiary with respect to such rescinded amount shall be without effect.

2.6           Benefit of Defenses.  Notwithstanding anything to the contrary in this Guarantee but subject to Section 2.3, the Guarantor’s responsibility under this Guarantee is ancillary to the Guaranteed Agreements and is subject to the same terms and conditions as those applying to the responsibilities of the Guaranteed Parties under the Guaranteed Agreements and therefore the enforcement of Beneficiary’s rights hereunder (A) shall be subject to all of the terms and conditions of the Guaranteed Agreements and all defenses of the Guaranteed Parties under the Guaranteed Agreements, including the defense that the Guaranteed Obligations are not currently due or that they have been paid or performed in full, and Guarantor shall have the right to avail itself of all such terms and conditions and defenses as if it were a party to the Guaranteed Agreements and it shall have the right to assert or plead any defense that may be available to the Guaranteed Parties and (B) shall not be construed as imposing greater obligations or liabilities on the Guarantor than are imposed on the Guaranteed Parties under the Guaranteed Agreements.

3.             EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING THE GUARANTOR’S OBLIGATIONS

The Guarantor agrees that the Guarantor’s obligations under this Guarantee shall not be released, diminished, impaired, reduced or adversely affected by any of the following and, more generally, the Guarantor hereby expressly covenants and agrees that its obligations under the Guarantee shall continue to apply until all Guaranteed Obligations have been discharged in full:

3.1           Modification.  Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, or the Guaranteed Agreements, subject to the giving of advance notice to the Guarantor of such event by the Beneficiary.

3.2           Adjustment.  Any adjustment, settlement, forbearance, compromise or waiver of any default that might be granted or given by the Beneficiary to the Guaranteed Parties, the Guarantor or any other person or entity liable for any part of the Guaranteed Obligations.

3.3           Condition of the Guaranteed Parties.  The insolvency, bankruptcy, liquidation, disability, dissolution or lack of power of any of the Guaranteed Parties; or any sale, lease or transfer of any or all of the assets of any of the Guaranteed Parties; or any merger, reorganization or recapitalization of any of the Guaranteed Parties.

3.4           Dealings of Guaranteed Parties and Guarantor.  Any modification or termination for any reason of the dealings or relationships (including their membership in the same corporate group) between any of the Guaranteed Parties and the Guarantor.

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3.5           Diligence.  Subject to applicable statutes of limitations, the failure of the Beneficiary to take or prosecute any action for the collection or performance of any of the Guaranteed Obligations.

4.             REPRESENTATIONS AND WARRANTIES

The Guarantor represents and warrants to the Beneficiary as of the date of this Guarantee as follows:

4.1           Existence.  The Guarantor is a company validly existing under the laws of its jurisdiction of incorporation.  The Guarantor has all requisite corporate power and authority to execute, deliver and perform this Guarantee.

4.2           Legality.  The execution, delivery and performance by the Guarantor of this Guarantee and the execution of the Guaranteed Agreements by the Guaranteed Parties, do not contravene or conflict with any provision of the constitutional document of the Guarantor, any law, statute or regulation whatsoever to which the Guarantor is subject or constitute a default under, or result in the breach of, any material agreement binding upon the Guarantor.

4.3           Enforceability.  This Guarantee is a legal and binding obligation of the Guarantor and is enforceable in accordance with its terms, except as the enforceability thereof with respect to the Guarantor may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the enforcement of creditors’ rights, and principles of equity.

4.4           Approvals. (a) This Guarantee has been duly authorized by the Guarantor, (b) no further corporate action is required for the Guarantor to have the authority to execute and deliver this Guarantee and (c) the execution and delivery of this Guarantee and performance of the Guarantor’s obligations hereunder require no action by or in respect of, or filing with, any governmental body, agency or official.

5.             COVENANTS

The Guarantor shall:

(a)           furnish to the Purchaser (unless such documents have already been delivered by the Master Servicer in accordance with the Transaction Documents):

(i)            as soon as the same becomes available, but in any event within 180 days after the end of each of its financial years the audited consolidated financial statements for that financial year (including a profit and loss statement, a cash flow statement and balance sheet) for the Guarantor (including that of the Master Servicer);

(ii)           as soon as the same becomes available, but in any event within 75 days of each Quarter Date, the unaudited consolidated interim report for the Guarantor (including that of the Master Servicer) for the period of three months ending on such Quarter Date; and

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(iii)          a Compliance Certificate signed by two directors of the Guarantor substantially in the form as set out in Schedule 17 Part 3 (RCF Covenant Terms) of the Incorporated Terms Memorandum; and

(b)           inform the Purchaser immediately of a change of its independent accountants.

6.             MISCELLANEOUS

6.1           Term.  This Guarantee shall terminate upon the performance in full of the Guaranteed Obligations.

6.2           Notice.  All notices to be given hereunder shall be in writing by prepaid certified mail, return receipt requested, hand delivery or recognized overnight delivery service addressed to the respective parties at the addresses stated below or to such other addresses as they shall respectively designate hereafter in writing from time to time.

Notice to the Beneficiary:

ELEKTRA PURCHASE NO. 29 LIMITED

2nd Floor

11-12 Warrington Place

Dublin 2, Ireland

Attention: The Directors

Phone: +353 (1) 775 2600

Fax: +353 (1) 775 2601

Notice to the Guarantor:

SAPPI PAPIER HOLDING GMBH

c/o Sappi International SA

Chauseé de la Hulpe, 154

1170 Brussels

Belgium

Attention:  Mr. Jörg Pässler

Tel: +32 (0) 2676 9621

Fax: +32 (0) 2676 9849

6.3           Place of Performance. The place of performance for any obligations under this Guarantee shall be any place determined by the Beneficiary excluding, however, any place within the Republic of Austria.

6.4           Governing Law.  This Guarantee and all non-contractual obligations arising out of or pursuant to it shall be governed by and construed in accordance with Austrian law.

6.5           Jurisdiction.  Each of the parties hereto irrevocably agrees that the courts of Austria shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Guarantee.

6.6           Invalid Provisions.  If any provision of this Guarantee is held to be illegal, invalid, or unenforceable under applicable present or future laws effective during the term of this Guarantee, such provision shall be fully severable and this Guarantee shall be construed and enforced as if such illegal, invalid or unenforceable provision had never

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comprised a part of this Guarantee, and the remaining provisions of this Guarantee shall remain in full force and effect, unless continued effectiveness of this Guarantee, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

6.7           Amendments.  This Guarantee may be amended only in writing executed by authorized representatives of the Guarantor and the Beneficiary, which instrument states specifically that it is an amendment to this Guarantee.

6.8           Assignment

(a)           The Guarantor may not transfer or assign its rights or obligations hereunder without the prior written consent of the Beneficiary, which consent shall not be unreasonably withheld.

(b)           The Beneficiary may not transfer, pledge, assign or otherwise secure any of its interests in, or its rights and obligations under, this Guarantee, except to the Bank of New York Mellon, London Branch or such other person appointed as the purchaser trustee in connection with an assignment of its rights and obligations under the Guaranteed Agreements in accordance with the terms and conditions set forth in therein.

SAPPI PAPIER HOLDING GMBH

By:	By:

Name: J.H Pässler	Name: S.J Blyth

Title: Managing Director	Title: Managing Director

ACKNOWLEDGED AND AGREED TO BY:

ELEKTRA PURCHASE NO. 29 LIMITED

By:

Name: N. Gallagher

Title: Director

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SECTION 11

DATED AS OF 12 AUGUST 2011

AMONG

S.D. WARREN COMPANY

(DOING BUSINESS AS SAPPI FINE PAPER NORTH AMERICA),

as US Originator

AND

SAPPI NA FINANCE LLC,

as US Seller

US PURCHASE AND CONTRIBUTION AGREEMENT

Schedule 1 Conditions Precedent	20

Part A Conditions Precedent relating to the Initial Purchase	20

Part B Conditions Precedent relating to each (including the initial) Purchase	22

Schedule 2 UCC Details	23

Schedule 3 Representations and Warranties of the US Originator	24

Schedule 4	29

Part A Form of Power of Attorney to Sappi NA Finance LLC	29

Part B Form of Notice of Sale and Assignment	30

Part C Form of Notice of Sale and Assignment	32

Schedule 5 Solvency Certificate	34

EXHIBIT A Form of Purchase Report	A-1

EXHIBIT B Form of US Seller Note	B-1

THIS US PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”) is made on 12 August 2011

BETWEEN:

(1)                            S.D. WARREN COMPANY, a Pennsylvania corporation doing business as Sappi Fine Paper North America with principal place of business at 255 State Street, Boston, Massachusetts 02109 (the “US Originator”), as seller and contributor; and

(2)                            SAPPI NA FINANCE LLC, a Delaware limited liability company with its registered address at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 (the “US Seller”), as purchaser and contributee.

WHEREAS

(A)                        The US Seller is a limited liability company, all of the limited liability company interests of which are wholly owned by the US Originator.

(B)                          The US Originator wishes to transfer certain Receivables and Related Rights to the US Seller as contribution to the US Seller.

(C)                          In order to finance its business, the US Originator wishes to sell certain Receivables and Related Rights to the US Seller on the Closing Date and from time to time thereafter, and the US Seller is willing, on the terms and subject to the conditions set forth herein, to purchase such Receivables and Related Rights on the Closing Date and from time to time thereafter, from the US Originator.

(D)                         The US Seller intends to finance a portion of the US Purchase Price of the Receivables and Related Rights acquired from the US Originator by selling certain of the Receivables and Related Rights to Elektra Purchase No. 29 Limited (the “Purchaser”) pursuant to the US Receivables Purchase Agreement dated 12 August 2011 among Sappi NA Finance LLC, as US Seller, S.D. Warren Company, as US Originator and as US Servicer, the Purchaser, FIDIS GmbH, as Offer Agent, and Sappi International SA, as Master Servicer.

NOW IT IS HEREBY AGREED as follows:

1.                                       DEFINITIONS, INTERPRETATION AND COMMON TERMS

1.1                                 Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 of the Incorporated Terms Memorandum which is dated on or about the date of this Agreement and incorporated herein by reference and signed for the purpose of identification by each of the Transaction Parties including, for the avoidance of doubt, the US Originator, the US Seller and the Master Servicer.

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1.2                                 Terms in this Agreement, except where otherwise stated or where the context otherwise requires, shall be construed in the same way as set forth in Paragraph 2 (Principles of Interpretation and Construction) of the Incorporated Terms Memorandum.

1.3                                 The Common Terms contained in the Incorporated Terms Memorandum apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.4                                 If there is any conflict between the provisions of the Incorporated Terms Memorandum and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.5                                 Clause 15 (Governing Law and Jurisdiction) shall apply mutatis mutandis to the Common Terms incorporated into this Agreement as if set out in full in this Agreement.

1.6                                 Terms defined in Article 9 of the UCC and not otherwise defined herein are used as defined in such Article 9 of the UCC.

1.7                                 The following defined terms used in this Agreement have the meanings set out below:

(a)                                  “Contractual Dilution Ratio” means, on any Reset Date, the aggregate amount of Contractual Dilutions attributable to the immediately preceding Settlement Period divided by the aggregate Unpaid Balance of all Receivables originated by the US Originator during the same period.

(b)                                 “Dilution” means the amount by which the Unpaid Balance of a Receivable is reduced or cancelled as a result of:

(i)                                     any defective, rejected or returned goods or defective or rejected services, any discount, rebate, allowance, trade credit, expense, or dispute under, or rescission, revocation or other amendment of, the Contract with the Account Debtor;

(ii)                                  any set-off, counterclaim, defence or claim; or

(iii)                               any repurchase of goods by the US Originator, the sale of which gave rise to the Receivable during a Settlement Period; or

(iv)                              Contractual Dilutions.

(c)                                  “Expected Contractual Dilutions” means, as of any Reset Date, the 12-month rolling average Contractual Dilution Ratio multiplied by the aggregate Unpaid Balance of all Receivables originated by the US Originator.

(d)                                 “Receivables” has the meaning given to it in the Master Definitions Schedule set out in Schedule 1 of the Incorporated Terms Memorandum, but shall not include indebtedness and payment claims against Account Debtors affiliated with the US Originator.

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(e)                                  “Reporting Date” means each Business Day on which Receivables are created or originated and purchased by the US Seller pursuant to Clause 2.2 hereof.

(f)                                    “Unpaid Balance” means, with respect to any Receivable at any time, the nominal amount of such Receivable less the amount of US Collections.

(g)                                 “US Collections” means, in relation to the Unpaid Balance of a Receivable:

(i)                                     all cash collections, finance, interest and late payment or similar charges;

(ii)                                  all other cash proceeds;

(iii)                               all checks and bills of exchange, which, for the avoidance of doubt, have been credited to the relevant account in the relevant Servicer’s account system;

(iv)                              all net enforcement proceeds of Related Rights relating to such Receivable;

(v)                                 all other amounts received or recovered in respect thereof whether as a result of resale, redemption, other disposal or enforcement of any claim or judgment relating thereto or otherwise;

(vi)                              all Deemed Collections; and

(vii)                           all insurance proceeds;

in each case, whether received by the US Originator, the US Servicer or the Master Servicer or otherwise payable by the US Originator, the US Servicer or the Master Servicer to the US Seller.

2.                                       AGREEMENT TO PURCHASE AND CONTRIBUTE

2.1                                 Agreement to Purchase and Sell; Contribution of Contributed Receivables.  On the terms and subject to the conditions set forth in this Agreement (including Clause 4), and in consideration of the payment of the US Purchase Price therefor, from and after the Closing Date the US Originator hereby sells to the US Seller, and the US Seller hereby purchases from the US Originator, without recourse and without regard to collectibility, all of the US Originator’s right, title and interest in and to:

(a)                                  each Receivable of the US Originator that existed and was owing to the US Originator as of the Closing Date (other than the Contributed Receivables and Related Rights related thereto);

(b)                                 each Receivable created or originated by the US Originator during the Revolving Period;

(c)                                  all rights to, but not the obligations under, all Related Rights related to the Receivables identified in Clauses 2.1(a) and (b);

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(d)                                 all monies due or to become due with respect to any of the foregoing; and

(e)                                  all proceeds (as defined in the UCC) thereof received on or after the Closing Date including, without limitation, all funds which are received by the US Originator, the US Seller or the US Servicer (or the Master Servicer on its behalf) from or on behalf of the Account Debtors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of such Receivables, or are applied to such amounts owed by the Account Debtors (including, without limitation, insurance payments, if any, that the US Originator or the US Servicer (or the Master Servicer on its behalf) applies in the ordinary course of its business to amounts owed in respect of any such Receivables).

On the Closing Date, the US Originator agrees to contribute to the capital of the US Seller the Contributed Receivables and all Related Rights related thereto pursuant to Clause 4.

All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to and in reliance upon the representations, warranties and covenants of the US Originator in this Agreement.

2.2                                 Timing of Purchases and Contributions.

(a)                                  Closing Date Purchases.  The US Originator’s entire right, title and interest in (i) each Receivable that existed and was owing to the US Originator as of the close of the US Originator’s business on the Closing Date (other than Contributed Receivables) and (ii) all Related Rights related thereto shall be sold to the US Seller on the Closing Date.

(b)                                 Regular Purchases.  After the Closing Date, each Receivable created or originated by the US Originator and described in Clause 2.1(b) and all Related Rights related thereto shall be purchased and owned by the US Seller (without any further action) upon the creation or origination of such Receivable.

(c)                                  Contributions.  Each Contributed Receivable and all Related Rights related thereto shall be contributed to, and owned by, the US Seller pursuant to Clause 4 on the Closing Date.

2.3                                 Consideration for Purchases and Contributions.  On the terms and subject to the conditions set forth in this Agreement, the US Seller agrees (a) to make all US Purchase Price payments to the US Originator and (b) to reflect in its financial books and records all contributions, in accordance with Clause 4.

2.4                                 Intention of the Parties.  It is the express agreement of the parties hereto that, except as otherwise provided in this Section 2.4, the transfer by the US Originator of the Receivables, together with the US Originator’s rights with respect to Related Rights and US Collections relating to such Receivables, contemplated by this Agreement be, and be treated as, an absolute sale (or contribution, as the case may be) of the Receivables and such rights by the US Originator to the US Seller, and not as a grant of a security interest therein to secure a debt or other obligation of the US Originator.  In the event, however, that notwithstanding such intent and agreement, such transfers are deemed by any

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relevant governmental, judicial or other authority for any reason whatsoever, whether for limited purposes or otherwise, to be a security interest granted to secure indebtedness of the US Originator, the US Originator hereby grants to the US Seller a security interest under Article 9 of the UCC in the applicable jurisdiction in all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, and wherever located, the Receivables and such other property, this Agreement shall constitute a security agreement under applicable law, securing the repayment of the amounts paid hereunder, subject to the other terms and conditions of this, together with such other obligations or interests as may arise hereunder or in connection herewith in favor of the parties hereto and each reference herein to the “purchase” or “contribution” of Receivables hereunder shall be deemed to be a reference to an assignment by way of security of such Receivables.

3.                                       US PURCHASE PRICE; SERVICING REMUNERATION

3.1                                 Calculation of US Purchase Price.  On each Reporting Date, the US Servicer (or the Master Servicer on its behalf) shall deliver to the US Seller and the US Originator (if the US Servicer is other than the US Originator) a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) on which it shall calculate the US Purchase Price payable for all Receivables sold to the US Seller pursuant to Clause 2.1 during the most recent Settlement Period.

The “US Purchase Price” (to be paid to the US Originator in accordance with the terms of Clause 4) for the Receivables and the Related Rights that are purchased hereunder shall be determined in accordance with the following formula:

PP	=	UB X FMVD

where:

PP	=	US Purchase Price for each Receivable as calculated on the relevant Payment Date.

UB	=	the Unpaid Balance of such Receivable.

FMVD	=

Fair market value discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of (a) one divided by (b) the sum of (i) one, plus (ii) the product of (A) the Monthly Average Prime Rate (calculated as of the last day of the calendar month next preceding such Payment Date) plus .50% and (B) a fraction, the numerator of which is the Average Maturity (calculated as of the last day of the calendar month next preceding such Payment Date) and the denominator of which is 365, plus (iii) in the event that the Loss to Liquidation Ratio (as calculated the last day of the calendar month next preceding such Payment Date) exceeds .35%, an amount equal to such excess.

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3.2                                 Servicing Remuneration.

(a)                                  As consideration for the US Originator’s administration and collection of the Receivables and Related Rights acquired by the US Seller pursuant to this Agreement, the US Seller shall on each Settlement Date, to the extent funds are available therefor, pay to the US Originator for its services a fee (the “US Servicer Fee”) equal to 0.60% per annum of the aggregate Unpaid Balances of Receivables on the first day of the Settlement Period to which such Settlement Date relates; provided that the US Seller shall receive a credit for any compensation paid or allocated to the US Servicer out of the Servicing Fee paid pursuant to the Fee Agreement.  The US Servicer Fee shall be calculated on the basis of a year of 360 days and actual days elapsed.

(b)                                 The US Seller shall pay the US Servicer Fee in immediately available funds not later than 2:00 p.m. (Boston time) on the date on which such payment is to be made to the account specified by the  US Originator to the US Seller for such purpose and shall be made without set-off or counterclaim.

4.                                       CONTRIBUTION OF RECEIVABLES; PAYMENT OF US PURCHASE PRICE

4.1                                 Contribution of Receivables.  As of the Closing Date, the US Originator hereby contributes to the capital of the US Seller:

(a)                                  the Contributed Receivables;

(b)                                 all rights to, but not the obligations under, all Related Rights related to the Contributed Receivables identified in Clause 4.1(a);

(c)                                  all monies due or to become due with respect to any of the foregoing; and

(d)                                 all proceeds (as defined in the UCC) thereof received on or after the Closing Date including, without limitation, all funds which are received by the US Originator, the US Seller or the US Servicer (or the Master Servicer on its behalf) from or on behalf of the Account Debtors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of such Contributed Receivables, or are applied to such amounts owed by the Account Debtors (including, without limitation, insurance payments, if any, that the US Originator or the US Servicer (or the Master Servicer on its behalf) applies in the ordinary course of its business to amounts owed in respect of any such Receivables).

4.2                                 Initial US Purchase Price Payment.  On the terms and subject to the conditions set forth in this Agreement, the US Seller shall pay to the US Originator on the Closing Date the US Purchase Price for the purchase of Receivables made on the Closing Date, in cash to the extent the US Seller has funds available and the balance by issuing the US Seller Note to the US Originator with an initial principal balance equal to the remaining US Purchase Price.

4.3                                 Subsequent US Purchase Price Payments.  On the Business Day next succeeding each Reporting Date falling after the Closing Date and on the Business Day immediately following the Termination Date, on the terms and subject to the conditions set forth in this Agreement, the US Seller shall pay to the US Originator the US Purchase Price for

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the Receivables sold by the US Originator to the US Seller on each such Reporting Date, in cash to the extent the US Seller has funds available, after having met its obligations under the US Receivables Purchase Agreement, and to the extent any of such US Purchase Price remains unpaid, such remaining portion of such US Purchase Price shall be paid by means of an automatic increase to the outstanding principal amount of the US Seller Note.

The US Originator shall make all appropriate record keeping entries with respect to the US Seller Note or otherwise to reflect the foregoing payments and adjustments pursuant to this Clause 4, and the US Originator’s books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on the US Seller Note at any time.  The US Originator shall mark the US Seller Note “CANCELED” and to return the US Seller Note to the US Seller upon the final payment thereof after the occurrence of the Termination Date.

4.4                                 Settlement as to Deemed Collections.

(a)                                  If on any Business Day a Deemed Collection exists in respect of a Receivable sold or contributed by the US Originator to the US Seller pursuant to this Agreement, then the US Purchase Price (or in the case of a Contributed Receivable, the Unpaid Balance of such Receivable (the “Contributed Value”)) with respect to such Receivable shall be reduced by (i) an amount equal to the Unpaid Balance of such Receivable in the case of clauses (a), (d) or (e) of the definition of Deemed Collection and (ii) by the amount of the related Dilution in the case of clause (f) of the definition of Deemed Collection and shall be applied for the account of the US Seller as provided in Clause (b); provided, that if the US Seller thereafter receives payment on account of US Collections due with respect to such reductions in the Purchase Price or Contributed Value of such Receivable, the US Seller promptly shall deliver such funds to the US Originator.

(b)                                 Any reduction in the US Purchase Price (or Contributed Value) of any Receivable pursuant to Clause 4.4(a) above shall be applied as a credit for the account of the US Seller against the US Purchase Price of Receivables subsequently purchased by the US Seller from the US Originator hereunder; provided, however, that if there have been no purchases of Receivables (or insufficiently large purchases of Receivables) to create a US Purchase Price sufficient to so apply such credit against, the amount of such credit:

(i)                                     shall be paid in cash to the US Seller by the US Originator in the manner and for application as described in the following proviso, or

(ii)                                  to the extent that there is a principal amount outstanding under the US Seller Note, may be deemed to be a payment under, and, if so, shall be deducted from the principal amount outstanding under, the US Seller Note;

provided, further, that at any time when a Termination Event, Potential Termination Event, Stop Purchase Event or Potential Stop Purchase Event has occurred and is continuing, the amount of any such credit shall be paid by the US Originator to the US

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Seller by deposit in immediately available funds into the relevant Lock-Box Account for application by the  US Servicer, or the Master Servicer on its behalf to the same extent as if US Collections of the applicable Receivable in such amount had actually been received on such date.

(c)                                  Each Purchase Report (other than the Purchase Report delivered on the Closing Date) shall include, in respect of the Receivables previously generated by the US Originator (including the Contributed Receivables), a calculation of the aggregate reductions described in Clause (a) relating to such Receivables since the last Purchase Report, as indicated on the books of the US Seller (or, for such period prior to the Closing Date, the books of the US Originator).

(d)                                 Upon the occurrence of  a Downgrade Event, to secure the US Originator’s obligations under Clause (a) above, the US Originator shall deposit with the US Seller cash in the amount of the Expected Contractual Dilutions as of the immediately preceding Reset Date to be used in accordance with Clause 9.15 of the US Receivables Purchase Agreement.

4.5                                 Reconveyance of Receivables.  In the event that the US Originator has paid to the US Seller the full Unpaid Balance of any Receivable pursuant to Clause 4.4, the US Seller shall reconvey such Receivable to the US Originator, without representation or warranty, but free and clear of all liens created by the US Seller.

5.                                       UNDISCLOSED SALE AND ASSIGNMENT

The sale and assignment of the Receivables to the US Seller shall not be disclosed to the Account Debtors until the occurrence of a Debtor Notification Event.

6.                                       FURTHER ASSURANCE

6.1                                 The US Originator shall, from time to time, at its own expense, promptly execute and deliver all instruments and documents and take all actions necessary or as the US Seller or its assigns may reasonably request in order to perfect or protect the Receivables or to enable the US Seller or its assigns to exercise or enforce any of its rights hereunder.  Without limiting the foregoing, the US Originator shall, upon the request of the US Seller or its assigns, execute (if applicable) and file such financing or continuation statements or amendments thereto or assignments thereof (permitted pursuant to this Agreement) as may be requested by US Seller or its assigns and mark its master data processing records and other documents to indicate the sale and contribution of the Receivables to the US Seller.  The US Originator shall, upon request of the US Seller or its assigns, obtain additional UCC search reports as the US Seller or its assigns may reasonably request.

6.2                                 Any Related Rights provided to the US Originator by any Account Debtor which have not been granted as security for a specific Receivable purported to be transferred to the US Seller hereunder but have been generally granted by such Account Debtor to the US Originator, shall be assigned by the US Originator to the US Seller in such proportion by which the Aggregate Unpaid Balance of all Receivables owed by such Account Debtor

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relates to the amount of all Receivables owed by such Account Debtor secured by such Related Right, provided that such separation is permitted by law.

6.3           The Related Rights related to a Receivable shall serve as security for the due payment of each Receivable purported to be transferred to the US Seller hereunder and shall continue to be subject to, and enforced in accordance with, the terms of the Contract relating to such Related Rights.

6.4           The US Originator shall transfer all Instruments of Debt to the US Servicer (or in the case where the US Servicer to whom the US Originator would transfer is the US Originator in its capacity as US Servicer, retain such Instruments of Debt) to be held for the US Seller free of any cost or charge and hereby assigns to the US Seller, who hereby accepts such assignment, any present or future claims and rights arising therefrom, including claims for return of such Instruments of Debt against credit institutions or any other third parties which have been, or will be mandated to collect such Instruments of Debt. Clause 6.1 shall apply mutatis mutandis. All Instruments of Debt which are endorseable will in addition be endorsed to the US Seller.

6.5           The US Originator shall be entitled and obliged to exercise in its own name (subject to the appointment of the US Servicer and the Master Servicer by the US Originator under Clause 2.1 of the US Servicing Agreement), at its own cost and expense, any claims for re-delivery and/or return in the course of a repossession of Repossessable Goods relating to Receivables purported to be sold or contributed hereunder.  Any proceeds from the sale of Repossessable Goods shall be considered as US Collections for the purposes of this Agreement, and shall be applied as set forth pursuant to the terms of this Agreement for US Collections.  The US Seller shall not be liable for any measures taken in relation to the resale by the US Originator (or, pursuant to its appointment under the US Servicing Agreement, the US Servicer or the Master Servicer) of any Repossessable Goods or other damages resulting therefrom.

6.6           Upon demand of the US Seller, the US Originator shall, from time to time upon conclusion of this Agreement, take such actions as are reasonable and lawful and that may be necessary or appropriate to ensure that the US Seller shall have an enforceable ownership interest in the Records relating to the Receivables purported to be sold or contributed to the US Seller hereunder and the Related Rights.

6.7           Once a Receivable acquired by the US Seller has been paid in full or if the US Originator is otherwise obliged, in accordance with the Credit and Collection Policy, to release the respective Related Rights or if the US Originator is obliged vis-à-vis an Account Debtor in accordance with the terms of the respective Contract to release such Related Rights (provided always, that, the US Originator is acting in good faith), it is hereby agreed, that the US Seller shall re-transfer any such Related Rights to the US Originator, without representation or warranty, but free and clear of all liens created by the US Seller.  Upon the US Originator’s request, the US Seller shall furnish a written confirmation to the US Originator that such Related Rights have been re-transferred.

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7.             REPRESENTATIONS AND WARRANTIES

7.1           The US Originator hereby makes the representations and warranties set out in Schedule 3 hereto.

7.2           The representations and warranties referred to in Clause 7.1 are made and given on the date hereof and as of any date when Receivables are sold and purchased under this Agreement.  The US Originator, however, does not guarantee that an Account Debtor is able to make payments on any Receivables acquired by the US Seller.

8.             COVENANTS AND UNDERTAKINGS

8.1           The US Originator hereby covenants with the US Seller as follows:

(a)           the US Originator shall punctually and fully comply with its covenants and obligations under the Contracts underlying the Receivables transferred hereunder.  Any expenses incurred in connection therewith shall be borne by the US Originator.  By acquiring the Receivables transferred hereunder, the US Seller shall assume no obligation or liability towards the Account Debtors;

(b)           upon reasonable request by the US Seller, the US Originator shall promptly make available to the US Seller and, at the US Seller’s election, an auditor of internationally recognised standing any information and any documents held by the US Originator which the US Seller may require in order to perform its due diligence on the US Originator, and the US Originator shall cooperate fully with the US Servicer or US Seller (as applicable) to provide such information and any such documents to the US Seller. The US Originator shall at all times during regular business hours permit the US Seller or its agents to visit its offices and properties and to inspect all records and documents relating to the Receivables sold hereunder and to the Related Rights, including internal documentary evidence and data processing systems, and to make copies and abstracts. In addition, the US Originator shall permit the US Seller to discuss matters relating to the assigned Receivables with the management, the employees and the accountants of the US Originator;

(c)           the US Originator shall safekeep and make available to the US Seller at its principal place of business copies of all Contracts, delivery notes, lists of balances and other material relating to the Receivables transferred hereunder, employing the care of a prudent businessman;

(d)           the US Originator shall deliver to the US Seller promptly upon request in accordance with this Agreement duly signed Account Debtor Notifications for any Receivables which have been sold and assigned, but not yet collected;

(e)           the US Originator shall not contribute to the creation of counterclaims of the Account Debtor against any Receivables;

(f)            the US Originator shall promptly inform the US Seller of any imminent execution measures undertaken by third parties with respect to the Receivables and/or Related

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Rights. Additionally, upon the occurrence of such measures, the US Originator shall deliver to the US Seller at its request all documents and records necessary for the legal enforcement of its claims and reimburse the US Seller for all expenses incurred in connection with such legal enforcement. At the request of the US seller and to the extent permitted by law the US Originator shall enforce the claims of the US Seller against the Account Debtor before any court;

(g)           the US Originator shall use best efforts to protect the rights of the US Seller in the Receivables transferred hereunder. In particular, the US Originator shall execute assignments and other documents and take any other action reasonably necessary to protect, give evidence of and create the rights of the US Seller in the Receivables and the Related Rights transferred hereunder and the US Collections related thereto;

(h)           the US Originator shall, without request, promptly make available to the US Seller all information which it has at its disposal on any Account Debtor of Receivables with an aggregate Unpaid Balance of EUR 100,000 or more, if the US Originator would, on the grounds of such information, have reason to believe that such Account Debtor is at imminent risk of Insolvency;

(i)            the US Originator shall make available to the US Seller or its agents or assigns, upon request from any of the them, at the US Seller’s reasonable request and during normal business hours, all information and documentation necessary to fully evaluate the US Originator’s financial situation;

(j)            the US Originator shall maintain a system of accounting established and administered in accordance with generally accepted accounting principles in the US and furnish to the US Seller any financial report or other information reasonably requested by the US Seller within 10 Business Days of notification of such request;

(k)           upon request of the US Seller, the US Originator shall provide the US Seller with a Solvency Certificate;

(l)            the US Originator shall report without request of the US Seller any extraordinary events other than any Force Majeure Event which could have a Material Adverse Effect on its financial situation immediately upon the occurrence of such events;

(m)          during the Term the US Originator shall ensure that its business and procure that the business of the Group, taken as a whole, remains the Paper Business;

(n)           the US Originator shall notify the US Seller in writing of any of the following events immediately upon learning of the occurrence thereof, describe the same and, if applicable, the measures being taken with respect thereto: the occurrence of an Automatic Termination Event or a Potential Automatic Termination Event or the delivery of a Termination Event Notice, if it pertains to itself (and not to another Seller), by a statement of the corporate controller or chief financial officer;

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(o)           such Seller shall notify the US Seller of the occurrence of a Termination Event or Potential Termination Event or Stop Purchase Event or Potential Stop Purchase Event as soon as it becomes aware of such event;

(p)           the US Originator shall not change its name, identity or corporate structure or relocate its principal office or any office where books are kept, or make any other change which would change the “location” of the US Originator (within the meaning of Section 9-307 of the UCC) or which could render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term is used in the UCC, unless it shall have given the US Seller at least forty-five (45) days prior written notice thereof;

(q)           the US Originator shall not transfer by way of assignment, novation or otherwise or pledge or grant any Related Right in or over any of the Receivables transferred hereunder or any additional rights relating thereto to any party other than to the US Seller;

(r)            the US Originator shall:

(i)            notify the US Seller of any claim filed under the UCC or purported attachment by the US Originator’s creditors, or of any claim filed under the UCC or purported attachment by the creditors of the Originator to the extent the US Originator has knowledge of such claim or attachment with respect to any Receivables;

(ii)           not give any instructions to any Account Debtor to make any payments in relation to any Receivable transferred hereunder to any of the US Originator’s creditors;

(iii)          indemnify the US Seller against any reduction in the obligations owed by the Account Debtors to the US Seller due to such payments to credits of the US Originator;

(s)           the US Originator shall at all times maintain an internal foreign exchange currency hedging mechanism which is in form and substance satisfactory to the US Seller and notify the US Seller of any changes thereto;

(t)            the US Originator shall promptly inform the US Seller of any material change of which it becomes aware to any credit insurance policy arrangement applicable to the Receivables transferred hereunder (including, without limitation, cancellation of such insurance, changes to the terms of such credit insurance and a down-grade by any credit rating agency of the rating of the provider of any such insurance);

(u)           the US Originator shall notify the US Servicer or the Master Servicer as soon as reasonably practicable following any change to the Account Details relevant to the US Originator;

(v)           the US Originator shall procure that, so long as it has credit insurance arrangements relating to Receivables, that it shall make each of the US Seller and the Purchaser a joint

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insured to such insurance, so that the US Seller becomes a beneficiary of such insurance upon the US Originator’s insolvency;

(w)          The US Originator shall, unless the US Seller and the Purchaser otherwise consent in writing, promptly remit to the applicable post office box related to the Lock-Box Accounts (or cause to be deposited directly to such Lock-Box Accounts) all US Collections received by the US Originator;

(x)            After the Closing Date, the US Originator agrees that, unless the US Seller and the Purchaser shall otherwise consent in writing, it shall not make any changes in its instructions to Account Debtors regarding US Collections or add or terminate any Lock-Box Bank;

(y)           The US Originator is aware that the US Seller and the Purchaser are entering into the Transaction Documents to which they are parties in reliance upon the US Seller’s identity as a legal entity separate from the US Originator. The US Originator will, unless the US Seller and the Purchaser shall otherwise consent in writing, shall take such actions as shall be required in order that (i) the US Seller’s operating expenses (other than certain organization expenses and expenses incurred in connection with the preparation, negotiation and delivery of the Transaction Documents) will not be paid by the US Originator; (ii) the US Seller’s books and records will be maintained separately from those of the US Originator; (iii) all financial statements of the US Originator that are consolidated to include the US Seller will contain detailed notes clearly stating that (A) all of the US Seller’s assets are owned by the US Seller, and (B) the US Seller is a separate entity with creditors who have received interests in the US Seller’s assets; (iv) the US Originator will strictly observe corporate formalities in its dealing with the US Seller; (v) except as permitted pursuant to paragraph (k) of Schedule 3 Part B to the US Receivables Purchase Agreement the US Originator shall not commingle its funds with any funds of the US Seller; (vi) the US Originator will maintain arm’s length relationships with the US Seller, and the US Originator will be compensated at market rates for any services it renders or otherwise furnishes to the US Seller; and (vii) the US Originator will not be, and will not hold itself out to be, responsible for the debts of the US Seller or the decisions or actions in respect of the daily business and affairs of the US Seller (other than with respect to such decisions or actions of the US Originator in its capacity as Servicer).

9.             COLLECTION OF THE RECEIVABLES

9.1           According to the US Servicing Agreement, the Originator shall act as US Servicer and, together with the Master Servicer, shall administer, collect and service the Receivables acquired by the US Seller for the benefit of the US Seller and any of its successors or assignees.

9.2           Unless provided otherwise in this Agreement, the US Originator hereby undertakes to transfer or cause to be transferred all payments received from Account Debtors on Receivables to a Lock-Box Account.  If, notwithstanding the US Originator’s undertaking in Clause (hh) of Schedule 6 of the Incorporated Terms Memorandum, the US Originator

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receives payment in respect of the Receivables from an Account Debtor, the US Originator hereby undertakes to transfer or cause to be transferred all such payments into the relevant Lock-Box Account.

9.3           Without prejudice to Clause 9.9 of the US Receivables Purchase Agreement, Instruments of Debt shall be held by the Master Servicer for the US Seller until their settlement, as provided in Clause 6.4. The Master Servicer shall, in accordance with the Cleared Invoice Allocation, credit the monies represented by such Instruments of Debt upon their collection on the Business Day of receipt to the relevant Lock-Box Account.

9.4           The US Seller shall have the absolute and unlimited right to instruct the US Originator (or, as applicable, the US Servicer and the Master Servicer) to commence or bring any legal action with respect to any Receivable which is a Defaulted Receivable and which is not a Disputed Receivable or to foreclose upon any Related Right in respect thereof.  The US Originator will observe, and cause the US Servicer and the Master Servicer to observe, such instructions of the US Seller.

9.5           As provided by Clause 8 of the US Servicing Agreement, the US Servicer shall hold for the US Seller all Records, documents and other information (including any information on computer disks) relating to the Receivables and Related Rights.

9.6           The US Originator or the Master Servicer on its behalf shall at all times keep electronic files containing all information required to identify the Receivables, including, but not limited to all information required to identify each Account Debtor.  The US Originator or the Master Servicer on its behalf shall make available such electronic files to the US Seller on each Offer Date (regardless of whether or not such information is requested by the US Seller) and at all times at the US Seller’s request, by delivery of a hard copy and/or computer disk and/or by electronic data transfer (at the US Seller’s option).

9.7           The US Originator is responsible for the installation and maintenance of hardware and software backup systems for the protection of data stored in any data processing systems used by the US Originator.  The US Originator shall ensure that the US Seller has at all times access to the data stored in such backup systems and to any outside data storage systems used by the US Originator and, if required, shall enter into any necessary agreements with third parties.

9.8           In the case of the occurrence of a Debtor Notification Event, the US Seller is entitled to:

(a)           require that the US Servicer or the Master Servicer, each as agent of the Purchaser, until such Servicer’s appointment has been terminated pursuant to the US Servicing Agreement, notifies the Account Debtors of the sale and assignment of the Receivables to the US Seller (substantially in the form of notification as attached as Schedule 4 Part B and Part C hereto) and that the US Servicer or the Master Servicer, as applicable, gives evidence to the US Seller that such notification has occurred; or

(b)           notify the Account Debtors of the sale and assignment of the Receivables to the US Seller (itself or through the Back-Up Servicer) (substantially the form of

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notification as attached as Schedule 4 Part B and Part C hereto) and the Purchaser and the Back-Up Servicer are irrevocably authorised to make such notifications under the US Servicing Agreement. To facilitate such notifications, the US Originator has granted to the US Seller a separate power of attorney and blank forms of notification (forms of which is attached as Schedule 4 Part A, Part B and Part C hereto).

9.9           The US Originator (or, as applicable, the US Servicer or the Master Servicer) shall assist the US Originator as far as possible in the collection of the Receivables.  In particular, the US Originator shall make available to the US Seller its electronic data processing and other systems for all actions the US Seller may, in his reasonable opinion, deem necessary to take.

9.10         The US Seller shall not be liable for any actions taken in the course of the collection of the Receivables and any defaults arising from such actions or other damages, unless such defaults or damages result from the US Seller’s negligence or wilful misconduct applying the Standard of Care.

9.11         The US Originator shall indemnify the US Seller for the full amount of all present and future cost, levies, other charges (including, without limitation, any taxes imposed by any jurisdiction) in relation to the services of a Back-Up Servicer, any notification of Account Debtors and the use of any power of attorney granted under the Transaction Documents.

9.12         The Purchaser will appoint a Back-Up Servicer pursuant to the terms of the Back-Up Servicing Agreement.

9.13         The US Originator agrees that from time to time, at its expense, it will promptly execute and deliver (and shall promptly cause the execution and delivery of) all further instruments and documents, and take all further action, that the US Seller or its assigns require in order to perfect, protect or more fully evidence the purchase hereunder, or to enable the US Seller or its assigns to exercise or enforce any of its rights with respect to the Receivables transferred hereunder including the authorization of the filing of such financing or continuation statements, or amendments thereto or assignments thereof, the execution and filing of such other instruments or notices as requested by the US Seller, and causing to be delivered to the US Seller such new or updated UCC or other opinions, and/or other certificates, documents or notices as required for perfection, as requested by the US Seller.

9.14         The US Originator or the US Servicer (or the Master Servicer on its behalf) shall file one or more UCC financing or continuation statements, and amendments thereto and assignments thereof, covering all of the Receivables subject to this Agreement in order to insure that, at all times, the US Seller has a first priority perfected ownership interest in the Receivables.

9.15         The US Originator agrees to direct, and hereby grants to each of the US Seller and the Purchaser the authority to direct, all Account Debtors to make payments of Receivables transferred hereunder directly to a Lock-Box Account at a Lock-Box Bank. The US

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Originator further agrees to transfer any US Collections that it receives directly to US Servicer (for deposit to such a Lock-Box Account) within one Business Day of receipt thereof, and agrees that all such US Collections shall be deemed to be received in trust for the US Seller.

10.           CONDITIONS PRECEDENT

10.1         The obligation of the US Seller to make the initial purchase of Receivables in accordance with this Agreement is subject to the conditions precedent set forth in Schedule 1 Part A hereto having been met to the satisfaction of the US Seller.

10.2         The obligation of the US Seller to make the initial and any subsequent purchase of Receivables in accordance with this Agreement is subject to the conditions precedent set forth in Schedule 1, Part B hereto having been met to the satisfaction of the US Seller.

11.           INDEMNITIES

11.1         Without prejudice to any rights which the US Seller may have hereunder or under applicable law, the US Originator hereby agrees to indemnify the US Seller, its directors, officers and agents and persons acting on its behalf, from and against any and all damages, losses, claims, liabilities, costs and expenses, (including, without limitation, reasonable attorneys’ fees) and taxes thereon (together, the “US Originator Indemnified Amounts” in the event that such US Originator Indemnified Amounts are caused by the US Seller entering into this Agreement or the US Servicing Agreement or the transactions contemplated herein or therein, which are awarded from time to time against, or suffered or incurred by, the US Seller, its directors, officers and/or agents or persons acting on its behalf, relating to, or resulting from:

(a)           reliance on (i) any representation, warranty or statement made by it (or any of its officers) or reports or (ii) any information, certificate or statement which it or any of its directors, officers or employees has made, given, issued or delivered under or in connection with this Agreement or any other Transaction Document to which it is a party or which is derived therefrom, which was false, incorrect, inaccurate or incomplete at the time made, given or issued or deemed to have been made, given, issued or delivered;

(b)           any failure by it or any of its directors, officers or employees to comply with any applicable law, rule or regulation with respect to any Contract, any Receivable or any Related Rights;

(c)           subject to Clause 11.2, any dispute, claim, set off or defence of an Account Debtor to the payment of the relevant Receivable (other than discharge in case of the Insolvency of such Account Debtor), or performance of any obligation under the relevant Contract including, without limitation, a defence based on such Receivable, the related Contract or the Related Rights (if any) not being a legal, valid and binding obligation of such Account Debtor which is enforceable against it in accordance with its terms or under any applicable laws, rules or regulations;

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(d)           any disclosure of any information by it regarding the Account Debtors to the US Seller or the disclosure of any Contracts, Records or other related documents to the US Seller or any other person; or

(e)           any failure by it to perform any of its obligations under this Agreement or any other Transaction Document to which it is a party;

provided, however, that the US Originator shall not be obliged to pay (i) US Originator Indemnified Amounts to the extent resulting from the gross negligence or wilful misconduct of any indemnified party or (ii) any overall net income taxes or franchise taxes imposed on such indemnified party by the jurisdiction under the laws of which such indemnified party is organized or any political subdivision thereof.

11.2         The US Originator shall not be obliged to pay a US Originator Indemnified Amount arising out of the failure of any Account Debtor to pay amounts lawfully owed in respect of a Receivable as a result of its Credit Risk.  For the avoidance of doubt, nothing herein shall constitute a guarantee or similar obligation by or of the US Originator of any Receivable as it is the intention of the parties hereto that the Credit Risk relating to all Receivables is transferred from the US Originator to the US Seller and that, following the sale and assignment of the Receivables, the US Originator shall not be liable for the Credit Risk of the Receivables.

11.3         Promptly after receipt by the US Seller of notice of any claim or the commencement of any action or proceeding with respect to which a US Originator Indemnified Amount may become payable, the US Seller shall notify the US Originator in writing of such a claim or of the commencement of such action and the US Originator shall be entitled and obliged, at its own expense, to assume the defence of such action or proceeding in the name of the US Seller and to take, in the name of the US Seller, such action as the US Originator deems appropriate to defend or avoid liability for any such US Originator Indemnified Amount or to recover the same from any third party.

12.           PAYMENTS

12.1         On each date upon which this Agreement requires an amount to be paid hereunder by any party hereto to another party hereto, such party shall, save as expressly provided herein, make the same available to the payee by payment in USD and in immediately available, freely transferable, cleared funds to such account and bank as specified in Schedule 19 of the Incorporated Terms Memorandum.

12.2         The US Originator shall pay any claims which the US Seller is entitled to collect pursuant to the provisions of this Agreement by way of wire transfer.

12.3         The US Originator shall procure that the Master Servicer applies the relevant Applicable Exchange Rate to all Receivables and US Collections that are not denominated in USD and make or cause to be made all payments to the US Seller in USD.

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13.           TERMINATION

13.1         The US Seller may terminate this Agreement upon the occurrence of any Automatic Termination Event or delivery of a Termination Event Notice.

13.2         As of the earlier of (i) the end of the Revolving Period and (ii) the date of termination of this Agreement, the US Originator shall not be entitled or obliged to offer Receivables to the US Seller and the US Seller shall not be obliged or entitled to purchase any such Receivables.

13.3         In the event of such early termination of this Agreement, the provisions of this Agreement on the sale, purchase or transfer of any Receivables already sold and assigned to the US Seller, the US Originator’s liability for Deemed Collections and similar events, representations and warranties, liability, the Collection of Receivables, waiver of the right to file insolvency proceedings and confidentiality shall survive the termination.

13.4         Upon termination of this Agreement in accordance with this Clause 13, to the extent any Receivables are then outstanding, the US Originator shall be obliged to deliver to the US Seller and the Back-Up Servicer the Records or any other records in its possession or under its control relating to the affairs of or belonging to the US Seller and the Receivables acquired by the US Seller, the Related Rights related to such Receivables and any other claim, collateral and any monies then held by the US Originator on behalf of the US Seller and shall take such further action as the US Seller may reasonably request in the context of the termination of this Agreement or to collect any outstanding Receivables.

14.           BENEFIT OF AGREEMENT AND ASSIGNMENT

14.1         Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement may not enforce any of its terms and unless expressly provided to the contrary, this Agreement shall not constitute a contract for the benefit of a third party.

14.2         Without prejudice to Clause 14.1, the US Originator shall not be entitled to assign, transfer or pledge any or all of its rights or benefits hereunder, other than to the US Seller.

14.3         The US Seller shall be entitled to dispose of all Receivables acquired by the US Seller and assign its rights under this Agreement pursuant to the Transaction Documents, in whole or in part, in any way (including, in particular, by way of security assignment) but always in accordance with this Agreement and any other Transaction Document.

14.4         By execution below, the US Originator expressly acknowledges and agrees that all of the US Seller’s rights, title, and interests in, to, and under this Agreement shall be assigned by the US Seller to the Purchaser pursuant to the US Receivables Purchase Agreement, and the US Originator consents to such assignment.  Each of the parties hereto acknowledges and agrees that the Purchaser is a third party beneficiary of the rights of the US Seller arising hereunder. The US Originator shall provide a copy of all notices made or given

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hereunder to the US Seller, the US Servicer and the Master Servicer, who shall forward each such copy to the Purchaser.

15.           GOVERNING LAW AND JURISDICTION

15.1         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT, ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING IN THIS SECTION 15.1 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANOTHER PARTY OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

15.2         EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 15.2 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISIONS HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

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SCHEDULE 1
CONDITIONS PRECEDENT

PART A
CONDITIONS PRECEDENT RELATING TO THE INITIAL PURCHASE

Corporate documents and authorities (to be delivered by the US Originator to the US Seller)

(a)         such board resolutions, written consent, officers’ certificates and other evidence of the US Originator’s authority to enter into this agreement and the transactions contemplated hereby as the US Seller may reasonably require;

(b)         receipt by the US Seller of a Solvency Certificate substantially in the form set out in Schedule 5 hereto;

(c)         certified copies of (i) the resolutions of the Board of Directors of the US Originator authorizing the execution, delivery, and performance by the US Originator of this Agreement, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Transactions contemplated by the Transaction Documents and (iii) the articles of incorporation, and by-laws of the US Originator;

(d)         A certificate of the Secretary or Assistant Secretary of the US Originator certifying the names and true signatures of the officers of the US Originator, as the case may be, authorized to sign this Agreement.

Transaction Documents

(e)         all Transaction Documents have been duly executed and all conditions precedent thereunder (other than those listed in this Part A of Schedule 1) have been met to the US Seller’s satisfaction;

(f)          receipt by the US Seller of at least 20 executed blank forms of notification, undated, have been obtained and the power of attorney issued by the US Originator substantially in the form specified in each of Part A, Part B and Part C of Schedule 4 hereto;

(g)         UCC financing statements, in proper form for filing, naming the US Originator, as debtor/seller and the US Seller, as secured party/buyer of Receivables, as may be necessary or, in the reasonable opinion of the US Seller, desirable under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect the US Seller’s security interests in the Receivables transferred hereunder;

(h)         lien search reports as of a recent date reasonably satisfactory to the US Seller from a Person reasonably satisfactory to the US Seller, together with copies of any financing statements naming the US Originator as debtor (none of which shall cover any Receivable transferred hereunder), and tax lien search reports as of a recent date

20

reasonably satisfactory to the US Seller from a Person reasonably satisfactory to the US Seller showing no evidence of such liens filed against the US Originator;

(i)          UCC-3 termination statements in form and substance satisfactory to the US Seller, releasing all liens, if any, on the Receivables transferred hereunder;

Others

(j)          receipt by the Purchaser from the Master Servicer, no later than 11:30 CET on the Closing Date, of a copy of the written confirmation by Galleon Capital, LLC to the Master Servicer in a form reasonably acceptable to the Purchaser.

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PART B
CONDITIONS PRECEDENT RELATING TO EACH (INCLUDING THE INITIAL) PURCHASE

(a)         no Automatic Termination Event or Potential Automatic Termination Event or Stop Purchase Event or Potential Stop Purchase Event has occurred and is continuing and no Termination Event Notice has been delivered;

(b)         all representations and warranties referred to in Clause 7 of this Agreement are true and correct;

(c)         no event or circumstance shall have occurred that would reasonably be expected to result in a Material Adverse Effect;

(d)         no applicable law, order, judgment or decree or other Requirement of Law shall prohibit the purchase of the Receivables by the US Seller;

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SCHEDULE 2

UCC DETAILS

1.           Jurisdiction of Incorporation: Pennsylvania.

2.           Registered Office: c/o CT Corporation System, 1635 Market Street, Suite 1120, Philadelphia, PA 19103.

3.           Changes in Location, Name and Corporate Organization:  Principal business office changed in December 2010 from 225 Franklin Street, Boston, MA 02110 to 255 State Street, Boston, MA 02109.

4.           Federal Taxpayer ID Number: 23-2366983.

5.           Trade Name: Sappi Fine Paper North America

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SCHEDULE 3

REPRESENTATIONS AND WARRANTIES OF THE US ORIGINATOR

The US Originator represents and warrants that:

1.             Corporate Matters

(a)           the US Originator is a corporation, duly incorporated and validly existing under the laws of the State of Pennsylvania;

(b)           the US Originator has all licences, authorisations, consents, approvals and other governmental authorisations that are necessary to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have all such licenses, authorizations, consents, approvals and other governmental authorisations does not have a Material Adverse Effect on the US Seller;

2.             Transaction Documents

(a)           the execution, delivery and performance by the US Originator of the Transaction Documents to which it is expressed to be a party and the transactions contemplated herein and therein are within its corporate powers, have been duly authorised by all necessary corporate action, require no action by or in respect of, or filing, recording or enrolling with, any governmental body, agency, court official or other authority (and all fees and dues in respect of such filing, recording, enrolling or other action have been paid) and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation, by laws or other constitutive document (including its certificate of incorporation or by-laws) or any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Encumbrances or Adverse Claims on its assets;

(b)           each of the Transaction Documents to which the US Originator is expressed to be a party and each sale of Receivables pursuant to the US Receivables Purchase Agreement constitutes legal, valid and binding obligations enforceable against it in accordance with the terms of such agreements, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

(c)           the US Originator is entering into the Transaction Documents to which it is expressed to be a party acting on its own behalf (but, for the avoidance of doubt, not as an agent or trustee) and in good faith;

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3.             Accuracy of Information

(a)           all information made available to the US Seller for the purpose of the US Receivables Purchase Agreement, including, without limitation, the information on the Receivables sold hereunder, the records and documents submitted, the latest financial statements and the information contained in the notes to such financial statements, and any reports or files relating to the Receivables and the Receivables is correct, accurate and complete, such information is up to date on the date such information is provided;

4.             Receivables

(a)           each Receivable reflected on any Daily Report or Monthly Report as an Eligible Receivable was an Eligible Receivable as of the date of its sale to the US Seller;

5.             Insolvency

(a)           The US Originator is not nor would it be, as a consequence of doing any act or thing contemplated under any Transaction Document, Insolvent;

(b)           in respect of the Transaction Documents to which the US Originator is a party and each of the transactions contemplated in, referred to in, provided for or effected by such Transaction Documents, the US Originator:

(i)            has entered into or will enter into the same in good faith and for the purpose of carrying on its business;

(ii)           has and will have reasonable grounds for believing that the same will benefit it;

(iii)          has not entered into or will enter into the same if the entering into the same would prejudice any of its creditors; and

(iv)          is not and will not be in a breach of a negative pledge (which would have a negative impact on the US Seller, the Receivables purchased by the US Seller or the Related Rights) if entering into such Transaction Documents;

(c)           none of the transactions contemplated in the Transaction Documents will infringe the terms of, or constitute a default under, any agreement or instrument or obligation to which it is a party or by which any of its property, undertaking, assets or revenues are bound (which would have a negative impact on the US Seller, the Receivables or the Related Rights);

6.             Purchase

As at the date of each purchase, no Automatic Termination Event or Potential Automatic Termination Event or Stop Purchase Event or Potential Stop Purchase Event has occurred and is continuing, and no Termination Event Notice has been delivered;

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7.             Others

(a)           since the date of the last financial statements or half-year report of the US Originator no Material Adverse Effect in its financial situation has occurred;

(b)           there are no litigation or arbitration proceedings pending or to its knowledge threatened against the US Originator or against any of its affiliates which could have a Material Adverse Effect on the US Originator;

(c)           all Records and documents relating to the Receivables sold hereunder are kept in the office of the US Originator;

(d)           the US Seller has been notified of all bank accounts to which the Account Debtors make payments on the Receivables and the US Servicer has granted a first priority perfected security intent in such account(s) pursuant to their US Lock-Box Agreement(s);

(e)           the US Originator is not obliged to pay any withholding tax on the US Collections received on the Receivables or to make any deductions or withholdings;

(f)            no value added tax, stamp tax or stamp duty or similar tax or duty is payable upon the execution or enforcement of Agreement, the sale and assignment of Receivables to the US Seller under this Agreement or the enforcement of this Agreement or any Receivable or Related Right transferred hereunder or any other transaction contemplated herein or in any other Transaction Document to which the US Originator is expressed to be a party; and

(g)           the US Originator is in a position (i) to identify at all times each Receivable transferred hereunder and (ii) to retrace the origin of, and the Applicable Exchange Rate applied to, all US Collections to such Receivable.

8.             Additional

The US Originator hereby additionally represents and warrants that:

(a)           it is located (as such term is used in the applicable UCC) in Pennsylvania (or in such other jurisdiction as the US Originator shall notify the US Seller, such other jurisdiction being one where all actions required by Section 6.1 have been completed).  Except as described in Schedule 2 hereto, the US Originator has not changed its location or its name as set out in this Agreement, identity or corporate structure within the four months prior to the Closing Date.  The US Originator does not carry on business under a trade name or other name differing from the name used in this Agreement.  The US Originator’s federal taxpayer identification number is as set forth in Schedule 2 hereto;

(b)           the execution, delivery and performance by the US Originator of the Transaction Documents to which it is expressed to be a party and the transactions contemplated herein and therein are within its corporate powers, have been duly

26

authorised by all necessary corporate action, require no action by or in respect of, or filing, recording or enrolling with, any governmental body, agency, court official or other authority, other than those already taken and the filing of the UCC financing statements, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation, by-laws or other constitutive document (including its certificate of incorporation as amended from time to time) or any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any encumbrances or adverse claims on its assets;

(c)           upon purchase of the Receivables, and the filing of financing statements including any UCC financing statements, the US Seller shall have a valid and perfected ownership interest in each Receivable, free and clear of any liens, encumbrances, liabilities and adverse claims, other than any liens created by or through the US Seller. No financing statement or other similar instrument covering any Receivable or any security interest therein is on file in any recording office except such as may be filed in favor of the US Seller pursuant to this Agreement or such for which UCC3 releases shall be filed by the Seller prior to the date of the Purchase;

(d)           each Receivable (together with the Related Rights) which is to be sold or contributed to the US Seller hereunder is or shall be owned by the US Originator, free and clear of any Adverse Claim. Whenever the US Seller makes a purchase, or accepts a contribution, hereunder, it shall have acquired a valid and perfected ownership interest (free and clear of any Adverse Claim) in all Receivables generated by the US Originator and all US Collections related thereto, and in the US Originator’s entire right, title and interest in and to the other Related Rights with respect thereto;

(e)           no effective financing statement or other instrument similar in effect covering any Receivable generated by the US Originator or any right related to any such Receivable is on file in any recording office except such as may be filed in favor of the US Seller or the US Originator, as the case may be, in accordance with this Agreement or in favor of the Purchaser in accordance with the US Receivables Purchase Agreement;

(f)            no factual written information furnished or to be furnished in writing by the US Originator, as seller, to the US Seller or the Purchaser for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and no other such factual written information hereafter furnished (and prepared) by the US Originator, as seller, to the US Seller or the Purchaser pursuant to or in connection with any Transaction Document, taken as a whole, will be inaccurate in any material respect as of the date it was furnished or (except as otherwise disclosed to the US Seller at or prior to such time) as of the date as of which such information is dated or certified, or shall contain any material misstatement of fact or omitted or will omit to state any material fact necessary to make such information, in the light of the circumstances under which

27

any statement therein was made, not materially misleading on the date as of which such information is dated or certified;

(g)           the location within the meaning of § 9-307 of the UCC of the US Originator is Pennsylvania;

(h)           no use of any funds acquired by the US Originator under this Agreement will conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time; and

(i)            except as disclosed on Schedule 2, the US Originator does not use any trade name other than its actual corporate name. From and after the date that fell five (5) years before 12 August 2011, the US Originator has not been known by any legal name other than its corporate name as of the date hereof, nor has the US Originator been the subject of any merger or other corporate reorganization except as disclosed on Schedule 2.

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SCHEDULE 4

PART A
FORM OF POWER OF ATTORNEY TO
SAPPI NA FINANCE LLC

S.D. Warren Company (“Grantor”) hereby appoints Sappi NA Finance LLC (the “US Seller”) as Grantor’s true and lawful attorney-in-fact, with full power of substitution, and with full authority to act on Grantor’s behalf to perform the following actions (the “Activities”):

(a)                            to deliver, and to authorize any assignee of US Seller to deliver, the Notice of Sale and Assignment to the relevant Debtors that Grantor has sold and assigned to the US Seller all of its Receivables under the US Purchase and Contribution Agreement, dated 12 August, 2011, between Grantor and US Seller (the “PCA”) and that US Seller has sold and assigned all or a portion of such Receivables to such assignee;

(b)                           to collect the debts described in (a) above; and

(c)                            to undertake all other actions that, in the sole opinion of the US Seller, are reasonably required in order to perform the actions described in (a) und (b) above.

Grantor hereby ratifies, confirms and approves and adopts as acts of Grantor any and all actions taken by US Seller and its assignees hereunder and undertakes to ratify and confirm all actions to be taken by US Seller and its assignees within the scope of the authority given above.  This Power of Attorney shall remain in force until such time when US Seller or its assignees notifies the Grantor in writing that all of the rights and obligations of the parties to the Transaction Documents (as such term is defined in the PCA) have been fulfilled and released in all respects.

This Power of Attorney shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, this Power of Attorney has been executed this           day of                             , 2011.

S.D. WARREN COMPANY

Name:
Title:

29

PART B

FORM OF NOTICE OF SALE AND ASSIGNMENT

[Letterhead of Elektra Purchase No. 29 Limited]

(Registered letter with acknowledgement of receipt)

S.D. Warren Company has sold and assigned to its wholly owned subsidiary Sappi NA Finance LLC, and Sappi NA Finance LLC has sold and assigned to Elektra Purchase No. 29 Limited, a limited liability company incorporated under the laws of Ireland with registered number 501111 and having its registered office at 2nd Floor, 11-12 Warrington Place, Dublin 2, Republic of Ireland, in compliance with the provisions of the documents entitled the US Purchase and Contribution Agreement entered into by S.D. Warren Company and Sappi NA Finance LLC (including the assignees, subrogated parties, successors, the assignee’s heirs and assigns) on 12 August 2011 (the “Closing Date”), and the provisions of a document entitled US Receivables Purchase Agreement entered into by, among others, Sappi NA Finance LLC and Elektra Purchase No. 29 Limited (including the assignees, subrogated parties, successors, the assignee’s heirs and assigns) on the Closing Date (, the following receivables of which you are indebted towards it (the “Receivables”):

Invoice # with date of posting	Place of payment	Amounts (in USD)	Due date of posting

As a result of such sale and assignments, Elektra Purchase No. 29 Limited has become the owner of the Receivables as of the Closing Date, and we hereby notify you of the assignment in accordance with Section 9-406 of the Uniform Commercial Code as in effect on the date hereof in the State of New York.

Consequently, settlement of the said Receivables shall be made to our account #: [•] with [•] [ABA No. [•], Reference [•]] by bank transfer.

We hereby request you to confirm receipt of this notice of the assignment of the Receivables, [(proof of which is enclosed),] as soon as possible.

Signed in [•],

Dated [•]

ELEKTRA PURCHASE NO. 29 LIMITED

30

By: [•]
Title: [•]

[Encl. Proof of Assignment]

31

PART C

FORM OF NOTICE OF SALE AND ASSIGNMENT

[Letterhead of S.D. Warren Company]

(Registered letter with acknowledgement of receipt)

We, S.D. Warren Company have sold and assigned to our wholly-owned subsidiary Sappi NA Finance LLC, and Sappi NA Finance LLC has sold and assigned to Elektra Purchase No. 29 Limited, a limited liability company incorporated under the laws of Ireland with registered number 501111 and having its registered office at 2nd Floor, 11-12 Warrington Place, Dublin 2, Republic of Ireland, in compliance with the provisions of the document entitled US Purchase and Contribution Agreement, entered into by ourselves and Sappi NA Finance LLC (including the assignees, subrogated parties, successors, the assignee’s heirs and assigns) on 12 August 2011 (the “Closing Date”), and the document entitled US Receivables Purchase Agreement entered into by, among others, Sappi NA Finance LLC and Elektra Purchase No. 29 Limited (including the assignees, subrogated parties, successors, the assignee’s heirs and assigns) on the Closing Date, the following receivables of which you are indebted towards it (the “Receivables”):

Invoice # with date of posting	Place of payment	Amounts (in USD)	Due date of posting

As a result of such sale and assignments, Elektra Purchase No. 29 Limited has become the owner of the Receivables as of the Closing Date, and we hereby notify you of the assignment in accordance with Section 9-406 of the Uniform Commercial Code as in effect on the date hereof in the State of New York.

Consequently, settlement of the said Receivables shall be made to our account #: [•] with [•] [ABA No. [•], Reference [•]] by bank transfer.

We hereby request you to confirm receipt of this notice of the assignment of the Receivables, [(proof of which is enclosed),] as soon as possible.

Signed in [•],

Dated [•]

S.D. WARREN COMPANY

32

By: [•]
Title: [•]

[Encl. Proof of Assignment]

33

SCHEDULE 5

SOLVENCY CERTIFICATE

[Letterhead of S.D. Warren Company]

To:                              Sappi NA Finance (the “US Seller”)
255 State Street
Boston, MA 02109

25 August 2011

Dear Sir or Madam,

This certificate is delivered pursuant to and in accordance with the US Purchase and Contribution Agreement between, inter alios, the US Seller and S.D. Warren Company (the “Company”) and dated on or about the date hereof (the “Purchase Agreement”) in connection with a trade receivables securitization transaction (the “Transaction”).  Defined Terms used but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

[I/We], [•] and [•] [am a/are] director[s] of the Company and have been asked to render in connection with the Transaction the statements set out below.

The undersigned hereby certifies, as of the date hereof and both before and after giving effect to the transactions contemplated by the Purchase Agreement, as follows:

1.                                       The amount of the “present fair saleable value” of the assets of the Company will, as of the date hereof, exceed the amount of all “liabilities of the Company, contingent or otherwise,” at a fair valuation, as such quoted terms are determined in accordance with applicable federal and state laws governing determination of the insolvency of debtors.

2.                                       The “present fair saleable value” of the assets of the Company will, as of the date hereof, be greater than the amount that will be required to pay the liability of the Company on its debts as such debts become absolute and matured.

3.                                       The Company will not have an unreasonably small amount of capital with which to conduct its business.

4.                                       The Company will be able to pay its debts as they mature.

For purposes of the foregoing, (i) “debt” means liability on a “claim” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to

34

an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first above written.

S.D. WARREN COMPANY

DOING BUSINESS AS SAPPI FINE PAPER NORTH AMERICA

By:
Name:
Title:

35

EXHIBIT A

FORM OF PURCHASE REPORT

ORIGINATOR:                S. D. WARREN COMPANY

US SELLER:  SAPPI NA FINANCE LLC

DATE:

I.                                         AGGREGATE UNPAID BALANCES OF RECEIVABLES:

II.                                     FAIR MARKET VALUE DISCOUNT:

US PURCHASE PRICE (I X II) = USD[•]

A-1

EXHIBIT B

FORM OF

US SELLER NOTE

NON-NEGOTIABLE

SUBORDINATED TERM NOTE

[insert place and date]

In connection with the US Purchase and Contribution Agreement dated 12 August, 2011, SAPPI NA FINANCE LLC AND S.D. WARREN COMPANY DOING BUSINESS AS SAPPI FINE PAPER NORTH AMERICA agree to the following Term Note:

FOR VALUE RECEIVED, the undersigned, SAPPI NA FINANCE LLC, a Delaware limited liability company (the “US Seller”), promises to pay to S.D. WARREN COMPANY, a Pennsylvania corporation doing business as Sappi Fine Paper North America (the “US Originator”), on the terms and subject to the conditions set forth herein and in the US Purchase and Contribution Agreement referred to below, the aggregate unpaid US Purchase Price of all Receivables purchased by the US Seller from the US Originator pursuant to such US Purchase and Contribution Agreement, as such unpaid US Purchase Price is shown in the records of US Servicer.

1.                                       US Purchase and Contribution Agreement.  This Term Note is the US Seller Note described in, and is subject to the terms and conditions set forth in, that certain US Purchase and Contribution Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with its terms, the “US Purchase and Contribution Agreement”), between the US Originator and the US Seller.  Reference is hereby made to the US Purchase and Contribution Agreement for a statement of certain other rights and obligations of the US Seller and the US Originator.

2.                                       Definitions.  Capitalized terms used (but not defined) herein have the meanings assigned thereto in the US Purchase and Contribution Agreement and in Schedule I to the Incorporated Terms Memorandum (as defined in the US Purchase and Contribution Agreement).  In addition, as used herein, the following terms have the following meanings:

“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 9 hereof.

“Final Maturity Date” means the Purchase Date immediately following the date that falls one hundred twenty-one (121) days after the Facility Maturity Date.

“Interest Period” means the period from and including a Purchase Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Purchase Date.

“Screen Rate” means, for any Interest Period, the 30-day AA asset-backed commercial paper interest rate of the Board of Governors of the Federal Reserve System on the first day of such Interest Period.

“Senior Interests” means, collectively, all obligations of the US Seller that are due and payable, to (a) the Purchaser and its successors, permitted transferees and assigns arising in connection with the Transaction Documents and (b) any Indemnified Party arising in connection with the US Receivables Purchase Agreement, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all interest, including interest accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the US Seller or anyone else, to collect such interest.

“Senior Interest Holders” means, collectively, the Purchaser and the Indemnified Parties.

“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 9 hereof.

3.                                       Interest.  Subject to the Subordination Provisions set forth below, the US Seller promises to pay interest on this Term Note as follows:

(a)                                   Prior to the Final Maturity Date, the aggregate unpaid US Purchase Price from time to time outstanding during any Interest Period shall bear interest at a rate per annum equal to the Screen Rate for such Interest Period, as determined by the US Servicer; and

(b)                                  From (and including) the Final Maturity Date to (but excluding) the date on which the entire aggregate unpaid US Purchase Price is fully paid, the aggregate unpaid US Purchase Price from time to time outstanding shall bear interest at a rate per annum equal to the rate of interest publicly announced from time to time by JP Morgan Chase & Co. as its “base rate”, “reference rate” or other comparable rate, as determined by the US Servicer.

4.                                       Interest Payment Dates.  Subject to the Subordination Provisions set forth below, the US Seller shall pay accrued interest on this Term Note on each Purchase Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Purchase Date at the time of such principal payment.

5.                                       Basis of Computation.  Interest accrued hereunder that is computed by reference to the Screen Rate shall be computed for the actual number of days elapsed on the basis of a 360-day year, and interest accrued hereunder that is computed by reference to the rate described in paragraph 3(b) of this Term Note shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year.

6.                                       Principal Payment Dates.  Subject to the Subordination Provisions set forth below, payments of the principal amount of this Term Note shall be made as follows:

(a)                                   The principal amount of this Term Note shall be reduced by an amount equal to each payment deemed made pursuant to Clause 4.4 of the US Purchase and Contribution Agreement; and

(b)                                  The entire remaining unpaid US Purchase Price of all Receivables purchased by the US Seller from the US Originator pursuant to the US Purchase and Contribution Agreement shall be paid on the Final Maturity Date.

Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Term Note may be prepaid on any Business Day without premium or penalty.

7.                                       Payment Mechanics.  All payments of principal and interest hereunder are to be made in lawful money of the United States of America in the manner specified in Clause 4 of the US Purchase and Contribution Agreement.

8.                                       Enforcement Expenses.  In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by applicable law, the US Seller agrees to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the US Originator in seeking to collect any amounts payable hereunder which are not paid when due.

9.                                       Subordination Provisions.  The US Seller covenants and agrees, and the US Originator and any other holder of this Term Note (collectively, the US Originator and any such other holder are called the “Holder”), by its acceptance of this Term Note, likewise covenants and agrees on behalf of itself and any Holder of this Term Note, that the payment of the principal amount of and interest on this Term Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 9:

(a)                                   No payment or other distribution of the US Seller’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Term Note except to the extent such payment or other distribution is made pursuant to clause (a) or (b) of paragraph 6 of this Term Note;

(b)                                  In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the US Seller, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the US Seller or any sale of all or substantially all of the assets of the US Seller other than as permitted by the US Purchase and Contribution Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before the US Originator shall be entitled to receive and to retain any payment or distribution in respect of this Term Note.  In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of this Term Note to which the Holder would be entitled except for this clause (b) shall be made directly to the Purchaser (for the benefit of the Senior Interest

Holders); (ii) the Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Term Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Purchaser (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash: and (iii) the Holder hereby irrevocably agrees that Purchaser, in the name of the Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Holder relating to this Term Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

(c)                                   In the event that the Holder receives any payment or other distribution of any kind or character from the US Seller or from any other source whatsoever, in respect of this Term Note, other than as expressly permitted by the terms of this Term Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the Holder to the Purchaser (for the benefit of the Senior Interest Holders) forthwith.  The Holder will mark its books and records so as clearly to indicate that this Term Note is subordinated in accordance with the terms hereof.  All payments and distribution received by the agent in respect of this Term Note, to the extent received in or converted into cash, may be applied by the Purchaser (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Term Note, and any balance thereof shall, solely as between the US Originator and the Senior Interest Holders, be applied by the Purchaser (in the order of application set forth in Schedule 12 of the Incorporated Terms Memorandum) toward the payment of the Senior Interests; but as between the US Seller and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;

(d)                                  Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Term Note, while any Bankruptcy Proceedings are pending, the Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash.  If no Bankruptcy Proceedings are pending, the Holder shall only be entitled to exercise any subrogation rights that it may acquire by reason of a payment or distribution to the Senior Interest Holders in respect of this Term Note;

(e)                                   These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Interest Holders on the other hand.  Nothing contained in these Subordination Provisions or elsewhere in this Term Note is intended to or shall impair, as between the US Seller, its creditors (other than the Senior Interest Holders) and the Holder, the US Seller’s obligation, which is unconditional and absolute, to pay to the Holder the principal of and interest on this Term Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Holder and creditors of the US Seller (other than the Senior Interest Holders);

(f)                                     The Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the US Seller, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Term Note or any rights in respect hereof or (ii) convert this Term Note into an equity interest in the US Seller, unless the Holder shall have received the prior written consent of the Purchaser in each case;

(g)                                  The Holder shall not, without the advance written consent of the Purchaser, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the US Seller until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;

(h)                                  If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

(i)                                      Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions:  (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

(j)                                      The Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

(k)                                   Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to the Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

(1)                                   These Subordination Provisions constitute a continuing offer from the Holder of this Term Note to all Persons who become the Holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Purchaser may proceed to enforce such provisions on behalf of each of such Persons.

10.                                 General.  No failure or delay on the part of the US Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No amendment, modification or waiver of, or consent with respect to, any provision of this Term Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the US Seller and the Holder and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

11.                                 Maximum Interest.  Notwithstanding anything in this Term Note to the contrary, the US Seller shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”).  If the effective rate of interest which would otherwise be payable under this Term Note would exceed the Highest Lawful Rate, or if the Holder of this Term Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the US Seller under this Term Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the US Seller under this Term Note shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by the US Seller or any interest paid by the US Seller in excess of the Highest Lawful Rate shall be refunded to the US Seller.  Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the US Originator under this Term Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the US Originator (such Highest Lawful Rate being herein called the “US Originator’s Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to the US Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the US Originator in connection herewith.  If at any time and from time to time (i) the amount of interest payable to the US Originator on any date shall be computed at the US Originator’s Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the US Originator would be less than the amount of interest payable to the US Originator computed at the US Originator’s Maximum Permissible Rate, then the amount of interest payable to the US Originator in respect of such subsequent interest computation period shall continue to be computed at the US

Originator’s Maximum Permissible Rate until the total amount of interest payable to the US Originator shall equal the total amount of interest which would have been payable to the US Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

12.                                 No Negotiation.  This Term Note is not negotiable.

13.                                 Governing Law.  THIS TERM NOTE HAS BEEN DELIVERED IN BOSTON, MASSACHUSETTS, AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

14.                                 Captions.  Paragraph captions used in this Term Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Term Note.

SAPPI NA FINANCE LLC, a Delaware limited liability company

By:
Name:
Title:

SIGNATURES

S.D. WARREN COMPANY (DOING BUSINESS AS SAPPI FINE PAPER NORTH AMERICA)

as US Originator

By:

Name:	Annette M. Luchene

Title:	Vice President, Chief Financial Officer and Treasurer

SAPPI NA FINANCE LLC

as US Seller

By:

Name:	Annette M. Luchene

Title:	President and Treasurer